     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 2000

                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                           JOHNS MANVILLE CORPORATION

             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                            3290                           84-0856796
 (State or Other Jurisdiction of    (Primary Standard Industrial            (I.R.S. Employer
 Incorporation or Organization)      Classification Code Number)         Identification Number)

                             ---------------------

                                717 17TH STREET
                             DENVER, COLORADO 80202
                                 (303) 978-2000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                             ---------------------

                               DION PERSSON, ESQ.
            VICE PRESIDENT, ASSISTANT GENERAL COUNSEL AND SECRETARY
                           JOHNS MANVILLE CORPORATION
                                717 17TH STREET
                             DENVER, COLORADO 80202
                                 (303) 978-2000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                             ---------------------

                                   Copies to:

               STEPHEN F. ARCANO, ESQ.                                 GLENN D. WEST, ESQ.
      SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP                     WEIL, GOTSHAL & MANGES LLP
                  FOUR TIMES SQUARE                              100 CRESCENT COURT, SUITE 1300
              NEW YORK, NEW YORK 10036                                 DALLAS, TEXAS 75201
                   (212) 735-3000                                        (214) 746-7700

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this registration statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
                                                  AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING      REGISTRATION
TITLE OF CLASS OF SECURITIES TO BE REGISTERED    REGISTERED(1)           SECURITY             PRICE(2)              FEE(2)
---------------------------------------------------------------------------------------------------------------------------------
Series A Redeemable Pay-In-Kind Preferred
  Stock, par value $0.01....................       2,890,360          Not Applicable             $0                   $0
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Represents the maximum number of shares of Series A redeemable pay-in-kind preferred stock, par value $0.01 per share, of Johns Manville Corporation, a Delaware corporation, estimated to be issuable upon the consummation of the merger of HB Merger LLC, a Delaware limited liability company, with and into Johns Manville based on the ratio of 0.02 shares of pay-in-kind preferred stock to each share of common stock of Johns Manville to be converted into pay-in-kind preferred stock.

(2) Reflects the market price of Johns Manville common stock to be exchanged for the pay-in-kind preferred stock in connection with the merger, computed in accordance with Rule 457(c) and Rule 457(f) under the Securities Act of 1933, as amended, based upon the average of the high and low sales price of Johns Manville common stock as reported by the New York Stock Exchange on July 25, 2000, less the cash to be received in the merger ($13.00-$13.625). As a result of the Rule 457(f) calculation, there is no registration fee with respect to the securities being registered. The proposed maximum aggregate offering price is estimated solely to determine the registration fee.

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE AND UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        THE INFORMATION IN THIS PRELIMINARY PROXY STATEMENT/PROSPECTUS,
               DATED JULY 31, 2000, WILL BE AMENDED OR COMPLETED

                             [JOHNS MANVILLE LOGO]

                                MERGER PROPOSED

The Board of Directors of Johns Manville Corporation has approved a merger agreement which provides for the proposed merger of Johns Manville with HB Merger LLC, a limited liability company newly-formed by Hicks, Muse, Tate & Furst Incorporated and Bear Stearns Merchant Fund Corp. Johns Manville will continue as the surviving corporation in the merger.

If the merger is completed, each outstanding share of Johns Manville common stock, other than some shares of common stock to be converted into shares of common stock of the surviving corporation by the Manville Personal Injury Settlement Trust and some members of Johns Manville management, and other than shares of common stock owned by stockholders who perfect dissenters' appraisal rights, will be converted into the right to receive $13.625 in cash and 0.02 of a share of a 13% pay-in-kind preferred stock having a liquidation preference of $100.00 per full share. As a result of the proposed merger, affiliates of Hicks, Muse and Bear Stearns, the Manville Trust and some members of our management will own all of the outstanding common stock of Johns Manville as the surviving corporation in the merger.

Immediately following the merger, the only equity interest in the surviving corporation held by anyone other than Hicks, Muse and its affiliates, Bear Stearns and its affiliates, the Manville Trust and some members of our management will be through ownership of the pay-in-kind preferred stock.

We are asking our stockholders to vote at a special meeting of stockholders to adopt the merger agreement, to approve the transactions contemplated thereby, including the merger, and to approve an amendment to our restated certificate of incorporation. This stockholder approval is necessary to complete the merger. You should note, however, that the Manville Trust has agreed to vote, subject to some conditions, all of the approximately 76.3% of the outstanding shares of common stock that it holds in favor of adoption of the merger agreement and approval of the amendment to the restated certificate of incorporation. If the Manville Trust votes its shares of Johns Manville common stock in this matter, it would ensure adoption of the merger agreement and approval of the amendment.

This proxy statement/prospectus explains the proposed merger and the proposal to amend our restated certificate of incorporation, as well as other information concerning Johns Manville, the proposed transactions and the stockholders meeting. Please read it carefully and in its entirety.

Whether or not you plan to attend the stockholders meeting, we ask you to complete, sign and promptly return the enclosed proxy card to assure that your shares will be voted at the meeting. This will not prevent you from voting your shares in person if you later choose to attend. Shortly after the merger, you will receive instructions for surrendering your shares of Johns Manville common stock and obtaining the merger consideration. You should not submit your share certificates for surrender until you have received these instructions.

The stockholders meeting will be held at           a.m. on             , 2000,
at our headquarters, 717 17th Street, Denver, Colorado. Formal notice of the stockholders meeting is set forth on the next page.

On behalf of the Board of Directors, I thank you for your support.

Charles L. Henry
Chairman of the Board,
President and Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE PAY-IN-KIND PREFERRED STOCK TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

         PLEASE SEE PAGE 19 FOR RISK FACTORS THAT YOU SHOULD CONSIDER.

This proxy statement/prospectus is dated             , 2000 and was first mailed
             to Johns Manville stockholders on             , 2000.

                             [JOHNS MANVILLE LOGO]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON             , 2000

To the Stockholders of Johns Manville Corporation:

     A special meeting of stockholders of Johns Manville Corporation will be
held at        a.m., on             , 2000, at Johns Manville headquarters, 717
17th Street, Denver, Colorado, for the following purposes:

          1. To consider and vote upon a proposal to approve an amendment to Article Fourth of the restated certificate of incorporation of Johns Manville. The proposed amendment provides and designates that the total number of authorized shares of preferred stock will be 5,000,000 and the rights, preferences, privileges, restrictions and other matters of the 5,000,000 shares of preferred stock as class TM preferred stock with a par value of $0.01 per share, as described in the attached proxy statement/prospectus;

          2. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 22, 2000, among Johns Manville Corporation, HB Merger LLC and HB Finance LLC, limited liability companies newly-formed by Hicks, Muse, Tate & Furst Incorporated and Bear Stearns Merchant Fund Corp., and to approve the transactions contemplated thereby, including the merger, as described in the attached proxy statement/prospectus; and

          3. To transact such other business that may properly come before the meeting or any adjournment or postponement.

     Holders of record of Johns Manville common stock at the close of business
on             , 2000, will be entitled to vote at the stockholders meeting or any adjournment or postponement. A list of stockholders entitled to vote will be kept at 717 17th Street, Denver, Colorado 80217-5108, for ten days before the meeting and will also be available at the stockholders meeting.

                                            Dion Persson
                                            Secretary

            , 2000

     WHETHER OR NOT YOU PLAN TO ATTEND THE STOCKHOLDERS MEETING, PLEASE COMPLETE, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE PROMPTLY OR AUTHORIZE THE INDIVIDUALS NAMED ON YOUR PROXY CARD TO VOTE YOUR SHARES BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD. PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:   WHAT IS THE TRANSACTION PROPOSED?

A: This proxy statement/prospectus relates to the proposed recapitalization of Johns Manville through a merger. In the merger, HB Merger LLC will merge with and into Johns Manville, with Johns Manville as the surviving corporation in the merger. HB Merger LLC is an entity newly formed by Hicks, Muse, Tate & Furst Incorporated and Bear Stearns Merchant Fund Corp. We are also proposing to amend our restated certificate of incorporation.

Q:   WHAT EFFECT WILL THE MERGER HAVE ON JOHNS MANVILLE?

A: As a result of the merger, each share of Johns Manville common stock (other than shares of common stock owned by stockholders who perfect dissenters' appraisal rights) will be converted into the right to receive the merger consideration described below. Prior to the merger, the Manville Trust and some members of our management will exchange a portion of their shares of Johns Manville common stock for shares of a new class TM preferred stock. In the merger these shares will be converted into shares of surviving corporation common stock and surviving corporation junior preferred stock. As a result, immediately following consummation of the merger, all of the common stock of Johns Manville will be owned by Hicks, Muse and its affiliates, Bear Stearns and its affiliates, the Manville Trust and some members of our management.

Q:   WHAT WILL I RECEIVE IN THE MERGER?

A: If the merger is completed, you will receive for each share of Johns Manville common stock you own at the time of merger, $13.625 in cash and
     0.02 of a share of a 13% pay-in-kind preferred stock of the surviving corporation with a liquidation preference of $100.00 per full share.

Q: WHAT ARE THE SIGNIFICANT TERMS OF THE PAY-IN-KIND PREFERRED STOCK TO BE RECEIVED IN THE MERGER?

A: Each share of pay-in-kind preferred stock will have a liquidation preference of $100.00 per full share. Dividends will accumulate at an annual rate of 13% of the liquidation preference, compounded semi-annually. At the discretion of the surviving corporation, before the seventh anniversary of the effective time of the merger, dividends may be paid with additional shares of pay-in-kind preferred stock rather than cash. In addition, and subject to restrictions in the financing agreements to be entered into in connection with the merger, at any time the surviving corporation may redeem the shares of pay-in-kind preferred stock then outstanding at a price equal to the liquidation preference plus accumulated and unpaid dividends, although optional redemption by Johns Manville prior to the fifth anniversary of issuance will require the surviving corporation to pay you a premium. The surviving corporation is obligated to redeem all of the outstanding shares of pay-in-kind preferred stock on the twelfth anniversary of the date of the merger at the liquidation preference plus accumulated and unpaid dividends, subject to the legal availability of funds. The holders of pay-in-kind preferred stock generally will not have voting rights.

Q: WILL ANY FRACTIONAL SHARES OF THE PAY-IN-KIND PREFERRED STOCK BE ISSUED IN THE MERGER?

A: Fractional shares of pay-in-kind preferred stock will not be issued to you in the merger. Instead, you will receive cash in lieu of any fraction of a share of pay-in-kind preferred stock you would otherwise have received. For example, if you own 100 shares of Johns Manville common stock at the effective time of the merger you would receive, in addition to a cash payment of $1,362.50, two shares of pay-in-kind preferred stock. If you own 101 shares of Johns Manville common stock, you would receive, in addition to a cash payment of $1,376.13, two shares of pay-in-kind preferred stock plus an additional $2.00 in cash in lieu of the 0.02 of a share pay-in-kind preferred stock that would otherwise be issuable to you.

Q: WHAT IS THE PURPOSE OF THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION?

A: The proposed amendment to our restated certificate of incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock of Johns Manville, and establishes the terms of the class TM preferred stock. In the merger, these class TM preferred shares held by some members of management and the Manville Trust will be converted into shares of common stock and junior convertible preferred stock of the surviving corporation, rather than being converted into the cash and pay-in-kind preferred stock to be paid to our other stockholders.

Q:   WHAT IS THE BOARD'S RECOMMENDATION?

A: Our board of directors recommends that you vote "FOR" approval of the proposed amendment to the restated certificate of incorporation and "FOR" adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger.

Q:   WHAT VOTE OF STOCKHOLDERS IS REQUIRED?

A: Approval of the proposed amendment to our restated certificate of incorporation and adoption of the proposed merger agreement and the transactions contemplated thereby, must each be approved by the affirmative vote of the holders of a majority of the outstanding shares of Johns Manville common stock. The Manville Trust, which owns approximately 76.3% of the outstanding Johns Manville common stock, has agreed, subject to some conditions, to vote in favor of approval of the proposed amendment to our restated certificate of incorporation and adoption of the merger agreement. Assuming that the Manville Trust votes its shares as described in the previous sentence, approval of the proposed amendment, adoption of the merger agreement and the transactions contemplated thereby, would be ensured.

Q:   WHEN AND WHERE IS THE SPECIAL MEETING?

A:   The special meeting of stockholders will be held at      a.m. on
               , 2000 at our headquarters, 717 17th Street, Denver, Colorado.

Q:   WHAT DO I NEED TO DO NOW?

A: You should complete, date and sign your proxy card and mail it in the enclosed return envelope as soon as possible so that your shares may be represented at the stockholders meeting, even if you plan to attend the meeting in person.

Q:   MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You may change your vote by sending in a later dated, signed proxy card or a written revocation before the stockholders meeting or by attending the meeting and voting in person. Your attendance at the meeting will not, by itself, revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions.

Q:   SHOULD I SEND MY STOCK CERTIFICATES NOW?

A: No. If the merger is completed, you will be sent written instructions for surrendering your stock certificates and receiving the merger consideration.

Q:   WHAT HAPPENS IF I DO NOT SEND IN MY PROXY OR IF I ABSTAIN FROM VOTING?

A: If you do not send in your proxy or do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against approval of the proposed amendment and adoption of the merger agreement.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE MERGER?

A: The merger will be a taxable transaction to you for federal income tax purposes. In addition, the receipt of pay-in-kind dividends on the preferred stock should also be taxable to you for federal income tax purposes. A brief summary of the expected tax consequences appears on pages 59-63 of this proxy statement/prospectus. You should consult your tax advisor as to your particular circumstances.

Q:   WHAT RIGHTS DO I HAVE TO DISSENT FROM THE MERGER?

A: If you wish, you may dissent from the merger and seek an appraisal of the "fair value" of your shares, but only if you comply with all requirements of Delaware law, which are summarized on pages 63-64 of this proxy statement/prospectus. The appraised fair value of your shares may be more or less than the amount paid in the merger.

Q:   WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have additional questions about the merger or would like additional copies of the proxy statement/ prospectus, you should call MacKenzie Partners, Inc. at (800) 322-2885 (toll-free) or (212) 929-5500 (collect).

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................     i
SUMMARY.....................................................     1
  Selected Historical Financial Data of Johns Manville......    10
  Unaudited Pro Forma Consolidated Financial Data...........    12
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...    18
RISK FACTORS................................................    19
INFORMATION CONCERNING THE STOCKHOLDERS MEETING.............    23
  Date, Time and Place......................................    23
  Purpose of the Stockholders Meeting.......................    23
  Record Date; Quorum; Outstanding Common Stock Entitled to
     Vote...................................................    23
  Vote Required.............................................    23
  Voting and Revocation of Proxies..........................    24
  Solicitation of Proxies...................................    24
  Other Matters.............................................    24
AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION......    25
THE MERGER TRANSACTION......................................    26
  Background of the Merger..................................    26
  Recommendation of the Johns Manville Board; Reasons for
     the Merger.............................................    31
  Opinions of J.P. Morgan...................................    34
  Opinion of Goldman Sachs..................................    40
  Purpose of the Merger; Certain Effects of the Merger......    47
  Plans for Surviving Corporation After the Merger..........    48
  Interests in the Merger That Differ From Your Interests...    48
  Regulatory Matters........................................    52
  Source and Amount of Funds................................    52
  Certain Projections as to Future Operations...............    58
  Material Federal Income Tax Consequences..................    59
  Accounting Treatment......................................    63
  Federal Securities Laws Consequences......................    63
  Appraisal Rights of Stockholders..........................    63
  Litigation Challenging the Merger.........................    65
THE MERGER AGREEMENT........................................    66
  The Merger................................................    66
  Consideration.............................................    66
  Exchange of Shares........................................    67
  Representations and Warranties............................    67
  Conduct of Business Pending Closing.......................    68
  Non-Solicitation; Acquisition Proposals...................    69
  Access to Information.....................................    70
  Commercially Reasonable Efforts...........................    70
  Employee Benefits.........................................    70
  Stockholders Meeting......................................    70
  Indemnification...........................................    71
  Environmental Assessments and Environmental Transfer
     Laws...................................................    71
  Solvency Letter...........................................    71

                                                               PAGE
                                                               ----
  Listing for Pay-in-Kind Preferred Stock...................    71
  Conditions................................................    71
  Termination...............................................    72
  Fees and Expenses.........................................    73
OTHER RELEVANT AGREEMENTS...................................    74
  The Voting Agreement......................................    74
  Tax Agreement.............................................    75
  Exchange Agreement........................................    77
  Letter Agreement with the Manville Trust..................    77
  Stockholders Agreement....................................    78
  Holdback Agreement........................................    79
PRICE RANGE OF COMMON STOCK AND DIVIDENDS...................    80
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
  OWNERS AND MANAGEMENT.....................................    81
DESCRIPTION OF JOHNS MANVILLE CAPITAL STOCK.................    83
  Description of the Capital Stock Before the Merger and
     Charter Amendment......................................    83
     Authorized Capital Stock...............................    83
     Common Stock...........................................    83
  Description of the Capital Stock Following Amendment to
     Restated Certificate of
     Incorporation..........................................    83
     Class TM Preferred Stock...............................    84
  Description of the Capital Stock Following the Merger.....    85
     Authorized Capital Stock...............................    85
     Surviving Corporation Common Stock.....................    85
     Pay-in-Kind Preferred Stock............................    86
     Junior Preferred Stock.................................    89
COMPARISON OF STOCKHOLDERS RIGHTS...........................    91
INFORMATION ABOUT THE PARTIES...............................    96
  Information about Johns Manville..........................    96
  Identity and Background of HB Merger LLC and HB Finance
     LLC....................................................    96
  Past Contacts, Transactions, Negotiations, and
     Agreements.............................................    96
DIRECTORS AND MANAGEMENT OF JOHNS MANVILLE FOLLOWING THE
  MERGER....................................................    97
  Executive Officers........................................    97
  Directors.................................................    97
OTHER INFORMATION...........................................    99
  Proposals by Stockholders of Johns Manville...............    99
  Validity of Securities....................................   100
  Independent Auditors......................................   100
  Where You Can Find More Information.......................   100
  Incorporation by Reference................................   100

APPENDIX A: Agreement and Plan of Merger....................   A-1
APPENDIX B: Amendment to Johns Manville Restated Certificate
  of Incorporation..........................................   B-1
APPENDIX C: Opinion of J.P. Morgan Securities Inc. regarding
  the Merger................................................   C-1
APPENDIX D: Opinion of J.P. Morgan Securities Inc. regarding
  the Tax Agreement.........................................   D-1
APPENDIX E: Opinion of Goldman, Sachs & Co..................   E-1
APPENDIX F: Section 262 of the Delaware General Corporation
  Law.......................................................   F-1
APPENDIX G: Certificate of Designation for the Pay-In-Kind
  Preferred Stock...........................................   G-1
APPENDIX H: Surviving Corporation Amended and Restated
  Certificate of Incorporation..............................   H-1

                                    SUMMARY

     This summary, together with the preceding questions and answers section, highlights selected information contained in the document and may not contain all of the information that is important to you. We encourage you to carefully read this entire document and the other documents to which this document refers to understand the merger and other related transactions. See "Where You Can Find More Information" on page 100 for details of how you can obtain additional information about Johns Manville and the merger. This summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this document or incorporated by reference and to Johns Manville's financial statements.

THE PARTIES

JOHNS MANVILLE CORPORATION
717 17th Street
Denver, Colorado 80217-5108
(303) 978-2000

     Johns Manville is a leading manufacturer of insulation and building products, with sales of approximately $2.2 billion in 1999. Johns Manville manufactures and markets products for building and equipment insulation, commercial and industrial roofing systems, high efficiency filtration media and fibers and nonwoven mats used in reinforcement, building and industrial applications. Johns Manville employs approximately 9,700 people and operates 56 manufacturing facilities in North America, Europe and China.

HB MERGER LLC
HB FINANCE LLC
c/o Hicks, Muse, Tate & Furst Incorporated
200 Crescent Court
Suite 1600
Dallas, Texas 75201
(214) 740-7300

     HB Merger LLC was formed as a Delaware limited liability company on June 13, 2000 by Hicks, Muse, Tate & Furst Incorporated and Bear Stearns Merchant Fund Corp. for the purpose of entering into the merger agreement. HB Merger LLC has not engaged in any business activity other than in connection with the merger and related transactions.

     HB Finance LLC was formed as a Delaware limited liability company on June 19, 2000 by Hicks, Muse and Bear Stearns for the purpose of entering into the merger agreement and pursuing the contemplated financing in connection with the merger. HB Finance LLC has not engaged in any business activity other than in connection with the merger, pursuing the contemplated financing and related transactions.

     Hicks, Muse, Tate & Furst Incorporated is a leading global private investment firm, that, since its formation in 1989, has completed or currently has pending more than 370 transactions with an aggregate capital value of more than $47 billion.

     Bear Stearns Merchant Fund Corp. is an affiliate of Bear, Stearns & Co. Inc., a major subsidiary of The Bear Stearns Companies Inc. and a leading global investment banking and securities trading and brokerage firm. Bear Stearns Merchant Fund Corp. invests private equity capital in leveraged buyout, recapitalization and growth capital opportunities. Since its inception in 1997, Bear Stearns Merchant Fund Corp. has made equity capital commitments to more than 25 portfolio companies in a variety of industries.

STOCKHOLDERS MEETING (SEE PAGE 23)

     The special meeting of Johns Manville stockholders is being held to vote on:

     - approval of an amendment to Johns Manville's restated certificate of incorporation which would authorize 5,000,000 shares of preferred stock and create a new class TM preferred stock; and

     - adoption of the merger agreement and approval of the transactions contemplated thereby, including the merger.

     Approval of each of these items is a condition to completion of the merger.

RECOMMENDATION OF THE JOHNS MANVILLE BOARD (SEE PAGE 31)

     The Johns Manville board of directors recommends that you vote in favor of the (1) approval of the amendment to the restated certificate of incorporation and (2) adoption of the merger agreement and approval of the transactions contemplated thereby, including the merger.

AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION (SEE PAGE 25)

     The merger agreement contemplates that the Manville Trust and some members of Johns Manville management will retain a common stock interest in the surviving corporation following the merger. In order to achieve this continuation of interest, immediately prior to the closing of the merger, a portion of the shares of Johns Manville common stock held by the Manville Trust and some members of Johns Manville management will be exchanged for shares of class TM preferred stock. In the merger, the shares of class TM preferred stock will not be converted into the cash and pay-in-kind preferred stock merger consideration that will be received by holders of common stock. Instead, shares of class TM preferred stock will be converted into shares of common stock and junior preferred stock of the surviving corporation.

     The restated certificate of incorporation of Johns Manville does not currently authorize shares of class TM preferred stock. Therefore, it is necessary to amend the restated certificate of incorporation to authorize the class TM preferred stock.

THE CLASS TM PREFERRED STOCK (SEE PAGE 84)

     The proposed amendment to Johns Manville's restated certificate of incorporation will authorize 5,000,000 shares of class TM preferred stock. In general, each share of class TM preferred stock will have the same voting and dividend rights as a share of Johns Manville common stock.

     The exchange of shares of Johns Manville common stock for shares of class TM preferred stock prior to the closing of the merger will occur pursuant to an exchange agreement between Johns Manville, the Manville Trust and some members of Johns Manville management.

THE MERGER

     At the effective time of the merger, HB Merger LLC will merge with and into Johns Manville, HB Merger LLC will cease to exist as a separate entity and Johns Manville will continue as the surviving corporation in the merger. The merger agreement is attached as Appendix A to this proxy statement/ prospectus. We encourage you to read the merger agreement carefully and in its entirety as it is the legal document that governs the merger.

WHAT JOHNS MANVILLE STOCKHOLDERS WILL RECEIVE IN THE MERGER

     As a result of the merger, Johns Manville common stockholders will receive, for each share of Johns Manville common stock owned at the time of the merger, $13.625 in cash and 0.02 of a share of a 13% pay-in-kind preferred stock of the surviving corporation having a liquidation preference of $100.00 per full share.

     For example, if you own 1,000 shares of Johns Manville common stock at the effective time of the merger, you will receive as a result of the merger $13,625 in cash and 20 shares of pay-in-kind preferred stock.

     Prior to the merger, the Manville Trust and some members of Johns Manville management will convert a portion of their currently outstanding Johns Manville common stock into shares of class TM preferred stock. In the merger, these class TM preferred shares will be converted into shares of common stock and junior preferred stock of the surviving corporation, rather than being converted into the cash and pay-in-kind preferred stock to be paid to other Johns Manville stockholders.

     Fractional shares of pay-in-kind preferred stock will not be issued to you in the merger. Instead, you will receive cash in lieu of any fractional share of pay-in-kind preferred stock you would otherwise receive.

TERMS OF THE PAY-IN-KIND PREFERRED STOCK (SEE PAGE 86)

Issuer: Johns Manville as the surviving corporation in the merger.

Amount: Approximately 2,889,760 shares to be issued in the merger, plus amounts to be issued as pay-in-kind dividends (assuming management rolls over approximately 30,000 shares of common stock in the merger).

Liquidation Preference:      $100.00 per full share, plus accrued and unpaid
                             dividends.

Dividends:                   Dividends at the rate of 13% per annum accrue
                             semi-annually. Prior to the seventh anniversary of issuance, dividends may be paid, at the option of the surviving corporation, in additional shares of pay-in-kind preferred stock. Payments of cash dividends may be restricted by financing agreements of Johns Manville and its subsidiaries (in which case the cash dividends will accumulate and are subject to the existence of legally available funds).

Optional Redemption:         Redeemable at the option of the surviving
                             corporation at any time. If redeemed prior to the fifth anniversary of issuance, redemption must be made at a redemption price, expressed as a percentage of liquidation preference, as follows
                             (plus accrued and unpaid dividends):

                             - 106.5% during year one;

                             - 105.2% during year two;

                             - 103.9% during year three;

                             - 102.6% during year four; and

                             - 101.3% during year five.

                             Following the fifth anniversary of issuance, the redemption price will be equal to 100% of the liquidation preference per share, plus accrued and unpaid dividends.

Scheduled Redemption:        Scheduled redemption on the twelfth anniversary of
                             issuance at a redemption price of 100% of the liquidated preference per share, plus accrued and unpaid dividends, subject to the existence of funds legally available for redemption.

Change in Control
Redemption:                  If following a change-in-control of the surviving
                             corporation the holders of a majority of the outstanding shares so vote, the surviving corporation will be obligated to redeem the outstanding shares at a redemption price of 101% of liquidation preference per share, plus accrued and unpaid dividends, subject to the existence of funds legally available for redemption.

Covenants and Restrictions:  So long as any shares of pay-in-kind preferred stock remain outstanding, subject to some important qualifications and exceptions, the terms of the pay-in-kind preferred stock limit, among other things, without the approval of the holders of a majority of the outstanding shares of pay-in-kind preferred stock, the amendment of the surviving corporation's certificate of incorporation so as to adversely affect the specified rights of the pay-in-kind preferred stock, the creation, authorization or issuance of capital stock senior to the pay-in-kind preferred stock, certain transactions involving affiliates and subsidiaries of the surviving corporation, the issuance of certain capital stock on parity with the pay-in-kind preferred stock, the issuance of any capital stock with a scheduled redemption date prior to the twelfth anniversary of the merger and the payment of dividends on, and redemption of, securities junior to or on parity with the pay-in-kind preferred stock.

Voting: Non-voting, except as required by law or as described below. Holders of shares of pay-in-kind preferred stock may elect two directors if:

                             - three semi-annual dividends are not paid;

                             - certain bankruptcy filings are made and not
                               dismissed;

                             - redemption obligations have not been met; or

                             - there is material non-compliance with the terms
                               of the pay-in-kind preferred stock that is not cured within 30 days.

                             The number of directors will be reduced to one if the liquidation preference of the outstanding pay-in-kind preferred stock is 50% or less of all shares of pay-in-kind preferred stock previously issued or the amount of outstanding liquidation preference of pay-in-kind preferred stock at the event date is reduced by 50% or more.

                             The surviving corporation's certificate of incorporation may not be amended so as to adversely affect the specified rights of the pay-in-kind preferred stock without the approval of the holders of a majority of the outstanding shares of pay-in-kind preferred stock.

MARKET PRICE INFORMATION (SEE PAGE 80)

     Shares of Johns Manville common stock are listed on the New York Stock Exchange. On June 22, 2000, the last full trading day prior to public announcement of the execution of the merger agreement, the closing price of the Johns Manville common stock on the New York Stock Exchange was $12.3125. On
          , the last full trading day prior to the date of this proxy statement/prospectus, the closing price of the Johns Manville common stock on
the New York Stock Exchange was $     . The stock price is subject to
fluctuation, and we encourage you to obtain more recent price quotations.

OWNERSHIP OF JOHNS MANVILLE AFTER THE MERGER

     Immediately following the merger, all of the common stock of Johns Manville, as the surviving corporation in the merger, will be owned by affiliates of Hicks, Muse and Bear Stearns, the Manville Trust and some members of Johns Manville management. In addition, the holders of common stock of the surviving corporation will also hold shares of junior preferred stock. The pay-in-kind preferred stock will be held by those persons who held Johns Manville common stock immediately prior to the merger, including the Manville Trust (which will own approximately 75.8% of the outstanding pay-in-kind preferred stock).

INTERESTS OF OFFICERS AND DIRECTORS, AND THE MANVILLE TRUST (SEE PAGE 48)

     When you consider the merger and the Johns Manville board's recommendation that you vote in favor of adoption of the merger agreement and the transactions contemplated thereby, you should be aware that officers and directors of Johns Manville, and the Manville Trust, have interests that may be different from, or in addition to, the interests of stockholders generally.

CONDITIONS TO COMPLETION OF THE MERGER (SEE PAGE 71)

     The completion of the merger depends on a number of conditions being satisfied or (if permissible) waived, including:

     - stockholder approval of the amendment to Johns Manville's restated certificate of incorporation and adoption of the merger agreement;

     - expiration or termination of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act;

     - absence of any injunction, order or law prohibiting the merger;

     - material accuracy of the other party's representations and warranties in the merger agreement and material compliance with the other party's covenants in the merger agreement;

     - receipt of an opinion as to solvency of the surviving corporation; and

     - receipt of an order of the United States Bankruptcy Court for the Southern District of New York approving the merger, the Manville Trust's voting agreement, the tax matters agreement entered into between the Manville Trust and Johns Manville and other matters.

     In addition, HB Merger LLC's obligation to complete the merger is also subject to a number of conditions being satisfied or waived including:

     - receipt of the financing required to complete the merger;

     - the continued employment by Johns Manville of Charles L. Henry, its President and Chief Executive Officer;

     - the absence of any proceeding brought by a governmental entity seeking to prohibit the merger;

     - the absence of any event having a material adverse effect on Johns Manville since the date of the merger agreement;

     - the tax agreement between Johns Manville and Manville Trust being in effect; and

     - the absence of a public announcement by the Securities and Exchange Commission as to any revision or intended revision of current published interpretations concerning recapitalization accounting that would preclude application of recapitalization accounting to the merger.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 72)

     The merger agreement may be terminated, including after stockholder approval, by mutual consent or, if the following factors are present, by either party, so long as the terminating party's failure to perform its obligations was not the cause of the merger not being completed if:

     - the merger is not consummated by November 30, 2000; however, this date will be extended to December 28, 2000 if the stockholders meeting has not been held on or before November 1, 2000 and will be further extended to January 31, 2001 if the stockholders meeting has not been held on or prior to December 1, 2000;

     - the required stockholder approval is not obtained;

     - the merger is permanently prohibited by an injunction, order or law;

     - the other party is in material breach of its obligations under the merger agreement, and that breach is incurable, or if capable of being cured, is not cured within 30 days following notice of breach by the other party; or

     - the voting agreement between the Manville Trust and HB Merger LLC is terminated.

     The merger agreement can also be terminated by Johns Manville to enter into a superior proposal with a party other than HB Merger LLC.

     The merger agreement can also be terminated by HB Merger LLC if:

     - Johns Manville's board withdraws or adversely modifies its recommendation of the merger and the Manville Trust terminates the voting agreement;

     - Johns Manville enters into a written agreement with a third party for a superior proposal;

     - Johns Manville negotiates with a third party regarding a superior proposal for a period in excess of 45 days; or

     - the stockholders meeting has not been held by January 15, 2001.

TERMINATION FEES (SEE PAGE 73)

     Johns Manville must pay to HB Merger LLC and HB Finance LLC a termination fee of $53,000,000 plus reimbursement for out-of-pocket expenses of up to $12,500,000 if:

     - Johns Manville terminates the merger agreement to enter into a superior proposal or HB Merger LLC terminates the merger agreement because Johns Manville has entered into a superior proposal; or

     - the merger agreement is terminated because the voting agreement between the Manville Trust and HB Merger LLC has been terminated due to the Johns Manville board withdrawing its recommendation of the merger or due to the Manville Trust entering into a superior proposal with respect to its shares of Johns Manville common stock.

     Johns Manville will be required to pay the expenses referred to above at the time of termination, and subsequently pay the termination fee upon execution of an agreement with respect to, or consummation of, another acquisition proposal within one year following termination of the merger agreement if:

     - HB Merger LLC terminates the merger agreement due to Johns Manville's continuing to negotiate with a third party regarding a superior proposal for a period of more than 45 days;

     - HB Merger LLC terminates the merger agreement due to the stockholders meeting not being held by January 15, 2001;

     - the merger agreement is terminated due to the order of the U.S. bankruptcy court not being obtained, but only if the acquisition proposal entered into or consummated within one year is either (1) with a person who had made an acquisition proposal at the time of the court hearing or
       (2) the consideration being paid is equal to or greater than the consideration to be paid in the merger;

     - HB Merger LLC terminates the merger agreement due to Johns Manville's wilful breach of a representation or covenant that results in the relevant closing condition not being satisfied; or

     - the merger agreement is terminated due to the failure to obtain stockholder approval.

     In addition, Johns Manville will be required to reimburse the expenses referred to above if HB Merger LLC terminates the merger agreement due to a non-wilful breach of a covenant by Johns Manville which results in the relevant closing condition not being satisfied.

     Johns Manville and the Manville Trust have agreed that in some circumstances the Manville Trust will reimburse Johns Manville for the termination fee and expenses required to be paid. Following some types of transactions, Johns Manville may be required to repay the reimbursed amount to the Manville Trust.

VOTING AGREEMENT (SEE PAGE 74)

     In connection with the execution of the merger agreement, HB Merger LLC entered into a voting agreement with the Manville Trust. In the voting agreement, the Manville Trust agreed to vote all of its shares of Johns Manville common stock as follows:

     - in favor of the adoption of the merger agreement and approval of the amendment to the restated certificate of incorporation;

     - against any proposal to the stockholders of Johns Manville which would prevent the consummation of the merger; and

     - against any acquisition proposal other than the merger.

     The Manville Trust's voting obligation only arises upon issuance of the U.S. bankruptcy court order approving the merger and the transactions in connection with the merger.

     The Manville Trust also agreed not to sell or pledge its shares of Johns Manville common stock, or grant any proxies or powers of attorney with respect to those shares, prior to the completion of the merger or the termination of the voting agreement. The Manville Trust may terminate the voting agreement if the Johns Manville board modifies or withdraws its recommendation of the merger agreement, if the U.S. bankruptcy court fails to issue the required order, or in some circumstances where the Manville Trust receives a superior proposal for the purchase of its shares of Johns Manville common stock.

TAX AGREEMENT (SEE PAGE 75)

     Johns Manville is statutorily liable for all federal income taxes of the designated settlement fund portion of the Manville Trust, and is contractually liable, under an agreement with the Manville Trust known as the supplemental agreement, for other income taxes of the Manville Trust. In connection with the merger, Johns Manville and the Manville Trust entered into the tax agreement to settle Johns Manville's liability for taxes of the Manville Trust. The tax agreement provides that upon satisfaction of its conditions, including consummation of the merger, Johns Manville will pay $90,000,000 in cash to the Manville Trust. In return, the Manville Trust will eliminate Johns Manville's contractual liability for income taxes of the Manville Trust and indemnify Johns Manville and its successors for all income taxes of the Manville Trust, and related costs, expenses, losses, penalties and damages arising from the tax liabilities which Johns Manville may have owed. All or a portion of the proceeds paid to the Manville Trust will be placed in escrow to underlie the Manville Trust's indemnification obligations. In addition, in connection with the tax agreement, Johns Manville and the Manville Trust agreed to amend the trust agreement under which the Manville Trust is organized and the supplemental agreement between Johns Manville and the Manville Trust.

EXCHANGE AGREEMENT (SEE PAGE 77)

     Johns Manville, the Manville Trust and some members of the management of Johns Manville have entered into an exchange agreement under which 3,200,000 million shares of Johns Manville common stock held by the Manville Trust and a portion of the shares held by members of the management will be converted into class TM preferred stock immediately prior to the closing under the merger agreement. The merger agreement provides that at the effective time of the merger, each share of class TM preferred stock will be automatically converted into 0.6 of a share of the surviving corporation's common stock and 0.4 of a share of the surviving corporation's junior preferred stock.

RISK FACTORS (SEE PAGE 19)

     In determining whether to vote to approve the proposed amendment to the restated certificate of incorporation and adopt the merger agreement, you should consider carefully the risk factors described in this proxy statement/prospectus, including the risks that:

     - there may not be a trading market for the pay-in-kind preferred stock;

     - the pay-in-kind preferred stock will generally have no voting rights;

     - there is no assurance of receiving cash dividends when due on the pay-in-kind preferred stock;

     - holders of pay-in-kind preferred stock may be liable for taxes in respect of the pay-in-kind preferred stock and the dividends thereon without having received any cash;

     - Johns Manville may be unable to pay the liquidation preference and accrued dividends on the pay-in-kind preferred stock at the redemption price on any scheduled redemption date;

     - Johns Manville's substantial debt level and stockholders' deficit following the merger could adversely affect its operations and its ability to service such debt, pay dividends and make scheduled redemption;

     - the terms of the financing for the merger are expected to restrict Johns Manville's ability to pay cash dividends on the pay-in-kind preferred stock; and

     - in some circumstances, payments made in connection with the merger could be challenged under fraudulent conveyance or similar laws.

APPRAISAL RIGHTS (SEE PAGE 63)

     Under Delaware law, holders of Johns Manville common stock have the right to demand and to receive, instead of the consideration being offered in the merger, an amount which the Delaware Court of Chancery decides is the fair value of those shares of Johns Manville common stock or to which the parties agree. This amount may be more or less than the value of what such stockholders would otherwise receive in the merger. Stockholders wishing to exercise appraisal rights must not vote in favor of adoption of the merger agreement and must take the steps described in the section entitled "Appraisal Rights" and in Appendix F.

OPINIONS OF JOHNS MANVILLE FINANCIAL ADVISOR (SEE PAGE 34)

     In deciding to approve the merger, the Johns Manville board considered the opinion of its financial advisor, J.P. Morgan Securities Inc. to the effect that, as of the date of the opinion, the per share consideration of $13.625 in cash and 0.02 of a share of pay-in-kind preferred stock to be received by holders of Johns Manville common stock in the merger was fair, from a financial point of view, to those stockholders. This opinion is attached as Appendix C and we encourage you to read it carefully and in its entirety.

     In deciding to approve the tax agreement, the Johns Manville board considered the opinion of J.P. Morgan Securities Inc. to the effect that the $90,000,000 consideration to be paid to the Manville Trust pursuant to the tax agreement was fair, from a financial point of view, to the holders of Johns Manville common stock other than the Manville Trust for the settlement of those tax liabilities. This opinion is attached as Appendix D, and we encourage you to read it carefully and in its entirety.

OPINION OF THE MANVILLE TRUST FINANCIAL ADVISOR (SEE PAGE 40)

     The Manville Trust, in connection with its consideration of the proposed merger, considered the opinion of Goldman, Sachs & Co. to the effect that, as of the date of the opinion and based upon and subject to the qualifications and assumptions described in the opinion, the consideration to be received by the Manville Trust in exchange for its shares of Johns Manville common stock pursuant to the exchange agreement and the merger agreement was fair, from a financial point of view to the Manville Trust. This opinion is attached as Appendix E.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

SELECTED HISTORICAL FINANCIAL DATA OF JOHNS MANVILLE

     The table below sets forth selected consolidated historical financial data relating to Johns Manville. The selected consolidated historical financial data as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 have been derived from, and should be read in conjunction with, our audited consolidated financial statements and the notes thereto incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 1999 filed with the SEC and other related consolidated financial statements and related notes incorporated by reference which are listed under "Where You Can Find More Information" on page 100. The selected consolidated historical financial data as of March 31, 2000 and March 31, 1999 and for each of the three month periods then ended have been derived from, and should be read in conjunction with, our unaudited condensed consolidated financial statements and the notes thereto incorporated herein by reference from our Quarterly Report on Form 10-Q for the three months ended March 31, 2000 filed with the SEC. For unaudited pro forma consolidated financial data see "Unaudited Pro Forma Consolidated Financial Data" beginning on page 12.

                           JOHNS MANVILLE CORPORATION

                     SELECTED CONSOLIDATED HISTORICAL DATA
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                                                           THREE MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,                               MARCH 31,
                                       --------------------------------------------------------------   -------------------------
                                          1999         1998         1997         1996         1995         2000          1999
                                       ----------   ----------   ----------   ----------   ----------   -----------   -----------
                                                                                                        (UNAUDITED)   (UNAUDITED)
INCOME
Net Sales (Note B)...................  $2,161,786   $1,781,179   $1,647,645   $1,552,429   $1,391,522   $  516,868    $  495,758
Income from Continuing Operations,
  net of tax (Notes A, B and G)......     261,844      185,291      130,529      190,525      122,006       45,125        37,694
Income before Extraordinary Items and
  Cumulative Effect of Accounting
  Change (Note B)....................     261,844      185,291      150,000      406,771      115,995       45,125        37,694
Net Income (Notes B, D, E and F).....     256,086      180,946      150,000       90,486      115,995       45,125        37,694
FINANCIAL POSITION (AS OF PERIOD
  ENDED)
Total Assets (Note C)................  $2,289,633   $2,207,185   $1,980,534   $1,946,726   $2,474,059   $2,280,509    $2,254,093
Long-Term Debt, less current
  portion............................     503,148      587,276      456,294      428,160      447,007      486,375       560,738
Stockholders' Equity.................     868,300      790,108      693,083      580,462    1,181,307      910,336       830,469
ADDITIONAL DATA (NOTE B)
Additions to Property, Plant and
  Equipment..........................  $  299,426   $  130,336   $  125,296   $  153,000   $  111,329   $   37,125    $  171,642
Research, Development and
  Engineering........................      39,837       32,823       31,174       32,663       29,988        8,266         9,714
PER SHARE DATA (NOTE H)
Earnings Per Common Share
  Basic:
    Income from Continuing
      Operations, net of tax (Notes
      A, B and G)....................       $1.70        $1.16         $.81         $.86         $.79         $.30          $.24
    Income before Extraordinary Items
      and Cumulative Effect of
      Accounting Change (Note B).....        1.70         1.16          .93         2.29          .74          .30           .24
    Net Income (Notes B, D, E and
      F).............................        1.66         1.13          .93          .20          .74          .30           .24
  Diluted:
    Income from Continuing
      Operations, net of tax (Notes
      A, B and G)....................        1.68         1.15          .80          .85          .78          .30           .23
    Income before Extraordinary Items
      and Cumulative Effect of
      Accounting Change (Note B).....        1.68         1.15          .92         2.27          .73          .30           .23
    Net Income (Notes B, D, E and
      F).............................        1.64         1.12          .92          .20          .73          .30           .23
Common Dividends Declared............         .24          .20          .14         6.06           --          .06           .06
RATIO OF EARNINGS TO COMBINED FIXED
  CHARGES AND PREFERRED DIVIDENDS
  (I)................................        9.60         6.85         4.09         2.98         2.87         8.71          7.35

---------------

(A) During 1996 Johns Manville recorded nonrecurring charges totaling $49.2 million. These charges included $41.7 million for the shutdown of current operations, demolition of facilities and site restoration, and $7.5 million of asset write-downs to estimated fair values, partially offset by a gain on the sale of other manufacturing assets.

(B) In 1996 Johns Manville disposed of its 81.3 percent interest in Riverwood International Corporation. Accordingly, Riverwood's operations have been reflected as discontinued operations and its operating results have been excluded from the determination of income from continuing operations for all periods presented. Income from continuing operations, net of tax, includes gains on sales of equity investments, interest income, interest expense and profit sharing expense.

     Income before extraordinary items and cumulative effect of accounting change and net income include a gain on disposal of discontinued operations of $216.2 million, net of tax, in 1996, a loss on disposal of discontinued operations of $42.5 million, net of tax, in 1995, and income from discontinued operations of $36.5 million in 1995, net of tax.

     During 1997 Johns Manville recognized an additional net gain on disposal of discontinued operations of Riverwood of $19.5 million, of which $8.2 million related to income taxes.

(C) Total assets at December 31, 1998 include the acquisition deposit of $227.3 million for the January 1, 1999 acquisition of certain spunbond/monofilament assets.

     The $375.6 million net assets and liabilities of the discontinued operations of Riverwood were classified as net assets held for sale at December 31, 1995.

(D) In 1996 Johns Manville recorded an extraordinary loss of $314.3 million, net of taxes of $169.2 million, on the exchange of approximately 32.5 million shares of Johns Manville's common stock for the termination of the Manville Trust's profit sharing right to 20 percent of Johns Manville's net earnings (as adjusted).

(E) Johns Manville recorded extraordinary losses on early extinguishments of debt, net of taxes, of $5.8 million, $31.8 million and $2 million in 1999, 1998 and 1996, respectively.

(F) Effective January 1, 1998 Johns Manville changed its method of accounting for glass furnace rebuild costs. The cumulative effect of this change in accounting principle increased 1998 earnings by $27.4 million, net of taxes of $17.9 million.

(G) Johns Manville sold its 5 percent net smelter royalty on certain metals produced by the Stillwater Mining Company for cash resulting in other income of $36 million in 1998.

(H)  During 1996 Johns Manville redeemed its Cumulative Preference Stock, Series
     B. Earnings per share amounts prior to 1997 were calculated after the deduction for preference stock dividends/accretion and the $52.1 million premium on preference stock redemption.

(I) Calculated by dividing (i) income before income taxes and income or loss from equity investees plus fixed charges by (ii) fixed charges, which consist of interest expense, capitalized interest, one-third of rent expense (which is representative of the interest component), and adjusted preferred dividends.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma condensed consolidated financial statements have been derived by the application of pro forma adjustments to our historical consolidated financial statements incorporated by reference in this proxy statement/prospectus. The unaudited pro forma condensed consolidated statements of operations for the periods presented give effect to the merger and the merger financing as if each had occurred on January 1, 1999 and exclude non-recurring items directly attributable to the merger. The unaudited pro forma condensed consolidated balance sheet gives effect to the merger and the merger financing as if each had occurred on March 31, 2000. The adjustments are described in the accompanying notes. The pro forma financial statements should not be considered indicative of actual results that would have been achieved had the merger and the merger financing been consummated on the dates indicated, nor are they necessarily indicative of future operating results or financial position. The pro forma financial statements should be read in conjunction with our historical consolidated financial statements and the notes thereto incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 1999 filed with the SEC. The pro forma adjustments were applied to the historical consolidated financial statements to reflect and account for the merger as a recapitalization. Accordingly, the historical basis of our assets and liabilities have not been impacted by the merger.

                           JOHNS MANVILLE CORPORATION

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2000
                           (IN THOUSANDS OF DOLLARS)

                                                                             PRO FORMA
                                                              HISTORICAL    ADJUSTMENTS     PRO FORMA
                                                              ----------   --------------   ----------
ASSETS
Current Assets:
  Cash and equivalents......................................  $   44,556    $   500,000(a)  $   21,604
                                                                                (22,118)(d)
                                                                              1,557,500(b)
                                                                             (1,968,334)(c)
                                                                                (90,000)(e)
  Marketable securities, at cost, which approximates
    market..................................................         144                           144
  Receivables...............................................     302,640                       302,640
  Inventories...............................................     153,462                       153,462
  Prepaid expenses..........................................       9,297                         9,297
  Deferred tax assets.......................................      33,015                        33,015
                                                              ----------    -----------     ----------
        Total Current Assets................................     543,114        (22,952)       520,162
Property, Plant and Equipment, net of accumulated
  depreciation of $717,548..................................   1,044,535                     1,044,535
Deferred Tax Assets.........................................     144,233         11,091(d)     820,478
                                                                                 29,557(b)
                                                                                635,597(e)
Goodwill, net of accumulated amortization of $47,568........     283,143                       283,143
Other Assets................................................     265,484         (8,522)(d)    317,997
                                                                                 61,035(b)
                                                              ----------    -----------     ----------
        Total Assets........................................  $2,280,509    $   705,806     $2,986,315
                                                              ==========    ===========     ==========
LIABILITIES
Current Liabilities:
  Short-term debt...........................................  $   11,753                    $   11,753
  Accounts payable..........................................     159,517                       159,517
  Compensation and employee benefits........................      93,906                        93,906
  Income taxes..............................................      27,763                        27,763
  Other accrued liabilities.................................      90,329                        90,329
                                                              ----------                    ----------
        Total Current Liabilities...........................     383,268                       383,268
Long-term Debt, less current portion........................     486,375    $ 2,188,000(b)   2,215,883
                                                                               (458,492)(b)
Postretirement Benefits Other Than Pensions.................     181,488                       181,488
Deferred Income Taxes.......................................      34,459                        34,459
Other Noncurrent Liabilities................................     284,583        (17,027)(d)    267,556
                                                              ----------    -----------     ----------
        Total Liabilities...................................   1,370,173      1,712,481      3,082,654
                                                              ----------    -----------     ----------
Series A Redeemable PIK Preferred Stock.....................                    288,930(c)     288,930
Junior Convertible Preferred Stock..........................                    200,000(a)     226,000
                                                                                 20,000(c)
                                                                                  6,000(d)
STOCKHOLDERS' EQUITY
Common Stock................................................       1,646            192(a)         217
                                                                                 (1,627)(c)
                                                                                      6(d)
Treasury Stock, at cost.....................................    (229,851)       229,851(c)
Capital in Excess of Par Value..............................     551,738        299,808(a)     338,783
                                                                               (520,871)(c)
                                                                                  8,108(d)
Retained Earnings (Deficit).................................     570,148        (16,636)(d)   (966,924)
                                                                                (81,416)(b)
                                                                             (1,984,617)(c)
                                                                                545,597(e)
Accumulated Other Comprehensive Income......................      16,655                        16,655
                                                              ----------    -----------     ----------
        Total Stockholders' Equity (Deficit)................     910,336     (1,521,605)      (611,269)
                                                              ----------    -----------     ----------
        Total Liabilities and Stockholder's Equity..........  $2,280,509    $   705,806     $2,986,315
                                                              ==========    ===========     ==========

---------------
(a) Reflects the issuance of 19.2 million shares of $0.01 par value of surviving corporation common stock and 12.8 million shares of surviving corporation junior preferred stock at $15.625 per share.
(b) Reflects the issuance of debt of $2.19 billion (term loans of $1.45 billion, senior subordinated notes of $600 million and revolving credit facilities of $138 million) and repayments of existing debt totaling $458 million (senior notes of $200 million plus a premium and existing credit facilities of $258 million) and the write-off of unamortized debt issuance costs. In addition, assumes transaction related costs totaling $160 million are paid, of which a portion related to the financings is deferred and will be amortized over the life of such financings. The tax effects of these transactions are included in noncurrent deferred tax assets. Upon repayments of existing debt, interest rate swaps with notional values of approximately $94 million hedging variable rate revolving credit facilities will be terminated. At March 31, 2000, these hedges reflected $0.1 million of unrecognized losses.

(c) Reflects the purchase and cancellation of shares of Johns Manville common stock for cash in the amount of $13.625 per share and the issuance of 2.9 million shares of 13 percent pay-in-kind preferred stock with a liquidation preference of $100 per share, assuming the rollover of 30,000 shares of Johns Manville common stock by members of management. In addition, reflects
     3.2 million shares of Johns Manville common stock being exchanged for 1.9 million shares of surviving corporation common stock and 1.3 million shares of surviving corporation junior preferred stock.

(d) Reflects the conversion of 6.5 million options into surviving corporation common stock and surviving corporation junior preferred stock and cash and reflects cash settlements of 1.1 million shares related to deferred stock rights and deferred compensation liabilities. The tax effects of these transactions at a statutory rate of 40 percent are included in noncurrent deferred tax assets. In addition, reflects the settlement of obligations totaling $8.5 million for other assets held in deferred compensation accounts.

(e) Reflects federal and state deferred tax assets resulting from the merger totaling $599.6 million. In addition, reflects settlement of Johns Manville obligation for income taxes incurred by the Manville Trust for $90 million in cash, for which a tax benefit of $36 million is recognized.

                           JOHNS MANVILLE CORPORATION

          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1999
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                        PRO FORMA
                                                          HISTORICAL   ADJUSTMENTS     PRO FORMA
                                                          ----------   -----------     ----------
Net Sales...............................................  $2,161,786                   $2,161,786
Cost of Sales...........................................   1,540,206                    1,540,206
Selling, General and Administrative.....................     202,991    $   4,324(e)      207,315
Research, Development and Engineering...................      39,837                       39,837
Other Income (Expense), net.............................     (26,563)                     (26,563)
                                                          ----------    ---------      ----------
Income From Operations..................................     352,189       (4,324)        347,865
Interest Expense, net...................................      29,051      206,602(a)      235,653
                                                          ----------    ---------      ----------
Income before Income Taxes..............................     323,138     (210,926)        112,212
Income Tax Expense......................................      61,294      (15,287)(b)      46,007
                                                          ----------    ---------      ----------
Income from Continuing Operations.......................     261,844     (195,639)         66,205
Dividends on Preferred Stock............................                  (38,782)(c)     (38,782)
                                                          ----------    ---------      ----------
Income from Continuing Operations Applicable to Common
  Stock(f)..............................................  $  261,844    $(234,421)     $   27,423
                                                          ==========    =========      ==========
EARNINGS PER COMMON SHARE:(d)
Basic...................................................  $     1.70                   $     1.26
Diluted.................................................  $     1.68                   $     0.76

---------------

(a) Reflects the incremental interest expense and amortization of loan acquisition costs to reflect the recapitalization financing.

(b)  Reflected as follows:

Adjust tax effect of Manville Trust related items........   $ 69,083
Tax effect of pro forma adjustments......................    (84,370)
                                                            --------
                                                            $(15,287)
                                                            ========

(c) Reflects the 13 percent annual dividend on pay-in-kind preferred stock, compounded semi-annually.

(d)  Based on the following weighted average number of shares outstanding:

                                                      BASIC         DILUTED
                                                   ------------   ------------
Historical.......................................   154,278,000    155,660,000
Common Stock Shares Cancelled....................  (154,278,000)  (155,660,000)
New Common Stock Shares Issued...................    21,696,000     21,696,000
Junior Convertible Preferred Stock Issued........                   14,464,000
                                                   ------------   ------------
Pro Forma........................................    21,696,000     36,160,000
                                                   ============   ============

Due to the recapitalization of Johns Manville and the resulting difference in weighted average number of shares outstanding, historical and pro forma earnings per common share lack comparability.

(e) Reflects oversight and monitoring services fees based on 0.2% of annual net sales payable to the Hicks, Muse/Bear Stearns group.

(f) The following nonrecurring items, net of tax, are not included in the pro forma income statement but will be incorporated into actual results in the period the merger agreement is closed (in millions):

  U.S. Federal Tax Net Operating Loss Carryforward..........  $480.8
  U.S. State Tax Net Operating Loss Carryforward............   118.9
  Settlement of Trust Tax Obligation........................   (54.0)
  Direct Merger Costs.......................................   (74.2)
  Settlement of Stock Compensation Plans....................   (17.2)
  Loss on Early Extinguishment of Debt Including Unamortized
     Debt Issuance Costs....................................    (8.4)
                                                              ------
                                                              $445.9
                                                              ======

                           JOHNS MANVILLE CORPORATION

          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                   FOR THE THREE MONTHS ENDED MARCH 31, 2000
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                          PRO FORMA
                                                            HISTORICAL   ADJUSTMENTS     PRO FORMA
                                                            ----------   -----------     ---------
Net Sales.................................................   $516,868                    $516,868
Cost of Sales.............................................    380,190                     380,190
Selling, General and Administrative.......................     44,276     $   1,034(e)     45,310
Research, Development and Engineering.....................      8,266                       8,266
Other Income (Expense), net...............................     (7,606)                     (7,606)
                                                             --------     ---------      --------
Income From Operations....................................     76,530        (1,034)       75,496
Interest Expense, net.....................................      6,568        52,345(a)     58,913
                                                             --------     ---------      --------
Income before Income Taxes................................     69,962       (53,379)       16,583
Income Tax Expense........................................     24,837       (18,867)(b)     5,970
                                                             --------     ---------      --------
Net Income................................................     45,125       (34,512)       10,613
Dividends on Preferred Stock..............................                  (10,651)(c)   (10,651)
                                                             --------     ---------      --------
Net Income (Loss) Applicable to Common Stock..............   $ 45,125     $ (45,163)     $    (38)
                                                             ========     =========      ========
EARNINGS PER COMMON SHARE:(d)
Basic.....................................................   $   0.30                    $     --
Diluted...................................................   $   0.30                    $     --

---------------

(a) Reflects the incremental interest expense and amortization of loan acquisition costs to reflect the recapitalization financing.

(b)  Reflected as follows:

Adjust tax effect of Manville Trust related items........   $  2,485
Tax effect of pro forma adjustments......................    (21,352)
                                                            --------
                                                            $(18,867)
                                                            ========

(c) Reflects the 13 percent annual dividend on PIK preferred stock, compounded semi-annually.

(d)  Based on the following weighted average number of shares outstanding:

                                                      BASIC         DILUTED
                                                   ------------   ------------
Historical.......................................   148,240,000    148,649,000
Common Stock Shares Cancelled....................  (148,240,000)  (148,649,000)
New Common Stock Shares Issued...................    21,696,000     21,696,000
                                                   ------------   ------------
Pro Forma........................................    21,696,000     21,696,000
                                                   ============   ============
Junior preferred stock of 14,464,000 shares were excluded from the earnings per common share calculation because their effect was anti-dilutive.
Due to the recapitalization of Johns Manville and the resulting difference in weighted average number of shares outstanding, historical and pro forma earnings per common share lack comparability.

(e) Reflects oversight and monitoring services fees based on 0.2% of annual net sales payable to the Hicks, Muse/Bear Stearns group.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This document contains forward-looking statements with respect to the financial condition, results of operations and business of Johns Manville. These statements may be made directly in this document referring to Johns Manville or may be made part of this document by reference to other documents filed with the Securities and Exchange Commission by Johns Manville, which is known as "incorporation by reference," and may include statements for the period following the completion of the merger. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," "projects," or similar expressions in this document or in the documents incorporated by reference. In addition, the information in "Certain Projections as to Future Operations" constitutes such forward-looking statement.

     These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause actual results to differ from those contemplated by the forward-looking statements include, among others, the following:

     - fluctuations in demand for Johns Manville's products generally;

     - the effect of overall capacity levels in the building products markets served by Johns Manville;

     - the cyclical nature of the building products industry, which is influenced by general economic conditions and other macroeconomic factors such as the general rate of inflation, interest rates, and employment rates that affect demand in residential and commercial, industrial and residential construction markets;

     - fluctuations in the cost of raw materials and energy sources used by Johns Manville;

     - the occupational health and safety aspects of Johns Manville's products;

     - the financial condition of Johns Manville's customers;

     - the effect of significant debt on Johns Manville's financial and operating flexibility;

     - expected levels of capital spending; and

     - expectations as to contingent liabilities.

     Overall capacity levels in the building products markets served by Johns Manville directly affect prices and the need for capacity for Johns Manville's products. Other factors that may affect prices and capacity levels include the overall competitive environment in which Johns Manville operates and the availability and pricing of raw materials and energy sources used by Johns Manville.

     Because forward looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. You are cautioned not to place undue certainty on the statements, which speak only as of the date of this document or the date of any document incorporated by reference.

     All subsequent written and oral forward-looking statements attributable to Johns Manville or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Johns Manville does not undertake and specifically declines any obligation to release publicly any revisions to the forward looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

                                  RISK FACTORS

     YOU SHOULD CONSIDER THE FOLLOWING MATTERS IN DECIDING HOW TO VOTE IN CONNECTION WITH THE APPROVAL OF THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION AND ADOPTION OF THE MERGER AGREEMENT. YOU ALSO SHOULD CONSIDER THE OTHER INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT.

IT MAY BE DIFFICULT FOR YOU TO SELL YOUR PAY-IN-KIND PREFERRED STOCK

     It may be difficult for you to sell the pay-in-kind preferred stock that you receive in the merger. The pay-in-kind preferred stock is a new issue of securities for which there is currently no established trading market. If your shares of pay-in-kind preferred stock are traded, they may trade at a substantial discount from the liquidation preference. Any discount could depend upon a number of factors, including:

     - dividend and interest rates generally prevailing in the financial markets;

     - the market demand for the pay-in-kind preferred stock;

     - the market for similar securities generally;

     - general economic conditions;

     - terms of the pay-in-kind preferred stock; and

     - the financial condition and performance of the surviving corporation.

     Johns Manville cannot assure you that a trading market for the pay-in-kind preferred stock will develop. The absence of a trading market would adversely affect the liquidity of your shares of pay-in-kind preferred stock. The merger agreement provides that HB Merger LLC will seek to have the pay-in-kind preferred stock listed for trading on the Nasdaq National Market. If the pay-in-kind preferred stock is not listed for trading on the Nasdaq National Market, the surviving corporation will attempt to arrange for an established securities dealer to make a market in the pay-in-kind preferred stock.

     The market price for the pay-in-kind preferred stock could be adversely affected by shares available for future sale. Following the merger, the Manville Trust may sell the shares of pay-in-kind preferred stock that it owns, subject to applicable restrictions under federal securities laws and the restriction on selling those shares without the consent of Bear Stearns Corporate Lending for the 180-day period following the merger. Johns Manville does not know what effect future sales of pay-in-kind preferred stock or the availability of shares for future sales will have on the market price for shares of pay-in-kind preferred stock prevailing from time to time. However, sales of a substantial amount of pay-in-kind preferred stock on the public market, or the perception that those sales could occur, could adversely affect market prices for the pay-in-kind preferred stock.

THE PAY-IN-KIND PREFERRED STOCK WILL GENERALLY HAVE NO VOTING RIGHTS

     As a holder of the pay-in-kind preferred stock you will generally not have any voting rights in connection with the election of directors or otherwise. You will have the right to a class vote on certain matters as required by Delaware law, and will have the right to elect up to two directors in the circumstances set forth below:

     - if three dividends on the pay-in-kind preferred stock have not been paid;

     - if any bankruptcy or insolvency or similar proceeding is commenced by or against the surviving corporation (if an involuntary proceeding, if such proceeding remains undismissed or unstayed for sixty days);

     - if for any reason the surviving corporation has failed to redeem the pay-in-kind preferred stock on the scheduled redemption date or in connection with any redemption required following a change in control; or

     - if the surviving corporation fails to comply (and non-compliance continues for a period of thirty days) in any material respect with any of the covenants of the terms of the pay-in-kind preferred stock.

     In addition, after the merger you will have the right to a class vote on any amendment to the surviving corporation's certificate of incorporation or bylaws that adversely affect the terms of the pay-in-kind preferred stock and on certain matters other than the election of directors.

     Immediately following the merger the Manville Trust will own approximately
     shares of pay-in-kind preferred stock, representing approximately      % of
the outstanding shares. This ownership interest will enable the Manville Trust to cause the election of any directors which the holders of pay-in-kind preferred stock may become entitled to elect. With this ownership interest, the Manville Trust will also be able to, without the action of any other holders of pay-in-kind preferred stock, approve amendments to the terms of the pay-in-kind preferred stock and consent to actions such as some stock issuances, dividends and other payments by the surviving corporation that are only permitted to be undertaken by the surviving corporation with the consent of the holders of a majority of the outstanding shares of pay-in-kind preferred stock. However, without the consent of each affected holder of the pay-in-kind preferred stock, the surviving corporation cannot amend its certificate of incorporation to reduce the dividend payable on, or the liquidation preference of, the pay-in-kind preferred stock.

THERE IS NO ASSURANCE THAT YOU WILL BE PAID CASH DIVIDENDS WHEN DUE ON THE PAY-IN-KIND PREFERRED STOCK

     There is no guarantee that the surviving corporation will ever pay cash dividends on the pay-in-kind preferred stock. Cash dividends may only be paid on the pay-in-kind preferred stock if there are funds legally available to pay dividends. In addition, the terms of the financing in connection with the merger are expected to restrict the surviving corporation's ability to pay cash dividends on the pay-in-kind preferred stock.

THE SURVIVING CORPORATION MAY NOT BE ABLE TO PAY THE REQUIRED REDEMPTION AMOUNTS ON THE PAY-IN-KIND PREFERRED STOCK

     There is no guarantee that the surviving corporation will be able to redeem the pay-in-kind preferred stock when required to do so. After the merger and related recapitalization, the surviving corporation will have a high level of debt. The obligations of the surviving corporation to the holders of its debt and other creditors generally will have priority over the surviving corporation's obligations to the holders of the pay-in-kind preferred stock. Furthermore, redemption amounts may be paid only out of funds legally available.

YOU MAY HAVE TO PAY TAXES RELATED TO THE PAY-IN-KIND PREFERRED STOCK AT TIMES WHEN NO CASH IS DISTRIBUTED BY THE SURVIVING CORPORATION

     The fair market value of dividends paid by the surviving corporation on the pay-in-kind preferred stock will be required to be included in income when paid to the extent that the surviving corporation has earnings and profits as measured for tax purposes, regardless of whether the dividends are paid in cash or in additional shares of pay-in-kind preferred stock. In addition, in general, to the extent the redemption price of the pay-in-kind preferred stock exceeds the fair market value of the pay-in-kind preferred stock at the effective time of the merger by more than a de minimis amount, that excess will be included in the taxable income of holders on a constant yield method over the term of the pay-in-kind preferred stock, even though no cash will be paid with respect to these amounts prior to redemption. As a result, you may be required to pay taxes with respect to the pay-in-kind preferred stock even though at that time you are not receiving any cash from the surviving corporation.

THE SURVIVING CORPORATION'S SUBSTANTIAL DEBT LEVEL FOLLOWING THE MERGER COULD INCREASE THE RISK OF YOUR CONTINUED INVESTMENT IN THE SURVIVING CORPORATION

     You will continue to be a stockholder after the merger as a result of your ownership of pay-in-kind preferred stock. The operating performance of the surviving corporation may have an effect on the value of your pay-in-kind preferred stock. In addition, after the merger, the surviving corporation's operations will have to generate cash to service a much greater level of debt than exists today. If the surviving corporation cannot generate enough cash, it may not be able to make required cash payments to you with respect to your pay-in-kind preferred stock. Your investment in pay-in-kind preferred stock could, as a result, diminish in value.

     As of June 30, 2000, Johns Manville had long-term indebtedness of approximately $472 million. On a pro forma basis, after giving effect to consummation of the merger and the debt financings, Johns Manville expects that it would have had consolidated debt of approximately $2.2 billion as of that date. The increased debt may:

     - reduce the surviving corporation's flexibility to respond to changing business and economic conditions;

     - increase vulnerability to general adverse economic and industry conditions, particularly due to the cyclical nature of the building products industry;

     - limit capital expenditures and acquisitions;

     - place the surviving corporation at a competitive disadvantage compared to its competitors that have less debt; and

     - limit, along with the restrictive covenants of the contemplated financing, the surviving corporation's ability to borrow additional funds.

     If the surviving corporation is unable to generate sufficient cash flow from operations in the future to service its debt, it may have to refinance all or a portion of its existing debt or obtain additional financing. There can be no assurance that any refinancing of this kind would be possible or that any additional financing could be obtained. The inability to obtain additional financing, and the terms of any additional financing obtained, could have a material adverse effect on the surviving corporation and on your investment in pay-in-kind preferred stock.

     Furthermore, because the surviving corporation expects that debt incurred to finance the merger or debt (if any) incurred to refinance merger financing will be incurred by subsidiaries of the surviving corporation, the terms of these financing instruments will likely restrict the ability of the subsidiaries to make payments to the surviving corporation, which would likely impair the surviving corporation's ability to make cash payments on pay-in-kind preferred stock.

THE PAYMENT OF THE MERGER CONSIDERATION TO YOU COULD BE VOIDED IF A COURT FINDS A FRAUDULENT CONVEYANCE

     The surviving corporation and its subsidiaries will incur substantial indebtedness in connection with the merger, the proceeds of which will be used, among other things, to pay you the $13.625 per share cash portion of the merger consideration. The incurrence of debt by the surviving corporation or its subsidiaries, in connection with the merger, and the payment of the merger consideration, is subject to review under relevant federal and state bankruptcy or fraudulent conveyance statutes in a bankruptcy, reorganization or rehabilitation case or similar proceeding or in a lawsuit by or on behalf of unpaid creditors of the surviving corporation. Generally if a court in a suit by an unpaid creditor or representative of creditors of the surviving corporation were to find that:

     - the payment of the merger consideration or the incurrence of the indebtedness by the surviving corporation or its subsidiaries was made with the intent of hindering, delaying or defrauding creditors; or that

     - the surviving corporation received less than reasonably equivalent value or fair consideration in connection with such payment or incurrence and the surviving corporation either:

      -- was insolvent or was rendered insolvent by the transaction,

      -- was engaged in a business or transaction for which its assets constituted unreasonably small capital, or

      -- intended to incur, or believed that it would incur, obligations beyond its ability to pay as those obligations matured;

then that court could determine that the payment of the cash portion of the merger consideration to stockholders or the incurrence of debt violated applicable provisions of the United States bankruptcy code and/or applicable state fraudulent conveyance laws. If a determination of this kind were made, there is a risk that a court could require stockholders receiving the merger consideration to return that consideration to the surviving corporation, its creditors or their representatives.

     The measure of insolvency will vary depending on the law of the applicable jurisdiction. Generally, however, a company would be considered insolvent if:

     - the fair value of its assets is less than the amount required to pay its expected liability on debts as they become due; or

     - the sum of the company's liabilities is greater than the fair value of its assets.

     It is a condition to Johns Manville's obligation to consummate the merger that the Johns Manville board receive an opinion, in form and substance reasonably acceptable to the board, from an appraisal firm to the effect that as of the effective time of the merger, and after giving effect to the financing, the surviving corporation will not be insolvent, have unreasonably small capital or have incurred or planned to incur debts beyond its ability to pay. HB Merger LLC and HB Finance LLC have retained Corporate Valuation Advisors, Inc. to render that opinion.

                INFORMATION CONCERNING THE STOCKHOLDERS MEETING

DATE, TIME AND PLACE

     This proxy statement/prospectus is furnished to you in connection with the solicitation of proxies by the Johns Manville board for a special meeting of
stockholders to be held at        a.m., on           , 2000, at 717 17th Street,
Denver, Colorado, or any postponement or adjournment of the meeting.

PURPOSE OF THE STOCKHOLDERS MEETING

     At the stockholders meeting, you will be asked:

     - to consider and vote upon a proposal to approve the amendment to the restated certificate of incorporation;

     - to consider and vote upon a proposal to adopt the merger agreement and approve the transactions contemplated thereby, including the merger; and

     - to transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

RECORD DATE; QUORUM; OUTSTANDING COMMON STOCK ENTITLED TO VOTE

     All record holders of shares of Johns Manville common stock at the close of
business on          , 2000 are entitled to notice of, and to vote at, the
stockholders meeting and any adjournment or postponement of the meeting. The presence, in person or by proxy, of holders of a majority of the outstanding shares of Johns Manville common stock is required to constitute a quorum for the transaction of business. Abstentions and broker non-votes count as present for establishing a quorum. A list of record holders will be available for
examination at our principal executive offices from      , 2000 until the
meeting. At the close of business on             , 2000, there were      shares
of Johns Manville common stock outstanding. Of those shares 112,730,819 (approximately 76.3%), were held by the Manville Trust.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Johns Manville common stock issued and outstanding on the record date is required for approval of the amendment to the restated certificate of incorporation and for adoption of the merger agreement and approval of the transactions contemplated thereby, including the merger. The affirmative vote of the holders of a majority of the shares of Johns Manville common stock voting is required to permit the proxies to adjourn the Johns Manville meeting to solicit more votes or proxies in favor of adoption of the proposals.

     Any failure to be present at the Johns Manville meeting, in person or by proxy, and any abstention and any broker non-vote, as explained below, will have the same effect as a vote against approval of the amendment to the restated certificate of incorporation and adoption of the merger agreement and approval of the transactions contemplated thereby, including the merger. With respect to any proposal to adjourn the meeting to solicit more votes or proxies in favor of the proposals at the meeting, any failure to be present at the meeting, in person or by proxy, and any abstention and any broker non-vote, will have the effect of reducing the aggregate number of shares of Johns Manville common stock voting and, therefore, the number of shares of Johns Manville common stock required to permit the proxies to adjourn the meeting to solicit more votes or proxies. Under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers will not have authority to vote on approval of the amendment to the restated certificate of incorporation or the adoption of the merger agreement and approval of the transactions contemplated thereby, including the merger unless they receive specific instructions from the beneficial owners of those shares. Shares that are not voted because brokers did not receive any instructions are referred to as "broker non-votes." Under Delaware law, in determining whether approval of the amendment to the restated certificate of incorporation and adoption of the merger agreement and approval of the transactions contemplated thereby, including the merger have received the requisite

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

number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against those proposals.

VOTING AND REVOCATION OF PROXIES

     A form of proxy card for your use at the stockholders meeting accompanies this proxy statement/ prospectus. All properly executed proxies that are received prior to or at the stockholders meeting and not revoked will be voted at the meeting in the manner specified. If you execute and return a proxy and do not specify otherwise, the shares represented by your proxy will be voted "FOR" approval of the amendment to the restated certificate of incorporation and "FOR" adoption of the merger agreement and approval of the transactions contemplated thereby, including the merger, and in the discretion of the proxies with respect to any other matter before the meeting. In that case, you will not have the right to dissent from the merger and seek an appraisal of the fair value of your shares. An executed, but blank proxy card differs from a broker non-vote. By executing and returning a proxy card, but not choosing to vote on any matter, you will be considered to have authorized approval of that matter, whereas a broker non-vote will not be voted and will therefore have the same effect as a vote against the proposals.

     If you have given a proxy pursuant to this solicitation, you may nonetheless revoke it by attending the stockholders meeting and giving oral notice of your intention to vote in person. In addition, you may revoke any proxy you give at any time before the stockholders meeting by delivering to our Secretary a written statement revoking it or by delivering an executed proxy bearing a later date. If you have executed and delivered a proxy to us, your attendance at the stockholders meeting will not in and of itself constitute a revocation of your proxy.

SOLICITATION OF PROXIES

     We will bear the cost of the solicitation of proxies. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone or otherwise, but they will not be specifically compensated for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of common stock they hold of record. We have retained MacKenzie Partners, Inc. to coordinate the solicitation of proxies for a fee of $7,500, plus reasonable out-of-pocket expenses.

OTHER MATTERS

     We do not know of any matters other than those described in this proxy statement/prospectus which may come before the stockholders meeting. If any other matters are properly presented to the stockholders meeting for action, we intend that the persons named in the enclosed form of proxy card will vote in accordance with their best judgment. These matters may include an adjournment or postponement of the stockholders meeting. If any adjournment or postponement is made, we may solicit additional proxies during the adjournment period.

     Please return your marked proxy card promptly so your shares can be represented, even if you plan to attend the stockholders meeting in person. You should not send any certificates representing common stock with your proxy card.

             AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

     Approval of the amendment to the restated certificate of incorporation is a condition to the consummation of the merger. The proposed amendment must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Johns Manville common stock. A form of the certificate of amendment giving effect to the proposed amendment is included as Appendix B to this proxy statement/prospectus.

     If the amendment to the restated certificate of incorporation is approved and the merger agreement is adopted, prior to the closing we will file with the Delaware Secretary of State a certificate of amendment to the restated certificate of incorporation, substantially in the form attached as Appendix B. Upon that filing, Article Fourth of the restated certificate of incorporation will be amended to authorize, designate the rights, preferences, privileges restrictions and other matters of 5,000,000 shares of class TM preferred stock. The Johns Manville board believes that it is advisable to amend Article Fourth of the Johns Manville restated certificate of incorporation revising the total number of authorized shares of preferred stock to 5,000,000 and designating the rights, preferences, privileges restrictions and other matters of the 5,000,000 shares of preferred stock as class TM preferred stock with a par value of $0.01 per share. The amendment may be withdrawn by Johns Manville at any time prior to the filing of a certificate of amendment with the Delaware Secretary of State, even if approval for the amendment has been obtained at the stockholders meeting.

     We are proposing the amendment to the restated certificate of incorporation in order to permit the issuance of Johns Manville class TM preferred stock as required under the merger agreement and the exchange agreement. At the effective time of the merger, the class TM preferred stock will be converted into 0.6 of a share of surviving corporation common stock and 0.4 of a share of surviving corporation junior preferred stock. For more information regarding the exchange of class TM preferred stock, see "The Merger Agreement -- Exchange of Shares".

                             THE MERGER TRANSACTION

BACKGROUND OF THE MERGER

     Johns Manville's board of directors, as part of its ongoing oversight and planning, has from time to time considered various financial and other alternatives that might be available to increase the value of Johns Manville's common stock to all of its stockholders. At several meetings of the Johns Manville board held in the second half of 1998, at the request of the Johns Manville board, J.P. Morgan, Johns Manville's financial advisor, reviewed with the Johns Manville board alternatives for consideration. Alternatives reviewed included, among other things, continuing to operate Johns Manville as an independent public company under its current corporate and capital structure, Johns Manville purchasing all or a portion of the shares of Johns Manville common stock held by the Manville Trust, offerings of Johns Manville stock on a primary basis by Johns Manville or on a secondary basis by the Manville Trust, potential acquisition transactions and the sale or merger of Johns Manville.

     In the context of review of these alternatives, the Johns Manville board considered Johns Manville's statutory liability for federal income taxes imposed on the designated settlement fund portion of the Manville Trust, and its contractual liability to the Manville Trust for other income taxes. As a result, J.P. Morgan and Goldman Sachs, financial advisor to the Manville Trust, were asked to consider the impact that Johns Manville's liability for taxes of the Manville Trust might have on various alternative transactions. J.P. Morgan and Goldman Sachs concluded that some of these transactions would be unlikely to be successfully concluded if Johns Manville and the Manville Trust could not agree on an assumption by the Manville Trust of the liability for its income taxes. The Johns Manville board, other than Johns Manville directors who were trustees of the Manville Trust, met on two occasions during December 1998 to discuss the possible settlement of the tax liability and receive the advice of J.P. Morgan. In late December 1998, Johns Manville and the Manville Trust tentatively agreed to a payment of $90,000,000 to be made by Johns Manville to the Manville Trust, subject to the consummation of a merger or sale transaction, in return for the Manville Trust's agreement to indemnify Johns Manville against its statutory liability for federal income taxes accruing on income of the designated settlement fund portion of the Manville Trust and to eliminate Johns Manville's contractual liability to the Manville Trust for the payment of the Manville Trust's income taxes.

     At a meeting of the Johns Manville board held on January 20, 1999, J.P. Morgan reviewed its analysis of various alternatives that might be available to Johns Manville. Robert A. Falise, a Johns Manville director and Chairman and Managing Trustee of the Manville Trust, reported to the Johns Manville board that the trustees of the Manville Trust had concluded that the Manville Trust would explore alternatives with respect to the sale of its ownership interest in Johns Manville and would support Johns Manville in its exploration of alternatives which would accomplish the objective. At this meeting, Johns Manville's board determined to pursue the exploration of a sale or merger of Johns Manville. The Johns Manville board also discussed establishing a board committee to provide oversight and guidance in connection with the exploration of strategic alternatives and created a special committee composed of Messrs. Falise, Michael N. Hammes and Charles L. Henry, Chief Executive Officer of Johns Manville. Also as of January 20, Johns Manville entered into an engagement letter with J.P. Morgan for J.P. Morgan to act as its exclusive financial advisor in connection with any sale, merger or business combination.

     On January 25, 1999, Johns Manville issued a press release publicly announcing that it would undertake a review of strategic alternatives available to maximize shareholder value and that such alternatives included a possible sale or merger of Johns Manville.

     Following the issuance of the January 25 press release and through early February 1999, J.P. Morgan and Goldman Sachs contacted approximately 50 prospective purchasers, and responded to inquiries from others, in order to determine whether there was an interest in considering a sale or merger transaction involving Johns Manville. Interested entities were provided with confidential information concerning Johns Manville.

     In mid-February 1999, J.P. Morgan and Goldman Sachs requested parties that had continued to participate in the review process to provide written preliminary indications of interest with respect to a possible transaction. Indications of interest were received from several entities, including Hicks, Muse. Notwithstanding these preliminary indications of interest, and continued due diligence by several parties, by mid-April 1999, it became apparent that the process would not result in acceptable bids being obtained.

     The Johns Manville board was updated as to these developments at a meeting held on April 19, 1999, and on April 20, 1999, Johns Manville issued a press release to that effect. The press release also stated that Johns Manville and the Manville Trust would explore other options to maximize shareholder value, including a possible secondary offering of Johns Manville common stock by the Manville Trust, as well as a stock buyback by Johns Manville.

     In July 1999, in lieu of an offering of the Manville Trust of shares of its Johns Manville common stock, Johns Manville repurchased 12,196,291 shares of Johns Manville common stock from the Manville Trust based on the average of the closing sales price of Johns Manville common stock for the prior twenty trading days ($13.675 per share) and prepaid its remaining outstanding indebtedness to the Manville Trust at its estimated then-present value. The aggregate amount paid to the Manville Trust in these transactions was approximately $200,000,000, which was the estimated amount of Johns Manville's 1999 taxable income that could be offset by reason of these transactions.

     In June 1999, Johns Manville engaged in discussions with a leveraged buyout firm concerning a possible acquisition of Johns Manville. This firm had been contacted in the auction process, but had not provided an indication of interest at that time. Later in June 1999, that firm submitted a preliminary proposal relating to a recapitalization transaction in which each share of Johns Manville common stock, other than a portion of the shares of common stock held by the Manville Trust to be retained in the continuing entity, would be converted into consideration comprised of $14.00 per share in cash and $2.00 in liquidation preference of preferred stock. The preliminary proposal was subject to the receipt of financing and the completion of due diligence.

     In early July 1999, the leveraged buyout firm executed a confidentiality agreement with Johns Manville in connection with its review of a potential transaction and began to conduct due diligence. Later in July 1999, the leveraged buyout group advised representatives of Johns Manville that it would be prepared to pursue a transaction at a cash price of $15.00 per share. Following discussions between J.P. Morgan and that firm and based on J.P. Morgan's willingness to underwrite the sale of the preferred stock contemplated in that firm's earlier offer, that firm's offer was revised to $15.63 in cash.

     At a meeting of the Johns Manville board held on August 2, 1999, the board created a special committee comprised of Messrs. Falise, Hammes and William E. Mayer to review, negotiate, evaluate and recommend to the Johns Manville board what action should be taken with respect to the proposal received from the leveraged buyout firm.

     In September 1999, the leveraged buyout firm informed representatives of Johns Manville that it was not willing to pursue a transaction at the price level previously indicated, although it would be willing to consider a transaction at a lower price. This development was discussed by the special committee at a meeting held on September 22, 1999. At that meeting the special committee determined to recommend to the Johns Manville board that Johns Manville not pursue, and Mr. Falise advised the special committee that the Manville Trust had determined that it did not wish to pursue, such a transaction at that time. Thereafter, talks with the leveraged buyout firm were terminated.

     Later in 1999, Johns Manville received an oral indication of interest from a company in the building products industry, relating to a possible acquisition of Johns Manville. Following discussions between representatives of that company and senior management of Johns Manville and representatives of J.P. Morgan, this company determined not to pursue any proposal.

     In January 2000, Johns Manville received an oral indication of interest from a company in the building products industry relating to a possible acquisition of Johns Manville. This entity had participated in the process conducted in early 1999 and had conducted due diligence, but had declined to submit a proposal at that time. After preliminary discussions with representatives of Johns Manville and J.P. Morgan, this company determined not to pursue any proposal.

     On February 3, 2000, Johns Manville issued a press release publicly announcing that Mr. Henry intended to retire effective March 31, 2000. Shortly after that, in February 2000, Johns Manville and the Manville Trust were contacted by a stockholder of Johns Manville that indicated it was interested in pursuing a transaction with Johns Manville. This stockholder subsequently entered into a confidentiality agreement with Johns Manville. Separately, representatives of Johns Manville, the stockholder and Bear Stearns met in February to discuss a possible transaction between Bear Stearns and Johns Manville. Subsequent to that meeting, Bear Stearns entered into a confidentiality agreement with Johns Manville.

     On March 3, 2000, Mr. Falise received a letter from Bear Stearns Merchant Banking expressing interest in pursuing a transaction involving Johns Manville in which consideration was offered to the stockholders of Johns Manville (other than with respect to a portion of the shares of Johns Manville common stock to be retained by the Manville Trust in the continuing entity) of $13.625 per share in cash plus $2.00 in liquidation preference of a 13% pay-in-kind preferred stock, with a requirement that the Manville Trust would reinvest approximately $50,000,000 in value of its Johns Manville common stock in the continuing entity. The proposal contemplated that Bear Stearns would provide approximately $250,000,000 of the equity financing anticipated to be required in connection with the transaction, and would syndicate the remaining proposed equity investment to other investors. As a condition to proceeding with development of its proposal, Bear Stearns required that Johns Manville enter into an exclusivity arrangement, among other things, prohibiting Johns Manville and the Manville Trust from soliciting third party proposals or engaging in negotiations with any third party for a thirty-day period.

     On March 7, 2000, a regularly scheduled meeting of the Johns Manville board was held. During this meeting, the board discussed the Bear Stearns proposal without members of Johns Manville management being present. The Johns Manville board determined to encourage Bear Stearns to continue to pursue development of its proposal. The Johns Manville board also considered the request that had been made by Bear Stearns for an exclusivity agreement. The board determined that it would be willing to agree to such an arrangement subject to clarifying certain aspects of Bear Stearns' proposal. Also at that meeting, the board appointed a special committee composed of Messrs. Falise, Hammes and Mayer to review, negotiate, evaluate and recommend to the Johns Manville board what action should be taken with respect to the proposal of Bear Stearns. Mr. Todd Goodwin was subsequently added to the committee.

     On March 15, 2000 the special committee met to be updated regarding the status of Bear Stearns' activities. On March 16, 2000, after clarification of elements of Bear Stearns' proposal, Johns Manville and the Manville Trust entered into an exclusivity agreement with Bear Stearns for a 30-day period.

     Following the execution of the exclusivity agreement, Bear Stearns began to perform a due diligence review based on public and confidential information provided by Johns Manville. In addition, Bear Stearns met with management and other potential equity investors to develop their proposal. During this time, Hicks, Muse agreed to participate with Bear Stearns in providing the equity financing for the proposed transaction.

     On March 31, Johns Manville issued a press release publicly announcing that Mr. Henry had agreed to postpone his retirement until June 30, 2000.

     On April 4, 2000, the special committee met to receive an update on the status of the Bear Stearns/ Hicks, Muse proposal.

     On April 7, 2000, Bear Stearns and Hicks, Muse submitted a written proposal to Johns Manville with respect to a transaction including the following elements:

     - consideration to stockholders of Johns Manville (other than with respect to shares of common stock to be retained by the Manville Trust and some members of management in the continuing entity) of $13.625 per share in cash and $2.00 per share in 13% pay-in-kind preferred stock;

     - the agreement by the Manville Trust to reinvest approximately $50,000,000 in value of its existing shares in the continuing entity;

     - the agreement by members of management to reinvest approximately $15,000,000 in value of their Johns Manville equity interest in the continuing entity and the participation of Mr. Henry in the transaction; and

     - the payment of $90,000,000 by Johns Manville to the Manville Trust in return for the Manville Trust relieving Johns Manville of its statutory and contractual liability for future Manville Trust income taxes.

     In order to proceed with their proposal, Hicks, Muse and Bear Stearns required that Johns Manville and the Manville Trust agree to extend the exclusivity arrangement.

     On April 10, 2000, the Johns Manville board met to consider the Hicks, Muse/Bear Stearns group proposal. At that meeting, it was reported that Johns Manville and J.P. Morgan had been orally contacted by an investment banking firm representing an industrial company with an interest in pursuing an acquisition of Johns Manville. The board considered this indication of interest and the requirement of the Hicks, Muse/Bear Stearns group that the exclusivity agreement be extended. The board determined to extend the exclusivity agreement and it was extended on April 13, 2000.

     The amended exclusivity agreement provided, among other things, that for a 30-day period (subject to a 15-day extension upon notice by either party) Johns Manville would not solicit or engage in negotiations relating to any third party proposal. Notwithstanding the foregoing, however, Johns Manville would be entitled to pursue a superior proposal following notice to Hicks, Muse and Bear Stearns, subject to an obligation to pay out-of-pocket expenses of Hicks, Muse and Bear Stearns not in excess of $10,000,000 if Johns Manville entered into an agreement with respect to a competing transaction with any third party with whom Johns Manville engaged in the prohibited activities during the exclusivity period. The Manville Trust also entered into this amended exclusivity agreement.

     On April 24, 2000, the Johns Manville special committee received from the industrial company a written proposal for the acquisition of Johns Manville. The proposal contemplated a transaction in which all of Johns Manville's outstanding shares would be acquired for $15.50 per share in cash and a $75,000,000 payment would be made to the Manville Trust over a five-year period in satisfaction of all obligations of Johns Manville to the Manville Trust. The proposal was subject to conditions including completion of a due diligence review and negotiation of definitive documentation with Johns Manville and the Manville Trust. A special committee meeting was held on April 25, 2000 to discuss the letter, and a Johns Manville board meeting was held on April 26 at which the board considered the status of the proposed transaction with the Hicks, Muse/Bear Stearns group and the letter received on April 24. The Johns Manville board determined, and Mr. Falise advised the Johns Manville board that the Manville Trust had determined, not to pursue this proposal at that time. On April 27, the special committee advised that interested party of this determination.

     On May 12, 2000, at a regularly scheduled meeting, the Johns Manville board discussed the status of the Hicks, Muse/Bear Stearns group proposal, and the terms of a second letter received that day from the industrial company. The letter reiterated the proposal that had been conveyed previously. On May 12, 2000, Hicks, Muse and Bear Stearns provided notice extending the exclusivity period by an additional 15 days to May 28, 2000.

     On May 15, 2000, the special committee met to discuss the letter and to receive an update on the Hicks, Muse/Bear Stearns group proposal. The special committee concluded that there had been no change in the proposal or the circumstances of the Hicks, Muse/Bear Stearns group proposal that would lead the committee to change the position adopted at the April 26 board meeting.

     On May 16, 2000, the Hicks, Muse/Bear Stearns group's counsel provided to Johns Manville and its counsel, a draft merger agreement in connection with the proposed transaction. At the same time, the Hicks, Muse/Bear Stearns group's counsel provided to the Manville Trust and its counsel, a draft voting agreement with respect to the Manville Trust's shares of Johns Manville common stock. Also on May 16, the special committee responded to the letter received from the industrial company, stating that it did not wish to pursue such proposal at that time.

     At a meeting of the special committee on May 19, 2000, representatives of Johns Manville updated the special committee concerning developments in the proposed transaction, and described for the special committee the terms of the agreements received from the Hicks, Muse/Bear Stearns group. Issues discussed with the special committee included the proposed terms of the pay-in-kind preferred stock, transaction structure, conditions to closing and termination events and fees.

     On May 21, 2000, representatives of John Manville provided written comments on the draft merger agreement, and representatives of the Manville Trust provided written comments on the draft voting agreement, to representatives of the Hicks, Muse/Bear Stearns group. Counsel to the parties met for the first time on May 24, 2000 to commence negotiations on the agreements. Issues discussed at this meeting included the proposed terms of the pay-in-kind preferred stock, transaction structure, conditions to closing and termination events and a $110,000,000 termination fee requested by the Hicks, Muse/Bear Stearns group. In the course of the May 24 meeting, counsel to the Hicks, Muse/Bear Stearns group conveyed the requirement of the Hicks, Muse/Bear Stearns group that the exclusivity agreement be extended beyond the May 28, 2000 expiration date.

     On May 26, 2000, the special committee met to receive an update from Johns Manville's advisors concerning the ongoing negotiations with the Hicks, Muse/Bear Stearns group. Topics reviewed with the special committee included the terms of the pay-in-kind preferred stock, conditions to closing, termination events and termination fees. In addition, the special committee discussed the Hicks, Muse/Bear Stearns group's request for an extension of the exclusivity agreement. The special committee determined to grant the exclusivity extension only if agreement could be obtained on an acceptable termination fee that would be applicable if a transaction were eventually agreed to.

     Following the May 26 meeting, members of the committee, together with representatives of J.P. Morgan and Goldman Sachs, contacted representatives of the Hicks, Muse/Bear Stearns group to discuss the termination fee. The representatives of the Hicks, Muse/Bear Stearns group stated that without continued exclusive dealing and a substantial termination fee, they would be unwilling to proceed with the transaction. Following negotiations, the parties agreed that they would proceed on the basis of a $53,000,000 termination fee plus out-of-pocket expenses of up to $12,500,000, to be reflected in any executed merger agreement, payable in connection with certain terminations. For a further description of the Merger Agreement see the "Merger Agreement".

     On May 27, 2000, the exclusivity agreement was extended for a period ending on June 16, 2000, subject to continuation thereafter unless notice of termination was provided by either party.

     Discussions and meetings between representatives of the parties continued following the extension. Special committee meetings were held on June 7 and June 16, 2000 in order for the committee to receive updates as to the progress of negotiations and to provide direction to Johns Manville's legal counsel and financial advisor. Significant issues resolved during this period included the principal terms of the pay-in-kind preferred stock, the conditions to the parties' closing obligations, the circumstances under which the merger agreement and voting agreement could be terminated and the circumstances in which a termination fee and/or expenses would be payable.

     On June 20, 2000, the industrial company sent a third letter to Johns Manville offering to acquire all of the outstanding shares of Johns Manville common stock on substantially the same terms previously indicated.

     A special meeting of the Johns Manville board was held on June 22, 2000 to consider the proposed transaction with the Hicks, Muse/Bear Stearns group. At this meeting, the board was updated on the progress of negotiations. The board received a financial presentation from J.P. Morgan and received the opinion of J.P. Morgan to the effect that the $13.625 in cash and 0.02 of a share of pay-in-kind preferred stock to be received by holders of Johns Manville common stock in the merger was fair, from a financial point of view, to such stockholders. The Johns Manville board reviewed the terms of the proposed merger agreement, the amendment to the restated certificate of incorporation, the voting agreement and the exchange agreement. The Johns Manville Board also considered the June 20, 2000 letter from the industrial company. Mr. Henry was excused from much of the board meeting.

     At the time, the Johns Manville board also considered approval of the tax agreement and related agreements. The directors who are also trustees of the Manville Trust excused themselves from the meeting. The Johns Manville board (without the trustee/directors) reviewed the terms of these agreements, and the directors received a presentation from J.P. Morgan regarding its analysis of the tax agreement and received the opinion of J.P. Morgan to the effect that the $90,000,000 consideration to be paid to the Manville Trust pursuant to the tax agreement was fair, from a financial point of view, to the holders of Johns Manville common stock other than the Manville Trust for the assumption by the Manville Trust of the tax liabilities. The Johns Manville board then approved the tax agreement and agreements related to it.

     Following the approval of the tax agreements, the special committee met to discuss the proposed transactions, and recommended that the Johns Manville board approve the proposed merger agreement and the transactions contemplated thereby.

     When the Johns Manville board reconvened, it received the recommendation of the special committee, and Mr. Falise informed the board that the Manville Trust had approved the agreements to which it would be a party. The Johns Manville board then voted to approve the amendment to the restated certificate of incorporation, the merger agreement and the transactions contemplated thereby and determined them to be advisable. The Johns Manville board also approved the related agreements.

RECOMMENDATION OF THE JOHNS MANVILLE BOARD; REASONS FOR THE MERGER

     On June 22, 2000 the Johns Manville board voted to approve the amendment to the restated certificate of incorporation and the merger agreement and the transactions contemplated thereby, including the merger, and determined them to be advisable. The Johns Manville board also determined to recommend that Johns Manville stockholders vote in favor of approval of the amendment and adoption of the merger agreement and approval of the transaction contemplated thereby.

     In reaching its determination to approve the merger agreement and the transactions contemplated thereby and to declare the advisability of the merger agreement, the Johns Manville board consulted with Johns Manville's management, financial advisor and legal counsel. Set forth below are the material factors that the board considered in reaching this determination:

          (1) the board's review of Johns Manville's business, operations, financial condition, earnings and prospects;

          (2) the board's review of possible alternatives to a merger transaction, the potential value to stockholders of these alternatives and the timing and likelihood of actually consummating any of these alternatives or achieving additional value from these alternatives, including the possibility that Johns Manville's future performance might not lead to a stock price having a higher present value than the merger consideration to be received by holders of Johns Manville common stock in the merger;

          (3) the financial terms of the merger, including the cash and pay-in-kind preferred stock payable in the merger upon conversion of Johns Manville common stock, and the continuing equity investment of the Manville Trust and some members of management in the surviving corporation;

          (4) the financial presentation of J.P. Morgan and the opinion of J.P. Morgan to the effect that, as of the date thereof, the $13.625 in cash and
     0.02 of a share of pay-in-kind preferred stock to be received by holders of Johns Manville common stock in the merger was fair, from a financial point of view, to such stockholders;

          (5) that the common stockholders of Johns Manville who do not become common stockholders of the surviving corporation in the merger will no longer be able to participate in the potential growth of Johns Manville following the merger through a common equity ownership interest, but will only be entitled to dividends paid on the pay-in-kind preferred stock in return for their continuing investment in Johns Manville;

          (6) that the merger was agreed to by the board only after issuance by Johns Manville of a press release in January 1999 regarding its review of strategic alternatives, significant publicity concerning the review by Johns Manville of its strategic alternatives, the passage of a significant period of time between issuance of the press release and approval of the merger agreement, and contact with, and due diligence by, a number of potential bidders over an extended period of time;

          (7) the arms' length negotiations between representatives of Johns Manville, including the special committee, and the Hicks, Muse/Bear Stearns investor group with respect to the consideration to be paid in the merger and the other material terms of the merger agreement and other agreements;

          (8) that the closing price per share of Johns Manville common stock on June 22, 2000, the last trading day prior to the public announcement of the execution of the merger agreement, was $12.3125, and the closing price of $14.8125 per share of Johns Manville common stock on August 26, 1999 was the highest price at which the Johns Manville common stock traded in the twelve months prior to execution of the merger agreement;

          (9) the possibility that if the merger were not to be consummated, the price of Johns Manville's common stock could decline below the current trading price;

          (10) the terms of the merger agreement, including

            - the structure of the transaction,

            - the restrictions on the conduct of Johns Manville's business pending closing,

            - the conditions to the parties' obligations to consummate the merger,

            - the fees and expenses that would become payable by Johns Manville in the event of a termination of the merger agreement under certain circumstances,

            - the terms of Johns Manville's non-solicitation covenant, which permits Johns Manville to provide information to and negotiate with, and, upon payment of a termination fee and out-of-pocket expenses of Hicks, Muse and Bear Stearns, to terminate the merger agreement to enter into a transaction with a third party relating to an unsolicited proposal made following the date of the merger agreement that the Johns Manville board determines is more favorable to stockholders than the transactions contemplated by the merger agreement;

          (11) the terms of the voting agreement between HB Merger LLC and the Manville Trust, including the fact that following receipt of an order of the U.S. bankruptcy court, the Manville Trust will be obligated to vote in favor of adoption of the merger agreement at the stockholders meeting, and that assuming that the conditions to the Manville Trust's voting obligation under the voting agreement are satisfied and that the merger agreement is not otherwise terminated, sufficient votes will be cast for adoption of the merger agreement to ensure its passage without the vote of any other stockholder;

          (12) the expected continued equity participation in Johns Manville of the Manville Trust and some members of Johns Manville senior management, including Mr. Henry;

          (13) the likelihood of consummation of the merger, including the fact that, by reason of certain conditions to the obligations of HB Merger LLC and HB Finance LLC to consummate the merger, including conditions concerning receipt of financing and the timing of the closing, it is possible that the merger may not be consummated even if approved by stockholders; and

          (14) the reputations of Hicks, Muse and Bear Stearns, as well as the equity and debt financing commitments provided and the investor group's financial ability to complete the merger, including the fact that all of the funds expected to be necessary to complete the merger have been committed pursuant to commitment letters, subject to certain conditions.

     In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Johns Manville board did not attempt to quantify, rank or otherwise assign relative weights to these factors. In addition, the Johns Manville board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the board's ultimate determination, but rather the Johns Manville board conducted an overall analysis of the factors described above, including thorough discussions with and questioning of management and Johns Manville's legal and financial advisors. In considering the factors described above, individual members of the Johns Manville board may have given different weight to different factors. Considering all these factors as a whole, the Johns Manville board considered the factors to be favorable to and to support its determination.

     The Johns Manville board considered the fact that by virtue of its stock ownership, the Manville Trust may cast sufficient votes at the stockholders meeting to ensure approval of the amendment to the restated certificate of incorporation and adoption of the merger agreement and the transactions contemplated thereby. The Johns Manville board was aware of the terms of the voting agreement requiring the Manville Trust to vote in favor of the amendment to the restated certificate of incorporation and the adoption of the merger agreement, subject to certain conditions. Notwithstanding that the transaction is not structured to require the approval of a majority of the Johns Manville common stock held by stockholders unaffiliated with the Hicks, Muse/Bear Stearns group, the Johns Manville board believed that, while the Manville Trust has some interests in the merger agreement differing from those of other stockholders, the Manville Trust's interests in obtaining a transaction that would be beneficial to it as a holder of Johns Manville common stock were generally aligned with the interests of other stockholders. The Johns Manville board believed that the substantive and procedural fairness of the transactions was established by the process pursued by the board and the special committee and the factors set forth above.

     The Johns Manville board believes that approval of the amendment to the restated certificate of incorporation and adoption of the merger agreement are advisable and fair to all stockholders, including unaffiliated stockholders, for the reasons set forth above. In the course of their deliberations, the special committee and the Johns Manville board considered the appropriateness and fairness to Johns Manville's stockholders of the alternatives being considered and the process pursued, as well as the terms of the merger agreement. The proposed transactions were approved by all of the directors present at the vote, thereof, which included a majority of the directors on the Johns Manville board who are neither employees of Johns Manville nor trustees of the Manville Trust. In light of these factors, neither the Johns Manville board nor the special committee considered it necessary to retain any other unaffiliated representative to act solely on behalf of the unaffiliated stockholders of Johns Manville for the purpose of negotiating the terms of the merger agreement.

     HB Merger LLC and HB Finance LLC have advised Johns Manville that they regard the acquisition of Johns Manville to be an attractive investment opportunity because they believe that Johns Manville's future business prospects are favorable and that the anticipated high debt-to-equity ratio of the surviving corporation will allow the net worth of the surviving corporation to increase more rapidly on a percentage basis than the net worth of an identical corporation with a larger equity base and less debt. The investment, however, will involve a substantial risk to the holders of the surviving corporation common stock because of the high debt-to-equity ratio of the surviving corporation and its subsidiaries following the merger. Based solely on the fact that the terms of the merger agreement were the result of arms' length negotiations with Johns Manville, the Manville Trust and their advisors, HB Merger LLC and HB Finance LLC believe that the merger consideration is fair to Johns Manville stockholders. This belief, however, should not be construed as a recommendation to Johns Manville's stockholders to vote to approve the amendment to the restated certificate of incorporation of Johns Manville, the merger agreement or the transactions contemplated thereby.

OPINIONS OF J.P. MORGAN

  Opinion of J.P. Morgan regarding the Merger

     Pursuant to an engagement letter dated January 20, 1999, Johns Manville retained J.P. Morgan to act as its exclusive financial advisor in connection with any sale, merger or business combination. At the Johns Manville board meeting on June 22, 2000, J.P. Morgan gave its oral opinion, subsequently confirmed in writing, to the board that as of that date and on the basis of and subject to the matters described in the opinion, the per share consideration of $13.625 in cash and 0.02 of a share of pay-in-kind preferred stock, to be received by holders of Johns Manville common stock in the proposed merger was fair, from a financial point of view, to such stockholders.

     The full text of the written opinion of J.P. Morgan dated June 22, 2000, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Appendix C to this proxy statement/prospectus. Johns Manville incorporates J.P. Morgan's opinion into this proxy statement by reference and encourages you to read the opinion carefully and in its entirety.

     J.P. Morgan's opinion is addressed to the Johns Manville board of directors, is directed only to the consideration to be received by holders of Johns Manville common stock in the proposed merger and does not constitute a recommendation to any stockholder as to how to vote with respect to the proposed merger or at what price the pay-in-kind preferred stock will trade at any future time.

     In arriving at its opinion, J.P. Morgan reviewed, among other things:

     - the merger agreement;

     - certain publicly available information concerning Johns Manville's business and of certain other companies engaged in businesses comparable to Johns Manville, and the reported market prices for certain other companies' securities J.P. Morgan deemed comparable;

     - publicly available terms of certain transactions involving companies comparable to Johns Manville and the terms of other transactions J.P. Morgan deemed relevant;

     - then-current and historical market prices of Johns Manville common stock;

     - Johns Manville's audited financial statements for the fiscal year ended December 31, 1999, and its unaudited financial statements for the period ended March 31, 2000;

     - certain agreements with respect to Johns Manville's outstanding indebtedness or obligations;

     - certain internal financial analyses and forecasts prepared by Johns Manville's management;

     - the voting agreement, between the HB Merger LLC and the Manville Trust;

     - the commitment letters relating to the financing contemplated by the Hicks, Muse/Bear Stearns group; and

     - the draft tax agreement, between Johns Manville and the Manville Trust.

     In addition, J.P. Morgan has held discussions with some members of Johns Manville management and the Hicks, Muse/Bear Stearns group with respect to certain aspects of the merger, and Johns Manville's past and current business operations, financial condition and future prospects and operations, the effects of the proposed merger on Johns Manville's financial condition and future prospects, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry. J.P. Morgan has visited certain of Johns Manville's representative facilities. J.P. Morgan also reviewed such other financial studies and analyses and considered such other information as it deemed appropriate for the purposes of its opinion.

     In giving its opinion, J.P. Morgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to it by Johns Manville or the Hicks, Muse/Bear Stearns group or otherwise reviewed, and has not assumed any responsibility or liability therefor. J.P. Morgan did not conduct any valuation or appraisal of any assets or liabilities of Johns Manville, nor were any such valuations or appraisals provided to J.P. Morgan. In relying on financial analyses and forecasts provided to it, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of Johns Manville's management as to the expected future results of operations and financial condition to which such analyses or forecasts relate. J. P. Morgan also assumed that the proposed merger will have the tax consequences described in discussions with, and materials furnished to J.P. Morgan by, Johns Manville's representatives, and that the other transactions contemplated by the merger agreement will be consummated as described in such agreement. J.P. Morgan relied as to all legal matters relevant to rendering its opinion upon the advice of counsel.

     In its opinion, J.P. Morgan noted that the proposed merger follows a full public auction process in which J.P. Morgan broadly solicited offers for Johns Manville from January through April 1999 and that subsequent to such auction process Johns Manville and J.P. Morgan have had discussions with several other potential buyers which did not result in a business combination transaction and that J.P. Morgan took such circumstances into account in rendering its opinion.

     J.P. Morgan based its opinion on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan, as of June 22, 2000. Subsequent developments may affect J.P. Morgan's opinion and J.P. Morgan does not have any obligation to Johns Manville to update, revise or reaffirm its opinion.

     The following is a summary of the material financial analyses performed by J.P. Morgan in connection with its opinion. We have presented some of the summaries of the financial analyses in tabular format. In order to understand the financial analyses used by J.P. Morgan more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of J.P. Morgan's financial analyses and this summary contains all material financial analyses, but is not a complete description of all of the analyses underlying J.P. Morgan's opinion.

     Historical Common Stock Performance. J.P. Morgan conducted an analysis of the historical closing price of Johns Manville's common stock based on closing prices on the New York Stock Exchange relative to the share price performance of Armstrong Holdings Inc., USG Corporation, Owens Corning Inc. and the Standard & Poor's 500 index over the time periods from May 1, 1998 to June 21, 2000 and March 1, 2000 to June 21, 2000. J.P. Morgan noted that Johns Manville's common stock has outperformed the common stocks of Armstrong Holdings Inc., USG Corporation and Owens Corning Inc. over the time period from May 1, 1998 to June 21, 2000. J.P. Morgan also found that Johns Manville's common stock outperformed Armstrong Holdings Inc., USG Corporation, Owens Corning Inc. and the Standard & Poor's 500 index over the time period from March 1, 2000 to June 21, 2000.

     Discounted Cash Flow Analysis. J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the implied fully diluted equity value per share for Johns Manville's common stock. J.P. Morgan reviewed two scenarios, one which included management's base case which reflected management's latest estimates for fiscal 2000 and management's strategic plan for the fiscal years 2001 through 2004. The other scenario analyzed a sensitivity case that was based on management's projections assuming an economic recession in 2001.

     For both scenarios, J.P. Morgan calculated the unlevered free cash flows that Johns Manville is expected to generate during fiscal years 2000 through 2004. J.P. Morgan also calculated a range of terminal asset values of Johns Manville at the end of fiscal 2004 by calculating a range of estimated terminal cash flows and valuing such estimated terminal cash flows as perpetuities. J.P. Morgan calculated estimated terminal cash flows based upon EBIT (earnings before interest and taxes) margins and growth rates taking into account EBIT margins and growth rates achieved by Johns Manville over the last 11 years and EBIT margins and growth rates predicted by management for the fiscal years 2000 through 2004. The unlevered free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates from 10.00% to 12.00%, which were chosen by J.P. Morgan based upon an analysis of Johns Manville's weighted average cost of capital. The present value of the unlevered free cash flows and the range of terminal asset values were then adjusted for estimated May 31, 2000 excess cash, option exercise proceeds, total debt and additional debt in connection with the settlement of Johns Manville's tax liability to the Manville Trust. Based on the projections and a range of discount rates from 10.00% to 12.00%, the discounted cash flow analysis indicated a range of equity values utilizing base case projections of between $12 and $18 per share of Johns Manville's common stock and utilizing sensitivity case projections between $10 and $16 per share of Johns Manville's common stock of Johns Manville's common stock, each on a stand-alone basis.

     Public Trading Multiples. Using publicly available information, J.P. Morgan compared selected financial data, ratios and multiples of Johns Manville with similar data, ratios and multiples for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to Johns Manville.

     The companies selected by J.P. Morgan were:

         Armstrong World Industries, Inc.
         USG Corporation
         Owens Corning
         Carlisle Companies Incorporated
         PPG Industries, Inc.
         Masco Corporation
         The Black and Decker Corporation
         The Stanley Works
         Sherwin Williams Company

     For each of these companies, publicly available information for the twelve months ended December 31, 1999 was used. In addition, J.P. Morgan derived estimates of sales, EBITDA (earnings before interest, taxes, depreciation and amortization), and net income for calendar year 2000 from public equity analyst estimates. The analysis produced a range of multiples for firm value (which J.P. Morgan defined for purposes of its analyses as market value of common equity and preferred stock as of June 21, 2000 plus latest reported debt, net of cash and marketable securities and minority interests) over various estimated financial benchmarks, including sales and EBITDA, and for the market value of common equity (price) over net income (the price-to-net income (earnings) multiple or P/E ratio). The analysis indicated firm value to 1999 EBITDA multiples ranging from 2.6x to 9.1x and firm value to projected 2000 EBITDA ranging from 2.7x to 7.6x. The analysis also indicated 1999 P/E ratios ranging from 3.1x to 15.2x and 2000 P/E ratios ranging from 3.0x to 13.5x. Based upon these ranges of multiples and Johns Manville's estimates for 2000 EBITDA, J.P. Morgan found that based upon a reference range of 4.0x-5.0x 2000 EBITDA, the implied equity value per Johns Manville common share would be approximately $11 to $14. J.P. Morgan also calculated that Johns Manville's implied equity value per common share using Johns Manville's estimate for 2000 net income based upon a reference range of 5.0x -- 7.0x 2000 net income would be approximately $8 to $12.

     J.P. Morgan also calculated reference ranges for equity value per common share based upon applying an illustrative 30% control premium to these reference ranges. J.P. Morgan indicated that a 30% control premium was reasonable for this illustrative analysis based on its review of 2,703 U.S. control transactions for the period from 1988 through 1999 and 143 U.S. control transactions through the first five months of 2000. On that basis, J.P. Morgan calculated the control premium adjusted range of Johns Manville equity value per share based on the analysis of public trading multiples to be $14 -- $19 based upon firm value to 2000 EBITDA and $11 -- $15 based upon 2000 P/E.

     Selected Transaction Analysis. Using publicly available information, J.P. Morgan examined selected transactions in the building products industry.

     Specifically, J.P. Morgan reviewed the following transactions:

ACQUIRER                                                           TARGET
--------                                                           ------
- BPB plc                                       Selected assets of Celotex Corporation
- Jordan Company                                Selected paints assets of Williams plc
- Masco Corporation                             Masterchem Corporation (Williams plc)
- Gilde Investment                              Armstrong Insulation
- Masco Corporation                             Joint acquisition of 5 home improvement
                                                  companies including Behr Process Corp.,
                                                  Mill's Pride LLP, Arrow Fastener Co.,
                                                  Inrecon LLC and Superia Radiatoren NV
- Onex                                          American Buildings Company
- GE Investments                                Atrium Companies
- Shaw Industries Inc.                          Queen Carpets
- Armstrong World Industries, Inc.              Triangle Pacific Corporation
- Nortek Inc.                                   NuTone Corporation (Williams plc)
- NCI Building Systems                          MBCI (BTR)
- U.S. Industries                               Zurn
- Nortek Inc.                                   Ply-Gem Corporation
- Investcorp                                    Falcon Building Products Company
- Owens Corning                                 Fiberboard Corp.

     J.P. Morgan calculated a range of multiples of firm value to EBIT (for the twelve month periods prior to the respective transaction announcements) implied in these transactions. J.P. Morgan noted that the range of EBIT multiples implied by these transactions ranged from 5.5x to 15.0x.

     Pay-in-kind preferred stock analysis: J.P. Morgan analyzed the potential value of the pay-in-kind preferred stock to be received by holders of Johns Manville common stock in the merger and calculated the implied value per Johns Manville common share based upon potential effective yields ranging from 13.0% to 22.0%. J.P. Morgan deemed this range of yields for this security to be reasonable in light of current market conditions for similar securities. J.P. Morgan determined that such range of yields implied a potential value for each
0.02 of a share of the pay-in-kind preferred stock to be paid per Johns Manville common share of $0.82 to $2.00.

     Analysis of Johns Manville tax asset. J.P. Morgan analyzed the potential maximum value of Johns Manville's tax asset, which is the tax deductions that Johns Manville will receive when the Manville Trust sells some of its stock of Johns Manville in the merger, by reviewing potential utilization periods for the tax asset and determining the present values of potential tax savings by discounting those potential tax savings by discount rates ranging from 10.0% to 18.0%. This analysis indicated a potential maximum value of the tax asset per Johns Manville common share in the range of approximately $1 to $4.

     The summary set forth above is not a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that you must consider its opinion, the summary and its analyses as a whole. Selecting portions of this summary and these analyses, without considering the analyses as a whole, would create an incomplete view of the processes underlying the analyses and opinion. In arriving at its opinion, J.P. Morgan considered the results of all of the analyses as a whole. No single factor or analysis was determinative of J.P. Morgan's fairness determination. Rather, the totality of the factors considered and analyses performed operated collectively to support its determination. J.P. Morgan based its analysis on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry specific factors. This summary sets forth under the description of each analysis the other principal assumptions upon which J.P. Morgan based that analysis. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors.

Accordingly, these projections and analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Therefore, neither Johns Manville nor J.P. Morgan nor any other person assumes responsibility if future results are materially different from those forecasted.

     The projections furnished to J.P. Morgan were prepared by Johns Manville's management. Johns Manville does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan's analysis of the proposed merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

     As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distribution of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Johns Manville selected J.P. Morgan to deliver an opinion to the Johns Manville board with respect to the proposed merger on the basis of such experience and its familiarity with Johns Manville.

     J.P. Morgan is an internationally recognized investment bank offering a full range of financial services including advisory, capital raising and risk management services globally. Johns Manville retained J.P. Morgan based on the firm's extensive experience in advising on mergers and acquisitions globally and the firm's specific experience in the building products and broader industrial sectors.

     J.P. Morgan acted as financial advisor to Johns Manville and the Johns Manville board with respect to the proposed merger. The amount of fees to be paid to J.P. Morgan in connection with its engagement was negotiated with Johns Manville and set forth in its engagement letter. J.P. Morgan has received total fees of $1.4 million in connection with the proposed merger and will receive an additional fee of $1.5 million in connection with the delivery of the fairness opinion regarding the settlement of the tax liability. J.P. Morgan will receive an additional fee of $10.8 million upon closing of the proposed merger. From time to time, J.P. Morgan and its affiliates have provided investment banking services to a member of the Hicks, Muse/Bear Stearns group for which they have received customary compensation. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of Johns Manville or members of the Hicks, Muse/Bear Stearns group and/or affiliates thereof, as applicable, for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

  Opinion of J.P. Morgan regarding the tax agreement

     Pursuant to an engagement letter dated October 9, 1998, Johns Manville retained J.P. Morgan to act as its exclusive financial advisor in connection with the proposed settlement of Johns Manville's liability for future taxes of the Manville Trust in connection with the proposed merger. At the Johns Manville board meeting on June 22, 2000, J.P. Morgan gave its oral opinion, subsequently confirmed in writing, to the Johns Manville board that, as of that date and on the basis of and subject to the matters described in the opinion, the $90,000,000 consideration to be paid to the Manville Trust pursuant to the tax agreement was fair, from a financial point of view, to Johns Manville's stockholders, other than the Manville Trust.

     The full text of the written opinion of J.P. Morgan dated June 22, 2000, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Appendix D to this proxy statement/prospectus. Johns Manville incorporates J.P. Morgan's opinion into this proxy statement by reference and encourages you to read the opinion carefully and in its entirety.

     J.P. Morgan's opinion is addressed to the Johns Manville board of directors and is directed only to the proposed settlement of the tax liability.

     In arriving at its opinion, J.P. Morgan reviewed, among other things:

     - the merger agreement and tax agreement;

     - the audited financial statements of Johns Manville and the Manville Trust for the fiscal year ended December 31, 1999, and their unaudited financial statements for the period ended March 31, 2000;

     - certain internal financial analyses and forecasts prepared by management;

     - certain information regarding Manville Trust income projections and forecasted amounts of asbestos injury claims filed and settled provided to Johns Manville by the Manville Trust; and

     - the voting agreement, between HB Merger LLC and the Manville Trust.

     In addition, J.P. Morgan held discussions with certain members of Johns Manville management and the Manville Trust with respect to certain aspects of the tax agreement, and the past and current business operations of Johns Manville and the Manville Trust, the financial condition and future prospects and operations of Johns Manville and the Manville Trust, the potential effects of the tax agreement on the financial condition and future prospects of Johns Manville and the Manville Trust, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry. J.P. Morgan also held discussions with certain members of Johns Manville management and the Hicks, Muse/Bear Stearns group with respect to certain aspects of the proposed merger, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry. J.P. Morgan reviewed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

     In giving its opinion, J.P. Morgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to J.P. Morgan by Johns Manville, the Manville Trust or the Hicks, Muse/Bear Stearns group or otherwise reviewed by J.P. Morgan. J.P. Morgan has not assumed any responsibility or liability therefor. J.P. Morgan has not conducted any valuation or appraisal of any assets or liabilities (other than its valuation analysis of Johns Manville's tax liability to the Manville Trust), nor were any such valuations or appraisals provided to J.P. Morgan. In relying on financial analyses and forecasts provided to J.P. Morgan, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Johns Manville or the Manville Trust to which such analyses or forecasts relate. J.P. Morgan assumed that the proposed merger will have the tax consequences described in discussions with, and materials furnished to, it and that the Manville Trust will not be subject to state income tax obligations and will be taxed for federal income tax purposes at a rate of 15%. J.P. Morgan further assumed that the other transactions contemplated by the tax agreement and the merger will be consummated as described in such agreements. J.P. Morgan relied as to all legal matters relevant to rendering its opinion upon the advice of counsel.

     J.P. Morgan indicated that it based its opinion on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan, as of the June 22, 2000. Subsequent developments may affect J.P. Morgan's opinion and J.P. Morgan does not have any obligation to update, revise, or reaffirm its opinion.

     J.P. Morgan indicated that it employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses performed by J.P. Morgan in connection with its opinion.

     J.P. Morgan primarily relied on discounted cash flow valuation to evaluate Johns Manville's tax liability to the Manville Trust. J.P. Morgan analyzed potential future taxes based on projections received by Johns Manville from the Manville Trust, including expected asbestos claim filings, claim inflation, expected claim settlements and Manville Trust operating expenses, among other information. Potential future taxes were determined by utilizing a range of investment returns achieved by the Manville Trust from 5.0% to 8.5% annually. The implied value of Johns Manville's liability for income taxes of the Trust ranged from $74 million to $262 million.

OPINION OF GOLDMAN SACHS

     On June 22, 2000, Goldman Sachs, financial advisor to the Manville Trust, rendered its oral opinion to the board of trustees of the Manville Trust, which was subsequently confirmed by the written opinion of Goldman Sachs, dated June 22, 2000, that, as of that date, and based upon and subject to the various qualifications and assumptions described in the opinion, the consideration to be received by the Manville Trust in exchange for its shares of Johns Manville common stock pursuant to the exchange agreement and the merger agreement was fair from a financial point of view to the Manville Trust. The consideration to be received by the Manville Trust consists of: (1) surviving corporation common stock and surviving corporation junior preferred stock to be received by the Manville Trust in exchange for its shares of class TM preferred stock pursuant to the exchange agreement and the merger agreement and (2) the common stock merger consideration to be received by the Manville Trust in exchange for its shares of Johns Manville common stock pursuant to the merger agreement. Goldman Sachs did not opine on the fairness of the consideration to be received by any other holders of shares of Johns Manville common stock.

     The full text of the written opinion of Goldman Sachs, dated June 22, 2000, which sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement/prospectus as Appendix E and is incorporated herein by reference. The opinion should be read in its entirety.

     In connection with its opinion, Goldman Sachs reviewed, among other things:

     - the merger agreement and the exhibits and annexes thereto, including the certificates of designation relating to the class TM preferred stock, the pay-in-kind preferred stock, and the surviving corporation junior preferred stock, and the stockholders agreement relating to the surviving corporation;

     - the tax matters agreement;

     - the trust voting agreement;

     - Annual Reports to Stockholders and Annual Reports on Form 10-K of Johns Manville for the five years ended December 31, 1999;

     - certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Johns Manville; and

     - certain internal financial analyses and forecasts for Johns Manville prepared by Johns Manville's management.

     In addition, Goldman Sachs:

     - held discussions with members of the senior management of Johns Manville regarding their assessment of the past and current business operations and financial condition, and future prospects of Johns Manville;

     - reviewed the reported price and trading activity of Johns Manville common stock;

     - compared certain financial and stock market information for Johns Manville with similar information for certain other companies, the securities of which are publicly traded;

     - reviewed the financial terms of certain recent business combinations in the building products industry specifically, and in other industries generally; and

     - performed other studies and analyses as Goldman Sachs considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it and assumed their accuracy and completeness for purposes of rendering its opinion. Goldman Sachs took into account, with the consent of the board of trustees of the Manville Trust, management's assessment of the risks and uncertainties associated with Johns Manville achieving management's forecasts in the amounts and at the times indicated. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Johns Manville and Goldman Sachs was not furnished with any such evaluation or appraisal. In connection with its consideration of the proposed transaction, Goldman Sachs relied upon the advice the Manville Trust received from its legal counsel and tax advisors as to all legal and tax matters. The opinion of Goldman Sachs was provided for the information and assistance of the board of trustees of the Manville Trust in connection with its consideration of the exchange agreement and the merger agreement. The Goldman Sachs opinion was not provided for the information or assistance of either the Johns Manville board or other shareholders of Johns Manville, nor does it constitute a recommendation as to how the Manville Trust or any other holder of Johns Manville common stock should vote with respect to the proposed merger. The Goldman Sachs opinion does not address the treatment of the Manville Trust and the other stockholders of Johns Manville as among themselves. Goldman Sachs did not express any opinion as to the impact of the merger on the solvency or viability of the surviving corporation or the ability of the surviving corporation to pay its obligations when they become due.

     In rendering its opinion, Goldman Sachs took into account the process in which a significant number of third parties were contacted during the review in 1999 of strategic alternatives regarding their interest in pursuing a business combination with Johns Manville and the results of that process. Goldman Sachs also noted that during the exclusivity period in which negotiations were being held with Hicks, Muse and Bear Stearns, a third party indicated an interest in acquiring Johns Manville at a price of $15.50 in cash per share of Johns Manville common stock. Goldman Sachs indicated that it understood that, among other factors, given the exclusivity assurances required by Hicks, Muse and Bear Stearns, Johns Manville determined to continue its exclusivity relationship with Hicks, Muse and Bear Stearns. Goldman Sachs noted that pursuant to the terms of the tax agreement, the Manville Trust will be paid $90 million in cash in consideration for the Manville Trust's agreement to pay all applicable taxes attributable to the income and gains of the designated settlement fund portion of the Manville Trust for all periods beginning on or after the time the $90 million payment is made. The $90 million payment and the other terms related thereto were determined based on extensive arm's length negotiations between Johns Manville and the Manville Trust, in which Goldman Sachs participated. Goldman Sachs did not opine on terms of this tax settlement in rendering its opinion.

     Goldman Sachs did not express a view as to the prices at which actual transactions involving the pay-in-kind preferred stock will occur, which prices will be dependent upon and fluctuate with dividend rates generally, market conditions, general economic conditions, the financial condition and prospects of the surviving corporation, and other factors which generally influence the price of similar securities. Goldman Sachs noted that the Manville Trust agreed not to transfer the shares of pay-in-kind preferred stock to be received by the Manville Trust for a period of up to 180 days following the closing of the merger and that, thereafter, given the terms of the pay-in-kind preferred stock and the percentage of that issue owned by the Manville Trust, it is very likely that those shares will be highly illiquid.

     The following is a summary of the material financial analyses reviewed by Goldman Sachs and used in connection with providing its opinion to the board of trustees of the Manville Trust on June 22, 2000. It does not purport to be a complete description of the analyses performed by Goldman Sachs. The order of analyses described, and the results of those analyses, do not represent relative importance or weight given to those analyses by Goldman Sachs. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 22, 2000, and is not necessarily indicative of current market conditions. As used in the following summary, "enterprise value" means equity value plus debt less cash; "P/E" means the ratio of price to earnings per share; "EBITDA" means earnings before interest, taxes, depreciation and amortization; "EBIT" means earnings before interest and taxes; "LTM" means latest twelve months; and "EPS" means earnings per share.

     THE SUMMARY INCLUDES INFORMATION PRESENTED IN TABULAR FORMAT. THESE TABLES SHOULD BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY.

     Implied Transaction Premiums and Multiples. Goldman Sachs reviewed certain implied transaction premiums and multiples using a range of implied values of $14.19 to $15.63 for the total consideration being offered for each share of Johns Manville common stock pursuant to the merger agreement. This range of implied per share value reflects the cash component of $13.625 plus a range of $0.565 to $2.00 for the implied value of the preferred stock component of the total consideration being offered for each share of Johns Manville common stock. The range of implied values of the preferred stock component was derived using implied yields based on discount rates ranging from 13.0% to 26.0%. Goldman Sachs noted that the range of implied per share values represents a premium of 15.0% to 26.0% compared to the closing price of Johns Manville common stock on June 20, 2000.

     Goldman Sachs also calculated the implied transaction premiums of the same range of implied per share values as compared with the following historical prices of Johns Manville common stock:

HISTORICAL PRICE PER SHARE:                             PREMIUM RANGE:
---------------------------                             --------------
6-month average price ($10.930)                          30% to 43%
52-week low ($7.500 on March 9, 2000)                   89% to 108%
52-week high ($14.813 on August 26, 1999)                -4% to 5%

     Using the range of implied per share value of $14.19 to $15.63, Goldman Sachs calculated the enterprise value of Johns Manville to be in the range of $2.642 billion to $2.849 billion. Goldman Sachs then calculated the enterprise value of Johns Manville as a levered multiple of revenue, EBITDA and EBIT for each of the following periods:

     - calendar year 1999;

     - LTM as of March 31, 2000; and

     - calendar year 2000, based on Johns Manville management's estimates and adjusted to account for restructuring charges of $11.9 million.

     The analysis of revenue indicated that the enterprise value of Johns Manville as a levered multiple of revenue is in the following ranges:

PERIOD:                                           REVENUE MULTIPLE RANGE:
-------                                           -----------------------
1999                                                   1.2x to 1.3x
LTM (as of March 31, 2000)                             1.2x to 1.3x
2000E                                                  1.2x to 1.2x

     The analysis of EBITDA indicated that the enterprise value of Johns Manville as a levered multiple of EBITDA is in the following ranges:

PERIOD:                                           EBITDA MULTIPLE RANGE:
-------                                           ----------------------
1999                                                   5.7x to 6.1x
LTM (as of March 31, 2000)                             5.5x to 6.0x
2000E                                                  5.0x to 5.4x

     The analysis of EBIT indicated that the enterprise value of Johns Manville as a levered multiple of EBIT is in the following ranges:

PERIOD:                                             EBIT MULTIPLE RANGE:
-------                                             --------------------
1999                                                    7.5x to 8.1x
LTM (as of March 31, 2000)                              7.3x to 7.8x
2000E                                                   6.4x to 6.9x

     Goldman Sachs also calculated the range of implied per share value of $14.19 to $15.63 as a multiple of estimated earnings per share of Johns Manville common stock in calendar years 2000 and 2001 based on median estimates provided as of June 20, 2000 by I/B/E/S International Inc., a data service which monitors and publishes a compilation of earnings estimates produced by selected research analysts on publicly traded companies. This analysis indicated that the per share value of Johns Manville common stock as a multiple of EPS is in the following ranges:

PERIOD:                                              EPS MULTIPLE RANGE:
-------                                              -------------------
2000                                                    7.9x to 8.7x
2001                                                    7.6x to 8.4x

     Trading Analysis of Johns Manville and Other Companies. Goldman Sachs reviewed financial information, ratios and public market multiples relating to Johns Manville and compared them to corresponding data for the following publicly traded companies in the building materials industry:

         American Standard Companies Inc.
         Armstrong World Industries, Inc.
         The Black and Decker Corporation
         Carlisle Companies Incorporated
         Elcor Corporation
         Masco Corporation
         Owens Corning
         PPG Industries, Inc.
         The Stanley Works
         USG Corporation

In its analysis, Goldman Sachs used closing market prices on June 20, 2000 and other publicly available information. Goldman Sachs calculated the P/E multiples of Johns Manville and the selected companies for calendar years 2000 and 2001 using estimates of 2000 and 2001 EPS based on the medians of the IBES estimates provided as of June 20, 2000. Goldman Sachs calculated and compared each company's (i) closing stock price on June 20, 2000 as a percent of its preceding 52-week high, (ii) enterprise value as a multiple of its LTM EBITDA as of March 31, 2000 and of its estimated EBITDA for calendar year 2000 and (iii) estimated 2000 and 2001 P/E multiples. The results of this analysis indicated the following for companies in the building materials industry:

                                                  JOHNS MANVILLE   RANGE FOR PUBLIC COMPANIES:
                                                  --------------   ---------------------------
Stock price as a percent of 52-week high                83%              28-89%
Enterprise value as a multiple of LTM EBITDA           4.8x             2.6-9.8x
Enterprise value as a multiple 2000E EBITDA            4.3x             2.6-7.6x
Estimated 2000 P/E                                     6.9x            3.1-16.1x
Estimated 2001 P/E                                     6.7x            2.9-13.0x

     Selected Merger Transactions in the Building Materials Industry. Goldman Sachs compared certain information for 12 selected merger transactions involving companies in the building materials industry that were announced since January 1988. Goldman Sachs reviewed:

     - Aggregate levered consideration as a multiple of LTM revenue;

     - Aggregate levered consideration as a multiple of LTM EBITDA; and

     - Aggregate levered consideration as a multiple of LTM EBIT.

     The results of these analyses are summarized below:

                                                              RANGE
                                                            ---------
Aggregate levered consideration as a multiple of
  LTM revenue                                               0.4-1.8x
Aggregate levered consideration as a multiple of
  LTM EBITDA                                                4.6-11.9x
Aggregate levered consideration as a multiple of
  LTM EBIT                                                  5.9-15.0x

     Present Value of Potential Future Share Prices -- Sensitivity
Analysis. Goldman Sachs calculated the present value of the potential future price per share for Johns Manville common stock on June 30, 2001. Goldman Sachs used a range of P/E multiples and four different assumed EPS estimates for calendar year 2001 to calculate the potential future price per share. Goldman Sachs noted that the IBES 2001 EPS estimate is $1.86 and Johns Manville management's 2001 EPS estimate is $1.92. The result of this analysis is as follows:

               POTENTIAL PRICE PER SHARE IN DOLLARS ON JUNE 30, 2001 IF EPS EQUALS:
               ---------------------------------------------------------------------
                    $1.50             $1.70             $1.90             $2.10
               ---------------   ---------------   ---------------   ---------------
P/E Multiple:
6.0x                 9.00             10.20             11.40             12.60
8.0x                12.00             13.60             15.20             16.80
10.0x               15.00             17.00             19.00             21.00
12.0x               18.00             20.40             22.80             25.20

     Using the range of potential share prices on June 30, 2001, for each assumed P/E multiple, Goldman Sachs then calculated the present values of Johns Manville common stock using a range of discount rates. The result of this analysis is as follows:

               RANGE OF PRESENT VALUE PER SHARE IN DOLLARS IF DISCOUNT RATE EQUALS:
               ---------------------------------------------------------------------
                     12%               14%               16%               18%
               ---------------   ---------------   ---------------   ---------------
P/E Multiple:
6.0x            8.04-11.25        7.89-11.05        7.76-10.86        7.63-10.68
8.0x            10.71-15.00       10.53-14.74       10.34-14.48       10.17-14.24
10.0x           13.39-18.75       13.16-18.42       12.93-18.10       12.71-17.80
12.0x           16.07-22.50       15.79-22.11       15.52-21.72       15.25-21.36

     Discounted Cash Flow Analysis. Goldman Sachs conducted discounted cash flow analyses of two scenarios. The first scenario used management's projections. The second scenario used management's projections, as modified to reflect a "downside case" involving a downturn in the economy in calendar year 2001. For both scenarios, Goldman Sachs calculated and analyzed the sensitivity of the implied equity value for Johns Manville on a per share basis based on the following information:

     - Johns Manville's net debt of $415 million as of May 31, 2000;

     - 148.7 million primary shares of Johns Manville common stock outstanding; and

     - 6.7 million options to purchase Johns Manville common stock with a weighted average exercise price of $12.49.

     Goldman Sachs calculated a range of implied equity values for Johns Manville on a per share basis by discounting projected cash flows for the fourth quarter of 2000 and for the period of 2001 to 2004 using a terminal multiple of EBITDA ranging from 5.25x to 6.25x in calendar year 2004 at discount rates ranging from 10.0% to 14.0%. This analysis showed the following ranges for the implied equity value per share of Johns Manville common stock:

          MANAGEMENT'S CASE:             MODIFIED MANAGEMENT DOWNSIDE CASE:
          ------------------             ----------------------------------
           $17.51 to $23.58                       $14.86 to $20.12

     Using a 5.75x terminal EBITDA multiple and a 12.0% discount rate, Goldman Sachs performed a sensitivity analysis to consider the impact of variances in Johns Manville's sales growth and EBIT margins for the period of 2000 to 2004 on its implied equity value per share. This analysis showed that, with a variance in sales growth during the entire forecast period ranging from -5.0% to 0.0% per year and a variance in EBIT margin during the entire forecast period ranging from -5.0% to 0.0% per year, the ranges for the implied equity value of Johns Manville common stock were as follows:

           MANAGEMENT'S CASE              MODIFIED MANAGEMENT DOWNSIDE CASE
    SUBJECT TO SENSITIVITY ANALYSIS:      SUBJECT TO SENSITIVITY ANALYSIS:
    --------------------------------      ---------------------------------
            $12.24 to $20.36                       $9.97 to $17.32

     Using a 12.0% discount rate, Goldman Sachs performed a sensitivity analysis to consider the impact of variances in terminal multiples of EBITDA and projected exit EBITDA margins in calendar year 2004, which provide a basis for calculating terminal value, on the implied equity value per share of Johns Manville common stock. This analysis showed that, with a variance in terminal EBITDA multiples ranging from 5.25x to 6.25x and a variance in exit EBITDA margin ranging from 18.0% to 26.5%, the ranges for the implied equity value per share of Johns Manville common stock would be as follows:

          MANAGEMENT'S CASE              MODIFIED MANAGEMENT DOWNSIDE CASE
   SUBJECT TO SENSITIVITY ANALYSIS:      SUBJECT TO SENSITIVITY ANALYSIS:
   --------------------------------      ---------------------------------
           $13.58 to $21.78                   12$.00 to $18.56

LBO Return Analysis.

     Goldman Sachs conducted leveraged buyout return analyses using the capital structure proposed by Hicks, Muse and Bear Stearns and a range of illustrative exit multiples of estimated EBITDA in each of the calendar years 2002, 2003 and 2004. The terminal EBITDA multiples used ranged from 5.25x to 6.25x. For purposes of analysis, Goldman Sachs made the following additional assumptions:

     - all options, deferred shares and deferred share equivalents are liquidated for cash;

     - the interest rates are as follows: Term Loan A, 9.75%; Term Loan B, 10.25%; Term Loan C, 10.50%; revolving credit loan, 10.00%; senior subordinated debt, 13.00%; and pay-in-kind preferred stock, 13.00%;

     - transaction-related fees and expenses of approximately $160 million; and

     - recapitalization accounting applies to the proposed transaction.

Goldman Sachs conducted the leveraged buyout return analyses for each of the projection scenarios provided by Johns Manville's management.

     The analyses showed the following ranges of compounded annual return on investment to the equity holders of the surviving corporation:

                                             MANAGEMENT'S      MODIFIED MANAGEMENT
EXIT YEAR                                        CASE:           DOWNSIDE CASE:
---------                                  -----------------   -------------------
2002                                        39.7% to 68.4%        -42.1% to 4.6%
2003                                        40.6% to 55.7%         4.1% to 25.2%
2004                                        40.5% to 49.6%        24.9% to 36.2%

     Goldman Sachs also performed a sensitivity analysis to consider the impact of variances in terminal multiples of EBITDA in calendar year 2004 and projected exit EBITDA margins ranging from 18.0% to 26.5%. This analysis showed that the ranges of compounded annual return on investment to the equity holders of the surviving corporation would be as follows:

          MANAGEMENT'S CASE              MODIFIED MANAGEMENT DOWNSIDE CASE
   SUBJECT TO SENSITIVITY ANALYSIS:      SUBJECT TO SENSITIVITY ANALYSIS:
   --------------------------------      ---------------------------------
            12.3% to 49.6%                    -11.4% to 36.2%

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the opinion of Goldman Sachs. In arriving at its opinion, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company used in the above analyses as a comparison is directly comparable to Johns Manville and no transaction used is directly comparable to the proposed merger.

     Goldman Sachs prepared these analyses solely for purposes of providing an opinion to the board of trustees of the Manville Trust as to the fairness to the Manville Trust, from a financial point of view, of the consideration to be received by the Manville Trust for its shares of Johns Manville common stock pursuant to the exchange agreement and the merger agreement. These analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty and are based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Johns Manville, the Manville Trust or Goldman Sachs assumes responsibility if future results are materially different from those forecasted. As described above, the opinion of Goldman Sachs to the board of trustees of the Manville Trust was one of many factors taken into consideration by the board of trustees of the Manville Trust in making its determination to approve the merger agreement.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with the Manville Trust, having provided various investment banking services from time to time, including having been engaged by the Manville Trust in 1992 to assist it on an ongoing basis in its analysis, consideration and negotiation of various financial alternatives available to it with respect to the Manville Trust's ownership interest in Johns Manville. In connection with that engagement, Goldman Sachs acted as financial advisor to the Manville Trust in regard to the profit sharing exchange agreement, dated as of October 25, 1995, between Johns Manville and the Manville Trust and, on a periodic basis, Goldman Sachs participated in a review of strategic alternatives by the Manville Trust with respect to its ownership interest in Johns Manville. Goldman Sachs also acted as the Manville Trust's financial advisor in connection with, and participated in certain of the negotiations leading to, the exchange agreement and the merger agreement. Goldman Sachs is also familiar with Johns Manville, having acted as financial advisor to the Special Advisor to the United States Bankruptcy Court in evaluating the assets and liabilities of Johns Manville and the Manville Trust in 1990; and having acted in 1994 as lead underwriter on the $400 million secondary offering by the Manville Trust of 10.87% Notes due December 2004, for Schuller International Group, Inc., a wholly owned subsidiary of Johns Manville. Goldman Sachs noted that from time to time it has provided numerous investment banking services to Hicks, Muse and several of its portfolio companies and may provide investment banking services to Hicks, Muse or Bear Stearns and their respective subsidiaries and affiliates in the future. Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, Goldman Sachs may from time to time effect transactions and hold positions in securities, including derivative securities, of Johns Manville for the account of Goldman Sachs and the accounts of its customers.

     Pursuant to a letter agreement dated January 24, 1999 between the Manville Trust and Goldman Sachs, the Manville Trust engaged Goldman Sachs to act as its exclusive financial advisor in connection with the possible sale of all or a portion of the Manville Trust's equity interest in Johns Manville. Pursuant to the terms of this letter, Goldman Sachs has received a retainer fee aggregating $900,000. If the proposed merger is consummated, the Manville Trust will pay Goldman Sachs a transaction fee in a cash amount equal to 0.75% of the aggregate value in cash, securities and other assets payable to or received by the Manville Trust in respect of its equity interest in Johns Manville, including the value of securities of the surviving corporation that are retained by the Manville Trust pursuant to the merger agreement and the exchange agreement. Pursuant to the terms of the letter agreement the retainer fee will be credited against the transaction fee.

     In addition, the Manville Trust agreed to reimburse Goldman Sachs periodically, upon request, and upon consummation of the merger or upon termination of its services pursuant to the letter agreement, for its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of Goldman Sachs' attorneys, plus any sales, use or similar taxes, including additions to such taxes, if any, arising in connection with any matter referred to in the letter. The Manville Trust also agreed to indemnify Goldman Sachs and certain related persons against certain liabilities in connection with its engagement, including liabilities under the federal securities laws. In addition, pursuant to a separate letter agreement, dated January 24, 1999, between Johns Manville and Goldman Sachs, Johns Manville also agreed to indemnify Goldman Sachs and certain related persons against certain liabilities in connection with its engagement by the Manville Trust, including liabilities under the federal securities laws.

PURPOSE OF THE MERGER; CERTAIN EFFECTS OF THE MERGER

     The principal purpose of the merger is to enable the members of the Hicks, Muse/Bear Stearns group to own substantially all of the common equity interest in Johns Manville and afford Johns Manville's stockholders the opportunity to receive a price for their shares that represents a premium over the market price at which the shares traded prior to the announcement of the merger. This will be accomplished by a merger of HB Merger LLC, a newly formed limited liability company formed by the Hicks, Muse/Bear Stearns group to effect the merger, with and into Johns Manville, with Johns Manville as the surviving corporation. In the merger, each share of Johns Manville common stock, (other than a portion of the shares of common stock held by the Manville Trust and some members of management which will be retained in the continuing corporation, shares held by affiliates of HB Merger LLC and other than dissenting stockholders who perfect appraisal rights) will be converted into the right to receive the merger consideration of $13.625 in cash plus 0.02 of a share of pay-in-kind preferred stock.

     The merger will terminate all common equity interest in Johns Manville held by stockholders other than the members of the Hicks, Muse/Bear Stearns group, the Manville Trust and some members of Johns Manville management; and these persons and entities will be the sole beneficiaries of any earnings and growth of Johns Manville following the merger. Accordingly, Johns Manville stockholders whose shares will be converted into cash and pay-in-kind preferred stock in the merger will no longer benefit from any increase in the value of Johns Manville other than through the value of the pay-in-kind preferred stock.

     Johns Manville's common stock is currently registered under the Securities Exchange Act of 1934 and is listed for trading on the New York Stock Exchange under the symbol "JM". Upon the completion of the merger, Johns Manville's common stock will be delisted from the New York Stock Exchange and registration of Johns Manville's common stock under the Exchange Act will be terminated. As a result of the issuance of the pay-in-kind preferred stock in the merger, the pay-in-kind stock will be registered under the Exchange Act following the merger unless and until its registration is terminated thereunder.

PLANS FOR SURVIVING CORPORATION AFTER THE MERGER

     It is expected that following the merger the business and operations of Johns Manville as the surviving corporation will, except as set forth in this proxy statement/prospectus, be conducted substantially as they are currently conducted. Except for the merger or as contemplated in the merger agreement or in this proxy statement/prospectus, none of Johns Manville, HB Finance LLC or HB Merger LLC have any present plans relating to or that would result in the following:

     - an extraordinary corporate transaction such as a merger, reorganization or liquidation involving Johns Manville, or a sale or other transfer of a material amount of assets of Johns Manville; or

     - any changes in the management of Johns Manville; or

     - any changes in Johns Manville's corporate structure or business (for a further description of restrictions as to such actions see "Other Relevant Agreements -- Stockholder Agreement").

     Following the merger, there will be some significant changes in Johns Manville, including the following:

     - Johns Manville will no longer pay quarterly cash dividends on the surviving corporation common stock;

     - Johns Manville will have substantially more debt than it had prior to the merger (see "Risk Factors" and "Selected and Historical Pro Forma Financial Data"); and

     - persons associated with Hicks, Muse and Bear Stearns will have the ability to elect a majority of the board of directors of Johns Manville (see "Other Relevant Agreements -- the Stockholders Agreement").

     In addition, after the merger, Johns Manville will continue to evaluate its business and operations and make any changes that it deems appropriate.

INTERESTS IN THE MERGER THAT DIFFER FROM YOUR INTERESTS

     In considering the recommendation of the Johns Manville board with respect to the merger, Johns Manville stockholders should be aware that some of its directors and executive officers have interests in the merger that may be different from or in addition to your interests as a stockholder. The special committee and the Johns Manville board were aware of these actual and potential conflicts of interest when they made their decision to approve the merger agreement and the amendment to the restated certificate of incorporation and declared that the merger agreement and the amendment to the certificate of incorporation are advisable.

     Continued Common Equity Participation by Manville Trust and
Management. Following approval by stockholders of the proposed amendment to the restated certificate of incorporation and prior to the closing under the merger agreement, the Manville Trust and some members of Johns Manville management, including Thomas L. Caltrider, Kenneth L. Jensen and Harvey L. Perry, Jr., will exchange a portion of their shares of Johns Manville common stock for shares of class TM preferred stock. In the merger, the shares of class TM preferred stock will be converted into shares of common stock of the surviving corporation and shares of junior preferred stock of the surviving corporation, rather than the common stock merger consideration of $13.625 in cash and 0.02 of a share of the pay-in-kind preferred stock. Surviving corporation common stock and junior preferred stock will not be available to Johns Manville's public stockholders.

     Tax Payment to the Manville Trust. In connection with the merger, Johns Manville is making a cash payment to the Manville Trust of $90,000,000 under the tax agreement, in which, among other things, the parties agreed that the Manville Trust will assume Johns Manville's liability for income taxes of the Manville Trust in return for the cash payment. For a further description of the tax agreement see "Other Relevant Agreements -- Tax Agreement".

     Treatment of Equity Awards. Upon the consummation of the merger, each outstanding stock option and stock appreciation right will be cancelled in exchange for a payment of cash in an amount equal to the excess of the greater of $15.625 and the highest fair market value of the common stock for the 60-day period prior to the merger over the exercise price of such option or grant price of such stock appreciation right, multiplied by the number of shares subject to such option or such stock appreciation right, whether or not previously vested or exercisable. Upon the consummation of the merger, each outstanding share of deferred stock will be cancelled in exchange for a payment of cash in an amount equal to the greater of $15.625 or the highest fair market value of the common stock for the 60-day period prior to the merger. Mr. Henry has agreed, pursuant to his employment agreement, to receive, and some other members of management, including Messrs. Caltrider, Jensen and Perry, have elected to receive, in lieu of some or all the amounts described above, that number of deferred shares of surviving corporation common stock and surviving corporation junior preferred stock having an aggregate value of $15.625 per share (less applicable employment withholding taxes) equal to the quotient of (i) the cash that would otherwise have been payable to such officer in lieu of his cancelled Johns Manville stock options and deferred shares and (ii) 15.625. The following table sets forth the estimated value of the equity awards held by the executive officers of Johns Manville, based on an assumed price of $15.625 per share, and their estimated equity investments in the surviving corporation (other than with respect to shares of pay-in-kind preferred stock):

                                                         UNVESTED       TOTAL         OPTIONS IN       DEFERRED SHARES
                                  VESTED/UNVESTED        DEFERRED     ESTIMATED        SURVIVING        IN SURVIVING
NAME                            STOCK OPTIONS(1) ($)    STOCK ($)     VALUE ($)     CORPORATION (#)    CORPORATION (#)
----                            --------------------    ----------    ----------    ---------------    ---------------
Charles L. Henry                $3,425,377/$311,802     $1,516,547    $5,253,726    384,000-640,000    192,000-320,000
Thomas L. Caltrider                 602,091/104,327        422,500     1,128,918           128,000              64,000
John J. Klocko III                     4,412/72,622        260,563       337,597                 0                   0
Kenneth L. Jensen                    826,213/72,966        302,563     1,201,742           128,000              64,000
Harvey L. Perry, Jr.              1,041,984/104,328        435,500     1,581,812           192,000              96,000

---------------

(1) The value of each stock option or stock appreciation right has been determined by subtracting the applicable exercise or grant price from $15.625

     Treatment of Deferred Compensation. Upon the consummation of the merger, each unit under Johns Manville's deferred compensation plans deemed invested in assets other than Johns Manville common stock will be paid in cash at the value of that unit. Each unit under these plans deemed to be invested in Johns Manville common stock will be settled in cash at a value of $15.625 per share. Some members of management, including Messrs. Henry, Caltrider, Jensen and Perry, will be entitled to receive, in lieu of $15.625 per share in cash, deferred shares of surviving corporation common stock and surviving corporation junior preferred stock equal in value to such cash payment.

     The following table sets forth the deferred compensation amounts payable to executive officers and directors of Johns Manville, based on unit values as of June 30, 2000, assuming a price of $15.625 per share of Johns Manville common stock:

                                          VALUE OF UNITS NOT       VALUE OF UNITS DEEMED
                                          DEEMED INVESTED IN            INVESTED IN
NAME                                   JOHNS MANVILLE STOCK ($)   JOHNS MANVILLE STOCK ($)   VALUE OF UNITS ($)
----                                   ------------------------   ------------------------   ------------------
Charles L. Henry                               $      0                  $2,615,126              $2,615,126
Thomas L. Caltrider                                   0                     441,513                 441,513
John J. Klocko III                                    0                     112,455                 112,455
Kenneth L. Jensen                               794,056                     572,060               1,366,116
Harvey L. Perry                                 460,910                     834,343               1,295,253
Leo Benatar                                           0                     197,998                 197,998
Ernest H. Drew                                        0                     182,092                 182,092
Robert A. Falise                                153,919                           0                 153,919
Todd Goodwin                                          0                     359,453                 359,453
Michael N. Hammes                                     0                     175,707                 175,707
Kathryn R. Harrigan                                   0                     115,431                 115,431
Louis Klein, Jr.                                145,398                           0                 145,398
Christian E. Markey, Jr.                        177,481                           0                 177,481
William E. Mayer                                      0                     312,019                 312,019

     Employment Agreement with Mr. Henry. Mr. Henry has entered into a letter agreement which provides that, upon the consummation of the merger, HB Merger LLC will cause the surviving corporation to enter into an employment agreement which will replace Mr. Henry's current Transition and Retirement Agreement. The new agreement provides that Mr. Henry will serve as President and CEO of the surviving corporation for a term of three years. Mr. Henry will receive a base salary of $725,000 per year, a target bonus equal to 100% of salary, a signing bonus of $4,300,000 and a supplemental deferred signing bonus of $1,056,250, which will be deemed invested in deferred shares of surviving corporation common stock and surviving corporation junior preferred stock. Mr. Henry will also become immediately eligible to receive a retirement benefit of $4,864,605.

     In addition, as soon as practicable following the consummation of the merger, Mr. Henry will be granted stock options to purchase a number of shares of surviving corporation common stock and surviving corporation junior preferred stock representing, in the aggregate, 200% of the total number of shares he will own in the surviving corporation including those deferred shares he receives as a result of the rollover of equity awards discussed in the preceding paragraph (currently expected to be between 384,000 and 640,000 options), whose options will have an exercise price of $15.625 per share and will vest with respect to 50% of the shares subject to the option over a period of three years, and with respect to the remaining 50%, based on the achievement of certain operating performance targets. Upon the consummation of the merger, $3,000,000 to $5,000,000 in value of Mr. Henry's supplemental deferred signing bonus, his deferral account invested in deemed shares of Johns Manville and, if necessary, his other outstanding equity interests will be rolled over and assumed by the surviving corporation as deemed shares of surviving corporation common stock and surviving corporation junior preferred stock.

     If, during the 36 month employment period, Mr. Henry's employment is terminated by the surviving corporation without "cause" or by Mr. Henry for "good reason," which includes, for example, a material reduction in his responsibility, authority or duties, he will be entitled to receive a cash amount equal to the sum of three times his base salary and his target bonus, the target annual bonus for the year of termination, 36 months of continued welfare benefits, fringe benefits and perquisites and $50,000 of outplacement services. In addition, a "gross-up" payment to compensate Mr. Henry for any "golden parachute" excise tax is also provided.

     Assuming current salary and bonus information remains in effect, if Mr. Henry's employment is terminated following the merger for the reasons described above, the approximate value of the severance payments due under his employment agreement, not including any payments that may be made with respect to any excise tax, would be $5,280,417.

     Employment Agreement for Messrs. Caltrider, Klocko, Jensen and
Perry. Messrs. Caltrider, Klocko, Jensen and Perry currently have employment agreements with Johns Manville which provide for certain benefits upon a termination of employment following a change in control of Johns Manville. Under the terms of the original agreements, the merger constitutes a change in control of Johns Manville.

     Generally, the terms of the original agreements provide that if the executive's employment is terminated following a change in control without "cause" or by the executive for "good reason" (which includes, for example, a material adverse change in the nature or scope of the executive's responsibility, authority or duties, including by reason of a substantial change in the character or scope of Johns Manville's operations), the executive will be entitled to receive a cash amount equal to three times the sum of the executive's then current base salary and target annual bonus, two years' additional credit in certain cases under Johns Manville's Supplemental Pension Plan, 36 months of continued welfare benefits and 24 months of continued perquisites. In addition, a "gross-up" payment to compensate the executive for any "golden parachute" excise tax is also provided.

     As part of the merger agreement negotiations, HB Merger LLC requested that the agreements with Messrs. Caltrider, Jensen and Perry and other members of management be amended. In particular, HB Merger LLC requested that each executive agree to modify and narrow the applicable definition of "good reason" and modify the definition of change in control to exclude the merger. On June 22, 2000, Messrs. Caltrider, Jensen and Perry each agreed to amend his employment agreement, effective as of the consummation of the merger. In general, the amendments confirmed the executives' benefits, and in some cases reduced the executives' ability to receive such benefits. The amendments provide, among other things:

     - that stock options of the surviving corporation will be granted to Messrs. Caltrider, Jensen and Perry as soon as possible following the date of the consummation of the merger in the following numbers: Mr. Caltrider 128,000 options, Mr. Jensen 128,000 options and Mr. Perry 192,000 options;

     - a more narrow definition of "good reason" which excludes from such term any assignment of the executive to a management position with significant responsibilities, authorities and duties which is appropriate based on the executive's skills, training and experience or a temporary assignment of not more than twelve months; and

     - that the merger will not constitute a change in control of Johns Manville for purposes of each executive's agreement.

     Notwithstanding these amendments, each of Messrs. Caltrider, Jensen and Perry will nonetheless be eligible to receive those payments and benefits to which he would otherwise be entitled upon a termination by Johns Manville without "cause" or by the executive for "good reason," if, during the 18-month period following the consummation of the merger, the executive's employment is terminated without "cause" or the executive terminates his employment for "good reason" (under the revised definition) or terminates employment within a 60 day period beginning on the first anniversary of the date he was given a temporary position from which he was not timely restored.

     Assuming current salary and bonus information remains in effect, if the employment of each of the executive officers is immediately terminated by Johns Manville without "cause" or by the executive for "good reason" following the merger, the approximate value of the severance payments due under the employment agreement to Messrs. Caltrider, Klocko, Jensen and Perry, including value attributable to additional retirement plan credit and continuation of welfare benefits and perquisites but not including any payments that may be made with respect to any excise tax, would be $1,809,333, $1,336,875, $1,455,709 and
$1,717,334, respectively.

     Indemnification of Directors. The merger agreement provides that the surviving corporation and its subsidiaries will indemnify and hold harmless, to the fullest extent permitted by law, each of the present and former employees, agents, officers and directors of Johns Manville or its subsidiaries, against any claim, liability, loss, damage, cost or expense arising out of actions or omissions occurring at or prior to the effective time of the merger. In addition, for a period of at least six years following the effective time, the surviving corporation will maintain in effect the indemnification provisions contained in Johns Manville's existing articles of incorporation and by-laws and certain additional provisions identified in the merger agreement.

     For a period of at least six years after the effective time of the merger, the surviving corporation will maintain in effect directors' and officers' liability insurance equivalent in all material respects to existing policies. However, the surviving corporation will not be required to pay annual premiums for the directors' and officers' insurance in excess of 200% of the annual premiums paid as of the date of the merger agreement, but in that case will purchase as much coverage as possible for that amount.

REGULATORY MATTERS

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related rules, the merger may not be completed until notifications have been given, certain information has been furnished to the Federal Trade Commission or the United States Department of Justice and specified waiting period requirements have been satisfied.

     Johns Manville conducts operations in a number of jurisdictions where other regulatory filings or approvals may be required or advisable in connection with the completion of the merger. Johns Manville is currently in the process of reviewing whether other filings or approvals may be required or desirable in these other jurisdictions. We recognize that some of these filings may not be completed before the closing, and that some of these approvals, which are not as a matter of practice required to be obtained prior to effectiveness of a merger transaction, may not be obtained prior to the closing.

SOURCE AND AMOUNT OF FUNDS

     In order to finance the merger HB Finance LLC has arranged for equity commitments from affiliates of Hicks, Muse and Bear Stearns in an aggregate amount of $500,000,000, a senior secured credit facility with Bear Stearns Corporate Lending Inc. in an aggregate amount of $1,750,000,000 and a bridge facility with Bear Stearns Corporate Lending in an aggregate amount of $600,000,000 in the event that Johns Manville is unable to issue, prior to the closing of the merger agreement, an equivalent amount of senior subordinated notes. In addition, the Manville Trust will invest $50,000,000 of its existing equity of Johns Manville in the surviving corporation by converting its class TM preferred stock into common stock and junior preferred stock of the surviving corporation (based on a price per share of Johns Manville common stock of $15.625), and some members of Johns Manville's management will invest a total of approximately $15,000,000 in the aggregate, through the conversion of the class TM preferred stock they will receive pursuant to the exchange agreement into common stock and junior preferred stock of the surviving corporation.

  Expenses

     The following table sets forth the estimated fees and expenses incurred and to be incurred by HB Merger LLC and HB Finance LLC in connection with the merger. These fees are the primary responsibility of HB Merger LLC and HB Finance LLC except that, upon completion of the merger, the surviving corporation will become responsible for the fees and expenses of HB Merger LLC by operation of law. In addition, upon termination of the merger agreement under some circumstances, Johns Manville is obligated to reimburse HB Merger LLC and HB Finance LLC for these expenses up to $12.5 million. See "The Merger Agreement -- Fees and Expenses."

    ESTIMATED FEES AND EXPENSES INCURRED BY HB MERGER LLC AND HB FINANCE LLC

Filing Fees                                                   $  *
Legal Expenses and Fees                                          *
Accounting Fees and Expenses                                     *
Financial Advisory and Financing Related Fees and Expenses       *
Solvency Opinion Fees                                            *
Miscellaneous                                                    *
                                                              -------
          Total:                                              $  *
                                                              =======

  Equity Commitment Letters

     Pursuant to equity commitment letters dated June 22, 2000, Bear Stearns Merchant Fund Corp. and HMTF Bridge Partners, L.P., an affiliate of Hicks, Muse, have committed to provide cash contributions of equity to Johns Manville in connection with the merger in the amounts of $150,000,000 and $350,000,000, respectively. Each party's equity commitment is subject to satisfaction of certain conditions precedent.

  Senior Secured Credit Facilities

     In order to finance the merger, it is contemplated that a subsidiary of Johns Manville, as borrower, will enter into a senior secured credit facility with Bear Stearns Corporate Lending Inc. for $1,750,000,000 comprised of a $500,000,000 tranche A term loan, a $650,000,000 tranche B term loan, a $300,000,000 tranche C term loan and a revolving credit commitment of $300,000,000. A portion of the revolving credit facility in an amount to be agreed will be available through the issuance of letters of credit. Additionally, a portion of the revolving credit facility may be made available in foreign currencies.

     The tranche A term loan is repayable in semi-annual installments in amounts to be agreed upon and is due and payable in full six and one-half years after the closing date of the loan. The tranche B term loan is repayable in semi-annual installments in amounts to be agreed upon and is due and payable in full seven and one-half years after the closing date of the loan. The tranche C term loan is repayable in semi-annual installments in amounts to be agreed upon and is due and payable in full eight and one-half years after the closing date of the loan. The revolving credit commitment terminates six and one-half years after the closing date of the loan.

     The borrower will have the option to prepay any loan at any time in whole or in part, without the payment of any premium or penalty. At the borrower's option, the revolving credit commitment may be permanently reduced, in whole or in part, at any time.

     The borrower will be required to make mandatory prepayments of the term loans in respect of 100% of the net proceeds of the incurrence of certain indebtedness, 50% of the net proceeds of any sale or issuance of equity, 100% of the net proceeds of any sale or other disposition of assets in excess of an amount to be agreed, in each case with appropriate exceptions. Additionally, the borrower will be required to make mandatory prepayments of the term loans in respect of 50% of excess cash flow for any fiscal year for which the ratio of consolidated total debt to consolidated EBITDA is equal to or greater than 3.0 to 1.0. Each prepayment of the term loans will be applied to the tranche A term loan, the tranche B term loan and the tranche C term loan ratably in accordance with the amounts then outstanding and to each term loan first to the next two installments due and then ratably to the remaining installments based on the number of installments then outstanding. At any time while the tranche A term loan is outstanding, the holders of the tranche B and the tranche C term loans have the right to refuse all or any portion of the prepayment allocable to the tranche B and tranche C loans and the amount refused will be applied to the tranche A term loan.

     The loans will bear interest, at the borrower's election, at the eurodollar rate (the rate at which eurodollar deposits are offered in the interbank eurodollar market for the relevant interest period of one, two, three, six or nine or twelve (or if available to all lenders, nine or twelve) months, adjusted for statutory reserve requirements) or the base rate (defined as the higher of the administrative agent's publicly announced prime rate in effect at its principal office in New York and the federal funds effective rate plus 0.5%), plus the applicable margin. The applicable margins are as follows:

  Tranche A term loans and revolving credit loans:

     - 1.50% for loans bearing interest based on the base rate

     - 2.50% for loans bearing interest based on the eurodollar rate

  Tranche B term loans:

     - 2.00% for loans bearing interest based on the base rate

     - 3.00% for loans bearing interest based on the eurodollar rate

  Tranche C term loans:

     - 2.25% for loans bearing interest based on the base rate

     - 3.25% for loans bearing interest based on the eurodollar rate

     At any time when the borrower is in default in the payment of any amount of principal due under the senior secured credit facilities, that amount will bear interest at 2% above the applicable rate. Overdue interest, fees and other amounts will bear interest at 2% above the rate applicable to base rate loans. The borrower will pay a commitment fee equal to 0.50% per annum on the average daily unused amount of the revolving credit commitment. The borrower will pay, for each letter of credit, a commission to be shared among all lenders participating in the revolving credit facility and a fronting fee to be paid to the issuing lender for its own account, in each case at a per annum percentage to be agreed of the face amount of each letter of credit. The applicable margins and the commitment fee will be subject to adjustment from and after six months following the closing date by amounts to be agreed upon based on the ratio of consolidated total funded debt to consolidated EBITDA.

     The senior secured credit facilities will contain a number of covenants that restrict the ability of the borrower and its subsidiaries to incur indebtedness, grant liens, guarantee obligations of other persons, enter into mergers, consolidations, liquidations and dissolutions, sell or transfer assets, make dividends and other payments in respect of capital stock, make capital expenditures, make investments, loans and advances, make optional payments or modifications of subordinated and other material debt instruments, enter into transactions with affiliates, enter into sale and leaseback transactions, make changes in the fiscal year of the borrower and its subsidiaries, enter into negative pledge agreements, make changes in the line of business or passive holding company status of Johns Manville or incur or designate other senior debt.

     The senior secured credit facilities will also contain events of default including the failure to pay principal when due, nonpayment of interest, fees or other amounts after a grace period of 5 business days, material inaccuracy of representations or warranties, violations of covenants (subject, in the case of certain affirmative covenants to a grace period to be agreed upon), cross-default to other indebtedness, bankruptcy events, certain ERISA events, material judgments, actual or asserted invalidity of any guarantee or security document, subordination provisions or security interests under the senior secured credit facility documents, and a change of control.

     The obligations under the senior secured credit facilities will be guaranteed by the direct and indirect present and future domestic subsidiaries of the borrower and by Johns Manville. The borrower and each of the guarantors will grant and/or pledge a first priority security interest in substantially all of their respective tangible and intangible assets (including the capital stock of, or other equity interests in, each direct domestic subsidiary of the borrower and 65% of the voting capital stock of, or other equity interests in, each first tier foreign subsidiary of the borrower), other than leasehold interests in real property and those assets as to which the syndication agent determines that the costs of obtaining a security interest are excessive in relation to the value of the security to be afforded thereby.

     The availability of the senior secured credit facilities is conditioned on customary conditions including the following conditions precedent having occurred on or before the closing date of the merger:

     - The absence of any event, development, condition or circumstance that has had or could reasonably be expected to have a material adverse effect on the merger or on the business, assets, property, condition (financial or otherwise), results of operations or prospects of Johns Manville and its subsidiaries, taken as a whole.

     - The absence of a material disruption of or material adverse change in financial, banking or capital market conditions that could materially impair the syndication of the senior credit facilities.

     - The occurrence of the following transactions prior to, or concurrently with, the initial funding of the senior secured credit facilities:

      -- Johns Manville shall have received at least $500,000,000 in cash from the issuance of its equity to affiliates of HB Merger LLC and HB Finance LLC;

      -- approximately $353,100,000 in common stock or options of Johns Manville held by some existing stockholders shall have been rolled over into pay-in-kind preferred stock, junior preferred stock and common stock of Johns Manville;

      -- the borrower is in receipt of net cash proceeds of at least
         $600,000,000 from the issuance of senior subordinated notes or borrowings under the senior subordinated bridge facility;

      -- the merger and the recapitalization shall have been approved by the holders of at least a majority of the outstanding common stock of Johns Manville and shall have been completed; and

      -- the repayment of amounts outstanding under Johns Manville's existing revolving credit facility and other indebtedness for borrowed money (other than certain debt to be agreed) and termination of related commitments and loans.

     - The pro forma ratio of consolidated total funded debt to consolidated EBITDA of Johns Manville for the twelve month period ending on the date of the most recently ended fiscal quarter for which internal financial statements are available is no greater than 4.65 to 1.0.

     - The absence of any action, suit, investigation, litigation or proceeding pending or known to be threatened in any court or before any arbitrator or governmental instrumentality relating to certain matters.

     - All representations and warranties in the senior secured credit documentation shall be true and correct in all material respects.

     - No default or event of default under the senior secured credit documentation shall exist at the time of, or after giving effect to the making of, the loans to be made on the closing date of the merger.

  Bridge Facility

     If the placement of senior subordinated notes cannot be consummated by the date on which the merger is to occur, it is contemplated that a subsidiary of Johns Manville will borrow $600,000,000 in aggregate principal amount of unsecured exchangeable senior subordinated bridge loans from Bear Stearns Corporate Lending Inc.

     The bridge loans will be made in a single drawing on the closing date and are due one year following the closing date. If the bridge loans have not been previously paid in full on the one year anniversary of the closing date, the bridge loans will be automatically converted into term loans with a final maturity date on the ten year anniversary of the closing date. Additionally, the lenders in respect of the term loans will have the option to request exchange notes in exchange for the term loans having the terms described below.

     The borrower may optionally prepay the bridge loans at any time in whole or in part, without the payment of any premium or penalty. Subject to prior mandatory prepayments on the senior secured credit facility and exceptions to be agreed, the borrower is required to make mandatory prepayments of the bridge loans in respect of 100% of the net cash proceeds of any public or private placement of any senior or subordinated debt securities, including the issuance of any senior subordinated notes, future bank borrowings, other than under the senior secured credit facilities, and any asset sales. Additionally, the borrower must prepay the bridge loans upon the occurrence of a change of control.

     The bridge loans will bear interest for each interest period at a rate equal to the greatest of, determined at the beginning of each interest period, the following rates, plus the applicable spread:

     - the three-month London interbank offered rate, adjusted for statutory reserve requirements;

     - the Bear Stearns Single B High Yield Index ; or

     - the treasury rate (the rate borne by direct obligations of the United States maturing on the date which is ten years after the closing date and if there are not such obligations, the rate determined by linear interpolation between the rates borne by the two obligations maturing closest to, but straddling, the date which is ten years after the closing date, as published by the Board of Governors of the Federal Reserve System).

     The applicable spread will initially be as follows:

     - loans based on the London interbank offered rate -- 6.75%

     - loans based on the Bear Stearns Single B High Yield Index -- 1.00%

     - loans based on the treasury rate -- 6.75%

The applicable spread will increase by 1.00% 180 days after the closing date and by an additional 0.50% at the end of each 90 day period thereafter; provided that the interest rate applicable to the bridge loans will not exceed 17% or the highest rate permitted by law or be less than 13.25% per annum. The borrower has the option to pay any interest on the bridge loans in excess of 15% per annum by capitalizing the interest on the payment date. Additionally, at any time when the borrower is in default of the bridge loans, the bridge loans will bear interest at 2.0% per annum above the rate then applicable to bridge loans.

     The bridge facilities will contain a number of covenants that restrict that ability of the borrower and its subsidiaries to incur indebtedness, grant liens, enter into mergers, consolidations, and acquisitions, sell or transfer assets and make dividends, distributions, redemptions and other restricted payments, make investments, enter into transactions with affiliates, engage in certain business activities and make material adverse amendments to their charter documents.

     The bridge facilities will also contain events of default including the failure to pay principal when due, nonpayment of interest, fees or other amounts after a grace period of 5 business days, material inaccuracy of representations or warranties, violations of covenants (subject, in certain cases to a 30 day grace period), cross-default to other indebtedness, uninsured judgments in a minimum amount to be agreed, bankruptcy events, certain ERISA events, material judgments, actual or asserted invalidity of any guarantee of the bridge facility, and the exercise of a change of control put right by any lender under debt instruments in a minimum amount to be agreed.

     The bridge loans will be guaranteed by all of the guarantors of the senior secured credit facilities. The guarantees of the bridge loans will be subordinated to the guarantors' guarantee of the senior secured

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credit facility to the same extent as the bridge loans are subordinated to the indebtedness under the senior secured credit facilities. The bridge loans will be unsecured.

     The availability of the bridge loans is conditioned on customary conditions including the satisfaction of the following conditions precedent on or before the closing date of the merger:

     - The absence of any event, development, condition or circumstance that has had or could reasonably be expected to have a material adverse effect on the merger or on the business, assets, property, condition (financial or otherwise), results of operations or prospects of Johns Manville and its subsidiaries, taken as a whole.

     - No event shall have occurred and be continuing that has caused or could be reasonably expected to cause any material disruption or material adverse change in the markets for bank debt, high yield debt or the financial or capital markets generally that could materially impair the syndication or funding of the bridge loans.

     - The following transactions shall have occurred prior to, or shall occur concurrently with, the funding of the bridge loans:

      -- Johns Manville shall have received at least $500,000,000 in cash from the issuance of equity to affiliates of HB Merger LLC and HB Finance LLC;

      -- approximately $353,100,000 in common stock or options of Johns Manville held by certain shareholders shall have been rolled over into pay-in-kind preferred stock, junior preferred stock and common stock of Johns Manville;

      -- the borrower shall have entered into the $1,750,000,000 senior credit facilities and all conditions precedent to borrowings under the senior credit facilities shall have been satisfied or waived;

      -- the merger and the recapitalization shall have been approved by the holders of at least a majority of the outstanding common stock of Johns Manville and shall have been completed; and

      -- the repayment of amounts outstanding under Johns Manville's existing revolving credit facility and other indebtedness for borrowed money (other than certain debt to be agreed and termination of related commitments and liens).

     - The pro forma ratio of consolidated total funded debt to consolidated EBITDA of Johns Manville for the twelve month period ending on the date of the most recently ended fiscal quarter for which internal financial statements are available is no greater than 4.65 to 1.0.

     - The absence of any action, suit, investigation, litigation or proceeding pending or known to be threatened in any court or before any arbitrator or governmental instrumentality relating to certain matters.

     - All representations and warranties in the bridge loan documentation shall be true and correct in all material respects.

     - No default or event of default under the bridge loan documentation or the senior credit facilities documentation shall exist at the time of, or after giving effect to the making of, the bridge loans or the loans under the senior credit facilities to be made on the closing date.

  Term Loans/Exchange Notes

     In the event the bridge loans are not paid in full on or prior to the one year anniversary of the closing date and provided that certain events of default are not then in existence, the bridge loans will be automatically converted to term loans. The lender of any term loan will have the option to request exchange notes in aggregate principal amount equal to the then outstanding term loan plus capitalized interest added thereto. The terms loans will be governed by the bridge loan documentation and will have the same material terms and conditions as the bridge loans except as set forth in this section. The
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exchange notes will be issued under an indenture that complies with the Trust
Indenture Act of 1939, as amended.

     The term loans and the exchange notes will mature on the tenth anniversary of the closing date. The terms loans will bear interest at a rate per annum equal to the rate borne by the bridge loans plus 0.50%, which rate shall increase by 0.50% on the last day of each 90 day period after the one year anniversary of the closing date; provided that the interest rate applicable to the term loans and the exchange notes will not exceed 17.0% or the highest rate permitted by law. The borrower will have the option to pay any interest on the term loans or the exchange notes in excess of 15.0% by capitalizing the interest on the payment date. Additionally, at any time when the borrower is in default of the term loans and the exchange notes, the term loans or the exchange notes will bear interest at 2.0% per annum above the rate then applicable to such term loans or the exchange notes, as the case may be.

     The term loans may be redeemed at the option of the borrower at any time without premium or penalty. The exchange notes may be redeemed at the option of the borrower at any time without premium or penalty, except as set forth in the next sentence. Prior to the transfer of any exchange notes to a person which was not a bridge loan lender or its affiliate, the transferor shall give the borrower notice of the transfer and the opportunity to redeem the applicable exchange notes at par plus accrued interest. Once the exchange notes have been transferred to a person which was not a bridge loan lender or its affiliate, the exchange notes will be subject to customary call protection for fixed rate high-yield debt securities for a period of 5 years from the closing date. Upon the occurrence of a change of control, the borrower will offer to repay the term loans or redeem the exchange notes, as the case may be, at a price of 101% of the principal amount of those term loans or exchange notes, plus accrued interest in each case.

     The indenture for the exchange notes will contain defeasance provisions, covenants and events of default, in each case to be agreed.

CERTAIN PROJECTIONS AS TO FUTURE OPERATIONS

     Johns Manville does not as a matter of course publicly disclose projections as to future results of operations or financial condition. However, in connection with Johns Manville's discussions with the Hicks, Muse/Bear Stearns group, the Hicks, Muse/Bear Stearns group was provided with some projected financial information for Johns Manville that was prepared by management members. This projected information was for the period from 2000 to 2005. Johns Manville gave no assurance that these financial matters contained in these projections would be realized.

     In order to produce the projected financial information provided to the Hicks, Muse/Bear Stearns group, assumptions were made with respect to items, including, but not limited to: (1) projected sales volumes; (2) projected selling prices; (3) projected manufacturing costs; (4) projected operating expenses; and (5) projected capital spending. Subject to the underlying assumptions, the projections indicated that from 2000 to 2004, Johns Manville's revenues would increase from approximately $2.3 billion to approximately $2.8 billion; Johns Manville's EBITDA would increase from approximately $525 million to approximately $735 million; Johns Manville's income from operations would increase from $410 million to $595 million; and Johns Manville's net income would increase from $244 million to $420 million.

     These projections were not prepared with a view to public disclosure and are included in this proxy statement/prospectus only because the information was provided to the Hicks, Muse/Bear Stearns group. These projections were not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections and forecasts, nor is the projected financial information intended to be presented in a manner consistent with financial statements prepared in accordance with generally accepted accounting principles. While presented with numerical specificity, these projections are based upon a variety of assumptions, some of which are referred to above, with respect to industry performance, general business and economic conditions, taxes, and other matters, most of which are beyond the control of Johns Manville. Neither Johns Manville nor its financial advisors assumes any responsibility for the accuracy of these projections, and the inclusion of this information should not be regarded as a representation by Johns Manville or any
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other person that these results will be achieved. Whether or not the merger is completed, Johns Manville does not intend to make publicly available any update or other revisions to any of these projections. In addition, because the projections are based on a number of assumptions and are subject to significant economic and competitive uncertainties, which are beyond the control of Johns Manville, there can be no assurance that these projections will be realized, and actual results may be higher or lower than those described, possibly by material amounts.

     The projections should be read together with the information contained in the consolidated financial statements of Johns Manville included elsewhere in this proxy statement/prospectus including "Cautionary Statements Regarding Forward-Looking Statements." The projections do not give effect to the merger and the transactions contemplated thereby.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the material United States federal income tax consequences of the merger under currently applicable law is generally applicable to Johns Manville and its stockholders (other than the Manville Trust and certain members of senior management) who are citizens or residents of the United States and hold Johns Manville common stock as capital assets. To the extent that the following statements constitute matters of law or legal conclusions, they are the opinion of Skadden, Arps, Slate, Meagher & Flom LLP. The tax treatment described herein may vary depending upon each stockholder's particular circumstances and tax position. There will be some stockholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations, persons who are not citizens or residents of the U.S., stockholders who do not hold their shares as capital assets and stockholders who have acquired their existing Johns Manville common stock as compensation) who may be subject to special rules not discussed below. No ruling from the Internal Revenue Service, referred to as the IRS, will be applied for with respect to the federal income tax consequences discussed herein and, accordingly, there can be no assurance that the IRS will agree with the positions described herein. In addition, this discussion does not consider the effect of any applicable foreign, state, local or other tax laws. Each stockholder should consult his or her own tax advisor as to the particular tax consequences to him or her of the merger, including the applicability and effect of any foreign, state, local or other tax laws, any recent changes in applicable tax laws and any proposed legislation.

     Characterization of the Merger

     For U.S. federal income tax purposes HB Merger LLC should be disregarded as a transitory entity, and the merger of HB Merger LLC with and into Johns Manville should be treated as a taxable transaction to Johns Manville stockholders. The pay-in-kind preferred stock that Johns Manville stockholders will receive in the merger as part of the merger consideration will be treated for federal income tax purposes as "nonqualified preferred stock" which is not treated as "stock" for purposes of the tax free reorganization provisions of the Internal Revenue Code of 1986, as amended, referred to as the Code. Accordingly, the merger should be a fully taxable transaction to Johns Manville stockholders.

     As a result of the merger, holders of Johns Manville common stock should be treated for U.S. federal income tax purposes as if they:

     - sold a portion of their common stock of Johns Manville to affiliates of Hicks, Muse and Bear Stearns for cash; and

     - had a portion of their common stock of Johns Manville redeemed by Johns Manville for cash and the pay-in-kind preferred stock of the surviving corporation.

     Due to the lack of legislative, judicial or other interpretive authority on this matter, it is unclear how the allocation of proceeds between the deemed sale and redemption portions of the transaction should be determined. Johns Manville intends to take the position that the percentage of a stockholder's Johns

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Manville common stock considered sold to the affiliates of Hicks, Muse and Bear
Stearns for cash should be equal to:

     - the amount of cash contributed to Johns Manville by the affiliates of Hicks, Muse and Bear Stearns; divided by

     - the aggregate amount of cash paid to all Johns Manville stockholders in the merger.

The remainder of a stockholder's Johns Manville common stock disposed of in the merger should be treated as having been redeemed by Johns Manville for the remaining cash and pay-in-kind preferred stock received in the merger. Accordingly, the percentage of a stockholder's Johns Manville common stock that should be treated as having been sold to the affiliates of the Hicks, Muse/Bear Stearns group for cash should be approximately 26%, while the percentage of your Johns Manville common stock that should be treated as having been redeemed by Johns Manville should be approximately 74%. Your tax basis in your Johns Manville common stock surrendered in the merger should be allocated between the "sale" and "redemption" portions of the transaction based on these same percentages.

     Sale of Johns Manville Common Stock to Hicks, Muse and Bear Stearns

     To the extent that a stockholder is considered to have sold Johns Manville common stock to affiliates of Hicks, Muse and Bear Stearns, a stockholder will recognize either capital gain or loss (assuming the common stock is held by the stockholder as a capital asset) equal to the difference between the amount realized on the deemed sale of common stock to affiliates of Hicks, Muse and Bear Stearns (i.e., the cash proceeds properly allocated to such sale) and the stockholder's adjusted tax basis allocated to such common stock. The gain or loss will be long-term capital gain or loss if at the time of the deemed sale the stockholder had held its Johns Manville common stock for more than one year.

     Redemption of Johns Manville Common Stock for Cash and Pay-In-Kind Preferred Stock

     In general, to the extent that the "redemption" portion of the transaction is treated as a "sale or exchange" under Section 302 of the Code with respect to a Johns Manville stockholder, such stockholder also should recognize capital gain or loss equal to the difference between:

     - the sum of (1) the cash proceeds allocable to the redemption of such stockholder's common stock by Johns Manville and (2) the fair market value of all of the pay-in-kind preferred stock received by such stockholder on the effective date of the merger; and

     - the stockholder's adjusted tax basis allocated to the Johns Manville common stock being redeemed.

Under Section 302 of the Code, a redemption of common stock will, as a general rule, be treated as a sale or exchange if such redemption:

     - is "substantially disproportionate" with respect to the stockholder; or

     - is "not essentially equivalent to a dividend" with respect to the stockholder.

In determining whether either of these two tests is met, the stockholder must take into account the shares of stock actually owned as well as the shares of stock constructively owned by reason of the constructive ownership rules set forth in Section 318 of the Code. Under these constructive ownership rules, the stockholder will be deemed to own any shares of Johns Manville common stock that are owned, actually and in some cases constructively, by certain related individuals or entities and any shares of Johns Manville common stock that a stockholder has a right to acquire by exercise of an option or by conversion or exchange of a security.

     The redemption of a stockholder's common stock will be "substantially disproportionate" if, among other things, the percentage of shares of Johns Manville voting stock actually and constructively owned

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immediately following the merger is less than 80% of the percentage of shares of voting stock actually and constructively owned immediately prior to the merger.

     The redemption of a stockholder's Johns Manville common stock will be treated as "not essentially equivalent to a dividend" if the reduction in the stockholder's proportionate interest in Johns Manville by reason of the merger constitutes a "meaningful reduction" given the stockholder's particular facts and circumstances. Depending on an individual stockholder's facts and circumstances, even a small reduction in the stockholder's proportionate equity interest may satisfy this test. For example, the IRS has indicated in a published ruling that any reduction in the percentage interest of a stockholder whose relative stock interest in a publicly held corporation is minimal (e.g., an interest of less than 1%) and who exercises no control over corporate affairs should constitute a "meaningful reduction."

     Johns Manville stockholders who surrender all of their common stock for cash and pay-in-kind preferred stock in the merger and who do not own or constructively own any other interest in the surviving corporation following the merger should have their redemption of common stock treated as a sale or exchange resulting in capital gain or loss under Section 302 of the Code. The gain or loss will be long-term capital gain or loss if at the time of the deemed exchange the stockholder had held its common stock for more than one year. Due to the fact-intensive nature of this determination, however, holders of Johns Manville common stock are advised to consult with their own tax advisers concerning the tax consequences of their particular circumstances.

     A stockholder's initial tax basis in the pay-in-kind preferred stock received pursuant to the merger will be equal to the fair market value of such shares at the time the merger becomes effective. A stockholder's holding period for the pay-in-kind preferred stock will commence as of the day following the effective date of the merger and will not include the holding period of the Johns Manville common stock surrendered therefor.

     Distributions on Pay-In-Kind Preferred Stock

     Distributions on the pay-in-kind preferred stock whether paid in cash, in additional shares of pay-in-kind preferred stock or as constructive distributions (as discussed below under "Constructive Distributions on the Pay-In-Kind Preferred Stock") will be taxable as ordinary income to the extent that the amount of cash or the fair market value of any pay-in-kind preferred stock distributed or constructively distributed does not exceed Johns Manville's current and accumulated earnings and profits as determined for federal income tax purposes. To the extent that the amount of distributions paid or constructively paid on the pay-in-kind preferred stock exceeds such earnings and profits, such distribution will be treated as a return of capital, reducing the stockholder's adjusted tax basis in his or her pay-in-kind preferred stock to the extent of such basis, with any excess taxable as capital gain. In addition, because of the cumulative dividend feature of the pay-in-kind preferred stock, holders of the pay-in-kind preferred stock may also have to include in income, each year, accumulated dividends even if no actual distributions are made either in cash or in additional shares of pay-in-kind preferred stock.

     Constructive Distributions on the Pay-In-Kind Preferred Stock

     The terms of the pay-in-kind preferred stock provide for a mandatory redemption on the twelfth anniversary of issuance at a redemption price of 100% of the liquidation preference plus accrued and unpaid dividends. If the mandatory redemption price of the pay-in-kind preferred stock, including pay-in-kind preferred stock received in lieu of a cash dividend, exceeds its issue price by more than a de minimis amount, such excess may be treated as a constructive distribution of additional stock on such pay-in-kind preferred stock over the term of the pay-in-kind preferred stock, using a constant yield method. The issue price of the pay-in-kind preferred stock should equal its fair market value at the effective time of the merger, or its fair market value as of the dividend payment date, if the pay-in-kind preferred stock was received in lieu of a cash dividend. Stockholders generally will increase their basis in their pay-in-kind preferred stock by the amount of the constructive distribution taxable each year as ordinary income. A

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constructive distribution of additional pay-in-kind preferred stock will otherwise generally be subject to the same rules as described in "Distributions on Pay-In-Kind Preferred Stock," above.

     Johns Manville's determination as to whether there is a constructive distribution is binding on all holders of pay-in-kind preferred stock, other than a holder that explicitly discloses that its determination as to whether there is a constructive distribution differs from that of Johns Manville. Such disclosure must be made on a statement attached to the holder's timely filed federal income tax return for the taxable year that includes the date the holder acquired the pay-in-kind preferred stock.

     Basis and Holding Period of Distributed Pay-In-Kind Preferred Shares

     A stockholder's initial tax basis in any additional shares of pay-in-kind preferred stock actually distributed by Johns Manville will be equal to the fair market value of the pay-in-kind preferred stock on the date of distribution. A stockholder's holding period for such additional shares will commence on the day following the distribution of such additional shares and will not include the holding period for the pay-in-kind preferred stock with respect to which the additional shares were distributed. A stockholder's tax basis in his or her pay-in-kind preferred stock generally will increase by the amount of the constructive distribution taxable each year as ordinary income. A stockholder's holding period in his or her shares of pay-in-kind preferred stock should be unaffected by constructive distributions.

     Dividends Received Deduction

     A corporate stockholder owning less than 20% of Johns Manville's stock (calculated by vote or value) may be eligible for a 70% dividends-received deduction with respect to dividends paid on the pay-in-kind preferred stock. The dividends-received deduction is, however, subject to various limitations which depend on the holder's particular circumstances, including Section 1059 of the Code. Section 1059 of the Code would require a corporate stockholder to reduce its tax basis in the pay-in-kind preferred stock by the amount of the dividends-received deduction resulting from any "extraordinary dividend" paid on the pay-in-kind preferred stock. An extraordinary dividend for purposes of
Section 1059 includes, among other items, a dividend that exceeds 5% of the stockholder's adjusted basis in the pay-in-kind preferred stock. Corporate stockholders should consult their tax advisors regarding the availability of the dividends-received deduction and the possible application of Section 1059 of the Code or other limitations with respect to their particular circumstances.

     Disposition of Pay-In-Kind Preferred Stock

     Upon the sale, exchange or other disposition of pay-in-kind preferred stock, other than by redemption, the Johns Manville stockholders generally will recognize capital gain or loss equal to the difference between the amount realized upon the disposition and the adjusted tax basis in the pay-in-kind preferred stock. This gain or loss will be long-term capital gain or loss if at the time of the disposition the stockholder has held the pay-in-kind preferred stock for more than one year.

     Information Reporting and Backup Withholding

     Backup withholding at a rate of 31% may apply with respect to cash payments received by Johns Manville stockholders unless the recipient:

     - is a corporation or other exempt recipient and when required demonstrates this fact; or

     - provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

A Johns Manville stockholder who does not provide Johns Manville with his or her correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against the stockholder's federal income tax liability provided that certain required information is furnished to the IRS.

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     ALTHOUGH THE FOREGOING ARE THE MATERIAL U.S. FEDERAL INCOME TAX
CONSIDERATIONS GENERALLY APPLICABLE TO THE MERGER, THE DISCUSSION DOES NOT ADDRESS EVERY U.S. FEDERAL INCOME TAX CONCERN WHICH MAY BE APPLICABLE TO A PARTICULAR STOCKHOLDER. EACH STOCKHOLDER IS URGED TO CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO SUCH STOCKHOLDER, IN THE LIGHT OF HIS OR HER PARTICULAR CIRCUMSTANCES, OF THE DISPOSITION OF JOHNS MANVILLE COMMON STOCK PURSUANT TO THE MERGER.

ACCOUNTING TREATMENT

     For financial reporting purposes, the merger and all transactions contemplated by the merger agreement are intended by the Hicks, Muse/Bear Stearns group to be accounted for as a leveraged recapitalization, which means a transaction structured to transfer the controlling interest of an operating entity to a new investor without a change in accounting basis of the assets and liabilities presented in the separate stand-alone financial statements of the operating entity.

FEDERAL SECURITIES LAWS CONSEQUENCES

     The prospectus, which constitutes a part of this proxy statement/prospectus related to the issuance of the pay-in-kind preferred stock in the merger, does not cover any resales of the common stock or preferred stock of the surviving corporation to be received by some of the shareholders of Johns Manville in the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any such resale.

     All shares of pay-in-kind preferred stock received by Johns Manville stockholders in the merger will be freely transferable, except that shares of pay-in-kind preferred stock received by persons who are deemed to be "affiliates" of Johns Manville under the Securities Act of 1933, as amended, at the time of the stockholders meeting may be resold by them only in transactions permitted by Rule 144 under the 1933 Act or as otherwise permitted under the 1933 Act. Persons who may be deemed to be affiliates of Johns Manville for such purposes generally include individuals or entities that control, are controlled by or are under common control with Johns Manville, and include directors and executive officers of Johns Manville and include the Manville Trust.

     The holdback agreement between the Manville Trust and Bear Stearns Corporate Lending provides restrictions on the transfer of pay-in-kind preferred stock and the stockholders agreement provides restrictions on the transfer of shares of the surviving corporation common stock. For more information regarding these restrictions, please see "Other Relevant Agreements -- The Stockholders Agreement" and "-- The Holdback Agreement."

APPRAISAL RIGHTS OF STOCKHOLDERS

     Delaware law entitles the holders of record of shares of Johns Manville common stock who follow the procedures specified in Section 262 of the Delaware law to have their shares appraised by the Delaware Court of Chancery and to receive the "fair value" of such shares as of the effective time of the merger as determined by the court in place of the merger consideration. In order to exercise these rights, a stockholder must demand and perfect the rights in accordance with Section 262. The following is a summary of Section 262 and is qualified in its entirety by reference to Section 262, a copy of which is attached as Appendix F to this proxy statement/prospectus. Stockholders should carefully review Section 262 as well as information discussed below to determine their rights to appraisal.

     If a stockholder of Johns Manville elects to exercise the right to an appraisal under Section 262, that stockholder must do all of the following:

          (1) deliver to Johns Manville, a written demand for appraisal of shares of Johns Manville common stock held, which demand must identify the stockholder and expressly request an appraisal, before the vote is taken on the merger agreement at the annual meeting (this written demand for appraisal must be in addition to and separate from any proxy or vote against the merger agreement;

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     neither voting against, abstaining from voting nor failing to vote on the merger agreement will constitute a demand for appraisal within the meaning of Section 262);

          (2) not vote in favor of adoption of the merger agreement (a failure to vote or abstaining from voting will satisfy this requirement, but a vote in favor of adoption of the merger agreement, by proxy or in person, or the return of a signed proxy that does not specify a vote against adoption of the merger agreement, will constitute a waiver of such stockholder's right of appraisal and will nullify any previously filed written demand for appraisal); and

          (3) continuously hold such shares through the time the merger becomes effective.

     All written demands for appraisal should be addressed to: Johns Manville Corporation, 717 17th Street, Denver, Colorado 80217-5108, Attention: Corporate Secretary, before the vote is taken on the merger agreement at the special meeting, and should be executed by, or on behalf of, the holder of record. Such demand must reasonably inform Johns Manville of the identity of the stockholder and that the stockholder is thereby demanding appraisal of his or her shares of Johns Manville common stock.

     Within 10 days after the effective time of the merger, the surviving corporation of the merger will give written notice of the effective time of the merger to each stockholder of Johns Manville who has satisfied the requirements of Section 262 and has not voted for the proposal to adopt the merger agreement, referred to as a dissenting stockholder. Within 120 days after the effective time of the merger, the surviving corporation or any dissenting stockholder may file a petition in the court demanding a determination of the fair value of the shares of Johns Manville common stock that are held by all dissenting stockholders. Any dissenting stockholder desiring to file this petition is advised to file the petition on a timely basis unless the dissenting stockholder receives notice that a petition has already been filed by the surviving corporation or another dissenting stockholder.

     If a petition for appraisal is timely filed, the court will determine which stockholders are entitled to appraisal rights and thereafter will determine the fair value of the shares of Johns Manville common stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, but together with a fair rate of interest, if any, to be paid on the amount determined to be fair value. In determining the fair value, the court is to take into account all relevant factors. The court may determine such fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise be entitled to receive pursuant to the merger agreement. If a petition for appraisal is not timely filed, then the right to an appraisal shall cease. The costs of the appraisal proceeding are to be determined by the court and taxed against the parties as the court determines to be equitable under the circumstances. Upon the application of any stockholder, the court may determine the amount of interest, if any, to be paid upon the value of the shares of Johns Manville common stock of stockholders entitled to such interest. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of Johns Manville common stock entitled to appraisal.

     From and after the effective time, no dissenting stockholder shall have any rights of a Johns Manville stockholder with respect to such holder's shares for any purpose, except to receive payment of its fair value and to receive payment of dividends or other distributions on such holder's shares of Johns Manville common stock, if any, payable to Johns Manville stockholders of record as of a date prior to the effective time. If a dissenting stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal within 60 days after the effective time of the merger or thereafter with the written approval of the surviving corporation, or, if no petition for appraisal is filed within 120 days after the effective time, then the right of that dissenting stockholder to an appraisal will cease and the dissenting stockholder will be entitled to receive only the merger consideration.

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LITIGATION CHALLENGING THE MERGER

     On or about June 2000, four complaints were filed in Delaware Chancery Court entitled: Phillip Rothe v. Johns Manville Corp. et al., Civil Action No. 18121-NC; Ernest Mack v. Johns Manville Corp., et al., Civil Action No. 18122-NC; Jerry Krim v. Johns Manville et al., Civil Action No. 18130-NC; and Crandon Capital Partners v. Johns Manville et al., Civil Action No. 18125-NC. These complaints assert claims against Johns Manville and some of its officers and directors. The Mack and Rothe complaints also assert claims against the Manville Trust. All four complaints purport to assert claims on behalf of a purported class of Johns Manville's stockholders and challenge the proposed acquisition pursuant to a merger of Johns Manville's common stock by the Hicks, Muse/Bear Stearns group by alleging, among other things, that the merger and the transactions contemplated in connection with the merger are unfair, inadequate, below the fair value of Johns Manville and that the actions of the defendants constitute a breach of their fiduciary duties. The complaints seek, among other things, to enjoin the merger, to rescind the merger if it is consummated and also seek damages, fees, expenses and interest. Johns Manville intends to defend against the lawsuits vigorously.

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                              THE MERGER AGREEMENT

     The following is a brief summary of the material provisions of the merger agreement. The following summary is qualified in its entirety by reference to the merger agreement, which we have attached as Appendix A to this proxy statement/prospectus and which we incorporate by reference into this document. We encourage you to read the merger agreement carefully and in its entirety.

THE MERGER

     The parties to the merger agreement are Johns Manville, HB Merger LLC and HB Finance LLC.

     The merger agreement provides that, following the adoption of the merger agreement by stockholders and the satisfaction or waiver of the other conditions to the merger, HB Merger LLC will be merged with and into Johns Manville, and Johns Manville will be the surviving corporation. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time agreed to by the parties and specified in the certificate of merger.

     When the merger becomes effective and HB Merger LLC has been merged with and into Johns Manville, a new amended and restated certificate of incorporation, referred to as the surviving corporation amended and restated certificate of incorporation, will become the certificate of incorporation of Johns Manville. We have attached a copy of the surviving corporation amended and restated certificate of incorporation as Appendix H to this proxy statement/prospectus.

CONSIDERATION

     In the merger, each outstanding share of Johns Manville common stock; other than any shares owned by shareholders who perfect appraisal rights, and shares that are held by Johns Manville as treasury stock or held by HB Merger LLC or its subsidiaries will be converted into the right to receive $13.625 in cash and
0.02 of a share of pay-in-kind preferred stock of the surviving corporation.

     In the merger, each outstanding share of class TM preferred stock will be converted into the right to receive 0.6 of a share of surviving corporation common stock and 0.4 of a share of surviving corporation junior preferred stock. Upon conversion of the Johns Manville common stock into the merger consideration described above, the Johns Manville common stock will be cancelled and retired. No fractional shares of surviving corporation pay-in-kind preferred stock, surviving corporation junior preferred stock or surviving corporation common stock will be issued in the merger. Instead, stockholders who are entitled to fractions of shares will receive the cash value of these fractions of shares.

     Each issued and outstanding membership interest in HB Merger LLC will be converted into 0.6 of a share of surviving corporation common stock and 0.4 of a share of surviving corporation junior preferred stock.

     Each outstanding employee option will be cancelled and each holder will be entitled to receive an amount of cash computed by multiplying

     - the excess, if any, of (A) the greater of (x) $15.625 and (y) the highest fair market value per share at any time during the 60-day period preceding the merger, over (B) the exercise price per share subject to such option by

     - the number of shares subject to such option. Each share of deferred stock will be cancelled and the holder will be entitled to receive an amount in cash equal to the greater of (x) $15.625 and (y) the highest fair market value per share at any time during the 60-day period preceding the merger.

     Except as provided in the next paragraph, cash payments will be made in settlement of each deferral account under Johns Manville's Deferred Compensation Plan and Non-Employee Directors' Deferred Compensation Plan. See "Interest in the Merger That Differ From Your Interests".

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     Mr. Henry's employment agreement provides that his deferral account deemed to be invested in Johns Manville common stock will be rolled over into shares of surviving corporation common stock and surviving corporation junior preferred stock. Other members of management whose deferral accounts are deemed to be invested in Johns Manville common stock will have the right to elect to roll over a portion of their deemed Johns Manville shares into shares of surviving corporation common stock and surviving corporation junior preferred stock or other equity rights in the surviving corporation.

EXCHANGE OF SHARES

     HB Merger LLC will appoint an exchange agent to handle the surrender of certificates and payment of the merger consideration. Immediately before the closing of the merger, HB Finance LLC and Johns Manville will deposit an amount of cash and a number of certificates of surviving corporation common stock, pay-in-kind preferred stock and junior preferred stock required to pay the holders of Johns Manville common stock and class TM common stock, the cash and stock merger consideration, as well as cash in lieu of fractional shares, to which each is entitled. Soon after the closing, the exchange agent will send to each former holder of Johns Manville common stock a letter of transmittal for use in the surrender and instructions explaining how to surrender stock certificates to the exchange agent. Holders of Johns Manville common stock that surrender their certificates and provide to the exchange agent a properly completed letter of transmittal will receive the appropriate merger consideration. Holders of unexchanged shares of Johns Manville common stock will not be entitled to receive any dividends or other distributions payable after the closing except that when they surrender their certificates they will be entitled to dividends and distributions on the pay-in-kind preferred stock.

     You should not send in your Johns Manville common stock certificates until you receive a transmittal form. You should send them only pursuant to instructions set forth in the letter of transmittal. In all cases, the merger consideration will be provided only in accordance with the procedures set forth in the merger agreement and those letters of transmittal.

     Any merger consideration not validly claimed by Johns Manville stockholders within one year after the effective time and any interest and other income received by the exchange agent relating to that merger consideration will be delivered to Johns Manville upon demand. Any holders of shares of common stock who have not complied with the terms and conditions for the exchange of certificates set forth in the merger agreement will thereafter look only to Johns Manville, and only as general creditors, for the payment of their claim to the merger consideration.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains numerous representations and warranties made by Johns Manville, the most significant of these relate to:

     - capitalization;

     - corporate authorization to enter into the contemplated transaction;

     - governmental approvals required in connection with the contemplated transaction;

     - absence of any breach of organizational documents, law or certain material agreements as a result of the contemplated transaction;

     - ownership of subsidiaries;

     - filings with the SEC;

     - financial statements;

     - absence of certain material changes since a specified date;

     - absence of undisclosed material liabilities;

     - information provided by Johns Manville for inclusion in this proxy statement/prospectus;
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     - employee benefits matters;

     - litigation;

     - compliance with laws;

     - tax matters;

     - environmental matters;

     - the shareholder votes required to approve the contemplated transaction;

     - finders' or advisors' fees;

     - that there has not occurred a material adverse effect since March 31, 2000. The term material adverse effect in the merger agreement means any result, occurrence, fact, change, event or effect that, individually or in the aggregate with other results, changes, events or effects is or could reasonably be expected to be:

      -- materially adverse to Johns Manville's historical or near-term or long-term projected business, operations, assets, liabilities, financial condition, results of operations (including EBITDA or free cash flow), or

      -- materially adverse to any person's ability to perform its obligations under the merger agreement or the voting agreement or to consummate the transaction contemplated by the relevant agreement; and

     - representations as to intellectual property, environmental matters, litigation, labor matters and other areas.

     The merger agreement contains several representations and warranties made by HB Merger LLC and HB Finance LLC, including:

     - absence of any breach of organizational documents, law or certain material agreements as a result of the contemplated transaction;

     - projected capitalization of the surviving corporation;

     - requisite authorization to enter into the contemplated transaction;

     - governmental approvals required in connection with the contemplated transaction;

     - information provided by it for inclusion in this joint proxy statement/prospectus.

     - the delivery of commitment letters and belief as to adequacy of proceeds necessary for the merger;

     - the engagement of appraisal firm to perform solvency analysis;

     - the execution of an agreement to enter into an employment agreement with Charles L. Henry to be effective upon the merger; and

     - the absence of any other business activities conducted by HB Merger LLC and HB Finance LLC.

CONDUCT OF BUSINESS PENDING CLOSING

     In the merger agreement Johns Manville agrees that prior to the merger Johns Manville will operate only in the ordinary course of business and use its commercially reasonable efforts to preserve its business organization, keep available the services of its officers and employees and maintain existing relations with its customers, suppliers, officers, employees and creditors and will not, among other things (except as otherwise agreed):

     - enter into any significant new line of business outside building products industry or make capital expenditures in excess of Johns Manville's capital budget plus $5 million in the aggregate;

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

     - amend its certificate of incorporation or by-laws, or adjust, split, combine, reclassify, issue or redeem stock, except in connection with the exchange agreement and the merger;

     - pay dividends, other than the payment of regular quarterly dividends consistent with past practice which dividends shall not be declared with a record date earlier than identified dates, or exceed the amount per share of dividends paid in the first quarter of 2000;

     - incur any indebtedness, other than borrowings under existing credit facilities and other borrowings in the ordinary course of business;

     - other than in the ordinary course of business, enter into any acquisition agreement with a value in excess of $5 million or any disposition agreement with a value of more than $5 million;

     - increase benefits or compensation of directors, or enter into or amend any employment or severance agreement, except for normal increases in the ordinary course or to reflect promotions or new hires;

     - change accounting principles unless required by generally accepted accounting principles;

     - except in the ordinary course, satisfy any liabilities, amend any material agreements, modify any material right or settle any litigation;

     - enter into any capital lease not contemplated by Johns Manville's annual budget;

     - enter into or modify any collective bargaining agreements, except those currently being contemplated for renewal;

     - enter into any arrangements or contracts with Johns Manville's affiliates; or

     - make any tax election, settle any tax liability or make any tax related payment.

NON-SOLICITATION; ACQUISITION PROPOSALS

     The merger agreement provides that Johns Manville and its subsidiaries will not, and will instruct their respective officers, directors, advisors and other representatives not to:

     - initiate, solicit, encourage or facilitate the making of any acquisition proposal, as defined below, or

     - engage in negotiations or discussions with, or furnish any non-public information or data to, any third party relating to an acquisition proposal.

     However, until adoption of the merger agreement, Johns Manville and its board may:

     - participate in negotiations or provide information to a third party if either (1) the Johns Manville board determines in good faith, that a third party has made a superior proposal, or an acquisition proposal (both as defined below) that the board concludes would likely constitute a superior proposal, and that superior proposal was not solicited by Johns Manville or its affiliates or agents, or (2) the board determines in good faith, after consultation with independent counsel, that failure to participate in negotiations would be reasonably likely to constitute a breach of the board's fiduciary duties;

     - disclose to stockholders a position with respect to the merger or another acquisition proposal if required by applicable law or such other disclosure as the board determines after consultation with independent counsel, is required under applicable law; and

     - request from a person making an acquisition proposal such information as reasonably necessary to permit the board to inform itself of the material terms thereof.

An acquisition proposal under the merger agreement means any bona fide proposal for the:

     - direct or indirect acquisition or purchase of a business or assets that constitutes 15% or more of the net revenues, net income or assets of Johns Manville and its subsidiaries, taken as a whole;

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

     - direct or indirect acquisition or purchase of 15% or more of any class of equity securities or capital stock of Johns Manville or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Johns Manville and its subsidiaries, taken as a whole; or

     - merger, consolidation, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, exchange offer, recapitalization, stock repurchase program or other similar transaction that if consummated would result in any person or persons beneficially owning 15% or more of any class of equity securities of Johns Manville or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Johns Manville and its subsidiaries, taken as a whole.

     A superior proposal under the merger agreement means any bona fide proposal to enter into an acquisition proposal which was not solicited by Johns Manville and is made by a third party on terms and conditions which the board of directors determines in its good faith judgment, after receiving the advice of its financial advisors, to be more favorable to the holders of Johns Manville common stock from a financial point of view than the transactions contemplated by the merger agreement, taking account of all of the terms thereof, including price, likelihood of financing being available and expected timing of consummation.

     Johns Manville will promptly advise HB Merger LLC, both orally and in writing of the terms of any acquisition proposal by the end of the next business day, but in no event more than 36 hours after receipt, and the identity of the party making the proposal, and will keep HB Merger LLC reasonably informed as to the status and material terms.

ACCESS TO INFORMATION

     Johns Manville has agreed to provide HB Merger LLC with reasonable access to its books and records until the effective time of the merger.

COMMERCIALLY REASONABLE EFFORTS

     Each of the parties will use its commercially reasonable efforts to consummate the transaction, including to obtain necessary consents and approvals. HB Merger LLC and HB Finance LLC will use their commercially reasonable efforts to obtain the contemplated financing, and Johns Manville will cooperate with HB Merger LLC in obtaining its financing. Johns Manville will use its commercially reasonable efforts to take all action necessary, including amending the merger agreement, to permit the surviving corporation to be entitled to recapitalization accounting treatment, provided that the Johns Manville board determines that an action of this kind would not reasonably be expected to adversely affect Johns Manville or any of its stockholders.

EMPLOYEE BENEFITS

     The surviving corporation will assume all of Johns Manville's employment, retention, consulting and severance agreements. Core benefits that are no less favorable than those currently provided are to be provided to employees until the end of 2001. The surviving corporation will also maintain Johns Manville's separation policy for eighteen months.

     The surviving corporation will pay on or before February 15, 2001, bonuses under Johns Manville's annual incentive compensation plans pro rated through the date of the closing, and the surviving corporation will implement a similar plan for the remainder of the year following the closing.

STOCKHOLDERS MEETING

     Johns Manville will call and hold as promptly as reasonably practicable the stockholders meeting to approve the amendment to the restated certificate of incorporation and adopt the merger agreement. Johns Manville agreed to prepare and file this proxy statement/prospectus in connection with the stockholders

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meeting and the registration of the pay-in-kind preferred stock. Johns Manville also agreed, subject to the fiduciary duties of the Johns Manville board and applicable law, to include in this proxy statement/ prospectus the board's recommendation of the merger and the amendment to the restated certificate of incorporation.

INDEMNIFICATION

     The surviving corporation will indemnify directors, officers, employees and agents of Johns Manville to the fullest extent permitted by law at all times after the merger for any claim based on actions taken prior to the effective time of the merger and shall maintain directors' and officers' liability insurance for a period of six years for such actions, limited by annual cost cap of 200% of current premium; and indemnity provisions in the surviving corporation's certificate of incorporation and bylaws will be maintained for six years after the merger.

     Whether or not the merger occurs, the surviving corporation will indemnify all current and prior employees, agents, directors or officers of HB Merger LLC and HB Finance LLC for any claim that is primarily based on an allegation that HB Merger LLC or its affiliates has induced or acted in concert with Johns Manville or its directors to act contrary to or in violation of any contract, duty or applicable law to which Johns Manville and the directors are subject.

ENVIRONMENTAL ASSESSMENTS AND ENVIRONMENTAL TRANSFER LAWS

     In the event that Johns Manville or HB Merger LLC receives information which leads it to conclude in good faith that a site has associated environmental costs and liabilities which would have a material adverse effect on Johns Manville, then HB Merger LLC may conduct additional environmental tests at its sole cost. Johns Manville will use its commercially reasonable efforts to ensure compliance with all environmental property transfer laws prior to the closing of the merger.

SOLVENCY LETTER

     HB Merger LLC has retained Corporate Valuation Advisors, Inc. to deliver at the closing a solvency letter addressed to HB Merger LLC, Johns Manville and the Johns Manville board stating that, immediately after the effective time of the merger, the surviving corporation will be solvent, will not have unreasonably small capital and will not have incurred debts beyond its ability to pay.

LISTING FOR PAY-IN-KIND PREFERRED STOCK

     HB Merger LLC will use its commercially reasonable efforts to have the pay-in-kind preferred stock eligible for trading on the Nasdaq national market, or to arrange for an established securities dealer to make a market in pay-in-kind preferred stock.

CONDITIONS

     The obligations of Johns Manville, HB Merger LLC and HB Finance LLC to consummate the merger are subject to the following conditions:

     - receipt of the approval of the stockholders of Johns Manville;

     - no orders or injunctions which prohibit the merger and no governmental litigation seeking to enjoin the merger;

     - expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act;

     - approval by the U.S. bankruptcy court has been obtained by the Manville Trust and has not been reversed or vacated;

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     - the registration statement (of which this proxy statement/prospectus forms a part) relating to the offering of pay-in-kind preferred stock having been declared effective; and

     - performance by the other party of its covenants in all material respects and the material accuracy of representations and warranties made by the other party.

     In addition, the obligation of Johns Manville to consummate the merger is subject to the following conditions:

     - the deposit of the necessary cash to effect the merger with the exchange agent; and

     - receipt of the solvency letter of the appraisal firm in form and substance reasonable satisfactory to Johns Manville.

     In addition, the obligation of HB Merger LLC to consummate the merger is subject to the following conditions including:

     - receipt of all material governmental consents and approvals;

     - no governmental proceeding seeking to limit or prohibit ownership by Johns Manville or HB Merger LLC of a material portion of the business or assets of Johns Manville;

     - financing for the transaction having been obtained on the terms set forth in the commitment letters;

     - no material adverse effect having occurred;

     - Charles L. Henry having not terminated his employment;

     - the tax agreement being in full force and effect;

     - the exchange of a portion of Johns Manville's common stock held by some members of Johns Manville management and the Manville Trust for class TM preferred stock having occurred; and

     - the absence of any public announcement by the SEC or its senior accounting personnel as to revision or intended revision of current published interpretations concerning recapitalization accounting that would preclude application of recapitalization accounting to the transaction.

TERMINATION

     The merger agreement may be terminated by mutual written consent or by either Johns Manville or HB Merger LLC if one of the following occurs:

     - the merger is not consummated by November 30, 2000; however, this date will be extended to December 28, 2000 if the stockholders meeting has not been held on or before November 1, 2000 and will be further extended to January 31, 2001 if the stockholders meeting has not been held on or prior to December 1, 2000;

     - stockholders fail to approve the amendment to the restated certificate of incorporation or adopt the merger agreement;

     - there is a permanent injunction or order prohibiting the merger;

     - the other party materially breaches its obligations after having been given an opportunity to cure; or

     - the voting agreement is terminated by either HB Merger LLC or the Manville Trust because (1) the Johns Manville board modifies or withdraws its recommendation, (2) the approval of the U.S. bankruptcy court is not obtained or (3) the Manville Trust enters into a binding agreement regarding a superior proposal.

     The merger agreement may also be terminated by Johns Manville if a superior proposal is made prior to the stockholder vote adopting the merger agreement and approving the amendment to the restated

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charter and Johns Manville enters into a binding written agreement, in which event, Johns Manville must notify HB Merger LLC in writing that it intends to enter into such an agreement and for five business days after the notice, must negotiate with HB Merger LLC. In order to terminate the agreement in these circumstances, Johns Manville must pay the termination fee referred to below under "Fees and Expenses."

     The merger agreement may also be terminated by HB Merger LLC if:

     - Johns Manville enters into an agreement for a superior proposal;

     - the Johns Manville board shall have withdrawn or adversely modified its approval or recommendation and the Manville Trust shall have terminated the voting agreement;

     - Johns Manville continues to engage in negotiations with, or furnish information to, a third party relating to an acquisition proposal for a period of more than 45 days; and

     - the stockholder meeting has not been held by January 15, 2001, so long as HB Merger LLC has not materially contributed to the failure and the stockholders meeting has not been enjoined.

FEES AND EXPENSES

     Each party will pay its own fees and expenses except as described below. Johns Manville estimates that merger-related fees and expenses, consisting primarily of SEC filing fees, fees and expenses of investment bankers, attorneys and accountants, and financial printing and other related charges, will total
approximately $     million assuming the merger is completed.

     Johns Manville will pay to HB Merger LLC (1) a termination fee of $53,000,000 and (2) reimbursement for out-of-pocket expenses not in excess of $12,500,000 if one of the following occurs:

     - Johns Manville terminates the merger agreement to enter into a superior proposal or HB Merger LLC terminates the agreement because Johns Manville enters into a superior proposal; or

     - the merger agreement is terminated because the voting agreement is terminated by the Manville Trust due to the Johns Manville board withdrawing its recommendation or the Manville Trust entering into a superior proposal.

     Johns Manville will pay to HB Merger LLC its (1) out-of-pocket expenses not in excess of $12,500,000 at the time of termination and (2) the $53,000,000 termination fee upon signing or closing an acquisition proposal if prior to the first anniversary of the termination Johns Manville enters into an agreement with respect to, or consummates, an acquisition proposal, and termination was as follows:

     - if HB Merger LLC terminated the merger agreement because Johns Manville continued to engage in negotiations with, or furnish information to, a third party relating to an acquisition proposal for a period of more than 45 days;

     - if HB Merger LLC terminated the merger agreement because the stockholder meeting has not been held by January 15, 2001, so long as HB Merger LLC has not materially contributed to the failure and the stockholders meeting has not been enjoined;

     - if Johns Manville or HB Merger LLC terminated the agreement because the voting agreement was terminated due to the order of the U.S. bankruptcy court not having been obtained; provided that Johns Manville is only required to pay a termination fee upon Johns Manville entering into or consummating an acquisition proposal prior to the first anniversary of termination if such acquisition proposal is with a person who made an acquisition proposal after the date of the confidentiality agreement that was entered into between Bear Stearns and Johns Manville and prior to the time that the court entered its decision or the consideration to be paid in such transaction is of equal or greater value than the consideration to be paid to stockholders under the merger agreement;

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     - if HB Merger LLC terminated the merger agreement due to Johns Manville's willful breach of a representation or willful breach of a covenant which results in the relevant closing condition not being met; or

     - if the merger agreement is terminated due to Johns Manville stockholders failing to approve the merger agreement.

     Johns Manville will pay to HB Merger LLC its out-of-pocket expenses not in excess of $12,500,000 if HB Merger LLC terminates the agreement as a result of a breach of a covenant that was not willful which results in the relevant closing condition not being met.

                           OTHER RELEVANT AGREEMENTS

THE VOTING AGREEMENT

     The following summary is qualified in its entirety by reference to the voting agreement, which is an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

     The Manville Trust and HB Merger LLC have entered into the voting agreement which provides that the Manville Trust agrees to vote all of its shares of Johns Manville common stock in favor of the adoption of the merger agreement and the amendment to the restated certificate of incorporation; against any proposal to the stockholders of Johns Manville which would prevent the consummation of the merger and against any acquisition proposal other than the merger. The Manville Trust voting obligation only arises upon issuance of approval by the U.S. bankruptcy court.

     The Manville Trust has agreed it will not, while the voting agreement is in effect, except for the conversion of some of its shares into class TM preferred stock in connection with the merger, offer for sale, sell, transfer, pledge, assign or otherwise dispose of any of its shares of Johns Manville common stock. Additionally, except in connection with the voting agreement and stockholders meeting to be held to approve the merger, the Manville Trust will not grant any proxies or powers of attorney, deposit any of its shares of Johns Manville common stock into a voting trust or enter into a voting agreement with respect to its shares of Johns Manville common stock.

     The Manville Trust has agreed it will use its commercially reasonable efforts to take all action and to do all things reasonably necessary to obtain the approval of the U.S. bankruptcy court, and oppose any attempt of which it has knowledge to have the approval of the U.S. bankruptcy court vacated, reversed or amend so as to materially limit the court approval.

     The Manville Trust has agreed it will, on or before the date of the closing of the merger, execute and deliver the stockholders agreement, which is described below.

     In addition, the Manville Trust has agreed it will not, and will instruct its trustees, offices and advisors and other representatives not to, solicit, initiate, encourage or facilitate any of its advisors to solicit any acquisition proposal, or engage in negotiations or discussions with, or furnish any non-public or data to, any third party relating to any superior stockholder proposal. However, the Manville Trust may:

     - participate in negotiations or provide information to a third party prior to the court approval if the Johns Manville board has participated in such negotiations or discussions with a third party because it has determined that it is a superior stockholder proposal, or the trustees determine in good faith:

      -- that a third party has made a superior stockholder proposal and the trustees have received the advice of their financial advisors, or

      -- after consultation with independent counsel, that failure to participate in negotiations would be substantially likely to constitute a breach of the trustees' fiduciary duties; or

     - request from a person making an acquisition proposal the information that is reasonably necessary for its trustees to inform themselves of its material terms.

     Acquisition proposal is defined in the merger agreement and on page 66 of this proxy statement/ prospectus. A superior stockholder proposal under the voting agreement means any bona fide proposal, that was not solicited by the Manville Trust or any of its trustees, to enter into an acquisition proposal made by a third party on terms and conditions which the trustees of the Manville Trust determine in their good faith, on the advice of the Manville Trust's financial advisors, to be more favorable to the Manville Trust from a financial point of view than the transactions contemplated by the merger agreement, taking account of all of the terms thereof, including price, likelihood of financing being available and expected timing of consummation.

     If the Manville Trust is entitled to engage in negotiations with a third party because of the superior proposal, it may:

     - withhold its vote in favor of the adoption of the merger agreement and approval of the amendment to the restated certificate of incorporation,

     - approve any acquisition proposal, or

     - enter into an agreement with respect to the acquisition proposal.

     The voting agreement will terminate automatically if the merger agreement is terminated or the merger is consummated.

     The voting agreement may be terminated by the Manville Trust:

     - if prior to the receipt of U.S. bankruptcy court approval, the Johns Manville board modifies or withdraws its recommendation of the merger agreement;

     - if the U.S. bankruptcy court fails to issue its approval after a hearing or its approval is vacated or withdrawn; or

     - if prior to the receipt of the approval of the U.S. bankruptcy court, the trustees authorize the Manville Trust to enter into an agreement with respect to a superior proposal.

     The voting agreement may be terminated by HB Merger LLC:

     - if the U.S. bankruptcy court fails to issue the approval after a hearing or the approval is overruled; or

     - if the Manville Trust enters into an agreement with respect to a superior stockholder proposal.

TAX AGREEMENT

     The following summary is qualified in its entirety by reference to the tax agreement, which is an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

     Johns Manville is statutorily liable for all federal income taxes of the designated settlement fund portion of the Manville Trust, and is contractually liable, under an agreement with the Manville Trust known as the supplemental agreement, for other income taxes of the Manville Trust. In connection with the merger, Johns Manville and the Manville Trust entered into the tax agreement to settle Johns Manville's liability for taxes of the Manville Trust. The tax agreement provides that upon consummation of the merger Johns Manville will pay $90,000,000 in cash to the Manville Trust. In return, the Manville Trust will terminate Johns Manville's contractual liability for taxes of the Manville Trust and indemnify Johns Manville and its successors for all income taxes of the Manville Trust, and related costs, expenses, losses, penalties and damages arising from the tax liabilities which Johns Manville may have owed. All or a portion of the proceeds paid to the Manville Trust will be placed in escrow to underlie the Manville Trust's indemnification obligations.

     In addition, Johns Manville and the Manville Trust have agreed in the tax agreement that they will, at the closing of the transaction under the tax agreement enter into a third amended and restated supplemental agreement, an amendment to the Manville Trust amended and restated Trust Agreement and an escrow agreement, each of which is described below.

     The parties' obligations to consummate the tax agreement are subject to conditions including:

     - the Manville Trust having obtained the concurrence of the current legal representative of the future claimants against the Trust and the selected counsel for beneficiaries;

     - approval from the U.S. bankruptcy court;

     - receipt of all necessary government licenses, consents and approvals, and absence of any injunction;

     - the merger having been consummated; and

     - the Manville Trust having instructed its banking institution that all cash proceeds paid to the Manville Trust as a result of the merger will be transferred to the designated settlement fund portion of the Trust.

  Amendment to Supplemental Agreement

     The third amended and restated supplemental agreement replaces the supplemental agreement between the Manville Trust and Johns Manville, which was originally dated November 28, 1988, in its entirety. The amended supplemental agreement provides that the Manville Trust will indemnify Johns Manville for all losses incurred by Johns Manville in connection with any claim for death, personal injury or personal damages to the extent caused by exposure to asbestos and certain related matters. In addition, Johns Manville will continue its obligation to indemnify the Manville Trust for all losses incurred by the Manville Trust in connection with any obligations or liabilities of Johns Manville and its subsidiaries not assumed by the Manville Trust under the trust agreement. The amended supplemental agreement provides that Johns Manville will have no further contractual obligation to pay any income tax liabilities of the designated settlement fund portion of the Manville Trust, except as provided for in the tax agreement.

  Amendment to Trust Agreement

     The amendment to the Manville Trust amended and restated trust agreement will amend the trust agreement, dated April 29, 1997, under which the Manville Trust is governed. The amendment to the trust agreement modifies some powers of the Manville Trust, and provides that the Manville Trust will be allowed to guarantee debts in the ordinary course of business in respect of the operating agreement of its wholly owned subsidiary established to administer funds designated for the resolution of claims for asbestos-related injuries. The amendment provides that no trust claims will become liabilities of Johns Manville upon termination of the Manville Trust. Future amendments to the trust agreement will be permissible without the consent of Johns Manville, except for amendments to the termination or amendment provisions of the trust agreement and amendments that adversely affect Johns Manville.

  Escrow Agreement

     Johns Manville and the Manville Trust have agreed in the tax agreement to enter into an escrow agreement at the time of the closing of the transactions contemplated by the tax agreement. The escrow agreement requires that the Manville Trust deposit $90,000,000 into an escrow account with an escrow agent for the purposes of paying all federal, state, local or foreign income taxes imposed on the designated settlement fund portion of the Manville Trust. The amount of $90,000,000 may be reduced if the United States bankruptcy court issues an order providing that, in connection the with the liquidation, bankruptcy, reorganization or winding up of the Manville Trust:

     - the trustees of the Manville Trust, prior to paying beneficiaries, creditors or possible asbestos-related injury claimants of the Manville Trust will pay from the funds held in escrow the amount of taxes owed to the Internal Revenue Service and the other applicable taxing authorities; and/or

     - Johns Manville will have priority over beneficiaries, creditors or possible claimants of the Manville Trust with respect to its claims for indemnification for taxes as provided in the tax agreement.

     Subject to the terms of the escrow agreement, the amount of funds contained in the escrow account will be adjusted from time to time.

EXCHANGE AGREEMENT

     Johns Manville, the Manville Trust and some members of the management of Johns Manville have entered into an exchange agreement under which some of the shares of Johns Manville common stock held by the Manville Trust and those members of the management will be converted into class TM preferred stock immediately prior to the closing of the merger. Although neither the Manville Trust nor individual members of the management are parties to the merger agreement, it is a condition to the closing of the merger agreement that these parties have entered into the exchange agreement.

     Immediately before the closing of the merger, each stockholder who is a party to the exchange agreement will exchange, a number of shares of its common stock for an equal number of shares of class TM preferred stock. The merger agreement provides that at the effective time of the merger, each share of class TM preferred stock will be automatically converted into 0.6 of a share of surviving corporation common stock and 0.4 of a share of surviving corporation junior preferred stock.

     The obligations of the Manville Trust, Johns Manville and the members of the management who are parties to the exchange agreement to complete the exchange transaction under the exchange agreement are subject to the following conditions:

     - the absence of any injunction prohibiting the completion of the transaction;

     - approval by the Johns Manville stockholders of the amendment to John Manville's restated certificate of incorporation;

     - receipt of the U.S. bankruptcy court approval; and

     - the representations and warranties given in the exchange agreement by each party being true in all material respects, and each of the parties having performed all of the obligations required of it under the exchange agreement.

     The exchange agreement will terminate automatically if the merger agreement is terminated or upon the collective agreement of each of the parties to the exchange agreement and HB Merger LLC. Upon termination of the exchange agreement, all shares of class TM preferred stock that have been issued to the Manville Trust or members of management will automatically convert into an equal number of shares of Johns Manville common stock.

LETTER AGREEMENT WITH THE MANVILLE TRUST

     The letter agreement provides that Johns Manville will not, prior to the consummation of the merger, and without prior written consent of the Manville
Trust:

     - amend the merger agreement or extend the time for the performance of the terms of the merger agreement or waive any conditions to the merger agreement; or

     - permit the merger to occur if the Manville Trust has executed the stockholders agreement and HB Merger LLC, Hicks, Muse or Bear Stearns has not done so.

     In addition, Johns Manville waives any rights of first refusal that it may be entitled to under the supplemental agreement between Johns Manville and the Manville Trust in connection with the issuance of class TM preferred stock to the Manville Trust pursuant to the exchange agreement, the conversion of the Manville Trust's shares of Johns Manville common stock and class TM preferred stock pursuant to the merger agreement, and the merger.

     The letter agreement provides that the Manville Trust will execute the stockholders agreement prior to the consummation of the merger. The Manville Trust also agrees that:

     - if the merger agreement is terminated because the voting agreement has been terminated because the Manville Trust has entered into a superior stockholder proposal, then the Trust will reimburse to Johns Manville the expenses and termination fee that Johns Manville must pay to HB Merger LLC or HB Finance LLC under the merger agreement. However, Johns Manville will reimburse the Manville Trust if Johns Manville (1) enters into an acquisition proposal within one year after the termination of the merger agreement with a per share value to the stockholders greater than the per share value of the consideration in the merger agreement or (2) the superior stockholder proposal is made available to all Johns Manville stockholders and more than 90% of the outstanding shares of Johns Manville common stock are actually acquired; and

     - if the merger agreement is terminated (1) due to failure to receive U.S. bankruptcy court approval, or (2) by HB Merger LLC because Johns Manville, due to actions attributable solely to the Manville Trust or its trustees, continues to engage in negotiations relating to another acquisition proposal beyond a period of 45 days permitted under the merger agreement, then the Manville Trust will pay to Johns Manville the expenses and termination fee that Johns Manville must pay to HB Merger LLC under the merger agreement. However, Johns Manville will repay that amount to the Manville Trust if (1) the superior stockholder proposal is available to all Johns Manville stockholders and more than 90% of the outstanding shares of Johns Manville are acquired; (2) Johns Manville enters into an agreement for an acquisition proposal which treats other stockholders at least as favorably as the Trust, or (3) Johns Manville shall have consummated an acquisition proposal. In addition, the Manville Trust will reimburse Johns Manville for any termination fee payable in the foregoing circumstances unless the Trust would be entitled to repayment of the amount of expenses it reimbursed to Johns Manville.

STOCKHOLDERS AGREEMENT

     Johns Manville, the Manville Trust, some members of management of Johns Manville and affiliates of each of Hicks, Muse and Bear Stearns will enter into a stockholders' agreement for the surviving corporation prior to the closing under the merger agreement, and it will be effective after the closing.

     The stockholders agreement provides that the board of directors of the surviving corporation will consist of a total of nine members, including the chief executive officer of the surviving corporation and appointees designated by the Hicks, Muse affiliate, the Bear Stearns affiliate and the Manville Trust. The right of each of the Hicks, Muse affiliate, the Bear Stearns affiliate and the Manville Trust, collectively referred to as the controlling parties, to appoint members to the board of directors will terminate upon the occurrence of certain events.

     The Hicks, Muse affiliate generally has the right to request a sale of the surviving corporation, and the parties to the stockholders' agreement have agreed to vote their shares of stock in favor of such a sale to the extent necessary to effect consummation of the sale.

     The controlling parties have the right to make demand requests for registration of certain securities held by each of them and any non-demanding party may be included in the demand registration, subject to a pro rata cutback of shares registered if the inclusion of all shares would materially and adversely affect the offering. Some parties to the stockholders' agreement also have the right to request an S-3 registration or a shelf registration of their surviving corporation common stock and surviving corporation junior preferred stock.

     The stockholders agreement contains registration rights regarding shares, preemptive rights and rights in some circumstances to require other stockholders to sell shares or to permit other stockholders to participate in a share sale. The Hicks, Muse affiliate is the only holder which can exercise the right to require other stockholders to sell shares if the Hicks, Muse affiliate is selling shares.

     A majority of the stockholders have to approve some transactions entered into by the surviving corporation. These rights are eliminated when the surviving corporation is not achieving certain financial thresholds but will be reinstated when the financial thresholds are met.

     The Bear Stearns affiliate has the right to demand the surviving corporation to effect an initial public offering of its shares five years after the effective date of the stockholders' agreement if an initial public offering has not yet been consummated. Prior to effecting such an initial public offering, the Hicks, Muse affiliate may cause the surviving corporation to be sold.

     The surviving corporation has call rights with respect to shares held by members of management who are parties to the stockholders' agreement, with the price determined by the surviving corporation board of directors.

     At any time that the most junior publicly traded debt security of the surviving corporation achieves investment grade rating, the Manville Trust can request the Hicks, Muse affiliate and the Bear Stearns affiliate to assist it in the sale of all shares held by the Manville Trust to a third person.

     The stockholders agreement will terminate upon the tenth anniversary of the closing under the merger agreement. Some provisions of the stockholders' agreement will terminate upon consummation of an initial public offering.

HOLDBACK AGREEMENT

     In a separate letter agreement between the Manville Trust and Bear Stearns Corporate Lending, an affiliate of Bear Stearns Merchant Fund Corp., the Manville Trust agreed that it will not, without the prior written consent of Bear Stearns Corporate Lending, which consent may be withheld at its sole discretion, sell, offer or agree to sell, or otherwise dispose of, directly or indirectly, any of its shares of pay-in-kind preferred stock that the Manville Trust owns after the merger, or any shares of pay-in-kind preferred stock that the Manville Trust acquires after the merger, or any securities convertible into, exercisable for or exchangeable for pay-in-kind preferred stock or engage in any hedging or any other derivatives transactions in or relating directly to shares of pay-in-kind preferred stock or publicly announce the intention to do any of these transactions, for a period of up to 180 days following the consummation of the merger.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

     Our common stock is listed on the New York Stock Exchange under the symbol "JM". The following table sets forth, for the fiscal quarters indicated, the high and low trading prices per share of Johns Manville common stock as quoted
on the New York Stock Exchange composite tape. Johns Manville had      common
stockholders of record at           , 2000.

                                                                HIGH        LOW
                                                              --------    --------
1997:
  First Quarter.............................................    $13         $10 3/8
  Second Quarter............................................     12 1/2       9 3/8
  Third Quarter.............................................     13 15/16    10 9/16
  Fourth Quarter............................................     12 9/16      9 1/4
1998:
  First Quarter.............................................     13 11/16     9 5/8
  Second Quarter............................................     17 1/8      12 9/16
  Third Quarter.............................................     18 1/8      11 3/8
  Fourth Quarter............................................     16 3/4      10 11/16
1999:
  First Quarter.............................................     19 1/2      15
  Second Quarter............................................     17 1/4      12 3/16
  Third Quarter.............................................     15          12 1/2
  Fourth Quarter............................................     14          10
2000:
  First Quarter.............................................     14           7 7/16
  Second Quarter............................................     13 7/16      9 11/16
  Third Quarter (through           , 2000)..................

     The Johns Manville board declared a dividend of $.04 per share on the common stock for the first and second quarters of 1998 on March 6 and April 24, 1998 which were paid on April 10 and July 10, 1998, respectively. In July 1998, the board increased the quarterly dividend to $.06 per share on the Common Stock, and accordingly declared dividends of $.06 per share on July 17, 1998 and December 11, 1998 for the third and fourth quarters of 1998, which were paid on October 9, 1998 and January 8, 1999, respectively. The board declared dividends of $.06 per share on March 5, 1999, April 23, 1999, July 16, 1999, December 10, 1999, March 7, 2000 and May 12, 2000 for the first, second, third and fourth quarters of 1999 and the first and second quarters of 2000, which were paid on April 9, 1999, July 9, 1999, October 8, 1999 and January 7, 2000, April 7, 2000
and July 7, 2000 respectively.

     Following the merger, Johns Manville's common stock will be no longer be listed on the New York Stock Exchange, price quotations will no longer be available and the registration of Johns Manville's common stock under the Exchange Act will be terminated. HB Merger LLC has agreed to apply for listing of the pay-in-kind preferred stock on the Nasdaq National Market. If the pay-in-kind preferred stock is not eligible for trading on the Nasdaq National Market, HB Merger LLC has agreed to arrange for an established securities dealer to make a market in the pay-in-kind preferred stock.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the identity of beneficial owners believed by Johns Manville to own more than five percent of the outstanding shares of common stock as of July 25, 2000.

                                                                             AMOUNT OF
                                                                            BENEFICIALLY   PERCENTAGE
TITLE OF CLASS                    NAME AND ADDRESS OF BENEFICIAL OWNER       OWNERSHIP      OF CLASS
--------------                    ------------------------------------      ------------   ----------
Common Stock                    Manville Personal Injury Settlement Trust   112,730,819       76.3%
                                              143 Bedford Road, Suite 200
                                                  Katonah, New York 10536

---------------

(1) At July 26, 2000, the Trustees of the Manville Trust were: Robert A. Falise, Chairman and Managing Trustee, Louis Klein, Jr., Frank J. Macchiarola and Christian E. Markey, Jr. Messrs. Falise, Klein and Markey serve on Johns Manville's Board of Directors.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of shares of common stock beneficially owned by all directors and senior executive officers and all directors and executive officers as a group as of July 17, 2000. As of July 17, 2000, the percentage of common stock beneficially owned by any director, executive officer or by all directors and executive officers as a group, did not exceed 1.0 percent of the outstanding shares of the common stock, excluding the 112,730,819 shares of common stock owned by the Manville Trust (constituting 76.3% of the outstanding shares of common stock) and attributed to certain directors who disclaim beneficial ownership of such shares.

                                                             COMMON STOCK        PERCENTAGE
NAME OF BENEFICIAL OWNER                                  BENEFICIALLY OWNED      OF CLASS
------------------------                                  ------------------     ----------
Leo Benatar.............................................          17,172(1)            *
Thomas L. Caltrider.....................................         259,809(2)            *
Ernest H. Drew..........................................          11,654(3)            *
Robert A. Falise........................................     112,730,819(4)         76.3%
Todd Goodwin............................................          42,105(5)            *
Michael N. Hammes.......................................          11,245(6)            *
Kathryn R. Harrigan.....................................          13,388(7)            *
Charles L. Henry........................................       1,182,093(8)            *
Kenneth L. Jensen.......................................         288,590(9)            *
Louis Klein, Jr. .......................................     112,730,819(4)         76.3%
John J. Klocko, III.....................................          55,976(10)           *
Christian E. Markey, Jr. ...............................     112,730,819(4)         76.3%
William E. Mayer........................................          39,969(11)           *
Harvey L. Perry, Jr. ...................................         353,347(12)           *
All Directors and executive officers as a group (14
  persons)..............................................     115,006,167(13)        77.7%

---------------

* Ownership is less than 1 percent

(1) Includes 12,672 deferred shares issuable under Johns Manville's the Non-Employee Directors' Deferred Compensation Plan.

(2) Includes options to purchase 209,870 shares and 28,257 deferred shares issuable under Johns Manville's Deferred Compensation Plan.

(3) Includes 11,654 deferred shares issuable under Johns Manville's Non-Employee Directors' Deferred Compensation Plan.

 (4) All of these 112,730,819 shares of common stock are owned by the Manville Trust, of which Mr. Falise is the Chairman and Managing Trustee, and Messrs. Klein, Macchiarola and Markey are Trustees. Voting power with respect to such shares is shared by all four Trustees of the Manville Trust, and none of Messrs. Falise, Klein, Macchiarola or Markey can vote the shares alone. Each of Messrs. Falise, Klein, Macchiarola and Markey disclaims beneficial ownership of any shares of common stock of Johns Manville. Pursuant to the Amended and Restated Manville Personal Injury Settlement Trust Agreement, dated as of April 29, 1997, between Johns Manville and the Trustees, no Trustee may individually own any securities of Johns Manville or its affiliates or have any other direct or indirect financial interest in Johns Manville or its affiliates.

 (5) Includes 23,005 deferred shares issuable under Johns Manville's Non-Employee Directors' Deferred Compensation Plan.

 (6) Includes 11,245 deferred shares issuable under Johns Manville's Non-Employee Directors' Deferred Compensation Plan.

 (7) Includes 7,388 deferred shares issuable under Johns Manville's Non-Employee Directors' Deferred Compensation Plan.

 (8) Includes options to purchase 907,597 shares and 167,368 deferred shares issuable under Johns Manville's Deferred Compensation Plan.

 (9) Includes options to purchase 218,804 shares and 36,612 deferred shares issuable under Johns Manville's Deferred Compensation Plan.

(10) Includes options to purchase 44,047 shares and 7,197 deferred shares issuable under Johns Manville's Deferred Compensation Plan.

(11) Includes 19,969 deferred shares issuable under Johns Manville's Non-Employee Directors' Deferred Compensation Plan.

(12) Includes options to purchase 275,326 shares and 53,398 deferred shares issuable under Johns Manville's Deferred Compensation Plan.

(13) Includes 85,933 deferred shares issuable under Johns Manville's Non-Employee Directors' Deferred Compensation Plan; 292,832 deferred shares issuable under Johns Manville's Deferred Compensation Plan, options to purchase 1,655,644 shares and 112,730,819 shares owned by the Manville Trust. See note (4) above.

                  DESCRIPTION OF JOHNS MANVILLE CAPITAL STOCK

DESCRIPTION OF THE CAPITAL STOCK BEFORE THE MERGER AND CHARTER AMENDMENT

  Authorized Capital Stock

     The authorized capital stock of Johns Manville consists of:

     - 300,000,000 shares of Johns Manville common stock, par value $0.01 per share,

     - 7,200,000 shares of convertible preferred stock, series A, par value $1.00 per share and

     - 11,109,170 shares of cumulative preference stock, series B, par value $1.00 per share.

     As of July 25, 2000 there were:

     - 147,718,013 shares of Johns Manville common stock issued and outstanding,

     - 17,013,046 shares of Johns Manville common stock issued and held in the treasury of Johns Manville, and

     - 12,768,032 shares of Johns Manville common stock reserved for issuance upon exercise of options, SARs or deferred stock under the option plans or deferred compensation plans.

No shares of series A or cumulative preferred stock and no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which stockholders of Johns Manville may vote, are issued or outstanding. All the outstanding shares of Johns Manville's capital stock are and all shares which may be issued or granted pursuant to the exercise of options, SARs, or deferred stock will be, when issued or granted in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable.

  Common Stock

     Voting Rights. Each holder of Johns Manville common stock is entitled to one vote for each share held and, except as otherwise provided by law or by the Johns Manville board with respect to any series of Johns Manville preferred stock, the holders of Johns Manville common stock will exclusively possess all voting power. Holders of Johns Manville common stock are not entitled to accumulate votes for the election of directors.

     Preemptive Rights. The Johns Manville common stock is not entitled to conversion or preemptive rights and is not subject to redemption or assessment.

     Dividend Rights. Subject to the rights of holders of any outstanding Johns Manville preferred stock, the holders of outstanding shares of Johns Manville common stock are entitled to share ratably in dividends declared out of assets legally available therefor at such time and in such amounts as the Johns Manville board may from time to time lawfully determine.

     Rights Upon Liquidation. Subject to the rights of holders of any outstanding Johns Manville preferred stock, upon liquidation, dissolution or winding up of Johns Manville, any assets legally available for distribution to stockholders as such are to be distributed ratably among the holders of the Johns Manville common stock at that time outstanding.

     The Johns Manville common stock is listed on the New York Stock Exchange under the symbol "JM".

DESCRIPTION OF THE CAPITAL STOCK FOLLOWING AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

     If the amendment to the restated certificate of incorporation is approved and the merger agreement is adopted, then prior to the closing under the merger agreement, the restated certificate of incorporation will be amended by the filing of a certificate of amendment eliminating the series A preferred stock and series

B preferred stock, and authorizing the class TM preferred stock, par value $0.01 per share. Article Fourth of the Johns Manville restated certificate of incorporation will be amended to authorize, designate the rights, preferences, privileges, restrictions and other matters thereof, and issue up to 5,000,000 shares of class TM preferred stock.

  Class TM Preferred Stock

     Designation and Amount. The class TM preferred stock will have a par value of $0.01 per share. The authorized number of shares of class TM preferred stock will be 5,000,000.

     Rank. With respect to dividends and distributions upon the liquidation, winding-up and dissolution, the class TM preferred stock will rank senior to all classes of Johns Manville common stock, and to each other class of capital stock or series of preferred stock hereafter created by the Johns Manville board, the terms of which do not expressly provide that it ranks senior to or pari passu with the class TM preferred stock as to dividends or distributions upon the liquidation, winding-up and dissolution of Johns Manville. The class TM preferred stock shall, with respect to dividends and distributions upon the liquidation, winding-up and dissolution of Johns Manville, rank pari passu with any class of capital stock or series of preferred stock hereafter created by the Johns Manville board, the terms of which expressly provide that it ranks pari passu with the class TM preferred stock as to dividends and distributions upon the liquidation, winding-up and dissolution of Johns Manville.

     Dividends. The holders of shares of class TM preferred stock will be entitled to receive dividends and distributions in an amount and at the time payable as any dividends and distributions that are declared on the Johns Manville common stock, as if each share of class TM preferred stock were equal to one share of common stock.

     Voting Rights. Each share of class TM preferred stock shall entitle the holder to one vote on all matters submitted to a vote of the Johns Manville stockholders. Except as required by law, the holders of shares of class TM preferred stock and the holders of shares of common stock will vote together as one class on all matters submitted to a vote of Johns Manville stockholders. Any amendment, alteration or exchange or similar transaction of any of the provisions of the restated certificate of incorporation of Johns Manville which would alter or change the powers, preferences or special rights of the shares of class TM preferred stock so as to adversely affect them will require the affirmative vote of the holders of a majority of the outstanding shares of class TM preferred stock, voting separately as a class. Except as required by law, holders of class TM preferred stock shall have no special voting rights and their consent as a class shall not be required for taking any corporate action.

     Reacquired Shares. Any shares of class TM preferred stock purchased or otherwise acquired by Johns Manville in any manner (including by reclassification) will be retired and cancelled promptly after such acquisition. All such shares shall, upon their retirement, become authorized but unissued shares of preferred stock without designation as to series and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Johns Manville board or as otherwise permitted under the Delaware law.

     Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of Johns Manville, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the class TM preferred stock unless, prior thereto, the holders of shares of class TM preferred stock shall have received $15.625 per share, or (2) to the holders of stock ranking on a parity (either as to dividends or distributions upon liquidation, dissolution or winding up) with the class TM preferred stock, except distributions made ratably on the class TM preferred stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled as to dividends or upon such liquidation, dissolution or winding up. Neither the sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of Johns Manville nor the consolidation or merger of Johns Manville with or into one or more corporations will be considered to be a liquidation, dissolution or winding-up of the affairs of Johns Manville (unless such sale, conveyance, exchange or transfer is in connection with a dissolution or winding up of the business of Johns Manville).

     Redemption. The shares of class TM preferred stock are not redeemable.

     Conversion Rights. The shares of class TM preferred stock will be automatically converted into an equal number of validly issued, fully paid and non-assessable shares of Johns Manville common stock in the event that the merger is not consummated by the next business day after the transaction contemplated by the exchange agreement is consummated. If the merger is not consummated, or if the merger agreement is terminated, each holder of a certificate representing class TM preferred stock will, after the earlier to occur of such events, be entitled to receive certificates representing Johns Manville common stock upon presentation of certificates representing class TM preferred stock as provided for in the exchange agreement.

     Restriction on Transferability. Except as contemplated by the merger agreement and the exchange agreement, the shares of class TM preferred stock may not be transferred or pledged in any manner whatsoever.

     A form of the amendment to the restated certificate of incorporation for Johns Manville containing the authorization and designation for the class TM preferred stock is included as Appendix B to this proxy statement/prospectus.

DESCRIPTION OF THE CAPITAL STOCK FOLLOWING THE MERGER

  Authorized Capital Stock

     At the effective time of the merger, Johns Manville's restated certificate of incorporation will be replaced by a new amended and restated certificate of incorporation, referred to as the surviving corporation certificate of incorporation. We have attached a copy of the surviving corporation certificate of incorporation as Appendix H to this proxy statement/prospectus. The surviving corporation will have the authority to issue 70,000,000 shares, of which 40,000,000 shares will be surviving corporation common stock, par value $0.01 per share and 30,000,000 shares will be surviving corporation preferred stock, par value $0.01, with 8,000,000 shares designated as series A redeemable pay-in-kind preferred stock, referred to as the pay-in-kind preferred stock, and 16,000,000 shares designated as series B convertible preferred stock, referred to as the junior preferred stock. We have attached a copy of the certificate of designations for the pay-in-kind preferred stock as Appendix G to this proxy statement/prospectus.

     The surviving corporation board of directors will have authority to issue one or more series of surviving corporation preferred stock within the limits and restrictions of the surviving corporation certificate of incorporation including determining the number of shares of any series, dividend rights, redemption rights, special and relative rights, conversion rights, terms of any sinking fund voting powers, limitations and such other preference or powers as the surviving corporation board of directors shall determine.

  Surviving Corporation Common Stock

     Voting Rights. Each holder of surviving corporation common stock is entitled to one vote for each share held and, except as otherwise provided by law or by the surviving corporation board of directors with respect to any series of surviving corporation preferred stock, the holders of surviving corporation common stock will exclusively possess all voting power. Holders of surviving corporation common stock are not entitled to accumulate votes for the election of directors.

     Preemptive Rights. The surviving corporation common stock is not entitled to conversion or preemptive rights and is not subject to redemption or assessment.

     Dividend Rights. Subject to the rights of holders of any outstanding surviving corporation preferred stock, the holders of outstanding shares of surviving corporation common stock are entitled to share ratably in dividends declared out of assets legally available therefor at such time and in such amounts as the surviving corporation board of directors may from time to time lawfully determine.

     Rights Upon Liquidation. Subject to the rights of holders of any outstanding surviving corporation preferred stock, upon liquidation, dissolution or winding up of surviving corporation, any assets legally available for distribution to stockholders as such are to be distributed ratably among the holders of the surviving corporation common stock at that time outstanding.

     The surviving corporation common stock is not immediately expected to be listed on any exchange.

  Pay-in-Kind Preferred Stock

     Liquidation Preference. Each full share of pay-in-kind preferred stock will have a liquidation preference of $100, meaning that in the event that the surviving corporation is liquidated, dissolved or wound up, holders of a full share of pay-in-kind preferred stock will be entitled to be paid the liquidation preference of $100 per share of pay-in-kind preferred stock plus accumulated and unpaid dividends. You, as a holder of pay-in-kind preferred stock, will not be entitled to any further payment in the event of liquidation.

     Rank. The pay-in-kind preferred stock will rank, with respect to dividends and distributions on liquidation, as follows:

     - senior to the surviving corporation common stock and junior preferred stock;

     - senior to each other class of capital stock or series of preferred stock created after the merger, the terms of which do not expressly provide that it ranks senior to, or pari passu with, the pay-in-kind preferred stock;

     - pari passu with any class of capital stock or series of preferred stock created after the merger, the terms of which expressly provide that it ranks pari passu with the pay-in-kind preferred stock; and

     - junior to each class of capital stock or series of preferred stock created after the merger, which has been approved by the holders of the pay-in-kind preferred stock, and the terms of which expressly provide that it ranks senior to the pay-in-kind preferred stock, provided that no such approval is necessary with respect to liquidation preference or stated amount of shares of capital stock of Johns Manville or its subsidiaries, including any pay-in-kind dividends paid thereon, issued in lieu of up to $600,000,000 initial proceeds from the sale of debt securities in connection with the first refinancing thereof.

     Dividends. The holders of shares of pay-in-kind preferred stock are entitled to receive cumulative dividends (when, and if, declared by the surviving corporation board of directors) at a rate of 13.0% per year, payable in cash twice a year. Before the seventh anniversary of the effective time of the merger, the surviving corporation may, at its option, issue, as dividends, shares of pay-in-kind preferred stock with an aggregate liquidation preference equal to the amount of the dividends to be paid. All undeclared dividends and declared but unpaid dividends compound on a semi-annual basis at 13.0% per annum subject to adjustment until the dividends are actually paid. If the surviving corporation fails to redeem the pay-in-kind preferred stock on the scheduled redemption date, or there occurs a change of control of surviving corporation and it fails to redeem the pay-in-kind preferred stock, the dividend rate will be increased to 15.0% per annum.

     Scheduled Redemption. To the extent that surviving corporation has funds legally available for redemption of the pay-in-kind preferred stock, each outstanding share of pay-in-kind preferred stock shall be redeemed by surviving corporation on the twelfth anniversary of the date that the merger becomes effective. The redemption will be at the liquidation preference, plus accrued and unpaid dividends, if any, up to the date of redemption.

     Optional Redemption. All outstanding shares of pay-in-kind preferred stock shall be redeemable at the option of surviving corporation, at any time, in whole or in part, at the following prices (expressed as percentages of the liquidation preference) plus accrued and unpaid dividends up to the date of redemption, if redeemed during the following periods as indicated below:

PERIOD                                                         REDEMPTION PRICE
------                                                         ----------------
Effective time of the merger to (but excluding) first
  anniversary                                                       106.5%
First anniversary to (but excluding) second anniversary             105.2%
Second anniversary to (but excluding) third anniversary             103.9%
Third anniversary to (but excluding) fourth anniversary             102.6%
Fourth anniversary to (but excluding) fifth anniversary             101.3%
Thereafter                                                          100.0%

     Change in Control. In the event of a change in control, upon the vote or consent to that of a majority of the outstanding shares of pay-in-kind preferred stock, the surviving corporation will be obligated to redeem the holder's shares of pay-in-kind preferred stock at 101% of the liquidation preference of the pay-in-kind preferred stock, in cash, plus any accrued and unpaid dividends.

     A change in control of the surviving corporation arises if:

     - a single holder, other than the initial holders of surviving corporation common stock, which includes the Manville Trust, the Hicks, Muse/Bear Stearns group and some members of management, of surviving corporation common stock immediately following the merger, acquires more than 50% of the outstanding shares of surviving corporation common stock, or

     - someone other than one of the initial holders acquires more surviving corporation common stock shares than the number held by the initial holders and their affiliates

     No Right of Conversion. The holders of pay-in-kind preferred stock will not have any conversion rights.

     Voting Rights. In the event of any of the circumstances described below, the holders of pay-in-kind preferred stock will be entitled to elect two additional directors to serve on the surviving corporation board of directors. The holders of shares of pay-in-kind preferred stock are only entitled to these voting rights in the following circumstances:

     - if three dividends on the pay-in-kind preferred stock have not been paid;

     - if any bankruptcy or insolvency or similar proceedings is commenced by or against surviving corporation (if an involuntary proceeding, only if such proceeding remains undismissed or unstayed for sixty days);

     - if, for any reason, the surviving corporation has failed to redeem on the scheduled redemption date or upon the occurrence of a change in control; or

     - if the surviving corporation shall have failed to comply in any material respect with any of the covenants of the terms of the pay-in-kind preferred stock, and this failure continues for a period of thirty days.

     The right to elect two directors will be reduced to a right to elect one director if the liquidation preference of the outstanding pay-in-kind preferred stock is 50% or less of the aggregate liquidation preference of pay-in-kind preferred stock issued until that time, or the amount of outstanding liquidation preference of pay-in-kind preferred stock as of the time of the event is thereafter reduced by 50% or more. The right to elect directors will cease when the event permitting election has been cured, and the term of office of one director so elected will then expire.

     The surviving corporation's certificate of incorporation may not be amended so as to adversely affect the specified rights of the pay-in-kind preferred stock without the approval of the holders of a majority of the outstanding shares of pay-of-kind preferred stock.

     Covenants and Restrictions. So long as any shares of pay-in-kind preferred stock remain outstanding, the surviving corporation may not without the consent or approval of a majority of the outstanding shares of pay-in-kind preferred stock, amend, alter or repeal any provision of the surviving corporation certificate of incorporation so as to adversely affect the specified rights of the pay-in-kind preferred stock (and any amendment that reduces the dividend payable on, or the liquidation preference of, the pay-in-kind preferred stock shall require the approval of each holder of pay-in-kind preferred stock adversely affected). In addition, without such consent or approval, except with respect to such liquidation preference or stated amount of shares of capital stock of Johns Manville or its subsidiaries (including any pay-in-kind dividends paid thereon) as shall be issued in lieu of up to $600,000,000 of initial proceeds from the sale of debt securities in connection with the financing of the merger and the first financing of the merger and the first refinancing thereof, the surviving corporation may not:

     - create, authorize or issue any capital stock senior to the pay-in-kind preferred stock;

     - issue any capital stock pari passu with the pay-in-kind preferred stock to any affiliate of the surviving corporation or its officers or directors;

     - issue any capital stock pari passu with the pay-in-kind preferred stock so long as the Manville Trust owns a majority of the outstanding shares of pay-in-kind preferred stock, other than up to $150,000,000 in initial liquidation preference of preferred stock (excluding pay-in-kind dividends) and on which the surviving corporation may not pay cash dividends unless cash dividends are then being paid on the pay-in-kind preferred stock;

     - issue any capital stock with a scheduled redemption date prior to the twelfth anniversary of the merger, or redeem or make payment on capital stock following such date if the pay-in-kind preferred stock has not been redeemed in full;

     - declare or pay dividends or distributions on any shares of securities junior to the pay-in-kind preferred stock;

     - declare or pay dividends or distribution on parity securities except (A) dividends on up to $150,000,000 initial liquidation preference of preferred stock referred to above and (B) dividends paid ratably on such securities, the pay-in-kind preferred stock and all other parity securities;

     - redeem or purchase any securities junior to the pay-in-kind preferred stock;

     - redeem or purchase parity securities except in accordance with an offer to all parity security holders on terms determined by the surviving corporation board of directors to be fair and equivalent;

     - permit any subsidiary to purchase any shares of the capital stock of the surviving corporation unless the surviving corporation could do so;

     - permit any subsidiary to redeem any equity securities of any subsidiary for cash or non-permitted securities or issue any equity securities to any person other than issuance to persons other than affiliates of the surviving corporation or its officers or directors of equity securities which do not provide for the payment of dividends (other than permitted equity dividends) or mandatory redemption when shares of pay-in-kind preferred stock are outstanding (other than for redemption payments made in permitted equity securities), or pay any dividend on equity securities in cash or other property (other than payment in permitted equity securities);

     - allow any encumbrance or restrictions on the ability of any of its wholly owned subsidiaries to: pay dividends on or in respect of its capital stock to the surviving corporation or any subsidiary; make loans or advances to the surviving corporation or any subsidiary; or transfer any of its properties or assets to the surviving corporation or any subsidiary, other than pursuant to applicable law and arrangements enumerated in the certificate of designations, including any agreement evidencing indebtedness of the surviving corporation or its subsidiaries; and

     - except as permitted under the arrangement governing the merger financing and the first refinancing thereof, permit any of its subsidiaries to make any payment to, or dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction with, or for the benefit of, any affiliate of the surviving corporation, unless such affiliate transaction shall have been approved by a majority of the members of the surviving corporation board of directors, provided that if such affiliate transaction involves consideration in excess of $10,000,000, it must be determined by a majority of the surviving corporation board of directors to be at least as favorable as those that might reasonably have been obtained in a comparable arms'-length transaction with an unaffiliated party.

  Junior Preferred Stock

     Liquidation Preference. Each share of junior preferred stock will have a liquidation preference of $15.625, meaning that in the event that the surviving corporation is liquidated, dissolved or wound up, holders of a share of junior preferred stock will be entitled to be paid the liquidation preference of $15.625 per share of junior preferred stock before any distribution is made to the holders of shares of any other junior securities or the common stock. In addition, in the event of liquidation, dissolution or winding up, no distribution shall be made to the holders of parity securities (either as to dividends or distributions upon liquidation) and common stock (as to dividends), except distributions made ratably on the junior preferred stock and all other parity securities or common stock. Holders of junior preferred stock will not be entitled to any further payment in the event of liquidation.

     Rank. The junior preferred stock will rank, with respect to dividends and distributions on liquidation, as follows:

     - senior to the surviving corporation common stock (pari passu with the surviving corporation common stock with respect to dividends);

     - senior to each other class of capital stock or series of preferred stock created after the merger, the terms of which do not expressly provide that it ranks senior to or pari passu with the junior preferred stock;

     - pari passu with each other class of capital stock or series of preferred stock created after the merger, the terms of which expressly provide that it ranks pari passu with the junior preferred stock; and

     - junior to the pay-in-kind preferred stock and to any other class of capital stock or series of preferred stock created after the merger, the terms of which expressly provide that it ranks senior to the junior preferred stock.

     Dividends. The holders of shares of junior preferred stock are entitled to receive dividends or distributions when, as and if dividends are declared by the surviving corporation board of directors and paid on the surviving corporation common stock payable with respect to each share of junior preferred stock as if each share were converted into the number of shares of common stock into which such share of junior preferred stock would be converted if such share was converted immediately prior to the record date for such dividend.

     Scheduled Redemption. To the extent that surviving corporation has funds legally available for redemption of the junior preferred stock, each outstanding share of junior preferred stock will be redeemed by surviving corporation on the date which is six months after the twentieth anniversary of the date of issuance of the junior preferred stock at $15.625 per share.

     Optional Redemption. All outstanding shares of junior preferred stock will be redeemable at the option of surviving corporation, at any time in whole or in part at $15.625 per share of junior preferred stock.

     Change in Control. In the event of a change in control of the surviving corporation, the holders of a majority of the outstanding shares of junior preferred stock may require the surviving corporation to redeem the holder's shares of junior preferred stock at 100% of the liquidation preference of the junior preferred stock, in cash, provided, however, that in order for surviving corporation to effect the redemption, no shares of pay-in-kind preferred stock may be outstanding, and if so, the redemption will be deferred until a time that no shares of pay-in-kind preferred stock are outstanding.

     A change in control of the surviving corporation arises if:

     - a single holder, other than the initial holders of surviving corporation common stock, which includes the Manville Trust, the Hicks, Muse/Bear Stearns group and some members of management, of surviving corporation common stock immediately following the merger, acquires more than 50% of the outstanding shares of surviving corporation common stock, or

     - someone other than one of the initial holders acquires more surviving corporation common stock shares than the number held by the initial holders and their affiliates.

     Optional Conversion. Each outstanding share of junior preferred stock will be converted into, subject to adjustment, one fully paid and non-assessable share of surviving corporation common stock if the holders of a majority of the outstanding shares of junior preferred stock, voting as a class, approve the conversion. The holders of junior preferred stock may also elect, from time to time, to require a partial conversion of the shares of junior preferred stock then outstanding.

     Mandatory Conversion. All outstanding shares of junior preferred stock shall automatically be converted into one fully paid and non-assessable share of surviving corporation common stock at the time the surviving corporation consummates a "qualified initial public offering," in which the aggregate per share offering price is at least $15.625 per share (subject to equitable adjustment); provided, however, that outstanding shares of junior preferred stock will not be converted if shares of junior preferred stock shall have been called for redemption pursuant to the terms of the junior preferred stock on or prior to the date of consummation of a "qualified initial public offering" and provided further that, the unconverted shares of junior preferred stock shall nevertheless automatically be converted on the date that the applicable redemption payment is due pursuant to the terms of the junior preferred stock if and to the extent that the redemption payment is not made.

     A "qualified initial public offering" means one or a series of firm commitment underwritten public offerings of newly issued common stock pursuant to a registration statement under the 1933 Act, where the proceeds to the surviving corporation equal or exceeds $100,000,000 and upon consummation of such offering or offerings, the common stock is listed on the New York Stock Exchange or American Stock Exchange or authorized to be traded on the Nasdaq National Market.

     Voting Rights. Each holder of a share of junior preferred stock is entitled to vote, on all matters submitted to a vote of the stockholders of surviving corporation, the number of votes equal to the number of shares of common stock of the surviving corporation into which such share would be converted if converted immediately prior to the record date for such vote. The holders of shares of junior preferred stock vote together with the holders of shares of common stock as one class on all matters submitted to a vote of stockholders except as required by law.

     In addition, as long as any shares of junior preferred stock remain outstanding, without the written consent or approval at a meeting called for such purpose of the holders of at least 85% of the outstanding shares of junior preferred stock, surviving corporation shall not amend, alter or repeal any provision of the amended and restated certificate of incorporation of the surviving corporation relating to the junior preferred stock so as to adversely affect the rights of the junior preferred stock. Any amendment that reduces the liquidation preference of the junior preferred stock requires the approval of each holder of junior preferred stock adversely affected by such amendment.

                       COMPARISON OF STOCKHOLDERS RIGHTS

SUMMARY OF MATERIAL DIFFERENCES BETWEEN CURRENT RIGHTS OF JOHNS MANVILLE STOCKHOLDERS AND RIGHTS THOSE STOCKHOLDERS WILL HAVE AS HOLDERS OF PAY-IN-KIND PREFERRED STOCK FOLLOWING THE MERGER

                                PRE-MERGER RIGHTS                      POST-MERGER RIGHTS
                                 OF COMMON STOCK                 OF PAY-IN-KIND PREFERRED STOCK
                                -----------------                ------------------------------
             Corporate  The rights of Johns Manville           Upon completion of the merger, the
           Governance:  stockholders are currently             rights of the surviving
                        governed by Delaware law and the       corporation stockholders who
                        certificate of incorporation and       become holders of pay-in-kind
                        by-laws of Johns Manville.             preferred stock in the merger will
                                                               continue to be governed by
                                                               Delaware law and the amended
                                                               certificate of incorporation and
                                                               by-laws of the surviving
                                                               corporation as contemplated by the
                                                               merger agreement.

            Authorized  The authorized capital stock of        The authorized capital stock of
        Capital Stock:  Johns Manville consists of 300         the surviving corporation after
                        million shares of Johns Manville       the merger will consist of 40
                        common stock, 7.2 million shares       million shares of the surviving
                        of convertible preferred stock,        corporation common stock and 30
                        Series A, and 11,109,170 shares of     million shares of the surviving
                        cumulative preference stock,           corporation preferred stock, 8
                        series B.                              million of which will be
                                                               designated as pay-in-kind
                                                               preferred stock, and 16 million of
                                                               which will be designated as junior
                                                               preferred stock.

                Number  Johns Manville's by-laws provide       The surviving corporation's
         of Directors:  that the number of directors will      amended and restated by-laws will
                        be as determined by the Johns          provide that the number of
                        Manville board but shall not be        directors may be determined in
                        less than two or more than             accordance with the stockholders'
                        nineteen. The Johns Manville board     agreement. The intended number of
                        currently consists of ten              directors immediately after the
                        directors.                             merger will be nine.

               Quorum:  The Johns Manville by-laws provide     The surviving corporation's
                        that the presence in person or by      by-laws provide that a quorum for
                        proxy of a majority of the             the transaction of business at any
                        outstanding shares entitled to         meeting of stockholders shall be
                        vote at the meeting is a quorum.       constituted by the holders of
                                                               record of a majority of the issued
                                                               and outstanding shares of capital
                                                               stock of the surviving corporation
                                                               (or of a separate class, if a
                                                               class shall have a separate class
                                                               vote) entitled to vote at the
                                                               meeting, present in person or by
                                                               proxy.

                                PRE-MERGER RIGHTS                      POST-MERGER RIGHTS
                                 OF COMMON STOCK                 OF PAY-IN-KIND PREFERRED STOCK
                                -----------------                ------------------------------
     Vote Required for  Under Delaware law, the approval       No change in Delaware requirements
      Certain Actions:  of any merger or consolidation or      as to mergers and consolidations
                        a sale of all or substantially all     or a sale of all or substantially
                        of a corporation's assets requires     all of a corporation's assets.
                        the affirmative vote of a majority     Article 6 of the stockholders'
                        of the total votes represented by      agreement requires an affirmative
                        the outstanding stock of the           vote (which vote may not be
                        corporation entitled to vote on        unreasonably withheld) of the
                        such matter.                           required holders (as defined in
                                                               the amendment of the charter and
                                                               by-laws section below) for the
                                                               following actions:
                                                               - engaging in substantially
                                                               different or unrelated business
                                                               - disposing of a material portion
                                                               of surviving corporation's assets,
                                                                 unless in connection with a sale
                                                                 of the surviving corporation, or
                                                                 acquiring material amounts of
                                                                 assets or capital stock from
                                                                 another person, whether by
                                                                 merger, consolidation, stock or
                                                                 asset purchase, or otherwise
                                                               - approving the annual budget or
                                                                 taking actions materially
                                                                 inconsistent with the approved
                                                                 annual budget
                                                               - issuing consideration to members
                                                               of the surviving corporation board
                                                                 of directors or board members of
                                                                 any of the surviving
                                                                 corporation's subsidiaries
                                                               - entering, or causing
                                                               subsidiaries to enter, into
                                                                 transactions with an affiliate,
                                                                 other than certain issuances of
                                                                 offered securities, payment of
                                                                 fees and reimbursement of
                                                                 expenses of directors, payment
                                                                 of agreed oversight and
                                                                 financial advisory fees and
                                                                 expenses, and employment
                                                                 arrangements for services in the
                                                                 ordinary course of business
                                                               - replacing the CEO, CFO or
                                                                 president of the surviving
                                                                 corporation

                                PRE-MERGER RIGHTS                      POST-MERGER RIGHTS
                                 OF COMMON STOCK                 OF PAY-IN-KIND PREFERRED STOCK
                                -----------------                ------------------------------
           Shareholder  Not permitted under Johns              Under Delaware law, unless
     Action by Written  Manville's certificate of              otherwise provided in a
              Consent:  incorporation on any matter for        corporation's certificate of
                        which stockholder approval is          incorporation, stockholders may
                        necessary.                             act by written consent. The
                                                               surviving corporation's amended
                                                               and restated by-laws provides that
                                                               stockholders, except as otherwise
                                                               required by law or the certificate
                                                               of incorporation, without a
                                                               meeting, without prior notice and
                                                               without a vote, to take any action
                                                               required or permitted at any
                                                               meeting of stockholders, if a
                                                               consent in writing is signed by
                                                               the holders of record of the
                                                               issued and outstanding capital
                                                               stock of the surviving corporation
                                                               having a majority of votes that
                                                               would be necessary to authorize
                                                               such action at a meeting at which
                                                               all shares entitled to vote were
                                                               present and voted, and the
                                                               writings are filed with the
                                                               surviving corporation's permanent
                                                               records.

             Amendment  Johns Manville's by-laws may be        Following the merger, the
            of Charter  amended by shares representing a       surviving corporation's amended
          and By-laws:  majority of votes present in           and restated by- laws may be
                        person or by proxy and entitled to     amended, modified or repealed, and
                        vote at the meeting. A majority of     new by-laws adopted, only by a
                        the Johns Manville board may also      majority vote and the affirmative
                        amend the by-laws or enact new         vote of the required holders. The
                        by-laws, but any such action may       required holders under the
                        be amended or repealed by the          stockholders' agreement are
                        stockholders.                          holders who are beneficial owners
                        Under Delaware law, the Johns          of more than 50% of the securities
                        Manville restated certificate of       subject to the stockholders'
                        incorporation may be amended by        agreement; provided that, if
                        the affirmative vote of a majority     either Hicks, Muse continues to
                        of the outstanding stock entitled      own a majority of its securities
                        to vote thereon at the                 in the surviving corporation or
                        stockholders meeting and a             Bear Stearns continues to own a
                        majority of the outstanding stock      majority of its securities in the
                        of each class entitled to vote         surviving corporation,
                        thereon as a class.                    respectively, no action may be
                                                               taken by the required holders
                                                               unless Hicks, Muse and Bear
                                                               Stearns, respectively, have
                                                               consented to such action.

                                PRE-MERGER RIGHTS                      POST-MERGER RIGHTS
                                 OF COMMON STOCK                 OF PAY-IN-KIND PREFERRED STOCK
                                -----------------                ------------------------------
                                                               The holders of at least 85% of the
                                                               outstanding shares of junior
                                                               preferred stock shares must
                                                               approve any amendment to the
                                                               surviving corporation certificate
                                                               of incorporation that adversely
                                                               affects the rights of the junior
                                                               preferred stock (and any amendment
                                                               that reduces the liquidation
                                                               preference of the junior preferred
                                                               stock shall require the approval
                                                               of each holder of junior preferred
                                                               stock adversely affected).
                                                               The holders of a majority of the
                                                               outstanding shares of pay-in-kind
                                                               preferred stock must approve any
                                                               amendment to the surviving
                                                               corporation certificate of
                                                               incorporation which adversely
                                                               affects the specified rights of
                                                               the pay-in-kind preferred stock
                                                               (and any amendment that reduces
                                                               the dividend payable on, or the
                                                               liquidation preference of, the
                                                               pay-in-kind preferred stock shall
                                                               require the approval of each
                                                               holder of pay-in-kind preferred
                                                               stock adversely affected).

        Voting Rights:  Except as otherwise provided by        The holders of the surviving
                        law or by Johns Manville's             corporation common stock will be
                        restated certificate of                entitled to one vote per share.
                        incorporation with respect to any      Holders of shares of junior
                        series of Johns Manville preferred     preferred stock are entitled to
                        stock, the holders of Johns            vote, on all matters submitted to
                        Manville common stock exclusively      a vote of the stockholders of
                        possess all voting power.              surviving corporation, the number
                                                               of votes equal to the number of
                                                               shares of common stock into which
                                                               such shares would be converted if
                                                               converted immediately prior to the
                                                               record date for such vote. Holders
                                                               of junior preferred stock and
                                                               common stock vote as one class.

                                PRE-MERGER RIGHTS                      POST-MERGER RIGHTS
                                 OF COMMON STOCK                 OF PAY-IN-KIND PREFERRED STOCK
                                -----------------                ------------------------------
                                                               Holders of pay-in-kind preferred
                                                               stock are not entitled to vote
                                                               generally, but are entitled to
                                                               elect two additional directors to
                                                               serve on the surviving corporation
                                                               board of directors: if three
                                                               dividends on the pay-in-kind
                                                               preferred stock have not been
                                                               paid; if any bankruptcy or
                                                               insolvency or similar proceedings
                                                               is commenced by or against the
                                                               surviving corporation; if, for any
                                                               reason, the surviving corporation
                                                               has failed to redeem on the
                                                               scheduled redemption date or upon
                                                               the occurrence of a change of
                                                               control; or if the surviving
                                                               corporation shall have failed to
                                                               comply in any material respect
                                                               with any of the covenants of the
                                                               terms of the pay-in-kind preferred
                                                               stock, and this failure continues
                                                               for a period of thirty days.
                                                               The surviving corporation board of
                                                               directors is authorized, to fix
                                                               voting rights of the shares of the
                                                               pay-in-kind preferred stock.

                         INFORMATION ABOUT THE PARTIES

INFORMATION ABOUT JOHNS MANVILLE

     Johns Manville is a leading manufacturer of insulation and building products with sales of approximately $2.2 billion in 1999. Johns Manville manufactures and markets products for building and equipment insulation, commercial and industrial roofing systems, high efficiency filtration media, and fibers and nonwoven mats used as reinforcements in building and industrial applications. Johns Manville employs approximately 9,700 people and operates 56 manufacturing facilities in North America, Europe and China. Johns Manville's principal address is 717 17th Street, Denver, Colorado 80217-5108.

     Johns Manville Corporation was incorporated in 1981 to continue businesses begun by its predecessors in 1858.

IDENTITY AND BACKGROUND OF HB MERGER LLC AND HB FINANCE LLC

     Both HB Merger LLC and HB Finance LLC were formed in Delaware in connection with the proposed transaction and have not engaged in any business or operations other than in connection with the merger agreement and the transactions contemplated by the merger agreement.

     The executive officers of both HB Finance LLC and HB Merger LLC are Andrew
S. Rosen and Douglas R. Korn. There are no directors of HB Merger LLC or HB Finance LLC, each of which is managed by its members. The principal business address of Andrew S. Rosen is 1325 Avenue of the Americas, New York, New York 10019. The principal business address of Douglas R. Korn is 245 Park Avenue, New York, New York 10167. Both Messrs. Rosen and Korn are citizens of the United States. For further information about Messrs. Rosen and Korn, please see "Directors and Management of Johns Manville Following the Merger Directors."

     None of HB Merger LLC, HB Finance, Messrs. Rosen or Korn beneficially owns any securities of Johns Manville or has engaged in any transaction involving any securities of Johns Manville within the past 60 days.

     None of HB Merger LLC, HB Finance LLC, Messrs. Rosen or Korn has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree, or final order enjoining it or him from future violations of, or prohibiting activities subject to, federal or state securities laws or has been convicted in a criminal proceeding during the past five years.

PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS, AND AGREEMENTS

     Except for the transactions contemplated by the merger agreement, none of HB Finance LLC, HB Merger LLC or any of their controlling persons, or any executive office or director of HB Finance LLC, HB Finance LLC or any of their controlling persons has engaged in any negotiations, transactions, or material contracts with Johns Manville or its affiliates in the last two years.

        DIRECTORS AND MANAGEMENT OF JOHNS MANVILLE FOLLOWING THE MERGER

EXECUTIVE OFFICERS

     The current senior executive officers of Johns Manville will be the executive officers of Johns Manville following the merger, with the exception of Mr. Klocko. The name, age and current position and office of these senior executive officers of Johns Manville is as follows:

     Charles L. Henry
     Chairman of the Board, President and Chief Executive Officer, Johns Manville Corporation
     Executive officer since 1996
     Age: 59

     Thomas L. Caltrider
     Senior Vice President, Insulation Group
     Executive officer since 1997
     Age: 49

     Kenneth L. Jensen
     Senior Vice President and Chief Financial Officer
     Executive officer since 2000
     Age: 49

     Harvey L. Perry, Jr.
     Senior Vice President, Engineered Products Group
     Executive officer since 1996
     Age: 46

     The term of office of each executive officer for the surviving corporation is for one year and until a successor has been elected and qualified or until that officer's prior death, resignation, retirement, disqualification or removal. Any vacancy may be filled for the unexpired portion of the term by the surviving corporation board of directors.

DIRECTORS

     At the time of the merger, the Johns Manville board will be replaced by the following individuals. The name, age, current position and business experience of these directors is as follows:

Robert A. Falise
Chairman and Managing Trustee, Manville Personal Injury Settlement Trust Director since 1992
Age: 67

Mr. Falise was elected a Trustee of Manville Personal Injury Settlement Trust in December 1991, and became its Chairman and Managing Trustee in January 1992. Mr. Falise served as Chairman of the Board of Johns Manville from June to September of 1996.

Jack D. Furst
Partner of Hicks, Muse, Tate & Furst Incorporated
Age: 41

Mr. Furst has been a partner of Hicks, Muse since 1989 and has approximately 20 years of experience in leveraged acquisitions and private placements. Mr. Furst is involved in all aspects of Hicks, Muses's business and has been actively involved in originating, structuring and monitoring its investments. Prior to joining Hicks, Muse, Mr. Furst was a Vice President and subsequently a partner of Hicks & Haas Incorporated, a Dallas-based private investment firm from 1987 to May 1989. Mr. Furst serves on the board of directors of American Tower Corporation, Triton Energy Limited, Home Interiors & Gifts, Inc., Hedstrom Holdings, Inc., International Wire Holding Company, Cooperative Computing, Inc., LLS Corp., Globix Corporation and Viasystems Group, Inc.

Charles L. Henry
Chairman of the Board, President and Chief Executive Officer, Johns Manville Corporation
Director since 1996
Age: 59

Mr. Henry was named Chairman of the Board, President and Chief Executive Officer of Johns Manville in September 1996. Mr. Henry was previously Chief Financial Officer and Executive Vice President at E.I. du Pont de Numerous and Company ("DuPont"). He joined DuPont in 1963 and held a number of positions beginning with Process Engineer. Mr. Henry is also a director of Lennox International, Inc.

Thomas O. Hicks
Chairman of the Board and Chief Executive Officer of Hicks, Muse, Tate & Furst Incorporated
Age: 54

Since 1989, Mr. Hicks has been Chairman of the Board and Chief Executive Officer of Hick, Muse, Tate & Furst Incorporated. Mr. Hicks serves as a director, Chairman and Chief Executive Officer of AMFM Inc. and as a director of ICG Communications, Inc., International Home Foods, Inc., Sybron International Corporation, Home Interiors & Gifts, Inc., LIN Holdings Corp., LIN Television Corporation, Regal Cinemas, Inc., Triton Energy Limited, G.H. Mumm/Perrier-Jouet & Cie., Teligent, Inc., Cooperative Computing, Inc. and Viasystems Group, Inc.

John D. Howard
Senior Managing Director of Bear, Stearns & Co. Inc. and Head of Bear Stearns Merchant Banking
Age: 46

Mr. Howard joined Bear, Stearns & Co. Inc. in March of 1997 to develop and build its merchant banking business. Previously, Mr. Howard founded Gryphon Capital Partners, a private investment firm. From 1990 to 1996, he was co-Chief Executive Officer of Vestar Capital Partners, Inc., a private investment firm specializing in management buyouts. Formerly, Mr. Howard was a Vice President in the mergers and acquisitions group of Bear Stearns. Mr. Howard also serves as a director of Aeropostale, Inc., Dyersburg Corporation, Fitz and Floyd, Inc., Integrated Circuit Systems, Inc., Nice-Pak Holdings, Inc., Standard Holdings, L.L.C. and Uniscribe Professional Services, Inc.

Douglas R. Korn,
Managing Director of Bear, Stearns & Co. Inc.
Age: 37

Mr. Korn has been a Managing Director of Bear, Stearns & Co. Inc. since January 1999. From January 1994 to December 1998, Mr. Korn was a Managing Director of Eos Partners, L.P. Mr. Korn also serves as a director of Bally International A.G., DeskTalk Systems, Inc., Fitz and Floyd, Inc., Frances Meyer, Inc. and InterXion Holding N.V.

Michael J. Levitt,
Partner of Hicks, Muse, Tate & Furst Incorporated
Age: 41

Mr. Levitt has been a partner of Hicks, Muse, Tate & Furst Incorporated since 1996. Mr. Levitt is involved in originating, structuring and monitoring Hicks, Muse's investments. He is also involved in building the firm's relationships with investment and commercial banking firms worldwide. Prior to joining Hicks, Muse, Mr. Levitt served as a Managing Director and the Deputy Head of Investment Banking with Smith Barney, Inc. from 1993 through 1995. He was also a member of the investment committee of

Greenwich State Capital, the merchant banking arm of The Travelers Group. Mr. Levitt serves as director of AMFM Corp., AMFMi Corp., Award.com Inc., Clear Channel Communications, Inc., G.H. Mumm/ Perrier Jouet & Cie., Globix Corporation, iParry Corp., Ibero American Media Partners, L.P., International Home Foods, Inc., PeopleLink, Inc., RCN Corporation, RealPulse.com, Inc., Rhythms NetConnections, Inc., STC Broadcasting, Inc. and Street Zebra.com, Inc. In addition, Mr. Levitt has been named interim Chief Executive Officer of AMFMi Corp.

Andrew S. Rosen
Principal of Hicks, Muse, Tate & Furst Incorporated
Age: 32

Mr. Rosen has been with Hicks, Muse, Tate & Furst Incorporated since 1993. Prior to joining Hicks, Muse in 1993, Mr. Rosen served as an associate with The Carlyle Group, a Washington DC-based private investment firm where he was employed for three years. Mr. Rosen serves as a director of Hillsdown Holdings plc, International Home Foods, Inc., Carclub.com and Inciscent Inc.

Charles W. Tate
Partner of Hicks, Muse, Tate & Furst Incorporated
Age: 55

Mr. Tate joined Hicks, Muse in 1991. He has more than 27 years of experience in investment and merchant banking. At Hicks, Muse, he has played an active role in helping establish the firm's New York presence, in the firm's capital raising activities, in the origination, structuring and monitoring of investments, and in the extension of the firm's investment activities into Mexico and Latin America. Mr. Tate serves as a Director of International Wire Group, Inc., International Outdoor Advertising Holdings Company, International Seed Holdings ApS, Venezuela Cable Service Holdings Ltd., CEI Citicorp Holdings Sociedad Anonima, Mahendra Hybrid Seeds Limited, Stoneville Pedigreed Seed Company, Hillsdown Holdings Limited, Continental Sports Marketing, Inc., Institute for Sports Medicine, World Health & Golf Association and four companies in Mexico (Vidrio Formas, S.A. de C.V., Grupo Minsa, S.A. de C.V., Almacenadora Mercader, S.A., and Fomento e Ingenieria en Comercializacion, S.A. de C.V.).

                               OTHER INFORMATION

PROPOSALS BY STOCKHOLDERS OF JOHNS MANVILLE

     If the merger is completed, Johns Manville will no longer have holders of public common stock or any public participation in Johns Manville's stockholder meetings. If Johns Manville does not complete the merger, Johns Manville intends to hold its next annual stockholder meeting in May of 2001. In that case, you would continue to be entitled to attend and participate in Johns Manville's stockholder meetings.

     Any stockholder proposal that is submitted to us for inclusion in Johns Manville's proxy statement for Johns Manville's annual meeting in 2001 pursuant to Rule 14a-8 under the Exchange Act must be received by us before the close of business on November 29, 2000. In order for proposals of stockholders submitted outside Rule 14a-8 of the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) of the Exchange Act, such proposals must be received by Johns Manville on or prior to February 12, 2001. In no case will stockholder proposals be included if the merger is completed.

     If you intend to present a proposal at Johns Manville's annual meeting in 2001 but do not intend to have your proposal included in Johns Manville's proxy statement, you must notify Johns Manville on a timely basis of your intent to present such proposal at the meeting. To be timely, your notice must be delivered to Johns Manville either by personal delivery or by U.S. mail, postage prepaid, to our Corporate Secretary at the address under "Incorporation by Reference," not later than 120 days before the meeting. If Johns Manville gives notice of the meeting or publicly discloses the meeting date later than 120 days before the meeting, your notice must be delivered to Johns Manville no later than the close of business on the seventh day after Johns Manville notifies stockholders of the meeting date. In addition, your notice must otherwise comply with the requirements of our by-laws. If you would like a copy of Johns Manville's by-laws, Johns Manville will furnish one without charge upon your written request to Johns Manville's Corporate Secretary.

     SEC rules establish standards as to which stockholder proposals are required to be included in a proxy statement for an annual meeting. Johns Manville will only consider proposals meeting the requirements of applicable SEC rules.

VALIDITY OF SECURITIES

     The validity of the pay-in-kind preferred stock to be issued to Johns Manville's stockholders pursuant to the merger will be passed upon by Dion Persson, vice president, assistant general counsel and secretary of Johns Manville.

INDEPENDENT AUDITORS

     The consolidated financial statements incorporated in this proxy statement/prospectus by reference from Johns Manville's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in its reports with respect to Johns Manville's financial statements.

WHERE YOU CAN FIND MORE INFORMATION

     As required by law, Johns Manville files reports, proxy statements and other information with the SEC. You may read and copy this information at the following offices of the SEC:

Public Reference Room   New York Regional Office  Chicago Regional Office
450 Fifth Street, N.W.  7 World Trade Center      500 West Madison Street
Room 1024               Suite 1300                Suite 1400
Washington, D.C. 20549  New York, New York 10048  Chicago, Illinois 60661

     For further information concerning the SEC's public reference rooms, you may call the SEC at 1-800-SEC-0330. You may obtain copies of this information by mail from the public reference section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may also access some of this information via the World Wide Web through the SEC's Internet address at http://www.sec.gov. Johns Manville's common stock is listed on the New York Stock Exchange, and materials may be inspected at the New York Stock Exchange's offices at 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

     The SEC allows Johns Manville to "incorporate by reference" information into this proxy statement/ prospectus. This means that Johns Manville can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement/prospectus, and later information filed with the SEC will update and supercede the information in this proxy statement/prospectus.

     Johns Manville incorporates by reference each document it files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the stockholders meeting. Johns Manville also incorporates by reference into this proxy statement/prospectus the following documents that it filed with the SEC (File No. 1-8247) under the Exchange Act:

     - Johns Manville's Annual Report on Form 10-K for the year ended December 31, 1999, as amended (filed March 30, 2000);

     - Johns Manville's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (filed May, 12, 2000); and

     - Johns Manville's Current Report on Form 8-K dated June 22, 2000 (filed on June 27, 2000).

     All subsequent documents filed by Johns Manville with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the date of the stockholders meeting will be deemed to be incorporated by reference into this proxy statement/ prospectus and to be a part of the proxy statement/prospectus from the date of filing of those documents.

     You should rely only on the information contained in (or incorporated by reference into) this proxy statement/prospectus. Johns Manville has not authorized anyone to give any information different from the information contained in (or incorporated by reference into) this proxy
statement/prospectus. This proxy statement/prospectus is dated           , 2000
You should not assume that the information contained in this proxy statement/prospectus is accurate as of any later date, and the mailing of this proxy statement/ prospectus to you shall not create any implication to the contrary.

     Documents incorporated by reference are available from Johns Manville without charge, excluding all exhibits (unless we have specifically incorporated by reference an exhibit into this proxy statement/ prospectus). You may obtain documents incorporated by reference by requesting them in writing or by telephone as follows:

       Johns Manville Corporation
       P.O. Box 5108
       Denver, Colorado 80217-5108
       Attention: Investor Relations

     If you would like to request documents from us, please do so by           ,
2000 in order to ensure timely receipt before the stockholders meeting.

                           JOHNS MANVILLE CORPORATION

                    NOW OFFERS TELEPHONE OR INTERNET VOTING
                          24 HOURS A DAY, 7 DAYS WEEK

     We urge you to promptly complete, sign, date and return the proxy card in the enclosed postage-paid envelope OR take advantage of voting your shares either by telephone or via the internet.

     To use telephone or internet voting, you must have your proxy card and social security number available. The series of numbers that appear on the top of your proxy card will also be needed to access the system.

          1. To vote by telephone: On a touch-tone telephone, call 1-877-779-8683 from the U.S. or Canada and follow the voting instructions.

          2. To vote via the internet: Access http://www.eproxyvote.com\jm and follow the voting instructions.

     Telephone or internet voting is available 24 hours a day, 7 days a week.

     Telephone or internet voting authorizes the named proxies in the same manner as if you completed, signed, dated and mailed the proxy card.

     All telephone and internet votes must be received by 12:00 midnight,
Eastern Daylight Time, on           , 2000.

                                                                      APPENDIX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                          JOHNS MANVILLE CORPORATION,
                                 HB MERGER LLC
                                      AND

                                 HB FINANCE LLC

                                  DATED AS OF

                                 JUNE 22, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
ARTICLE I     THE MERGER....................................    A-1
  Section 1.1  The Merger...................................    A-1
  Section 1.2  Effective Time...............................    A-1
  Section 1.3  Closing......................................    A-1
  Section 1.4  Certificate of Incorporation; By-laws........    A-2
  Section 1.5  Directors and Officers of the Surviving
     Corporation and Certain Subsidiaries...................    A-2
ARTICLE II     CONVERSION OF SHARES.........................    A-2
  Section 2.1  Conversion of Capital Stock..................    A-2
  Section 2.2  Exchange of Certificates.....................    A-3
  Section 2.3  Company Awards...............................    A-5
  Section 2.4  Dissenter's Rights...........................    A-6
ARTICLE III     REPRESENTATIONS AND WARRANTIES OF THE
  COMPANY...................................................    A-7
  Section 3.1  Organization.................................    A-7
  Section 3.2  Capitalization...............................    A-7
  Section 3.3  Authorization; Validity of Agreement.........    A-8
  Section 3.4  No Violations; Approvals.....................    A-8
  Section 3.5  SEC Reports and Financial Statements.........    A-9
  Section 3.6  Absence of Certain Changes...................    A-9
  Section 3.7  Absence of Undisclosed Liabilities...........   A-10
  Section 3.8  Information in Disclosure Documents..........   A-10
  Section 3.9  Employee Benefit Plans; ERISA................   A-11
  Section 3.10 Litigation; Compliance with Law..............   A-12
  Section 3.11 Intellectual Property........................   A-13
  Section 3.12 Identified Contracts.........................   A-13
  Section 3.13 Real Property................................   A-14
  Section 3.14 Taxes........................................   A-16
  Section 3.15 Environmental Matters........................   A-17
  Section 3.16 Labor Matters................................   A-19
  Section 3.17 Required Vote by Company Stockholders........   A-19
  Section 3.18 Board Recommendation.........................   A-19
  Section 3.19 Brokers......................................   A-19
  Section 3.20 Opinion of Financial Advisor.................   A-19
  Section 3.21 Injunction...................................   A-20
  Section 3.22 Annual Plan..................................   A-20
  Section 3.23 No Other Representations or Warranties.......   A-20
ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF MERGER
               COMPANY AND FINANCE COMPANY..................   A-20
  Section 4.1  Organization.................................   A-20
  Section 4.2  Capitalization...............................   A-20
  Section 4.3  Authorization; Validity of Agreement.........   A-20
  Section 4.4  Consents and Approvals; No Violations........   A-21
  Section 4.5  Information in Disclosure Documents..........   A-21
  Section 4.6  Financing....................................   A-21
  Section 4.7  Beneficial Ownership of Shares...............   A-22
  Section 4.8  Brokers......................................   A-22
  Section 4.9  Surviving Corporation after the Merger.......   A-22
  Section 4.10 Employment Agreement.........................   A-22
  Section 4.11 No Prior Activities..........................   A-22
  Section 4.12 No Other Representations or Warranties.......   A-22

                                                               PAGE
                                                               ----
ARTICLE V     COVENANTS.....................................   A-23
  Section 5.1  Interim Operations of the Company............   A-23
  Section 5.2  Acquisition Proposals........................   A-25
  Section 5.3  Access to Information........................   A-26
  Section 5.4  Further Action; Commercially Reasonable
     Efforts................................................   A-27
  Section 5.5  Employee Benefits............................   A-28
  Section 5.6  Stockholders Meeting; Proxy Statement........   A-29
  Section 5.7  Directors' and Officers' Insurance and
     Indemnification........................................   A-30
  Section 5.8  Environmental Assessments....................   A-31
  Section 5.9  Environmental Transfer Laws..................   A-31
  Section 5.10 Solvency Letter..............................   A-31
  Section 5.11 Indemnity....................................   A-32
  Section 5.12 Listing for Surviving Corporation Preferred
     Stock..................................................   A-32
  Section 5.13 Stockholders Agreement.......................   A-33
  Section 5.14 Exchange of Certain Company Common Stock.....   A-33
  Section 5.15 Charter Amendment............................   A-33
ARTICLE VI     CONDITIONS...................................   A-33
  Section 6.1  Conditions to Each Party's Obligation to
     Effect the Merger......................................   A-33
  Section 6.2  Conditions to the Obligation of the Company
     to Effect the Merger...................................   A-34
  Section 6.3  Conditions to Obligations of Merger Company
     to Effect the Merger...................................   A-34
  Section 6.4  Frustration of Closing Conditions............   A-35
ARTICLE VII     TERMINATION.................................   A-36
  Section 7.1  Termination..................................   A-36
  Section 7.2  Effect of Termination........................   A-37
ARTICLE VIII     MISCELLANEOUS..............................   A-37
  Section 8.1  Fees and Expenses............................   A-37
  Section 8.2  Amendment; Waiver............................   A-39
  Section 8.3  Survival.....................................   A-39
  Section 8.4  Notices......................................   A-40
  Section 8.5  Interpretation...............................   A-40
  Section 8.6  Headings; Disclosure Letter..................   A-42
  Section 8.7  Counterparts.................................   A-42
  Section 8.8  Entire Agreement.............................   A-42
  Section 8.9  Parties in Interest..........................   A-42
  Section 8.10 Severability.................................   A-42
  Section 8.11 Governing Law................................   A-42
  Section 8.12 Assignment...................................   A-42
  Section 8.13 Publicity....................................   A-43
  Section 8.14 Enforcement..................................   A-43

                             TABLE OF DEFINED TERMS

1954 Code...................................................      23
accumulated funding deficiency..............................      16
Acquisition Corp............................................       1
Acquisition Corp. Common Stock..............................       3
Acquisition Proposal........................................      37
affiliates..................................................      58
Agreement...................................................       1
Antitrust Division..........................................      39
Appraiser...................................................      45
Assertion...................................................      44
Assertion Against HB........................................      46
associates..................................................      58
Balance Sheets..............................................      14
beneficial ownership........................................      58
beneficially owns...........................................      31
Benefit Plans...............................................       8
blue sky....................................................      12
Board.......................................................      11
Bonus Plan..................................................      41
Business Day................................................      58
By-Laws.....................................................      10
Capital Budget..............................................      14
CERCLA......................................................      26
Certificate of Merger.......................................       2
Certificates................................................       5
Charter Amendment...........................................       1
Class TM Certificates.......................................       4
Class TM Merger Consideration...............................       4
Class TM Preferred Stock....................................       3
Class TM Shares.............................................       3
Closing.....................................................       2
Closing Date................................................       2
Code........................................................      15
Commitment Letters..........................................      31
Common Stock Certificates...................................       3
Common Stock Merger Consideration...........................       3
Company.....................................................       1
Company Common Stock........................................       3
Company Employee............................................      41
Company Properties..........................................      20
Company Property............................................      20
Company SEC Documents.......................................      13
Company Trust Agreements....................................      20
Competition Laws............................................      39
Confidentiality Agreement: .................................      38
controlled corporation......................................      23
Convertible Preferred Stock.................................      10
Court.......................................................      48
Cumulative Preferred Stock..................................      10
Deemed Shares...............................................       8
Deferred Compensation Plans: ...............................       8
Deferred Stock..............................................       8
Delaware Act................................................       1
Designated Settlement Fund..................................      24
DGCL........................................................       1

Disclosure Letter...........................................       7
Dissenting Shares...........................................       9
distributing corporation....................................      23
EBITDA......................................................      58
Effective Time..............................................       2
Elected Deemed Share........................................       9
Elected Deferred Share......................................       8
Election Form...............................................       8
employee benefit plan.......................................  15, 16
Environmental Claim.........................................      26
Environmental Costs and Liabilities.........................      26
Environmental Laws..........................................      26
Environmental Property Transfer Laws........................      27
ERISA.......................................................      15
ERISA Affiliate.............................................      15
ERISA Plan..................................................      16
Exchange Act................................................      12
Exchange Agent..............................................       4
Exchange Fund...............................................       5
Expenses....................................................      54
Finance Company.............................................       1
Foreign Plan................................................      17
Fractional Securities Fund..................................       7
Free Cash Flow..............................................      58
FTC.........................................................      39
GAAP........................................................      13
Good Reason.................................................      17
Governmental Entity.........................................      12
Hazardous Substance.........................................      27
HSR Act.....................................................      39
Identified Contracts........................................      19
include.....................................................      58
includes....................................................      58
including...................................................      58
Indemnified Liability.......................................      43
Indemnified Litigation Matter...............................      46
Indemnified Merger Parties..................................      46
Indemnified Merger Party....................................      46
Indemnified Parties.........................................      43
Indemnified Party...........................................      43
Indemnitors.................................................      44
Intellectual Property.......................................      18
interest similar to an option...............................      23
Leased Properties...........................................      20
Leased Property.............................................      20
Liens.......................................................      11
made available..............................................      58
Management..................................................      59
mass layoff.................................................      27
Material Adverse Effect.....................................      59
Merger......................................................       1
Merger Company Membership Interests.........................
Merger Consideration........................................       4
Merger Party Indemnitor.....................................      45
MF Disclosure Letter........................................       3
multiemployer pension plan..................................      16
not stock...................................................      23

Option......................................................       7
Option Plans................................................       7
Owned Properties............................................      20
Owned Property..............................................      20
PBGC........................................................      16
Permitted Exceptions........................................      59
Person......................................................      60
Plans.......................................................      15
plant closing...............................................      27
Proxy Statement: ...........................................      42
qualified...................................................      16
RCRA........................................................      26
Real Property Lease.........................................      20
Real Property Leases........................................      20
Release.....................................................      27
Reorganization Plan.........................................      28
Required Vote...............................................      28
Restated Certificate of Incorporation.......................       2
Return......................................................      23
S-4.........................................................      14
SAR.........................................................       7
SEC: .......................................................      12
Secretary of State..........................................       2
Securities Act: ............................................      12
Shares......................................................    3, 4
single employer.............................................      15
Solvency Letter.............................................      45
Special Meeting.............................................      42
Spread......................................................       7
Subsidiaries................................................      60
Superior Proposal...........................................      37
Surviving Corporation.......................................       1
Surviving Corporation Common Stock..........................       4
Surviving Corporation Junior Preferred Stock................       4
Surviving Corporation Preferred Stock.......................       3
Tax.........................................................      23
Tax Matters Agreement.......................................      60
Taxes.......................................................      23
Termination Fee.............................................      54
TM Exchange Agreement.......................................      47
Trust.......................................................       1
Trust Merger Agreements.....................................      48
Trust Voting Agreement......................................       1
U.S. real property holding corporation......................      23
without limitation..........................................      58
Year........................................................      41

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, among Johns Manville Corporation, a Delaware corporation (the "Company"), HB Merger LLC, a Delaware limited liability company ("Merger Company"), and HB Finance LLC, a Delaware limited liability company ("Finance Company"), dated as of June 22, 2000 (the "Agreement").

     WHEREAS, the respective members or Boards of Directors, as the case may be, of Merger Company, Finance Company and the Company have approved this Agreement and deemed this Agreement to be advisable and have approved the transactions contemplated hereby, including the recapitalization of the Company through the merger of Merger Company with and into the Company (the "Merger") in accordance with the terms of this Agreement, the General Corporation Law of the State of Delaware (the "DGCL") and the Delaware Limited Liability Company Act (the "Delaware Act"); and

     WHEREAS, the Board (as defined herein) has approved the form of Amendment to the Company's Restated Certificate of Incorporation attached as Exhibit A hereto (the "Charter Amendment") and determined it to be advisable; and

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and an inducement to the willingness of Merger Company to enter into this Agreement, Merger Company is entering into a voting agreement (the "Trust Voting Agreement") with Manville Personal Injury Settlement Trust (the "Trust"), pursuant to which, on the terms and subject to the conditions thereof, the Trust has agreed to vote in favor of the adoption of this Agreement and approval of the transactions contemplated hereby, including the Charter Amendment;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL and the Delaware Act, at the Effective Time (as defined in Section 1.2 hereof), Merger Company shall be merged with and into the Company. Upon the Merger, the separate existence of Merger Company shall cease and the Company shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effect as provided in the applicable provisions of the DGCL and the Delaware Act. Without limiting the generality of the foregoing, upon the Merger, all the rights, privileges, immunities, powers and franchises of the Company and Merger Company shall vest in the Surviving Corporation and all obligations, duties, debts and liabilities of the Company and Merger Company shall be the obligations, duties, debts and liabilities of the Surviving Corporation.

     SECTION 1.2 Effective Time. Subject to the provisions of this Agreement, on the Closing Date (as defined in Section 1.3 below), Merger Company and the Company will cause an appropriate Certificate of Merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware (the "Secretary of State") in such form and executed as provided in the DGCL and the Delaware Act. The Merger shall become effective on the date and at the time when the Certificate of Merger has been duly filed with the Secretary of State or, subject to the DGCL and the Delaware Act, such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

     SECTION 1.3 Closing. Unless this Agreement shall have been terminated and the transactions contemplated herein abandoned pursuant to Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place at 10:00 a.m., New York city time, on a date to be specified by the parties, which shall be no later than the second Business Day (as defined in Section 8.5) after satisfaction or waiver (by the party entitled to waive the condition) of all of the conditions set forth in Article VI hereof (except for the conditions set forth in Sections 6.1(a) and 6.1(f) which cannot be waived and those conditions that by their nature cannot be satisfied until the Closing, but subject to all such conditions having been satisfied or waived at the time of the Closing) (the "Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, unless another date and/or place is agreed to in writing by the parties hereto.

     SECTION 1.4  Certificate of Incorporation; By-laws. Pursuant to the Merger,
(i) the Restated Certificate of Incorporation of the Company, as amended (the "Restated Certificate of Incorporation"), as in effect immediately prior to the Merger shall be amended and restated in its entirety in the form attached as Exhibit B hereto (including the terms of the Surviving Corporation Preferred Stock (as defined in Section 2.1(a) below) attached thereto as Annex A and the terms of the Surviving Corporation Junior Preferred Stock (as defined in Section 2.1(b) below) attached thereto as Annex B), and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, and (ii) the by-laws of the Company, attached as Exhibit C hereto, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.5 Directors and Officers of the Surviving Corporation and Certain Subsidiaries.

     (a) The persons listed on Section 1.5(a) of the disclosure letter separately delivered by Merger Company and Finance Company to the Company on or prior to the date hereof (the "MF Disclosure Letter") shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

     (b) The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

                                   ARTICLE II

                              CONVERSION OF SHARES

     SECTION 2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Company, the holders of any shares of common stock, par value $.01 per share, of the Company (referred to herein as "Common Shares" or "Company Common Stock"), the holders of any shares of the Company Class TM Preferred Stock, par value $.01 per share (referred to herein as "Class TM Shares" or "Class TM Preferred Stock"), or the holders of any membership interests of Merger Company (the "Merger Company Membership Interests"):

          (a) Each issued and outstanding share of Company Common Stock (other than Common Shares to be cancelled in accordance with Section 2.1(d) and the Dissenting Shares covered by Section 2.4) shall be converted into the right to receive, payable upon surrender of the certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (the "Common Stock Certificates") in the manner provided in Section 2.2, $13.625 per share in cash, payable to the holder thereof without interest, and 0.02 of a fully paid and nonassessable share of Series A Redeemable PIK Preferred Stock, par value $.01 per share, of the Surviving Corporation, the terms of which are set forth in Annex A of Exhibit B hereto (the "Surviving Corporation Preferred Stock"). Such consideration is referred to herein as the "Common Stock Merger Consideration." All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Common Stock Certificate shall cease to have any rights with respect thereto, except the right to receive the Common Stock Merger Consideration for each share of Company Common Stock upon the surrender of such certificate in accordance with Section 2.2.

Any payment made pursuant to this Section 2.1(a) shall be made net of applicable withholding taxes to the extent such withholding is required by law.

          (b) Each issued and outstanding share of Class TM Preferred Stock, the terms of which are set forth in Exhibit A hereto shall be converted at the Effective Time into the right to receive, payable upon surrender of the certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Class TM Preferred Stock (the "Class TM Certificates") in the manner provided in Section 2.2, 0.6 of a fully paid and nonassessable share of common stock of the Surviving Corporation (the "Surviving Corporation Common Stock") and 0.4 of a fully paid and nonassessable share of Series B Junior Redeemable Convertible Preferred Stock, par value $.01 per share, of the Surviving Corporation, the terms of which are set forth in Annex B to Exhibit B hereto (the "Surviving Corporation Junior Preferred Stock"). Such consideration is referred to herein as the "Class TM Merger Consideration", and references to such consideration or the Common Stock Merger Consideration, as applicable, are referred to hereby as the "Merger Consideration". All such Class TM Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Class TM Certificate shall cease to have any rights with respect thereto, except the right to receive the Class TM Merger Consideration for each share of Class TM Preferred Stock upon the surrender of the Class TM Certificates in accordance with Section 2.2. Any payment made pursuant to this Section 2.1(b) shall be made net of applicable withholding taxes to the extent such withholding is required by law.

          (c) Each issued and outstanding Merger Company Membership Interest shall be converted into and become 0.6 of a fully paid and nonassessable share of Surviving Corporation Common Stock and 0.4 of a fully paid and nonassessable share of Surviving Corporation Junior Preferred Stock.

          (d) All shares of Company Common Stock that are held by the Company as treasury stock and all shares of Company Common Stock owned by Merger Company or any Subsidiary of Merger Company shall be cancelled and retired and shall cease to exist and no Merger Consideration shall be delivered in exchange therefor.

     SECTION 2.2  Exchange of Certificates.

     (a) At least five Business Days prior to the Effective Time, Merger Company shall designate the Company's registrar and transfer agent, or such other bank or trust company as is reasonably satisfactory to the Company, to act as exchange agent for the holders of Common Shares and Class TM Shares (collectively, the "Shares") in connection with the Merger, pursuant to an agreement providing for the matters set forth in this Section 2.2 and such other matters as may be appropriate and the terms of which are reasonably satisfactory to the Company (the "Exchange Agent"), for the payment of the applicable Merger Consideration. Immediately prior to the Effective Time, Finance Company and the Company will cause to be deposited in trust with the Exchange Agent for the benefit of holders of the Shares, as applicable, (i) the amount of cash, (ii) certificates representing the number of whole shares of Surviving Corporation Preferred Stock, (iii) certificates representing the number of whole shares of Surviving Corporation Junior Preferred Stock and (iv) certificates representing the number of whole shares of Surviving Corporation Common Stock necessary to complete the transactions contemplated by this Section 2.2 on a timely basis (the "Exchange Fund").

     At the Effective Time, the Surviving Corporation will instruct the Exchange Agent to promptly, and in any event not later than three Business Days following the Effective Time, mail (and to make available for collection by hand) to each holder of record of Common Stock Certificates or Class TM Certificates (collectively, the "Certificates"), whose shares were converted pursuant to
Section 2.1 into the right to receive the applicable Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon delivery of such Certificates to the Exchange Agent and shall be in such form and have such other provisions as Merger Company and the Company may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the applicable Merger Consideration (which shall provide that, at the election of the surrendering holder, Certificates may be surrendered, and the applicable Merger Consideration therefor collected, by hand delivery). At least two Business Days prior to the Effective Time, Merger Company will cause the Exchange Agent to make available for collection by hand at its offices in New York, New York, the letter of transmittal and instructions referred to in the immediately preceding sentence. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Company, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration for each share of Company Common Stock or Class TM Preferred Stock, as the case may be, formerly represented by such Certificate, to be mailed within three Business Days of receipt thereof (and made available for collection by hand immediately following the Effective Time if the completed letter of transmittal is received at least one Business Day prior to the Effective Time), and the Certificate so surrendered shall forthwith be cancelled. If payment of the applicable Merger Consideration is to be made to a person or stock certificates are to be issued to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment or issuance that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the applicable Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the applicable Merger Consideration and a check in the proper amount of cash in lieu of any fractional shares of Surviving Corporation Preferred Stock pursuant to Section 2.2(d) and any dividends or other distributions to which such holder is entitled, may be issued with respect to such Company Common Stock to such a transferee if the Certificates representing such Company Common Stock are presented to the Exchange Agent (or if lost, stolen or destroyed, the procedures set forth in Section 2.2(e) are complied with), accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     (b) Until surrendered as contemplated by this Section 2.2, each Certificate (other than Certificates representing Company Common Stock held by Merger Company, or any Subsidiary of Merger Company, or Dissenting Shares (as defined in Section 2.4)) shall be deemed at any time after the Effective Time to represent only the right to receive the applicable Merger Consideration as contemplated by this Section 2.2. No interest or dividends shall be paid or will accrue on any Merger Consideration payable to holders of Certificates pursuant to the provisions of this Article II (other than dividends, if any, accruing on the Surviving Corporation Preferred Stock, Surviving Corporation Junior Preferred Stock or Surviving Corporation Common Stock from the Effective Time pursuant to the terms thereof).

     Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of any such shares for any Surviving Corporation Preferred Stock, Surviving Corporation Junior Preferred Stock or Surviving Corporation Common Stock or dividends thereon, or, in accordance with
Section 2.2(d), cash in lieu of fractional shares thereof, delivered to a public official pursuant to applicable escheat law. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Surviving Corporation Preferred Stock, Surviving Corporation Junior Preferred Stock or Surviving Corporation Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such Surviving Corporation Preferred Stock, Surviving Corporation Junior Preferred Stock and Surviving Corporation Common Stock for the account of the persons entitled thereto.

     (c) Any portion of the Exchange Fund and the Fractional Securities Fund (as defined in Section 2.2(d)) which remains unclaimed by the former stockholders of the Company for one year after the Effective Time shall be delivered to Surviving Corporation, upon demand of Surviving Corporation, and any former stockholders of the Company shall thereafter look only to Surviving Corporation for payment of their claim for the Merger Consideration for the shares or for any cash in lieu of fractional shares of Surviving Corporation Preferred Stock, Surviving Corporation Junior Preferred Stock or Surviving Corporation Common Stock.

     (d) No fractional shares of Surviving Corporation Preferred Stock, Surviving Corporation Junior Preferred Stock or Surviving Corporation Common Stock shall be issued in the Merger. Each holder of shares of Surviving Corporation Preferred Stock, Surviving Corporation Junior Preferred Stock or Surviving Corporation Common Stock to which such holder otherwise would have been entitled pursuant to Section 2.2 (after taking into account all Shares then held of record by such holder) shall receive in lieu thereof, a cash payment in an amount equal to the product of (i) in the case of Surviving Corporation Preferred Stock the fractional interest of each such share to which such holder otherwise would have been entitled, multiplied by $100 and (ii) in the case of Surviving Corporation Junior Preferred Stock or Surviving Corporation Common Stock, as applicable, the fractional interest of each such share to which such holder otherwise would have been entitled, multiplied by $15.625 (the cash comprising such aggregate payments in lieu of such fractional shares being hereinafter referred to as the "Fractional Securities Fund"). The Company shall, immediately prior to the Effective Time, make available to the Exchange Agent cash in an amount sufficient to make the payments in lieu of such fractional shares as aforesaid.

     (e) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person (as defined in Section 8.5) claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration deliverable in respect thereof as determined in accordance with this Article II, provided that the Person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as the Surviving Corporation may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

     (f) After the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock and Class TM Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration as provided in this Article II, subject to Section 262 of the DGCL.

     SECTION 2.3  Company Awards.

     (a) Immediately prior to the Effective Time, each outstanding option (each, an "Option") to purchase shares of Company Common Stock (other than Elected Management Options as defined in Section 2.3(c) below) and each outstanding stock appreciation right with respect to Company Common Stock (each, an "SAR") granted by the Company pursuant to the Company's benefit plans (the "Option Plans") identified in Section 2.3 of the disclosure letter separately delivered by the Company to Merger Company and Finance Company on or prior to the date hereof (the "Disclosure Letter"), whether or not exercisable, which is outstanding and unexercised at such time, shall be cancelled and each holder thereof shall be entitled to receive, immediately prior to the Effective Time, an amount in cash computed by multiplying (i) the excess, if any, of (A) the greater of (x) $15.625 and (y) the highest Fair Market Value (as defined in the Company's 1996 Executive Incentive Compensation Plan) per Common Share at any time during the 60-day period preceding the Effective Time, over (B) the exercise price per share of Company Common Stock subject to such Option or grant price per share in respect of such SAR, as applicable (the "Spread"), by (ii) the number of such shares of Company Common Stock then subject to such Option or SAR; provided, that any such payment shall be net of all withholding taxes required to be withheld by the Company.

     (b) Immediately prior to the Effective Time, each share of deferred stock ("Deferred Stock") awarded under the Option Plans (other than an Elected Deferred Share as defined in Section 2.3(c) below) shall be cancelled and each holder thereof shall be entitled to receive, immediately prior to the

Effective Time, with respect to each share of Deferred Stock so cancelled, an amount in cash equal to the greater of (x) $15.625 and (y) the highest Fair Market Value (as defined in the Company's 1996 Executive Incentive Plan) per share of Company Common Stock at any time during the 60-day period preceding the Effective Time (net of all withholding taxes required to be withheld by the Company).

     (c) (i) Each member of Management (as defined in Section 8.5(iii)) shall have the right to elect, prior to the Special Meeting, pursuant to an election form reasonably acceptable to the parties ("Election Form"), that, in lieu of receiving the Spread, with respect to each Option owned by such member of Management for which an election is made, the Spread on such option will be converted into the right to receive (i) that number of shares of Surviving Corporation Common Stock equal to the product of (a) the Spread divided by $15.625 and (b) 0.6 and (ii) that number of shares of Surviving Corporation Junior Preferred Stock equal to the product of (x) the Spread divided by $15.625 and (y) 0.4, in each case on the terms and conditions set forth in the applicable Election Form; provided, that any such payment shall be net of all withholding taxes required to be withheld by the Company.

     (ii) Each member of Management shall have the right to elect, prior to the Special Meeting, that, in lieu of receiving the corresponding cash payment as set forth in Section 2.3(b) with respect to each share of Deferred Stock owned by such member (each share for which an election is made, an "Elected Deferred Share"), such Elected Deferred Share be converted into the Class TM Merger Consideration, on the terms and subject to the conditions set forth in this
Section 2.3(c) and the applicable election form.

     (d) Immediately prior to the Effective Time, (i) each unit in the Company Deferred Compensation Plan deemed invested in assets other than in Company Common Stock shall be converted into the right to receive cash in an amount equal to the value of such unit, payable to the holder thereof without interest, and (ii) each unit deemed invested in shares of Company Common Stock in the Deferral Account (as defined in the Company's Deferred Compensation Plan and the Non-Employee Directors' Deferred Compensation Plan (together, the "Deferred Compensation Plans") (together with the Option Plans, the "Benefit Plans")), including those Deferral Accounts with respect to which one or more installment payments have previously been made, shall be settled in a cash amount equal to $15.625 per share provided that any such payment shall be net of all withholding taxes required to be withheld by the Company. To the extent that, at the Effective Time, a member of Management has any portion of his Deferral Account deemed invested in shares of the Company Common Stock (the "Deemed Shares"), such member shall have the right to elect, prior to the Special Meeting, pursuant to an election form that, in lieu of receiving a cash payment set forth in the Deferred Compensation Plan with respect to each Deemed Share owned by such member (each, an "Elected Deemed Share"), that such Elected Deemed Share will be converted into the Class TM Merger Consideration, on the terms and subject to the conditions set forth in this Section 2.3(d) and the applicable election form (net of all withholding taxes required to be withheld by the Company).

     Notwithstanding anything in this Section 2.3 to the contrary, in no event will the Company have an obligation hereunder that violates the terms of the applicable Benefit Plans. Prior to the Effective Time, the Company shall use its commercially reasonable efforts to (i) obtain all required consents from, and provide any required notices to, the holders of Options and Deferred Stock and
(ii) amend the terms of the applicable Benefit Plans, in each case as is necessary to give effect to the provisions of paragraphs (a), (b), (c) and (d) of this Section 2.3; provided however, that the Company shall not be required to make any payment in respect of the foregoing (other than as set forth in Sections 2.3(a), (b), (c) and (d)).

     SECTION 2.4 Dissenter's Rights. Notwithstanding anything in this Agreement to the contrary, Common Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger and who has delivered a written demand for appraisal of such shares in accordance with
Section 262 of the DGCL, if such Section 262 provides for appraisal rights for such Common Shares in the Merger ("Dissenting Shares"), shall not be converted into the right to receive the Common Stock Merger Consideration, as provided in
Section 2.1 hereof, unless and until such holder fails to perfect or effectively withdraws or otherwise loses his right to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses his right to

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appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Common Stock Merger Consideration to which such holder is entitled, without interest or dividends thereon (except dividends in respect of the Surviving Corporation Preferred Stock).

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Merger Company and Finance Company that:

     SECTION 3.1 Organization. Each of the Company and its Subsidiaries (as defined in Section 8.5(vii)) is a corporation or other entity duly incorporated or organized, as the case may be, validly existing, and in good standing (but, with respect to Subsidiaries not organized in the United States, only to the extent such concept is applicable) under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so organized, existing and in good standing or to have such power and authority, or to be so qualified or licensed would not have a Material Adverse Effect (as defined in Section 8.5(iv)). The Company has previously delivered to Merger Company a complete and correct copy of each of its Restated Certificate of Incorporation and by-laws, as currently in effect (the "By-Laws").

     SECTION 3.2  Capitalization.

     (a) The authorized capital stock of the Company consists of 300,000,000 shares of Company Common Stock, 7,200,000 shares of Convertible Preferred Stock, Series A, par value $1.00 per share (the "Convertible Preferred Stock") and 11,109,170 shares of Cumulative Preference Stock, Series B, par value $1.00 per share (the "Cumulative Preferred Stock") and prior to the Effective Time will also consist of 5,000,000 shares of Class TM Preferred Stock. As of the date hereof, (i) 147,699,913 shares of Company Common Stock are issued and outstanding, (ii) 17,013,046 shares of Company Common Stock are issued and held in the treasury of the Company, and (iii) there are no shares of Convertible Preferred Stock or Cumulative Preferred Stock issued and outstanding or held in treasury and (iv) 12,804,482 shares of Company Common Stock are reserved for issuance upon exercise of Options, SARs or Deferred Stock under the Option Plans or Deferred Compensation Plans. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which stockholders of the Company may vote are issued or outstanding. All the outstanding shares of the Company's capital stock are, and all shares of Class TM Preferred Stock and all shares which may be issued or granted pursuant to the exercise of Options, SARs, or Deferred Stock will be, when issued or granted in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. Except as set forth in Section 3.2(a) of the Disclosure Letter as of the date hereof and for the transactions contemplated hereby, there are no existing (i) options, warrants, calls, pre-emptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of the Company or any Subsidiary of the Company or (iii) voting trusts or similar agreements to which the Company is a party with respect to the voting of the capital stock of the Company. Schedule 3.2 (a) of the Disclosure Letter sets forth (A) with respect to each Option, Deferred Stock or other such rights or obligations referred to in this Section 3.2(a) owned by a director-level employee or higher, including with respect to each Option owned by a director-level employee or higher, the name of the holder thereof, the number of securities or underlying securities associated therewith, the exercise or strike price associated therewith, the vesting schedule, if any, the termination date thereof and any other pricing information relating thereto and

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(B) the aggregate number of securities or underlying securities associated therewith and the price terms with respect to all other Options, SARs, Deferred Stock or other such rights or obligations referred to in this Section 3.2(a).

     (b) Except as set forth in Section 3.2(b) of the Disclosure Letter, all of the outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each of the Company's Subsidiaries are beneficially owned, directly or indirectly, by the Company free and clear of any mortgage, lien, pledge, charge, encumbrance or other security interest (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or ownership interests) (collectively, "Liens"), other than such restrictions as may exist under applicable statute and all such shares or other ownership interests have been duly authorized, validly issued and are fully paid and non-assessable.

     SECTION 3.3  Authorization; Validity of Agreement.

     (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of its stockholders as contemplated by Section 5.6 hereof, to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Board of Directors of the Company (the "Board") and, other than adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock, no other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement and approval of the Charter Amendment by the Company and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by Merger Company and Finance Company, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforcement may be subject to or limited by (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     (b) The Board has adopted such resolutions as are necessary so that the provisions of Section 203 of the DGCL are inapplicable to the transactions contemplated by this Agreement.

     SECTION 3.4  No Violations; Approvals.

     (a) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) violate any provision of the Restated Certificate of Incorporation or By-laws of the Company or violate any provision of the certificate of incorporation or bylaws (or other organizational documents with respect to non-incorporated entities) of its Subsidiaries, (ii) except as set forth in Section 3.4(a) of the Disclosure Letter, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, acceleration or the creation of a Lien, other than a Permitted Exception, pursuant to), or require any consent of any third party pursuant to, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, collective bargaining agreement, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets; except in the case of clauses (ii) or (iii) for such violations, breaches, defaults, rights, creation of Liens or failure to obtain consents which would not have a Material Adverse Effect.

     (b) No filing or registration with, notification to, or authorization, consent or approval of, any court, legislative, executive or regulatory authority or agency (a "Governmental Entity") is legally required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except (i) applicable requirements under Competition Laws (as defined in Section 5.4(c)),
(ii) with respect to the issuance of Surviving

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Corporation Common Stock, Surviving Corporation Preferred Stock and Surviving
Corporation Junior Preferred Stock in the Merger, the applicable requirements under the Securities Act of 1933, as amended (the "Securities Act"), (iii) applicable requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) the filing of the Certificate of Merger with the Secretary of State, including the amendments to the Restated Certificate of Incorporation that will become effective as of the Effective Time set forth in Exhibit B hereto, and the Charter Amendment, (v) applicable requirements under corporation, takeover or "blue sky" laws of various states or non-United States change-in-control or investment laws or regulations, (vi) applicable requirements under Environmental Laws (as defined in Section 3.15) and (vii) such other consents, approvals, orders, permits, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made would not either individually, or in the aggregate, have a Material Adverse Effect.

     SECTION 3.5 SEC Reports and Financial Statements. The Company has filed with the Securities and Exchange Commission (the "SEC") all forms and documents required to be filed by it since January 1, 1997 under the Exchange Act and has heretofore made available to Merger Company (i) its Annual Reports on Form 10-K for the years ended December 31, 1997, December 31, 1998 and December 31, 1999, respectively, (ii) all proxy statements relating to meetings of stockholders of the Company since January 1, 1997 (in the form mailed to stockholders), (iii) its quarterly report on Form 10-Q for the quarter ended March 31, 2000, and (iv) all other forms, reports and registration statements filed by the Company with the SEC since January 1, 1997 (other than registration statements on Form S-8 or preliminary materials and registration statements in forms not declared effective). The documents described in clauses (i)-(iv) above, as amended, are referred to in this Agreement collectively as the "Company SEC Documents". As of their respective dates, the Company SEC Documents, including the financial statements and schedules provided therein or incorporated by reference therein,
(a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The consolidated financial statements included or incorporated by reference in the Company SEC Documents have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as otherwise noted therein and except that the quarterly financial statements are subject to year end adjustment and do not contain all footnote disclosures required by GAAP) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein.

     SECTION 3.6 Absence of Certain Changes. Except as disclosed in the Company SEC Documents or as disclosed in Section 3.6 of the Disclosure Letter, from March 31, 2000 until the date of this Agreement, (i) the Company and its Subsidiaries have conducted their operations in the ordinary course, (ii) there has not been a Material Adverse Effect and (iii) the Company and its Subsidiaries have not taken any of the following actions:

          (a) declared, set aside or paid (other than dividends paid by Subsidiaries to the Company or other wholly-owned Subsidiaries of the Company) any dividend or other distribution payable in cash, stock or property with respect to its capital stock, other than regular quarterly dividends consistent with past practice;

          (b) incurred any material indebtedness for money borrowed or issued or sold any debt securities or warrants or rights to acquire any debt securities of the Company or its Subsidiaries or guaranteed any material indebtedness for money borrowed other than under credit facilities in the ordinary course of business and other than borrowings in the ordinary course of business that can be repaid at any time without prepayment penalty or other similar fees;

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

          (c) granted any material increase in the fringe benefits or compensation payable or to become payable by the Company to any officer or director of the Company, except for normal increases in the ordinary course of business consistent with past practice or to reflect promotions or new hires;

          (d) entered into any significant new line of business outside of the buildings products industry, or incurred or committed to any capital expenditures, or any obligations or liabilities in connection with any capital expenditures, other than capital expenditures and obligations or liabilities incurred or committed to that are no greater than the amount designated therefor in the Company's current capital budget approved by the Board in December, 1999, the amount of which has been furnished to Merger Company prior to the date hereof (the "Capital Budget");

          (e) other than in the ordinary course of business consistent with past practice, sold, leased, mortgaged, encumbered or otherwise disposed of, any material assets (including capital stock of Subsidiaries);

          (f) merged or consolidated with, or purchased an equity interest in all or substantially all of the assets (which assets shall be material to the Company) of, any Person or other business organization or any division or business thereof; or

          (g) agreed to take any of the foregoing actions identified in subparagraphs (a) through (f) above.

     SECTION 3.7 Absence of Undisclosed Liabilities. Except as expressly identified in the Company SEC Documents, or as reflected or reserved against in the balance sheet dated as of December 31, 1999 or the balance sheet dated as of March 31, 2000 constituting a portion of the financial statements included in the Company's Annual Report on Form 10-K for the term ended December 31, 1999 and the Company's quarterly report filed on Form 10-Q, respectively (the "Balance Sheets") or in the notes thereto and except for liabilities in respect of Litigation (which are the subject of Section 3.10) and liabilities under Environmental Laws (which are the subject of Section 3.15), neither the Company nor any of its Subsidiaries had as of that date any liabilities which were material to the Company and its Subsidiaries taken as a whole and which were required to be set forth in the Balance Sheets or the notes thereto in accordance with GAAP. Except as disclosed in the Company SEC Documents, since the date of the Balance Sheet, the Company has not incurred any liabilities that would be required to be reflected or reserved against in a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, except for such liabilities as would not have a Material Adverse Effect, liabilities resulting from the execution and delivery of this Agreement or relating to the transactions contemplated hereby and except for liabilities in respect of Litigation (which are the subject of Section 3.10) and liabilities under Environmental Laws (which are the subject of Section 3.15).

     SECTION 3.8 Information in Disclosure Documents. None of (i) the registration statement on Form S-4 to be filed with the SEC by the Company in connection with the issuance of Surviving Corporation Preferred Stock as required by the terms of this Merger (the "S-4"), (ii) the Proxy Statement (as defined in Section 5.6(b)) (and any amendment thereof or supplement thereto) or
(iii) any information to be supplied by the Company in any other statement or schedule required to be filed by either the Company or the Merger Company with the SEC in connection with the transaction contemplated hereby will contain, at the date mailed to Company stockholders and at the time of the Special Meeting (as defined in Section 5.6(a)), any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and the S-4, the Proxy Statement and any other statement or schedule filed by the Company will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder; except that no representation is made by the Company with respect to statements made in the S-4, the Proxy Statement or such statement or schedule based on information supplied by Merger Company for inclusion in the S-4 or the Proxy Statement.

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     SECTION 3.9  Employee Benefit Plans; ERISA.

     (a) Section 3.9(a) of the Disclosure Letter contains a true and complete list of each material "employee benefit plan" as defined in Section 3(3) of ERISA and each bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock award, severance or termination benefit, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, each employment, retention or severance agreement or arrangement which cannot be terminated in fewer than three months or without liability exceeding the greater of one month's salary or one week of salary for each year of service and each other material employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any employee or former employee or director of the Company or any ERISA Affiliate employed in the United States (the "Plans").

     (b) With respect to each Plan, the Company has heretofore delivered or made available to Merger Company true and complete copies of each of the following documents:

          (i) the Plan;

          (ii) the most recent annual report and actuarial report;

          (iii) the most recent Summary Plan Description required under ERISA with respect thereto;

          (iv) if the Plan is funded through a trust or third party funding vehicle, the trust or other funding agreement and the latest financial statements thereof; and

          (v) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and each voluntary employee benefit association intended to qualify under
     Section 501(c)(9) of the Code.

     (c) No liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring a liability under such Title, other than liability for contributions due in the ordinary course and premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which contributions and premiums have been paid when due) except for such liabilities that would not have a Material Adverse Effect.

     (d) No Plan that is an "employee benefit plan," as defined in Section 3(3) of ERISA (an "ERISA Plan"), is a "multiemployer pension plan," as defined in
Section 3(37) of ERISA, nor is any ERISA Plan a plan described in Section 4063(a) of ERISA.

     (e) No ERISA Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each ERISA Plan ended prior to the Closing Date. Each ERISA Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified (or timely application has been made therefor); no event has occurred since the date of such determination that would materially adversely affect such qualification; and each trust maintained thereunder has been determined by the Internal Revenue Service to be exempt from taxation under Section 501(a) of the Code. All contributions or other payments required to have been made by Company and its Subsidiaries to or under any Plan by applicable law or the terms of such Plan have been timely and properly made. Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code except where a failure to so operate or administer would not have a Material Adverse Effect. There are no pending, or to the knowledge of the Company, threatened, material

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claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

     (f) Except as disclosed in Schedule 3.9(f) of the Disclosure Letter or in connection with equity compensation or otherwise disclosed or referred to in
Section 3.9 (or in Section 3.9 of the Disclosure Letter), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, without further action (i) result in any payment becoming due to any current or former employee or director of Company and its Subsidiaries, (ii) increase any benefits under any Plan, (iii) result in the acceleration of the time of payment or vesting of any benefits, (iv) satisfy any condition or requirement entitling any current or former employee or director of Company and its Subsidiaries to additional rights or features with respect to any benefits, or (v) result in any payment becoming due by the Company or any of its Subsidiaries or the Merger Company that would be subject to Sections 162(m), 280G or 4999 of the Code.

     (g) Section 3.9(g) of the Disclosure Letter identifies each Employment Agreement containing a provision for "Good Reason" or similar terms relating to the potential termination of the employee's employment with the Company in connection with the consummation of the Merger. Neither the Company nor its Subsidiaries has taken any corporate action acknowledging that an individual party to a Listed Employee Agreement will have, upon consummation of the Merger, "Good Reason" or a similar right (as that term is defined in such Listed Employee Agreement) to terminate his or her employment thereunder with the Company.

     (h) With respect to each Plan that is not subject to United States law (a "Foreign Plan"):

          (i) Except as disclosed in Schedule 3.9(h) of the Disclosure Letter, with respect to each Foreign Plan, any liability for accrued benefit obligations has been funded (through insurance or otherwise) or a book reserve account has been established (in each case sufficient to procure or provide for the accrued benefit obligations in accordance with GAAP), and each such account is reflected on the Balance Sheets except for such liability for accrued benefit obligations incurred in the ordinary course of business consistent with past practice since December 31, 1998 or otherwise disclosed in the Company SEC Documents; and

          (ii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

     SECTION 3.10  Litigation; Compliance with Law.

     (a) Except as expressly identified in the Company SEC Documents or Section
3.10 of the Disclosure Letter and except for claims under Environmental Laws (which are the subject of Section 3.15), (i) as of the date hereof, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries which would reasonably be expected to result in a liability greater than $5,000,000, whether or not covered by insurance, and (ii) there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries which would have a Material Adverse Effect.

     (b) Except as expressly identified in the Company SEC Documents and except for Environmental Laws (which are the subject of Section 3.15), the operations of the Company and its Subsidiaries are not being conducted in violation of any law, statute, regulation, judgment, decree, order or injunction of any Governmental Entity, except where such violations would not have a Material Adverse Effect.

     (c) The Company and its Subsidiaries hold all licenses, permits, variances and approvals of Governmental Entities necessary for the lawful conduct of their respective businesses as currently conducted except for licenses, permits, variances or approvals under Environmental Laws (which are the subject of Section 3.15) and except where the failure to hold such licenses, permits, variances or approvals would not have a Material Adverse Effect.

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     (d) Except as set forth in Schedule 3.10(d) of the Disclosure Letter, or as set forth in the Balance Sheets, neither the Company nor any of its Subsidiaries has, as of the date therein, any liabilities associated with the matters contemplated by this Section 3.10 which would be required to be reflected or reserved against in a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, except for such liabilities as were incurred in the ordinary course of business or would not have a Material Adverse Effect.

     SECTION 3.11 Intellectual Property. Section 3.11 of the Company Disclosure Letter sets forth a list of all registered and pending applications for Intellectual Property (as hereinafter defined) of the Company or its Subsidiaries material to the Company taken as a whole. The Company and its Subsidiaries own free and clear of any Lien, other than Permitted Exceptions, or possess licenses or other valid rights to use, all patents, patent rights, domain names, trademarks (registered or unregistered), trade dress, trade names, copyrights (registered or unregistered), service marks, trade secrets, know-how and other confidential or proprietary rights and information, inventions, processes, formulae, as well as all goodwill symbolized by any of the foregoing (collectively, "Intellectual Property") necessary in connection with the business of the Company and its Subsidiaries as currently conducted, except where the failure to possess such rights or licenses would not have a Material Adverse Effect. Except as disclosed in Section 3.11 of the Disclosure Letter,
(i) the conduct, products or services of the business of the Company and its Subsidiaries as currently conducted do not infringe upon any Intellectual Property of any third party except where such infringement would not reasonably be expected to create a liability in excess of $2,000,000 or otherwise would not have a Material Adverse Effect, (ii) there are no claims or suits pending or for which written notice has been provided or, to the knowledge of the Company, threatened (A) alleging that the Company's or its Subsidiaries' conduct, products or services infringe upon any Intellectual Property of any third party except where such infringement would not reasonably be expected to create a liability in excess of $2,000,000 or otherwise have a Material Adverse Effect, or (B) challenging the Company's or its Subsidiaries' ownership of, right to use, or the validity or enforcement of any license or other agreement relating to, the Company's and its Subsidiaries' Intellectual Property, and (ii) to the knowledge of the Company, no Person is infringing upon any Intellectual Property of the Company or its Subsidiaries except where such infringement would not have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the loss of, or any encumbrance on, the rights of the Company or any Subsidiary with respect to the Intellectual Property owned or used by them, except where such loss or encumbrance would not reasonably be expected to create a liability in excess of $2,000,000 or otherwise have a Material Adverse Effect. All Intellectual Property necessary in connection with the business of the Company and its Subsidiaries is valid, subsisting, enforceable and, where applicable, has been properly maintained, except as would not have a Material Adverse Effect.

     SECTION 3.12  Identified Contracts.

     (a) Other than the contracts or agreements of the Company included as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and contracts or agreements between the Company and its wholly-owned Subsidiaries or between wholly-owned Subsidiaries of the Company, Section 3.12(a) of the Disclosure Letter lists each of the contracts and agreements of the following types to which the Company or any of its Subsidiaries is a party as of the date of this Agreement (such contracts and agreements described below being "Identified Contracts"):

          (i) contracts, agreements and commitments for the purchase of products or inventories by, or for the furnishing of services to, the Company or its Subsidiaries that (A) require remaining payments by the Company or its Subsidiaries in excess of $2,500,000 and (B) are not terminable by the Company or its Subsidiaries, as the case may be, on notice of one year or less without penalty;

          (ii) contracts, agreements and commitments for the sale of products or inventories, or for the furnishing of services, by the Company or its Subsidiaries that (A) require remaining payments to the Company or its Subsidiaries in excess of $2,500,000 and (B) are not terminable by the Company or its Subsidiaries, as the case may be, on notice of one year or less;

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          (iii) manufacturer's representative, sales agency and distribution contracts and agreements under which there were in 1999 or there are projected to be in 2000 annual sales in excess of $2,500,000;

          (iv) mortgages, indentures, security agreements, notes, loan agreements, guarantees and other contracts and agreements governing the terms of indebtedness of the Company or its Subsidiaries to third parties in excess of $5,000,000 principal amount;

          (v) material contracts and agreements between the Company and any of its affiliates;

          (vi) shareholder, voting trust or similar contracts and agreements relating to the voting of shares or other equity interests of the Company or its Subsidiaries;

          (vii) contracts and agreements entered into since January 1, 1991, providing for the acquisition or disposition of assets or direct or indirect acquisition or disposition of 10% or more of any class of equity securities of any Person having a value in excess of $5,000,000, other than sales of inventories in the ordinary course of business and sales of obsolete equipment;

          (viii) capitalized leases which pursuant to their terms, are reasonably expected to involve an aggregate payment obligation greater than $5,000,000; and

          (ix) agreements, contracts, understandings or arrangements between the Company or any of its Subsidiaries and the Trust or the Manville Property Damage Settlement Trust (collectively, "Company Trust Agreements").

     (b) Each Identified Contract is in full force and effect (subject to termination in accordance with its terms following the date hereof) and neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company as of the date hereof, any other party thereto, is in material breach of, or material default under, any such Identified Contract, except for such failures to be in full force and effect, breaches or defaults which would not have a Material Adverse Effect.

     SECTION 3.13  Real Property.

     (a) Section 3.13(a) of the Disclosure Letter sets forth a complete list of
(i) all real property and interests in real property owned in fee by the Company and its Subsidiaries (individually, an "Owned Property" and collectively, the "Owned Properties"), and (ii) all real property and interests in real property leased, subleased, or otherwise occupied by the Company and its Subsidiaries as lessee with annual lease payment obligations in excess of $500,000 (individually, a "Leased Property" and collectively, the "Leased Properties," such Leased Properties, together with the Owned Properties, being referred to herein individually as a "Company Property" and collectively as the "Company Properties").

     (b) Owned Properties. Except as set forth in Section 3.13(b) of the Disclosure Letter, the Company and its Subsidiaries have good, marketable and valid fee simple title to all Owned Properties and all buildings, structures and other improvements located thereon, free and clear of all Liens, except the Permitted Exceptions.

     (c) Leases.

          (i) Except as set forth in Section 3.13(c)(i) of the Disclosure Letter, the Company and its Subsidiaries have valid and binding leasehold interests in and to the Leased Properties and all buildings, structures or other improvements located thereon pursuant to the leases, licenses and occupancy agreements listed on Section 3.13(a)(ii) of the Disclosure Letter (each, a "Real Property Lease" and collectively, the "Real Property Leases"), subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity);

          (ii) Except as set forth in Section 3.13(c)(ii) of the Disclosure Letter, each of the Real Property Leases is in full force and effect; the Company or a Subsidiary thereof holds good and valid leasehold title to, and actual possession of, the Leased Properties subject thereto, free and clear of all

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     Liens of any nature whatsoever, except the Permitted Exceptions. Except for the non-disturbance agreements listed in Section 3.13(c)(ii) of the Disclosure Letter, the Company is aware of no other non-disturbance agreements to which it is a party.

          (iii) Except as set forth in Section 3.13(c)(iii) of the Disclosure Letter, there are no material leases or subleases executed by the Company, as lessor, with respect to any of the Company Properties;

          (iv) Each of the Real Property Leases entitles the Company or its Subsidiary, as the case may be, to the use, occupancy and possession of the Leased Properties specified therein for the purposes such Leased Properties are now being used; and

          (v) Neither the Company nor any of its Subsidiaries is in material default, and to the knowledge of the Company and any of its Subsidiaries no other material default exists, under any Real Property Lease with a term extending more than one year from the date hereof and an annual lease payment obligation in excess of $2,000,000.

     (d) Except as set forth in Section 3.13(d) of the Disclosure Letter, all of the buildings, fixtures and improvements included on or in the Company Properties and owned or leased by the Company and its Subsidiaries are in satisfactory condition and repair for the continued use of the Company Properties in the ordinary course of business consistent with past practices except to the extent that instances of noncompliance with the preceding provisions of this sentence, individually or in the aggregate, do not have a Material Adverse Effect.

     (e) Except as set forth in Section 3.13(e) of the Disclosure Letter, the Permitted Exceptions do not adversely affect, in any material respect, the use, management or operation of the Company Properties except to the extent that instances of noncompliance with the preceding provisions of this sentence, individually or in the aggregate, do not have a Material Adverse Effect.

     (f) Except as set forth in Section 3.13(f) of the Disclosure Letter, all certificates of occupancy necessary for the current use and operation of each Company Property have been issued and are in full force and effect, the use of the Company Properties is in conformity with such certificates of occupancy except to the extent that instances of noncompliance with the preceding provisions of this sentence, individually or in the aggregate, do not have a Material Adverse Effect.

     (g) Except as set forth in Section 3.13(g) of the Disclosure Letter, there does not exist any actual or, to the knowledge of the Company, threatened or contemplated condemnation or eminent domain proceedings that affect any Company Property or any material part thereof except to the extent that instances of noncompliance with the preceding provisions of this sentence, individually or in the aggregate, do not have a Material Adverse Effect.

     (h) Except as set forth in Section 3.13(h) of the Disclosure Letter, (x) no person or entity has any option or right of first refusal to acquire title to the Company Properties or any material portion thereof or interest therein; and
(y) neither the Company nor any of its Subsidiaries has entered into a contract to sell any material real estate interest except in the ordinary course of business.

     (i) The current use and occupancy of the Company Properties and the improvements located thereon are not in violation of any recorded or unrecorded covenants, conditions, restrictions, reservations, easements or agreements affecting the Company Properties except to the extent that instances of noncompliance with the preceding provisions of this sentence, individually or in the aggregate, do not have a Material Adverse Effect.

     (j) All Company Properties have sufficient access to public roads.

     (k) All water, gas and other utilities are sufficient to enable the Company Properties to continue to be used and operated in the ordinary course of business consistent with past practices.

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     SECTION 3.14  Taxes.

     (a) Except as set forth in Section 3.14 of the Disclosure Letter: (i) All material Returns (as defined in Section 3.14(b) below) required to be filed with any taxing authority by the Company and its Subsidiaries have been filed in accordance with all applicable laws; (ii) the Company and its Subsidiaries have timely paid all Taxes (as defined in Section 3.14(b) below) shown as due and payable on the Returns and as of the time of filing the Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of the Company and its Subsidiaries in all material respects; (iii) the Company and its Subsidiaries have made provision for all material Taxes payable by the Company, its Subsidiaries and the Trust, insofar as the Company is responsible for the Taxes of the Trust, for which no Return has yet been filed or in respect of which a final determination has not yet been made; (iv) the charges, accruals and reserves for Taxes with respect to the Company, its Subsidiaries and the Trust, insofar as the Company is responsible for the Taxes of the Trust reflected in the Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof; (v) to the knowledge of the Company there is no action, suit, proceeding, investigation, audit or claim pending or threatened, against or with respect to the Company or any of its Subsidiaries in respect of any Tax; (vi) no material deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that have not been fully paid or are not adequately reserved for in the most recent financial statements contained in the Company SEC Documents; (vii) none of the Company or any of the Company's Subsidiaries has waived any statute of limitations or agreed to any extension of time within which to file any Return, or to pay any material Taxes which such statute of limitations has not expired or Return or Taxes have not since been timely filed or paid; (viii) none of the Company or any of the Company's Subsidiaries is party to or is bound by any Tax sharing, Tax indemnity or similar agreement with respect to Taxes pursuant to which it will have any obligation to make any payment after the Closing Date; (ix) since January 1, 1995 none of the Company nor any of the Company's Subsidiaries has entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision or any similar provision of state, local or foreign Tax law; (x) each of the Company and the Company's Subsidiaries has withheld and paid over all material Taxes required to be withheld in connection with any amounts paid over or owing to any employee, creditor, independent contractor or other third party; (xi) no claim has been made in writing by a Taxing authority in a jurisdiction where any of the Company or the Company's Subsidiaries does not file Returns to the effect that the Company or the Company's Subsidiaries is or may be subject to Taxation by that jurisdiction; (xii) since January 1, 1996 neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code; (xiii) the Company has not made an election described in Notice 88-67 to treat the Convertible Preferred Stock as "not stock" and an "interest similar to an option"; (xiv) on its 1987 consolidated federal income Tax Return, the Company elected under Section 468B of the Internal Revenue Code of 1954, as amended (the "1954 Code") to treat the Designated Settlement Fund (as defined in
Section 3.14(b) below) as a designated settlement fund within the meaning of
Section 468B of the 1954 Code; (xv) each of PLR 9146049 and PLR 9534031 remains in full force and effect and neither the Company nor any of its Subsidiaries is aware of any facts that may affect the continuing validity of such rulings;
(xvi) all transfers of money or property to the Designated Settlement Fund were pursuant to a court order; and (xvii) the Company is not (and has not been for five years) a "U.S. real property holding corporation" within the meaning of
Section 897 of the Code.

     (b) As used in this Agreement:

          (i) the term "Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes or any amendment thereto, and including any schedule or attachment thereto;

          (ii) the term "Tax" or "Taxes" shall mean all federal, state, local or foreign taxes, assessments, duties, levies or similar charges of any kind including, without limitation, all income, payroll, withholding, unemployment insurance, social security, sales, use, service, leasing, excise, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal

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     property, stamp, duty, transfer, workers' compensation, severance, windfall profits, or other Tax, charge, fee, levy or assessment of the same or of a similar nature, including any interest, penalty or addition thereto, whether disputed or not; and

          (iii) the term "Designated Settlement Fund" shall mean the non-grantor trust portion of the settlement fund established for claimants against the Company which filed a petition for reorganization under chapter 11 of title 11, United States Code, on August 26, 1982 pursuant to Section 180 7(a)(7)(c) of the Tax Reform Act of 1986.

     SECTION 3.15  Environmental Matters.

     (a) Except as expressly identified in the Company SEC Documents or as disclosed in Section 3.15(a) of the Disclosure Letter or conditions which both
(i) do not, as of the date hereof, constitute Environmental Costs and Liabilities (as defined in this Section 3.15) in excess of $1,000,000 individually or $5,000,000 in the aggregate that are not expressly currently identified on the Company's environmental reserves and (ii) would not have a Material Adverse Effect, the Company and its Subsidiaries have been during the past five years and are in compliance in all material respects with all applicable Environmental Laws (as hereinafter defined) which compliance includes the possession of material permits, licenses and governmental authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof and the Company is not aware of any facts, circumstances or conditions that would reasonably be expected to interfere with such continued compliance with existing Environmental Laws or require material capital expenditures to maintain such compliance with existing Environmental Laws.

     (b) Except as expressly identified in the Company SEC Documents or as disclosed in Section 3.15(b) of the Disclosure Letter or conditions which both
(i) do not, as of the date hereof, constitute Environmental Costs and Liabilities in excess of $1,000,000 individually or $5,000,000 in the aggregate that are not currently reflected on the Company's environmental reserves and
(ii) would not have a Material Adverse Effect, there are no Environmental Claims (as hereinafter defined) pending or, to the knowledge of the Company, threatened, against the Company or its Subsidiaries.

     (c) Except as disclosed in Section 3.15(c) of the Disclosure Letter, and except for costs associated with ongoing environmental management of the Company's operations in the ordinary course of business, including those costs reflected in the Company's environmental reserves, the Company is not subject to any outstanding Environmental Costs and Liabilities and, there are not, to the knowledge of the Company, any facts, circumstances or conditions relating to, arising from, associated with or attributable to the operations of the Company or any Subsidiary or any real property currently or formerly owned, operated or leased by or on behalf of the Company or any Subsidiary, including any Release (as defined in this Section 3.15) of Hazardous Substances (as defined in this Section 3.15), that in each case, both (i) as of the date hereof, constitute Environmental Costs and Liabilities in excess of $1,000,000 individually or $5,000,000 in the aggregate and (ii) would have a Material Adverse Effect.

     (d) Except as disclosed in Section 3.15(d) of the Disclosure Letter, none of the Company or its Subsidiaries has (i) entered into or agreed to any consent decree, order or agreement with any third-party or governmental agency under any Environmental Law or (ii) is subject to any judgment, decree, or order issued pursuant to Environmental Laws and requiring the Company to undertake any investigation, remediation or monitoring as a result of Hazardous Substances in the soil or groundwater, which in either case are both outstanding and would have a Material Adverse Effect.

     (e) Except as disclosed in Section 3.15(e) of the Disclosure Letter, to the knowledge of the Company, there are not now on, in or under any real property owned or operated by the Company or any Subsidiary (x) any underground storage tanks, above-ground storage tanks, dikes or impoundments containing Hazardous Substances, (y) any exposed friable asbestos-containing materials, or (z) any polychlorinated biphenyls, the presence of which both (i) as of the date hereof constitutes Environmental Costs and Liabilities in excess of $1,000,000 individually or $5,000,000 in the aggregate and (ii) would have a Material Adverse Effect.

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     (f) The Company has made available to Merger Company copies of all current material environmental or health and safety related audits or assessments involving the Company or any Subsidiary or any real property currently owned, operated or leased by the Company and that are in the Company's possession, custody or control.

     (g) Except as disclosed on Schedule 3.15(g) of the Disclosure Letter, the transactions contemplated under this Agreement do not require the filing of any notice with or the approval of any Governmental Entity with jurisdiction over environmental or health or safety matters under any Environmental Property Transfer Law except where the failure to make such filings would not have a Material Adverse Effect.

     (h) Except as set forth in Schedule 3.15(i) of the Disclosure Letter, or as set forth in the Balance Sheets, neither the Company nor any of its Subsidiaries has, as of the date therein, any liabilities associated with the matters contemplated by this Section 3.15 which would be required to be reflected or reserved against in a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP except for such liabilities as were incurred in the ordinary course of business or would not have a Material Adverse Effect.

     (i) Merger Company acknowledges that the representations and warranties contained in this Section 3.15 are the only representations and warranties being made by the Company with respect to compliance with, or liability or claims under, Environmental Laws or with respect to permits issued or required under Environmental Laws, that no other representation by the Company contained in this Agreement shall apply to any such matters and that no other representation or warranty, express or implied, is being made with respect thereto.

     As used in this Agreement:

          (i) the term "Environmental Claim" means any claim, lien, action, demand, proceeding, investigation or written notice to the Company or its Subsidiaries by any person or entity alleging non-compliance with or potential liability (including potential liability for investigatory costs, clean-up costs, governmental response costs, natural resource damages, personal injuries, or penalties) arising out of, based on, or resulting from (a) the presence, or Release into the environment, of any Hazardous Substance (as hereinafter defined) at any location, whether or not owned or operated by the Company or its Subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation of any applicable Environmental Law;

          (ii) the term "Environmental Costs and Liabilities" means any and all losses, Liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and remedial action) arising from or under any Environmental Law or any agreement with any Governmental Entity or other Person thereunder or pursuant thereto;

          (iii) the term "Environmental Laws" means all federal, state, local and foreign laws including statutes, codes, ordinances, rules, regulations or other legal requirements, as in effect and as interpreted as of the date hereof, relating to pollution or protection of the environment or natural resources, including, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances; and includes the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. sec. 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. sec. 1801 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. sec. 6901 et seq., the Clean Water Act, 33 U.S.C. sec. 1251 et seq., the Clean Air Act, 33 U.S.C. sec. 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. sec. 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. sec. 136 et seq., the Oil Pollution Act of 1990, 33 U.S.C.
     sec. 2701 et seq. and the Occupational Safety and Health Act, 29 U.S.C. sec. 651 et seq., to the extent it regulated exposure to Hazardous Substances, as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes;

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          (iv) the term "Environmental Property Transfer Laws" means any federal, state, local or foreign laws, statutes, codes, ordinances, rules, regulations or other legal requirements relating to the environment or natural resources, which condition the transfer of assets, real estate, or stock on the approval of or the need to notify a Governmental Authority having jurisdiction over the environment or natural resources, including, but not limited to the New Jersey Industrial Site Recovery Act, the Connecticut Property Transfer Law, the Indiana Responsible Property Transfer Law, and the Illinois Responsible Property Transfer Act;

          (v) the term "Hazardous Substance" means any and all substances, wastes or materials regulated as hazardous, toxic, radioactive, a pollutant, contaminant or words of similar import under any Environmental Law, including, but not limited to, oil and petroleum products, asbestos and asbestos-containing materials or polychlorinated biphenyls; and

          (vi) the term "Release" means any release, spill, emission, migration, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the environment.

     SECTION 3.16  Labor Matters.

     (a) Except as set forth in Section 3.16(a) of the Disclosure Letter, the Company and its Subsidiaries are not a party to any labor or collective bargaining agreement, and no employees of the Company or any of its Subsidiaries are represented by any labor organization.

     (b) Except as set forth in Section 3.16(b) of the Disclosure Letter: (i) to the knowledge of the Company, there are no strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances or other labor disputes pending or threatened in writing against or involving the Company or any Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect; (ii) within the three years prior to the date hereof, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the knowledge of the Company, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; and (iii) within the three years prior to the date hereof, to the knowledge of the Company, there have been no organizing activities involving the Company and its Subsidiaries with respect to any group of employees of the Company or any of its Subsidiaries.

     (c) Except as set forth in Section 3.16(c) of the Disclosure Letter: there has been no "mass layoff" or "plant closing" as defined by Worker Adjustment Retraining and Notification Act with respect to the Company and its Subsidiaries within the six (6) months prior to Closing.

     SECTION 3.17 Required Vote by Company Stockholders. The affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote hereon is the only vote of any class of capital stock of the Company required by the DGCL, the Restated Certificate of Incorporation or the By-Laws of the Company to adopt this Agreement ("Required Vote") or approve the Charter Amendment.

     SECTION 3.18 Board Recommendation. On the date hereof, the Board, at a meeting duly called and held, by the vote of the directors present at such meeting, (i) approved this Agreement, the Merger and the other transactions contemplated hereby, (ii) determined that this Agreement and the Merger and the Charter Amendment are advisable and (iii) resolved to recommend that the holders of shares of Company Common Stock vote to adopt this Agreement and approve the Charter Amendment.

     SECTION 3.19 Brokers. Except for J.P. Morgan & Co. Incorporated, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company is solely responsible for the fees and expenses of J.P. Morgan & Co. Incorporated which fees and expenses shall be paid by the Company at the Closing. The Company's arrangements with J.P. Morgan & Co. Incorporated have been disclosed to Merger Company prior to the date hereof.

     SECTION 3.20 Opinion of Financial Advisor. The Company has received the opinion of J.P. Morgan Securities Inc., as of the date hereof, to the effect that the Common Stock Merger Consideration to be

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received pursuant to this Agreement is fair, from a financial point of view, to the holders of the shares of Company Common Stock entitled to receive such consideration.

     SECTION 3.21 Injunction. The Injunction (as such term is defined in the Manville Corporation Second Amended and Restated Plan of Reorganization, dated November 28, 1988 ("Reorganization Plan")) has not been vacated or modified in whole or in part, and is valid, binding and enforceable against any and all Claims (as such term is defined in the Reorganization Plan), including any and all AH Claims and Other Asbestos Claims (as each such term is defined in the Reorganization Plan).

     SECTION 3.22 Annual Plan. The Annual Plan approved by the Board in December 1999 with respect to its business and provided by the Company to Merger Company and its advisors was prepared in good faith and was based on reasonable assumptions and nothing has come to the attention of the Company that would indicate that the projected results set forth in the Annual Plan are no longer achievable.

     SECTION 3.23 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its affiliates.

                                   ARTICLE IV

      REPRESENTATIONS AND WARRANTIES OF MERGER COMPANY AND FINANCE COMPANY

     Each of Merger Company and Finance Company represents and warrants to the Company as follows:

     SECTION 4.1 Organization. Each of Merger Company, Finance Company and their respective Subsidiaries is a limited liability company, corporation or other entity duly incorporated or organized, as the case may be, validly existing, and in good standing (but, with respect to Subsidiaries not organized in the United States, only to the extent such concept is applicable) under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so organized, existing and in good standing or to have such power and authority, or to be so qualified or licensed would not have a material adverse effect on the business, results of operations or financial condition transactions contemplated by this Agreement. The Merger Company has previously delivered to Company a complete and correct copy of each of its Certificate of Formation and Limited Liability Company Agreement, as currently in effect.

     SECTION 4.2 Capitalization. Assuming consummation of the Merger as contemplated by the Merger Agreement, Schedule 4.2 of the MF Disclosure Letter sets forth the percentage equity ownership of the Surviving Corporation that the members of Merger Company, the Trust, Management and the other shareholders of the Surviving Corporation will own immediately following the Closing, based on the equity participation of Management as set forth therein.

     SECTION 4.3 Authorization; Validity of Agreement. Each of Merger Company and Finance Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Merger Company and Finance Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the members of Merger Company and Finance Company and no other corporate proceedings on the part of Merger Company or Finance Company is necessary to authorize the execution and delivery of this Agreement by Merger Company and Finance Company and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Merger Company and Finance Company and, assuming due authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of each of Merger Company and Finance Company enforceable against each of them in accordance with its terms, except that such enforcement

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may be subject to or limited by (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and
(ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     SECTION 4.4  Consents and Approvals; No Violations.

     (a) Neither the execution and delivery of this Agreement by Merger Company or Finance Company nor the consummation by Merger Company or Finance Company of the transactions contemplated hereby will (i) violate any provision of such company's certificate of formation or limited liability company agreement, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, contract, agreement or other instrument or obligation to which such company or any of its Subsidiaries is a party or by which any of them or any of their assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such company, any of its Subsidiaries or any of its properties or assets; except in the case of clauses (ii) and (iii) for violations, breaches or defaults which would not have a material adverse effect on the business, results of operations or financial condition of such company and its Subsidiaries, taken as a whole, or materially impair or delay the consummation of the transactions contemplated by this Agreement.

     (b) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution and delivery of this Agreement by Merger Company and Finance Company or the consummation by Merger Company or Finance Company of the transactions contemplated hereby, except (i) applicable requirements under Competition Laws, (ii) applicable requirements under the Securities Act and Exchange Act, (iii) the filing of the Certificate of Merger with the Secretary of State, (iv) applicable requirements under corporation or "blue sky" laws of various states or non-United States change-in-control laws or regulations, (v) applicable requirements under Environmental Laws and (vi) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made would not have a material adverse effect on the business, results of operations or financial condition of such company or and its Subsidiaries, taken as a whole, or materially impair or delay the consummation of the transactions contemplated by this Agreement.

     SECTION 4.5 Information in Disclosure Documents. None of the information supplied by Merger Company or Finance Company in writing for inclusion in the S-4, Proxy Statement (including any amendments or supplements thereto), or any other statement or schedule filed with the SEC by the Company, Merger Company or Finance Company will contain, at the date mailed to stockholders and at the time of the Special Meeting, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and any statement or schedule filed by Merger Company and Finance Company will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder; except that no representation is made by either Merger Company or Finance Company with respect to statements made in such statement or schedule based on information supplied to Merger Company or Finance Company by the Company for inclusion in such statement or schedule.

     SECTION 4.6 Financing. Finance Company has delivered to the Company on or prior to the date hereof executed commitment letters (the "Commitment Letters") with respect to the financing arrangements for the transactions contemplated hereby (the financing arrangements so described in the Commitment Letters being referred to herein as the "Financing") from (i) Bear Stearns Merchant Fund Corp. and HMTF Bridge Partners, L.P., committing to provide on the terms and conditions described therein equity financing of $150 million, and $350 million respectively (which are attached hereto as Exhibit D) and (ii) from Bear Stearns Corporate Lending Inc. and Bear, Stearns & Co. Inc., committing to provide on the terms and conditions described therein; debt financing of $1,750,000,000 and from Bear Stearns Corporate Lending Inc. committing to provide bridge financing of $600,000,000 (which are

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attached hereto as Exhibit E and Exhibit F, respectively). As of the date of this Agreement, the Commitment Letters are in full force and effect and have not been amended or rescinded. Merger Company and Finance Company believe that the aggregate proceeds of the Financing will be sufficient to (A) pay the Merger Consideration and any amounts required to be paid in respect of cancellation of options, stock appreciation rights and other Company Awards, deferred compensation amounts, and otherwise to perform all of the obligations of Merger Company and Finance Company hereunder, including the payment of all of the expenses of Merger Company and Finance Company and (B) together with cash available to the Surviving Corporation, perform the obligations of the Surviving Corporation under this Agreement.

     SECTION 4.7 Beneficial Ownership of Shares. None of Merger Company, Finance Company nor any of their affiliates or associates (as defined in Rule 12b-2 under the Exchange Act) "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) more than 5% of the outstanding shares of Company Common Stock or any securities convertible into or exchangeable for Company Common Stock.

     SECTION 4.8 Brokers. Except for Bear Stearns Merchant Fund Corp. and Hicks, Muse, Tate & Furst Incorporated, or their respective designees, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Merger Company or Finance Company. Finance Company is solely responsible for the fees and expenses of Bear Stearns Merchant Fund Corp. and Hicks, Muse, Tate & Furst Incorporated and affiliates to the extent that the Closing does not occur except to the extent provided in Section 8.1, provided however that upon the Closing the Surviving Corporation shall have sole responsibility for the payment of such fees and expenses. Merger Company's and Finance Company's payment obligations to Bear Stearns Merchant Fund Corp. and Hicks, Muse, Tate & Furst Incorporated and affiliates have been disclosed to the Company prior to the date hereof.

     SECTION 4.9 Surviving Corporation after the Merger. Merger Company and Finance Company have engaged or will engage an appraisal firm to deliver a letter at the Closing, the addressees of which will include the Company and the Board and upon which such persons may rely, stating that at the Effective Time and after giving effect to the Merger, the financing and the other transactions contemplated in connection therewith (including the incurrence of the Financing) and any changes in the Surviving Corporation's assets and liabilities as a result thereof, the Surviving Corporation: (i) will be solvent (i.e., the fair value of its assets will not be less than the sum of its debts and that the present fair saleable value of its assets will not be less than the amount required to pay its probable liabilities on its debts as they become absolute and mature); (ii) will not have unreasonably small capital with which to engage in its business; and (iii) will not have incurred and will not plan to incur debts beyond its ability to pay as they become absolute and mature.

     SECTION 4.10 Employment Agreement. Merger Company has previously provided to the Company a copy of the executed letter agreement between Merger Company and Charles L. Henry, providing for the execution of the Employment Agreement between the Company and Charles L. Henry effective as of the Closing.

     SECTION 4.11 No Prior Activities. Except for this Agreement and transactions contemplated hereby or related hereto, Merger Company and its Subsidiaries and Finance Company and its Subsidiaries (i) have not entered into any agreements or arrangements with any Person or (ii) are not subject to or bound by any obligation or undertaking. Except as contemplated by this Agreement, Merger Company and its Subsidiaries and Finance Company and its Subsidiaries have not engaged, directly or indirectly, in any business activities of any type or kind.

     SECTION 4.12 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither Merger Company nor Finance Company nor any other Person makes any other express or implied representation or warranty on behalf of Merger Company, Finance Company or any of their respective affiliates.

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                                   ARTICLE V

                                   COVENANTS

     SECTION 5.1 Interim Operations of the Company. The Company covenants and agrees as to itself and its Subsidiaries that during the period from the date of this Agreement until the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 hereof, except as (i) expressly contemplated by this Agreement, (ii) required by applicable law or by any contract or agreement disclosed in the Disclosure Letter, (iii) described in
Section 5.1 of the Disclosure Letter or (iv) agreed to in writing by Merger Company, after the date hereof and prior to the Effective Time:

          (a) the business of the Company and its Subsidiaries will be conducted only in the ordinary course and, to the extent consistent therewith, the Company will use its commercially reasonable efforts to preserve intact its business organization and goodwill and the business organization and goodwill of its Subsidiaries and keep available the services of their current officers and employees and preserve and maintain existing relations with customers, suppliers, officers, employees and creditors;

          (b) the Company will not, nor will it permit any of its Subsidiaries to, enter into any significant new line of business outside the building products industry, or incur or commit to any capital expenditures, or any obligations or liabilities in connection with any capital expenditures other than capital expenditures and obligations or liabilities incurred or committed to in an amount not greater in the aggregate than the Capital Budget plus an additional $5,000,000 in the aggregate;

          (c) neither the Company nor its Subsidiaries will amend its certificate of incorporation, by-laws or similar organizational documents, except as contemplated by the transactions contemplated hereby;

          (d) the Company shall not and shall not permit its Subsidiaries to declare, set aside or pay (other than dividends paid by Subsidiaries to the Company or other wholly-owned Subsidiaries of the Company) any dividend or other distribution payable in cash, stock or property with respect to its capital stock (other than the payment of regular quarterly dividends consistent with past practice which dividends shall not in any quarter exceed the amount of dividends paid per share of Company Common Stock in the first quarter of the year 2000 and provided that the record date for the third quarter of the year 2000 dividend may not be earlier than September 25, 2000 and the record date for the fourth quarter of the year 2000 dividend may not be earlier than December 26, 2000);

          (e) except for the TM Exchange Agreement (as defined in Section 5.14), neither the Company nor its Subsidiaries shall (i) adjust, split, combine or reclassify any capital stock or issue, grant, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than issuances of shares of Company Common Stock pursuant to securities, options, warrants, calls, commitments or rights existing at the date hereof and disclosed to Merger Company (including as disclosed in the Company SEC Documents); (ii) incur any indebtedness for money borrowed or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or its Subsidiaries or guarantee any indebtedness for money borrowed other than under credit facilities existing on the date hereof in the ordinary course of business and other borrowings in the ordinary course of business that can be repaid at any time without prepayment penalty or other similar fees; or (iii) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

          (f) other than in the ordinary course of business consistent with past practice, the Company shall not, nor shall it permit any of its Subsidiaries to, sell, lease, mortgage, encumber or otherwise dispose of, any assets (including capital stock of Subsidiaries) with an aggregate value of more than $5,000,000, other than sales of obsolete assets;

          (g) the Company shall not, nor permit any of its Subsidiaries to, merge or consolidate with, or purchase any equity interest in all or substantially all of the assets of, any Person or other business organization or any division or business thereof, if the aggregate amount of the consideration paid or

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

     transferred by the Company in connection with all such transactions would exceed $5,000,000; provided however, this Section 5.1(g) shall not prohibit the Company from purchasing inventory in the ordinary course of business;

          (h) neither the Company nor its Subsidiaries shall (i) except for normal increases in the ordinary course of business consistent with past practice or to reflect promotions or new hires, grant any material increase in the fringe benefits or compensation payable or to become payable by the Company or any of its Subsidiaries to any officer or director; (ii) adopt, amend or otherwise materially increase, or accelerate the payment or vesting of the amounts payable or to become payable to any officer or director of the Company or any of its Subsidiaries under any existing bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock appreciation right, restricted stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement; or (iii) enter into or amend in any material respect any existing employment or severance agreement with, or, except in accordance with the existing written policies of the Company or existing contracts or agreements, grant any severance or termination pay to any officer or director of the Company or any of its Subsidiaries;

          (i) the Company shall file all reports required to be filed by it with the SEC or New York Stock Exchange between the date of this Agreement and the Effective Time;

          (j) neither the Company nor its Subsidiaries shall change the accounting principles used by it in effect as of the date hereof unless required by GAAP (or, if applicable with respect to Subsidiaries, foreign generally accepted accounting principles) or applicable law;

          (k) except in the ordinary course of business consistent with past practice, the Company shall not, nor shall it permit any of its Subsidiaries to, (i) except as set forth in clause (iii) below, pay, discharge or satisfy any material claims (including claims of stockholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) where such payment, discharge or satisfaction would require any material payment except for the payment, discharge or satisfaction of liabilities or obligations in accordance with the terms of Identified Contracts as in effect on the date hereof, (ii) modify, amend or terminate any Identified Contract in any material respect or waive or release any material right or claim thereunder or (iii) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises of litigation where the aggregate amount paid (after giving effect to insurance proceeds) does not exceed $5,000,000;

          (l) the Company shall not, nor shall it permit any of its Subsidiaries to, enter into or commit to enter into, or assume, any operating or capital lease, other than (i) any such lease contemplated by the Capital Budget or
     (ii) any such operating lease which is not material to the Company and its Subsidiaries, taken as a whole;

          (m) except for the agreements listed in Section 5.1(m) of the Disclosure Letter, the Company shall not, nor shall it permit any of its Subsidiaries to, enter into or modify any collective bargaining agreement or any successor collective bargaining agreement to any collective bargaining agreement. With respect to the agreements listed on Section 5.1(m) of the Disclosure Letter, the Company agrees to keep Merger Company reasonably informed as to the status of negotiations with respect to any collective bargaining agreements listed thereon;

          (n) the Company shall not, nor shall it permit any of its Subsidiaries to, engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of the Company's affiliates, including any transaction, agreement, arrangement or understanding with any affiliate or other person covered under Item 404 of SEC Regulation S-K that would be required to be disclosed under such Item 404 other than such transactions of the same general nature, scope and magnitude as are disclosed in the Company SEC Documents;

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

          (o) other than in the ordinary course of business consistent with past practice or as required by law, the Company and its Subsidiaries shall not make any Tax election, amend any Return or settle or compromise any Tax liability or make any Tax payments; and

          (p) neither the Company nor its Subsidiaries will enter into an agreement, contract, commitment or arrangement that if completed would be in contravention of any of the foregoing.

     SECTION 5.2  Acquisition Proposals.

     (a) The Company agrees that, except as expressly contemplated by this Agreement, neither it nor any of its Subsidiaries shall, and shall instruct their respective officers or directors, investment bankers, attorneys, accountants, financial advisors, agents or other representatives not to (i) initiate, solicit, encourage or knowingly facilitate the making of any Acquisition Proposal (as hereinafter defined) or (ii) except as permitted below, engage in negotiations or discussions with, or furnish any non-public information or data to, any third party relating to an Acquisition Proposal (other than the transactions contemplated by this Agreement). Notwithstanding anything to the contrary contained in this Agreement, until the receipt of the Required Vote, and subject to the provisions of Section 5.2(b) and (c), the Company and the Board (i) may participate in negotiations or discussions (including, as a part thereof, making any counterproposal) with or furnish information or data to any third party pursuant to a confidentiality agreement on terms no less favorable to the Company as the Confidentiality Agreement (as defined hereinafter), if either (A) the Board determines in good faith, after receiving the advice of its financial advisors, that a third party has made a Superior Proposal after the date hereof or an Acquisition Proposal that the Board concludes would be reasonably likely to constitute a Superior Proposal (and such Acquisition Proposal was not solicited by the Company or any affiliate or agent of the Company at the explicit or implicit direction of the Company) or
(B) the Board determines in good faith, after consultation with independent counsel, that the failure to participate in such negotiations or discussions or to furnish such information or data would be reasonably likely to constitute a breach of the Board's fiduciary duties under applicable law, (ii) shall be permitted to (X) take and disclose to the holders of the Company Common Stock a position with respect to the Merger or another Acquisition Proposal (including a Superior Proposal), or amend or withdraw such position, if, based on the advice of independent counsel, the Board determines that such action is required pursuant to Rules 14d-9 and 14e-2 under the Exchange Act and (Y) make disclosure to stockholders as the Board determines after consultation with independent counsel is necessary to comply with the Board's fiduciary duties under applicable law and (iii) shall be permitted to request from any Person making an Acquisition Proposal such information as may be necessary for the Board to inform itself as to the material terms of the Acquisition Proposal. Immediately after the execution and delivery of this Agreement, the Company and its Subsidiaries will, and will instruct their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform its officers, directors, investments bankers, attorneys, accountants, financial advisors, agents or other representatives involved in the transactions contemplated by this Agreement of the obligations undertaken in this Section 5.2(a).

     (b) In addition to the obligations of the Company set forth in paragraph
(a) above, the Company shall advise Merger Company orally and in writing by the end of the next Business Day, but in no event more than 36 hours after its receipt), of any written request for information or of any Acquisition Proposal and the material terms and conditions of such request or Acquisition Proposal and the identity of the person making any such request, or Acquisition Proposal and any determination by the Board that an Acquisition Proposal is a Superior Proposal. The Company will keep Merger Company reasonably informed as to the status and material terms and conditions of any such request or Acquisition Proposal.

     (c) If the Board is entitled to engage in negotiations or discussions with, or furnish any information or data to, any third party on the terms contemplated in Section 5.2(a), the Board may, prior to the Required Vote, (i) (in addition to any other right that it may have to withdraw or modify its recommendation in the exercise of its fiduciary duties) withdraw or modify, or propose publicly to

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

withdraw or modify, in a manner adverse to Merger Company, the approval or recommendation by the Board of the Merger or this Agreement or the Charter Amendment, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal. The Board may only take the actions described in clauses (ii) and (iii) of this subparagraph (c) if the Board determines in good faith, after receiving the advice of its financial advisors, that it has received a Superior Proposal and this Agreement has terminated in accordance with the procedures contemplated in Section 7.1(c), including following the expiration of the five Business Day period contemplated therein and the Company having paid any required Termination Fee and Expenses as contemplated therein.

     (d) For purposes of this Agreement, "Acquisition Proposal" shall mean any bona fide proposal for the (i) direct or indirect acquisition or purchase of a business or assets that constitutes 15% or more of the net revenues, net income or the assets (based on the fair market value thereof) of the Company and its Subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of 15% or more of any class of equity securities or capital stock of the Company or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or (iii) merger, consolidation, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, exchange offer, recapitalization, stock repurchase program or other similar transaction that if consummated would result in any person or persons beneficially owning 15% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement. The term "Superior Proposal" shall mean any bona fide proposal, which was not solicited by the Company or any affiliate or agent of the Company at the explicit or implicit direction of the Company, to enter into an Acquisition Proposal made by a third party on terms and conditions which the Board determines in its good faith judgment, after receiving the advice of its financial advisors, to be more favorable to the holders of the Company Common Stock from a financial point of view than the transactions contemplated hereby (taking account of all of the terms thereof, including price, likelihood of financing being available and expected timing of consummation).

     SECTION 5.3 Access to Information. From the date of this Agreement until the Effective Time, the Company shall and shall cause each of its Subsidiaries to afford to Merger Company and its officers, employees, accountants, counsel and its authorized representatives (including environmental consultants to the extent provided in Section 5.8) reasonable access during normal business hours upon reasonable prior notice to all of its books, records, assets, properties (provided that environmental testing may only be performed by or on behalf of Merger Company to the extent set forth in Section 5.8) and operations and, during such period, the Company shall furnish promptly to Merger Company (i) a copy of each report, letter, registration statement and other document filed or received by it during such period pursuant to the requirements of the Exchange Act, (ii) a copy of all correspondence, including pleadings, relating to the obtaining of the order contemplated in Section 6.1(f) and (iii) such other information used in the operation of its business as Merger Company may reasonably request and the provision of which is not inconsistent with applicable laws and would not breach any agreements. Merger Company and its authorized representatives will conduct all such inspections in a manner which will minimize any disruptions of the business and operations of the Company and its Subsidiaries. Until the Effective Time, Merger Company will hold any such information in accordance with the provisions of the confidentiality agreement between the Company and Bear, Stearns & Co., Inc., dated March 1, 2000 as if Merger Company were a party thereto (the "Confidentiality Agreement"), and will cause such information to be so held by their Representatives (as defined in the Confidentiality Agreement). Upon a termination of this Agreement pursuant to
Section 7.1, Merger Company and its Representatives shall return (and hold confidential) all information provided pursuant to this Section 5.3 and all other Evaluation Material (as defined in the Confidentiality Agreement) pursuant to the procedures set forth in the Confidentiality Agreement.

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     SECTION 5.4  Further Action; Commercially Reasonable Efforts.

     (a) Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using commercially reasonable efforts to satisfy the conditions precedent to the obligations of any of the parties hereto, to obtain all necessary authorizations, consents and approvals, and to effect all necessary registrations and filings. Each of the parties hereto will furnish to the other parties such necessary information and reasonable assistance as such other parties may reasonably request in connection with the foregoing and will provide the other parties with copies of all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

     (b) The Company agrees to, and to cause its Subsidiaries and its and their respective officers, employees, advisors and accountants to, reasonably cooperate with Merger Company in connection with the arrangement of any financing to be consummated prior to or contemporaneously with the Closing in respect of the transactions contemplated by this Agreement, including participation in meetings, due diligence sessions, road shows, the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents and comfort letters of accountants, as may be reasonably requested by Merger Company. In conjunction with the obtaining of any such financing, the Company agrees, at the reasonable request of Merger Company, to call for prepayment or redemption, or to prepay or redeem, or to attempt to renegotiate the terms of, any then existing indebtedness for borrowed money of the Company; provided, however, that no such prepayment or redemption or call for prepayment or redemption or renegotiated terms shall actually be made or become effective (nor shall the Company be required to incur any liability in respect of any such prepayment or redemption or call therefor or renegotiation thereof) prior to the Effective Time. Merger Company will promptly inform the Company of all material developments relating to arranging such financing.

     (c) Merger Company and the Company shall use their respective commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under the laws, rules, guidelines or regulations of any Governmental Entity. Without limiting the foregoing, the Company and Merger Company shall, as soon as practicable, file Notification and Report Forms under the HSR Act (as defined below) with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and shall use commercially reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation. "Competition Laws" means statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade and includes the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and, to the extent applicable, equivalent laws of the European Union or the Member States thereof.

     (d) The Company shall cooperate with Merger Company, and use its commercially reasonable efforts to take all action necessary (including agreeing to amend this Agreement and/or restructure the transactions contemplated hereby prior to the Special Meeting), to cause the Surviving Corporation to be entitled to recapitalization accounting treatment for the transactions contemplated hereby for GAAP and SEC financial reporting purposes, provided that the Board determines that any such action would not reasonably be expected to affect adversely the Company or any of its stockholders.

     (e) The Company shall cooperate with Merger Company in connection with any decision by Merger Company to order, at the sole expense of Merger Company, any title insurance commitment or commitments with respect to each parcel of Owned Property. The Company shall cooperate with Merger Company in the event that Merger Company elects to purchase, at the sole expense of Merger Company,

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title insurance and/or order, at the sole expense of Merger Company, surveys with respect to each parcel of Owned Property.

     (f) Finance Company will use its commercially reasonable efforts to obtain as promptly as practicable the Financing required to be obtained to consummate the transactions contemplated hereby, as described in Section 4.6, provided that Finance Company shall not be obligated to seek a waiver of the conditions to such Financing. Neither Finance Company nor Merger Company will intentionally take any action that would be reasonably likely to result in the failure of the consummation of the Financing.

     (g) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the Surviving Corporation shall take or cause to be taken all such necessary action.

     (h) Each of the parties shall use commercially reasonable efforts to prevent the entry of, and to cause to be discharged or vacated, any order or injunction of a Governmental Entity precluding, restraining, enjoining or prohibiting consummation of the Merger.

     SECTION 5.5  Employee Benefits.

     (a) Surviving Corporation hereby agrees to honor, and to make required payments when due under, all contracts, agreements, arrangements, policies, plans and commitments of the Company and its Subsidiaries in effect as of the date hereof which are applicable with respect to any employee, officer, director or executive or former employee, officer, director or executive of the Company or any Subsidiary thereof, including the Benefit Plans in existence as of the date hereof. Nothing herein shall be construed to prohibit the Surviving Corporation from amending or terminating such contracts, agreements, arrangements, policies, plans and commitments in accordance with the terms thereof and with applicable law.

     (b) Surviving Corporation hereby agrees to assume, each employment, retention, consulting or severance agreement or arrangement that was entered into by and between the Company and any employee, officer, director or executive or former employee, officer, director or executive of the Company or any Subsidiary thereof and that is in effect as of the date hereof and has been delivered to Merger Company as of the date hereof.

     (c) Surviving Corporation hereby agrees that after the Effective Time, it shall continue to maintain until the end of year 2001 the core benefits identified on Schedule 5.5 of the Disclosure Letter for the benefit of employees and former employees of the Company and its Subsidiaries which in the aggregate provide benefits that are no materially less favorable taken as a whole (on a value or cost basis) than those provided to them under the Benefit Plans on the date hereof. In addition, Surviving Corporation hereby agrees that for a period of eighteen months immediately following the Effective Time, it shall, or shall cause the Surviving Corporation to, continue to maintain the Company Separation Policy as in effect on the date hereof, without any amendment thereto which is adverse to the participants therein.

     (d) For purposes of all employee benefit plans, programs and arrangements maintained by or contributed to by Surviving Corporation and its Subsidiaries, Surviving Corporation shall cause each such plan, program or arrangement to treat the prior service with the Company and its affiliates of each person who is an employee or former employee of the Company or its Subsidiaries immediately prior to the Effective Time (a "Company Employee") (to the same extent such service is recognized under analogous plans, programs or arrangements of the Company or its affiliates prior to the Effective Time) as service rendered to Surviving Corporation, for purposes of eligibility to participate and vesting; provided, however, that any benefits provided by Surviving Corporation under any
(i) ERISA Plan, (ii) nonqualified employee benefit or deferred compensation plans, stock option, bonus or incentive plans or (iii) other employee benefit or fringe benefit programs, that may be in effect generally for employees of Surviving Corporation or its Subsidiaries from time to time, shall be reduced by benefits in respect of the same years of service under analogous plans, programs and arrangements maintained by or contributed to by the Company, the Surviving Corporation or their Subsidiaries. Surviving Corporation shall (x) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any welfare benefit plans that such

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

Company Employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare benefit plan maintained for the Company Employees immediately prior to the Effective Time and (y) provide each Company Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

     (e) Surviving Corporation shall pay (no later than the February 15th following the Year for which the payment is due) to each individual who was a participant in any of the Company's annual incentive compensation plans (each, a "Bonus Plan") immediately prior to the Effective Time, a lump sum cash payment equal to the product of (i) the bonus which such participant would have earned in respect of the year (the "Year") in which the Effective Time occurs, based upon the actual performance in such Year prior to the Effective Time, compared to the target performance levels for the period in such Year prior to the Effective Time and (ii) a fraction, the numerator of which is the number of days in such Year prior to the Effective Time and the denominator of which is 365; provided that such individual will only be entitled to such payment if still employed at the end of such Year except for individuals previously identified to Merger Company in writing to whom such requirement shall be inapplicable. Merger Company may permit each member of Management as it shall designate to elect, prior to the Effective Time, to invest such deferred bonus amount in shares of Surviving Corporation Common Stock and Surviving Corporation Junior Preferred Stock. In the event of such election, the shares will be issued no later than the February 15th following the Year for which payment is due to those individuals employed at the end of such Year. The number of shares of Surviving Corporation Common Stock and Surviving Corporation Junior Preferred Stock to be issued will be determined by dividing the amount that would otherwise be payable as a bonus that is elected to be converted by $15.625 and multiplying such amount by the TM Merger Consideration. Notwithstanding anything in any employee agreement to the contrary, the payment under this Section 5.5(e) shall offset any payment under such employee agreement with respect to the prorated bonus which may be payable under such employee agreement with respect to the year in which the Effective Time occurs. Surviving Corporation shall implement a replacement annual incentive compensation plan similar to the existing plan except with respect to the targets thereunder for the remainder of the year in which the Effective Time occurs.

     SECTION 5.6  Stockholders Meeting; Proxy Statement.

     (a) The Company shall, in accordance with applicable law and the Restated Certificate of Incorporation and the By-laws of the Company duly call, give notice of, convene and hold a meeting of its stockholders (the "Special Meeting") as promptly as reasonably practicable after the date hereof for the purpose of considering and taking action upon this Agreement, the Charter Amendment and such other matters as may be appropriate at the Special Meeting.

     (b) As soon as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC, and Merger Company and Finance Company shall cooperate with the Company in such preparation and filing, an S-4 and a preliminary proxy statement and the parties shall file, if necessary, any other statement or schedule relating to this Agreement and the transactions contemplated hereby and use their respective commercially reasonable efforts to furnish the information required to be included by the SEC in the S-4, the Proxy Statement (as hereinafter defined) and any such statement or schedule. After consultation with Merger Company, the Company shall respond promptly to any comments made by the SEC with respect to the S-4 or the preliminary proxy statement and cause a definitive proxy statement (the "Proxy Statement") to be mailed to its stockholders and the parties shall respond promptly to any comments with respect to any other statement or schedule filed by them. No filing of, or amendment or supplement to, the S-4, or the Proxy Statement or any other statement or schedule will be made by the Company without providing Merger Company a reasonable opportunity to review and comment thereon, and no filing of any statement or schedule will be made by Merger Company or Finance Company without providing the Company a reasonable opportunity to review and comment thereon. If at any time after the date the S-4 is declared effective by the SEC or otherwise

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becomes effective and prior to the Special Meeting any information relating to the Company, Merger Company or Finance Company, or any of their respective affiliates, officers or directors, should be discovered by the Company, Merger Company or Finance Company which is required to be set forth in an amendment or supplement to the S-4, the Proxy Statement or any other statement or schedule, so that none of the S-4, the Proxy Statement and any such statement or schedule will include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company. Subject to the fiduciary obligations of the Board and applicable law, the Company shall include in the Proxy Statement the recommendation of the Board that stockholders of the Company adopt this Agreement.

     (c) Merger Company and Finance Company agree that (i) they will provide the Company with all information concerning Merger Company and Finance Company and their affiliates necessary or appropriate to be included in the Proxy Statement and (ii) at the Special Meeting or any postponement or adjournment thereof (or at any other meeting at which the Merger or this Agreement are considered by stockholders), they will vote, or cause to be voted, all of the Shares then owned by them, or any of their Subsidiaries and affiliates, if any, in favor of the approval and adoption of this Agreement.

     SECTION 5.7  Directors' and Officers' Insurance and Indemnification.

     (a) The certificate of incorporation and by-laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in Article VIII of the Restated Certificate of Incorporation and Article IV of the Company's By-laws on the date of this Agreement and such additional provisions relating thereto as are described in Exhibit B and Exhibit C attached hereto and shall provide for indemnification to the fullest extent permitted by and in accordance with the DGCL, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved) in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement).

     (b) The Surviving Corporation and its Subsidiaries shall indemnify at all times after the Effective Time each person who is now, or has been at any time prior to the date hereof, an employee, agent, director or officer of the Company or of any of the Company's Subsidiaries (individually an "Indemnified Party" and collectively the "Indemnified Parties"), to the fullest extent permitted by applicable law, with respect to any claim, liability, loss, damage, cost or expense, whenever asserted or claimed ("Indemnified Liability"), based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time. The Surviving Corporation shall maintain in effect for not less than six years after the Effective Time policies of directors' and officers' liability insurance equivalent in all material respects to those maintained by or on behalf of the Company and its Subsidiaries on the date hereof (and having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Effective Time; provided, however, that if the aggregate annual premiums for such insurance at any time during such period shall exceed 200% of the per annum rate of premium currently paid by the Company and its Subsidiaries for such insurance on the date of this Agreement, then Surviving Corporation shall provide the maximum coverage that shall then be available at an annual premium equal to 200% of such rate. Without limiting the foregoing, in the event any Indemnified Party becomes involved in any capacity in any action, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, any matter, including the transactions contemplated hereby, existing or occurring at or prior to the Effective Time, then to the extent permitted by law, Surviving Corporation shall periodically advance to such Indemnified Party its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provision by such

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Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final determination by a court of competent jurisdiction that such Indemnified Party is not entitled thereto. Promptly after receipt by an Indemnified Party of notice of the assertion (an "Assertion") of any claim or the commencement of any action against him in respect to which indemnity or reimbursement may be sought against the Company, the Surviving Corporation or a subsidiary of the Company or the Surviving Corporation ("Indemnitors") hereunder, such Indemnified Party shall notify any Indemnitor in writing of the Assertion, but the failure to so notify any Indemnitor shall not relieve any Indemnitor of any liability it may have to such Indemnified Party hereunder except to the extent that such failure shall have materially and irreversibly prejudiced Indemnitor in defending against such Assertion. Indemnitors shall be entitled to participate in and, to the extent Indemnitors elect by written notice to such Indemnified Party within 30 days after receipt by any Indemnitor of notice of such Assertion, to assume the defense of such Assertion, at their own expense, with counsel chosen by Indemnitors and reasonably satisfactory to such Indemnified Party. Notwithstanding that Indemnitors shall have elected by such written notice to assume the defense of any Assertion, such Indemnified Party shall have the right to participate in the investigation and defense thereof, with separate counsel chosen by such Indemnified Party, but in such event the fees and expenses of such counsel shall be paid by such Indemnified Party unless such separate counsel is required due to a conflict of interest, in which case the Indemnitors shall be responsible for the fees and expenses of one separate counsel. No Indemnified Party shall settle any Assertion without the prior written consent of Surviving Corporation, nor shall Surviving Corporation settle any Assertion without either (i) the written consent of all Indemnified Parties against whom such Assertion was made, or (ii) obtaining an unconditional general release from the party making the Assertion for all Indemnified Parties as a condition of such settlement. The provisions of this Section 5.7 are intended for the benefit of, and shall be enforceable by, the respective Indemnified Parties.

     SECTION 5.8  Environmental Assessments.

     In the event the Company or Merger Company receives information after the date hereof as a result of which it concludes in good faith that a site or sites owned or operated by the Company has associated with it Environmental Costs and Liabilities that would have a Material Adverse Effect, Merger Company shall have the right to arrange at its sole cost and expense, upon reasonable notice to the Company, for an independent environmental professional, possessing reasonable levels of insurance and skills, to conduct tests at such sites; provided, that such testing shall be conducted upon reasonable notice to the Company, in such a manner as to minimize disruption to the Company's operations, and in accordance with a sampling procedure approved in advance by the Company. Merger Company will, at the Company's option, provide the Company with split samples from such testing and copies of any reports prepared in connection therewith.

     SECTION 5.9 Environmental Transfer Laws. Prior to the Closing, the Company shall use its commercially reasonable efforts to ensure compliance with all Environmental Property Transfer Laws, including the New Jersey Industrial Site Recovery Act.

     SECTION 5.10  Solvency Letter.

     (a) Merger Company shall at its sole cost and expense engage, and use commercially reasonable efforts to cause, a reputable appraisal firm selected by Merger Company and reasonably satisfactory to the Company (the "Appraiser") to deliver to the Company and the Board at the Closing a letter addressed to Merger Company, the Company and the Board (the "Solvency Letter") to the effect that, immediately after the Effective Time and after giving effect to the Merger, the Financing and the other transactions contemplated in connection therewith (and any changes in the Surviving Corporation's assets and liabilities as a result thereof), the Surviving Corporation: (i) will be solvent (i.e., in that both the fair value of its assets will not be less than the sum of its debts and that the present fair saleable value of its assets will not be less than the amount required to pay its probable liability on its debts as they become absolute and matured); (ii) will not have unreasonably small capital with which to engage in its business; and (iii) will not have incurred and does not plan to incur debts beyond its ability to pay as they become absolute and matured.

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

     Merger Company will request the Appraiser to deliver a form of the Solvency Letter as promptly as practicable but in no event later than five Business Days prior to the Closing Date. The parties agree to cooperate with the Appraiser in connection with the preparation of the Solvency Letter, including, providing the Appraiser with any information reasonably available to them necessary for the Appraiser's preparation of such letter.

     SECTION 5.11 Indemnity. The Company, if prior to the Effective Time, and the Surviving Corporation, at all times after the Effective Time (each, a "Merger Party Indemnitor"), shall indemnify Merger Company, Finance Company, their respective affiliates and each person who is now, or has been at any time prior to the date hereof, an employee, agent, director or officer of Merger Company or Finance Company, or of any of Merger Company's or Finance Company's Subsidiaries and affiliates (including Bear Stearns Merchant Fund Corp., Hicks, Muse, Tate & Furst Incorporated and their respective affiliates) (individually an "Indemnified Merger Party" and collectively the "Indemnified Merger Parties"), to the fullest extent permitted by applicable law, with respect to any claim, liability, loss, damage, cost or expense, asserted against, or incurred by, an Indemnified Merger Party which is primarily based on an allegation that an Indemnified Merger Party has induced or acted in concert with the Company or any of its directors to act contrary to or in violation of any contract, duty or applicable law, to which the Company and the directors are subject, to the extent such allegation relates to the negotiation, execution or delivery of this Agreement or the Trust Voting Agreement by the parties hereto and thereto or the performance of the obligations of the parties hereunder or thereunder (an "Indemnified Litigation Matter"). Promptly after receipt by an Indemnified Merger Party of notice of the assertion of any claim or the commencement of any action against such Indemnified Merger Party in respect to which indemnity or reimbursement may be sought against under this Section 5.11 (an "Assertion Against HB"), such Indemnified Merger Party shall notify the Merger party Indemnitor in writing of the Assertion Against HB, but the failure to so notify shall not relieve of any liability it may have to such Indemnified Merger Party hereunder except to the extent that such failure shall have actually prejudiced in defending against such Assertion Against HB. In the event that following receipt of notice from the Indemnified Merger Party, a Merger Party Indemnitor notifies the Indemnified Merger Party that it desires to defend the Indemnified Merger Party against such Assertion Against HB, such Merger Party Indemnitor shall have the right to defend the Indemnified Merger Party by appropriate proceedings and shall have the sole power to direct and control such defense. If any Indemnified Merger Party desires to participate in any such defense it may do so at its sole cost and expense, provided, however, that if the defendants in any such action shall include the Company and/or its officers or directors as well as an Indemnified Merger Party and such Indemnified Merger Party shall have received the advice of counsel that there exist defenses to such Indemnified Merger Party that are different from or additional to those available to the Company and/or such officers or directors, the Indemnified Merger Parties shall have the right to select one separate counsel (and one local counsel in such jurisdictions as are necessary) reasonably acceptable to the Company to participate in the defense of such action on its behalf, at the expense of the Company. If the Indemnified Merger Parties retain such counsel, then to the extent permitted by law, the Merger Party Indemnitor shall periodically advance to such Indemnified Merger Parties their reasonable legal and other out-of-pocket expenses relating to the Indemnified Litigation Matter (including the reasonable cost of any investigation and preparation incurred in connection therewith). No Indemnified Merger Party shall settle any Assertion Against HB without the prior written consent of the Merger Party Indemnitor, nor shall the Merger Party Indemnitor settle any Assertion Against HB without either
(i) the written consent of all Indemnified Merger Parties against whom such Assertion Against HB was made, or (ii) obtaining an unconditional general release from the party making the Assertion Against HB for all Indemnified Merger Parties as a condition of such settlement. The provisions of this 5.11 are intended for the benefit of, and shall be enforceable by, the respective Indemnified Merger Parties.

     SECTION 5.12 Listing for Surviving Corporation Preferred Stock. Merger Company agrees to use its commercially reasonable efforts to have the Surviving Corporation Preferred Stock eligible for trading on the Nasdaq National Market. If the Surviving Corporation Preferred Stock is not eligible for trading on the Nasdaq National Market as of the Closing Date, Merger Company will use its commercially

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reasonable efforts to arrange for an established securities dealer or dealers to make a market in the Surviving Corporation Preferred Stock.

     SECTION 5.13 Stockholders Agreement. On or prior to the Closing Date, the Company will execute and deliver, and Merger Company shall cause the members thereof to execute and deliver, to the Trust the Stockholders Agreement among the Company, the members of the Merger Company, Management and the Trust, in the form attached hereto as Exhibit G.

     SECTION 5.14 Exchange of Certain Company Common Stock. Immediately prior to the Closing (and after the Required Vote), the Company shall issue the Class TM Preferred Stock to the Trust and Management, in accordance with the terms of the exchange agreement among the Company, the Trust and Management regarding the exchange of certain Company Common Stock to Class TM Preferred Stock, in the form attached hereto as Exhibit H (the "TM Exchange Agreement").

     SECTION 5.15 Charter Amendment. On or prior to the Closing Date, the Company shall file with the Secretary of State a certificate of amendment to the Restated Certificate of Incorporation giving effect to the Charter Amendment.

                                   ARTICLE VI

                                   CONDITIONS

     SECTION 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

          (a) This Agreement shall have been adopted and the Charter Amendment shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock;

          (b) No statute, rule, order, decree or regulation shall have been enacted or promulgated and no other action shall have been taken by any Governmental Entity of competent jurisdiction which permanently restrains, enjoins or otherwise prohibits the consummation of the Merger or makes the Merger illegal;

          (c) There shall be no order or injunction of a Governmental Entity of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger and there shall be no suit, action or proceeding by a Governmental Entity seeking to restrain, enjoin or prohibit the Merger;

          (d) The applicable waiting period under the HSR Act shall have expired or been terminated;

          (e) Other than filing the Certificate of Merger and the Restated Certificate of Incorporation in accordance with the DGCL, all authorizations, consents and approvals of all Governmental Entities required to be obtained prior to consummation of the Merger shall have been obtained, except for such authorizations, consents and approvals the failure of which to be obtained would not have a Material Adverse Effect;

          (f) The Federal Bankruptcy Court of the Southern District of New York (the "Court") shall have issued an order (i) approving of the Trust's execution of and performance of the Trust Voting Agreement and the transactions contemplated thereby; (ii) approving the Trust's execution and performance of the TM Exchange Agreement, the Stockholders' Agreement, the Escrow Agreement (provided that the Order shall not be deemed not to have been obtained if the provisions therein regarding the separate order referred to therein shall not have been obtained) and the Tax Matters Agreement and the transactions contemplated thereby, including the Merger and the execution and performance of the Amended Supplemental Agreement and the Trust Amendment (as defined in the Tax Matters Agreement, and together with the Trust Voting Agreement, the TM Exchange Agreement, the Stockholders' Agreement, the Escrow Agreement and the Amended Supplemental

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     Agreement, the "Trust Merger Agreements"); (iii) discharging fully the
     Trustees of the Trust from any and all liabilities relating to or arising from the execution and delivery of and performance of their obligations under the Trust Merger Agreements and discharging fully the Trustees of the Trust from any and all liabilities relating to or arising from the consummation of the transactions contemplated the Trust Merger Agreements (other than the Trustees' obligations to the parties under the Trust Merger Agreements); (iv) approving the transfer of all assets of the grantor trust portion of the Trust that would constitute Qualified Payments (as defined in Section 468B(d) of the Code) (as defined in the Tax Matters Agreement) to the Designated Settlement Fund (as defined in the Tax Matters Agreement) immediately following the receipt of such amount (and from time to time thereafter as Qualified Payments are received as provided in Section 2.6 of the Tax Matters Agreement), all in a form reasonably acceptable to the Trust, which order shall be in full force and effect; and

          (g) The S-4 shall have been declared effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall be in effect and no proceeding for such purpose shall be pending before or threatened by the SEC.

     SECTION 6.2 Conditions to the Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

          (a) The representations and warranties of Merger Company and Finance Company set forth in this Agreement (i) to the extent qualified by material adverse effect shall be true and correct, and (ii) to the extent not qualified by material adverse effect shall be true and correct, except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct do not individually or in the aggregate have a material adverse effect on the business, results of operations or financial condition of Merger Company and/or Finance Company and their respective Subsidiaries, taken as a whole, or materially impair the consummation of the transactions contemplated by this Agreement, in each of cases (i) and (ii), as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are made as of a specific date), and the Company shall have received a certificate to such effect signed on behalf each of Merger Company and Finance Company by the Chief Executive Officer of each of Merger Company and Finance Company to such effect.

          (b) Each of Merger Company and Finance Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Company shall have received a certificate signed on behalf of each of Merger Company and Finance Company by the Chief Executive Officer of each of Merger Company and Finance Company to such effect.

          (c) The amount of cash necessary to complete the transactions contemplated by the Agreement as set forth in 2.2(a) and (d) shall be deposited with the Exchange Agent concurrently with the Closing.

          (d) The Company shall have received the Solvency Letter as referred to in Section 5.10, in form and substance reasonably satisfactory to it.

          (e) The members of Merger Company shall have executed and delivered the Stockholders Agreement to the Company.

     SECTION 6.3 Conditions to Obligations of Merger Company to Effect the Merger. The obligation of Merger Company to effect the Merger is further subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

          (a) The representations and warranties of the Company set forth in this Agreement (i) to the extent qualified by Material Adverse Effect shall be true and correct, and (ii) to the extent not

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

     qualified by Material Adverse Effect shall be true and correct, except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct do not individually or in the aggregate have a Material Adverse Effect, in each of cases (i) and (ii), as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are made as of a specific date) and Merger Company shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer of the Company to such effect.

          (b) The Company shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Merger Company shall have received a certificate to such effect signed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer.

          (c) The consents, approvals, authorizations, qualifications and orders of Governmental Entities that are necessary to consummate the transactions contemplated hereby shall have been obtained, other than those the failure of which to be obtained, individually or in the aggregate, would not have a Material Adverse Effect.

          (d) There shall not be pending any suit, action or proceeding brought by any Governmental Entity seeking to prohibit or limit in any material respect the ownership or operation by the Company, Merger Company or any of their respective affiliates of a substantial portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or to require any such person to dispose of or hold separate any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, as a result of the Merger or any of the other transactions contemplated by this Agreement.

          (e) The proceeds of the Financing from the lenders identified in the Commitment Letters, on the terms and conditions set forth therein shall be available to the borrower under the Commitment Letters simultaneously with the Closing.

          (f) Since the date hereof, no Material Adverse Effect shall have occurred nor shall have there occurred any event, development, change or circumstance that would have a Material Adverse Effect (including an adverse development in any litigation pending against the Company), and the Company shall have delivered to Merger Company at the Closing a certificate signed by its Chief Executive Officer or Chief Financial Officer, dated the Closing Date, to the foregoing effect.

          (g) The senior executive identified in Section 6.3(g) of the Disclosure Letter who has entered into an employment arrangement regarding his employment with the Company after the Closing shall not have terminated his employment.

          (h) The Tax Matters Agreement shall be in full force and effect.

          (i) The exchange of shares of Company Common Stock for shares of Class TM Preferred Stock pursuant to the TM Exchange Agreement shall have been consummated.

          (j) There shall not have occurred, after the date hereof, any public announcement by any of the following any commissioner of the SEC; the chief accountant, any deputy chief accountant, any associate chief accountant; or the director of the Division of Corporation Finance; in any such case stating that the SEC has revised or intends to revise any of its published interpretations in effect as of the date hereof concerning the availability of "recapitalization accounting" treatment in a manner which would adversely affect the Surviving Corporation's ability to qualify for such treatment as a result of the transactions contemplated hereby.

     SECTION 6.4 Frustration of Closing Conditions. Neither Merger Company nor the Company may rely on the failure of any condition set forth in Section 6.2 (other than Section 6.2(c)) or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to fulfill in any material respects its obligations under this Agreement.

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

                                  ARTICLE VII

                                  TERMINATION

     SECTION 7.1 Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after stockholder adoption of this Agreement, except for clause (c) below which cannot be effectuated after the adoption of this Agreement by the stockholders of the Company by the Required Vote:

          (a) By the mutual consent of the Members of Merger Company and the Board.

          (b) By either the Company or Merger Company if:

             (i) the Merger shall not have been consummated on or prior to November 30, 2000; provided, however, that such date shall automatically be extended to December 28, 2000 if the Special Meeting shall not have been held on or prior to November 1, 2000; and provided further that if the Special Meeting shall not have been held on or prior to December 1, 2000 such date shall automatically be extended to the later of December 28, 2000 or that date which is 15 Business Days after the Special Meeting is held but in no event shall such date extend beyond January 31, 2001 or such other date, if any, as Merger Company and the Company shall agree in writing (provided that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to a party whose failure to fulfill in any material respect any obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date); or

             (ii) the stockholders of the Company fail to adopt this Agreement by the Required Vote or fail to approve the Charter Amendment at the Special Meeting (including any postponement or adjournment thereof); or

             (iii) any Governmental Entity shall have issued a statute, order, decree or regulation or taken any other action (which statute, order, decree, regulation or other action the parties hereto shall have used their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting consummation of the Merger or making the Merger illegal and such statute, order, decree, regulation or other action shall have become final and non-appealable; or

             (iv) the other party is in material breach of its representations or warranties or fails to perform in any material respect its covenants or other agreements hereunder to the extent required to have been performed at such time, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2 in the case of such a breach or failure to perform on the part of the Merger Company or Section 6.3 in the case of such a breach or failure to perform on the part of Company and (B) is incapable of being cured by the party so breaching or failing to perform prior to November 30, 2000 (or such later date as may be applicable as set forth in Section 7.1(b)(i)) or, if capable of being cured by such date, is not cured within 30 days after the terminating party gives written notice of such breach to the other party; or

             (v) the Trust Voting Agreement is terminated pursuant to Section 5(b) or Section 5(c) thereof provided that if the Trust Voting Agreement terminates pursuant to Section 5(b)(iii) thereof, the Company may not effect such termination unless contemporaneously therewith the Company pays or causes to be paid to Merger Company, or its designee, in immediately available funds the Termination Fee and any Expenses required to be paid pursuant to Section 8.1.

          (c) By the Company if (i) the Board authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement with respect to a transaction that constitutes a Superior Proposal and the Company has notified Merger Company in writing that it intends to enter into such an agreement and terminate this Agreement pursuant to this clause (c), attaching the most current version of such agreement to such notice, and (ii) during the five Business

     Day period after the Company's notice, the Company shall have negotiated with Merger Company regarding the terms and conditions of a revised proposal by Merger Company and if the Board of Directors of the Company shall have concluded, after considering any revised proposal made by Merger Company during such period that any Superior Proposal giving rise to the Company's notice, as then revised, continues to be a Superior Proposal. The Company may not effect such termination unless contemporaneously therewith the Company pays or causes to be paid to Merger Company, or its designee, in immediately available funds the Termination Fee and Expenses required to be paid pursuant to Section 8.1. The Company agrees (x) that it will not enter into a binding agreement referred to in clause (ii) above until at least five Business Days after it has provided the notice to Merger Company required by the first sentence of this Section 7.1(c) and has made the payments required by the immediately preceding sentence and (y) to notify Merger Company promptly if the Board determines not to enter into a binding agreement with respect to the Superior Proposal as to which notification was given.

          (d) By Merger Company if (i) the Company enters into a written agreement for a Superior Proposal, (ii) the Board shall have withdrawn or adversely modified its approval or recommendation of this Agreement or the Merger and the Trust shall have terminated the Trust Voting Agreement in accordance with Section 5(b)(i) thereof, (iii) the Company continues to engage in negotiations or discussions with, or furnish any information or data to, any third party relating to an Acquisition Proposal for a period of 45 days after the earliest of (x) the signing of a confidentiality agreement with such third party, (y) the giving of notice to Merger Company of such Acquisition Proposal as required by Section 5.2 or (z) the commencement of negotiations with such third party or (iv) the Special Meeting has not been held on or prior to January 15, 2001, unless Merger Company has materially contributed to the failure to hold such meeting or the Company has been restrained, enjoined or otherwise prohibited by a Governmental Entity from holding the Special Meeting.

     SECTION 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void after the expiration of any applicable period following such notice. In the event of such termination, there shall be no liability on the part of Merger Company or the Company except as set forth in Section 8.1 hereof, except with respect to the requirement to comply with the Confidentiality Agreement and return or hold evaluation materials pursuant to the procedures set forth therein and in Section 5.3 and except for any intentional breach of this Agreement.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     SECTION 8.1 Fees and Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, except as provided in Sections 5.7 and 5.11.

     (a) In the event that

          (i) this Agreement is terminated by the Company pursuant to Section 7.1(c), or by the Company pursuant to Section 7.1(b)(v) due to the Trust Voting Agreement being terminated pursuant to Section 5(b)(i) or 5(b)(iii) thereof, or

          (ii) this Agreement is terminated by Merger Company pursuant to
     Section 7.1(d)(i) or Section 7.1(d)(ii) or by Merger Company pursuant to
     Section 7.1(b)(v) due to the Trust Voting Agreement being terminated pursuant to Section 5(b)(i) or 5(c)(ii) thereof then in each such case the Company shall pay, or cause to be paid,

          A. to Merger Company or its designee a fee (the "Termination Fee") of $53,000,000. Acceptance of payment of the Termination Fee by Merger Company shall constitute conclusive evidence that this Agreement has been validly terminated, and upon such payment, each of the Company, Merger Company and Finance Company shall be fully released and discharged from any liability under this Agreement; and

          B. to Merger Company and Finance Company as reimbursement, the amount of their documented out-of-pocket fees and expenses including commitment and other fees and expenses contemplated by the Commitment Letters and those fees and expenses for environmental testing, reasonably incurred thereby in connection with this Agreement and the transactions contemplated hereby (including those which may be incurred in connection with enforcing the terms of this Section 8.1), provided that in no event shall such expense reimbursement exceed in the aggregate $12,500,000 (the "Expenses").

     (b) In the event that

          (i) this Agreement is terminated by Merger Company pursuant to Section 7.1(d)(iii) or 7.1(d)(iv) or by the Company or Merger Company pursuant to
     Section 7.1(b)(v) due to the Trust Voting Agreement being terminated pursuant to Section 5(b)(ii) or 5(c)(i) thereof or by Merger Company pursuant to Section 7.1(b)(iv) as a result of a willful breach of a representation or a willful breach of a covenant, or

          (ii) this Agreement is terminated pursuant to Section 7.1(b)(ii):

     then in each such case the Company shall pay, or cause to be paid,

          A. to Merger Company or its designee the Expenses; and

          B. if prior to the first anniversary of such termination the Company enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal, the Termination Fee; provided, however, that if this Agreement is terminated as a result of the Trust Voting Agreement being terminated pursuant to Section 5(b)(ii) or 5(c)(i) thereof, then such Termination Fee shall only be required to be paid to Merger Company if (prior to such first anniversary) the Company enters into definitive documentation or consummates an Acquisition Proposal with (i) a Person that made an Acquisition Proposal after the date of the Confidentiality Agreement and prior to the time at which the Court entered its decision with respect to the Court Approval or (ii) any other Person if the consideration to be paid to the holders of the capital stock of the Company by such other Person is of equal or greater value than the consideration to be paid to such holders under this Agreement.

     (c) In the event that this Agreement is terminated by Merger Company pursuant to Section 7.1(b)(iv) other than as a result of a willful breach of a covenant, the Company shall pay or cause to be paid the Expenses to Merger Company or its designee.

     (d) The Company shall pay the Termination Fee to Merger Company or its designee concurrently with or prior to a termination referred to in clause 8.1(a)(i) above. The Company shall pay the Termination Fee to Merger Company or its designee within 24 hours of a termination referred to clause 8.1(a)(ii) above. The Company shall pay the Termination Fee to Merger Company or its designee promptly (and in any event within two Business Days) after the first to occur of the execution of an agreement relating to an Acquisition Proposal or the consummation of an agreement relating to an Acquisition Proposal referred to in clauses 8.1(b)(i) and 8.1(b)(ii) above.

     (e) With respect to the Termination Fee required to be paid on or prior to the termination of the Agreement, the Company shall reimburse the Expenses to Merger Company on the later of (i) the day that is two Business Days after such termination and (ii) the day that is two Business Days after the delivery by Merger Company to the Company of documents reflecting expenses incurred.

     (f) In the event that this Agreement is terminated pursuant to Section 7.1(b)(ii), 7.1(b)(iv), 7.1(b)(v) (other than as provided in Section 8.1(a)(i)), 7.1(d)(iii) or 7.1(d)(iv) in circumstances where Section 8.1 requires the payment of Expenses, then the Company shall reimburse Merger Company for the Expenses incurred to the date of termination on the later of (i) the day that is two Business Days after such termination and (ii) the day that is two Business Days after the delivery by Merger Company to the Company of documents reflecting Expenses incurred. Merger Company shall be entitled to be reimbursed for Expenses, if any, thereafter incurred by it in connection with enforcing their right to receive a Termination Fee or reimbursement of Expenses pursuant to this
Section 8.1, with such additional Expenses to be reimbursed concurrently with the payment of any Termination Fee that may be due pursuant to Section 8.1.

     SECTION 8.2  Amendment; Waiver.

     (a) This Agreement may be amended by the parties hereto, by action taken or authorized by their respective members or Boards of Directors, at any time before or after approval by the stockholders of the Company of the matters presented in connection with the Merger, but after any such approval no amendment shall be made without the approval of such stockholders if such amendment alters or changes (i) the Merger Consideration, (ii) any term of the certificate of incorporation of the Surviving Corporation or (iii) any terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company. This Agreement may not be amended, supplemented or modified except by an instrument in writing signed on behalf of each of the parties hereto.

     (b) At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions of the other parties hereto contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     SECTION 8.3 Survival. The respective representations and warranties of Merger Company, Finance Company and the Company contained herein or in any certificates or other documents delivered prior to or as of the Effective Time shall not survive beyond the Effective Time. The covenants and agreements of the parties hereto (including the Surviving Corporation after the Merger) shall survive the Effective Time without limitation (except for those which, by their terms, contemplate a shorter survival period).

     SECTION 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five Business Days after the day when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to the Company, to:

            Johns Manville Corporation
            717 17th Street 80202
            Denver, Colorado 80217-5108
            Telephone: (303) 978-2000
            Facsimile: (303) 978-4842
            Attention: Corporate Secretary

            with a copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            Four Times Square
            New York, New York 10036
            Telephone: (212) 735-3000
            Facsimile: (212) 735-2000
            Attention: Franklin M. Gittes, Esq.

            and a copy to:

            Manville Personal Injury Settlement Trust
            143 Bedford Road, Suite 200
            Katonah, New York 10536
            Telephone: (914) 767-3700
            Facsimile: (914) 767-0377
            Attention: Chairman and Managing Trustee

        and

        (b) if to Merger Company or Finance Company:

            HB Merger LLC/HB Finance LLC
            c/o Hicks Muse Tate & Furst Incorporated
            200 Crescent Court, Suite 1600
            Dallas, TX 75201
            Telephone: (214) 740-7300
            Facsimile: (214) 720-7888
            Attention: Lawrence D. Stuart, Jr.

            with a copy to:

            Weil, Gotshal & Manges LLP
            100 Crescent Court, Suite 1300
            Dallas, Texas 75201
            Telephone: (214) 746-7700
            Facsimile: (214) 746-7777
            Attention: Glenn D. West, Esq.

     SECTION 8.5 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The phrase "made available" when used in this Agreement shall mean that the information referred to has been provided in a data room in connection with the due diligence review conducted by Merger Company or has been otherwise made available if requested by the party to whom such information is to be made available. The words "affiliates" and "associates" when used in this Agreement shall have the respective meanings ascribed to them in Rule 12b-2 under the Exchange Act. The phrase "beneficial ownership" and words of similar import when used in this Agreement shall have the meaning ascribed to it in Rule 13d-3 under the Exchange Act.

     The following terms have the following definitions,

          (i) "Business Day" means any day other than Saturday and Sunday and any day on which banks are not required or authorized to close in the State of Delaware or New York.

          (ii) "EBITDA" shall mean gross revenue (other than gains or losses from the sale of assets) less operating expenses (including direct and indirect expenses and corporate overhead expenses, but excluding depreciation and amortization and all other non-cash expenses). For the purpose of this Agreement "Free Cash Flow" shall mean EBITDA minus the sum of the following: (a) cash expenditures that are required to be capitalized in accordance with GAAP, (b) cash interest expenses, net of cash interest income, plus cash dividends on preferred stock, (c) local, state and federal corporate income and other taxes accrued in accordance with GAAP, and (d) the amount of any increase in working capital determined in accordance with GAAP (with working capital being comprised of current assets minus current liabilities, except the current portion of long-term debt) with any change in working capital being determined based upon a comparison with the balance sheet at the beginning of the fiscal period being analyzed. In addition, for the purpose of determining Free Cash Flow, EBITDA shall be increased by the amount of any decrease in working capital determined as contemplated above.

          (iii) "Management" means those persons listed in Section 8.5(iv) of the Disclosure Letter and any additional persons that may be agreed to after the date hereof by Merger Company and the Company.

          (iv) "Material Adverse Effect" shall mean any result, occurrence, fact, change, event or effect (whether or not (i) foreseeable or known as of the date of this Agreement, (ii) covered by insurance, or (iii) constituting a breach of a representation, warranty or covenant set forth in this Agreement) that, individually or in the aggregate with any such other results, occurrences, facts, changes, events or effects, is or would reasonably be expected to be (whether or not such result, occurrence, fact, change, event or effect has, during the period or at the time in question, manifested itself in the Company's historical financial statements) (a) materially adverse to the Company's historical or near-term or long-term projected (i) business, (ii) operations, (iii) assets, (iv) liabilities,
     (v) financial condition or (vi) results of operations (including EBITDA or Free Cash Flow), in each case, of the Company and its Subsidiaries taken as a whole, or (b) materially adverse to the ability of any person to perform on a timely basis any material obligation under this Agreement or the Trust Voting Agreement or to consummate the transactions contemplated thereby. For purposes of this paragraph, a Material Adverse Effect shall be determined in light of Finance Company's intended capital structure for this transaction as reflected in the Commitment Letters.

          (v) "Permitted Exceptions" means (i) statutory Liens for current taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established therefor; (ii) mechanics', carriers', workers', repairers', warehousemen's and similar Liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition of the property so encumbered or the Company and its Subsidiaries; (iii) zoning, entitlement and other land use and environmental regulations by any Governmental Entity, provided that such regulations have not been violated; and (iv) agreements with utility companies which have no Material Adverse Effect on the continued use of any Company Property in the ordinary course of business consistent with past practices; (v) Liens arising or resulting from any action taken by Merger

     Company; (vi) any other covenants, conditions, restrictions, reservations, rights, Liens, easements and other matters affecting title, which do not individually or in the aggregate materially adversely affect the value or use of any of the Real Property as same has been used by the Company or any of its Subsidiaries consistent with past practices; and (vii) matters set forth in Section 3.13 of the Disclosure Letter.

          (vi) "Person" shall mean an individual, limited or general partnership, limited liability company, joint venture, trust, association, joint-stock company) corporation, unincorporated entity or Governmental Entity.

          (vii) "Subsidiaries" shall mean with respect to any Person, any other Person of which more than 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions are owned by such Person.

          (viii) "Tax Matters Agreement" shall mean the Tax Matters and Amended Trust Relationship Agreement dated as of June, 2000 between the Company and the Trust, the form of which is attached hereto as Exhibit I.

     SECTION 8.6 Headings; Disclosure Letter. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any matter disclosed pursuant to any Section of the Disclosure Letter shall be deemed to be disclosed for all purposes under this Agreement but such disclosure shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

     SECTION 8.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement;

     SECTION 8.8 Entire Agreement. This Agreement, together with the Confidentiality Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings (written and oral), among the parties with respect to the subject matter hereof.

     SECTION 8.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and (other than Section 5.7, 5.11 and 8.9) nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Without limiting the foregoing, except with respect to the obligations of the Trust under the Trust Voting Agreement, no direct or indirect holder of any equity interests or securities of either party hereto (whether such holder is a limited or general partner, member, stockholder or otherwise), nor any affiliate of any party hereto, nor any director, officer, employee, representative, agent or other controlling person of each of the parties hereto and their respective affiliates shall have any liability or obligation arising under this Agreement or the transactions contemplated hereby.

     SECTION 8.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     SECTION 8.11 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     SECTION 8.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that each of Merger Company and Finance Company shall be permitted to assign its rights under this Agreement to any newly formed wholly-owned subsidiaries of the members thereof and provided further that any such assignment will not relieve such party of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns, and except to the extent necessary to enforce the provisions of Section 5.7, 5.11 and 8.9, the provisions of this Agreement are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     SECTION 8.13 Publicity. Except as otherwise permitted by this Agreement or required by law or stock exchange rules, so long as this Agreement is in effect, neither the Company nor Merger Company shall, or shall permit any of its affiliates to, issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without first obtaining the consent of the other parties hereto, which consent shall not be unreasonably withheld. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

     SECTION 8.14 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises, out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that such forum is not an inconvenient forum.

     IN WITNESS WHEREOF, Johns Manville Corporation, HB Merger LLC and HB Finance LLC have caused this Agreement to be signed by their respective officers hereunto duly authorized as of the date first written above.

                                            JOHNS MANVILLE CORPORATION

                                            By:    /s/ WILLIAM E. MAYER
                                              ----------------------------------
                                                Name: William E. Mayer
                                                Title: Director

                                            HB MERGER LLC

                                            By:      /s/ ANDREW ROSEN
                                              ----------------------------------
                                                Name: Andrew Rosen
                                                Title: Vice President and
                                                Assistant
                                                Secretary

                                            HB FINANCE LLC

                                            By:     /s/ DOUGLAS R. KORN
                                              ----------------------------------
                                                Name: Douglas R. Korn
                                                Title: Vice President and
                                                Assistant
                                                Secretary

                                                                      APPENDIX B

                      FORM OF CERTIFICATE OF AMENDMENT TO
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           JOHNS MANVILLE CORPORATION

     The undersigned,           , certifies that he is the           of Johns
Manville Corporation (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), in accordance with the provisions of Section 242 thereof, DOES HEREBY
CERTIFY:

     That the following amendment was adopted in accordance with the provisions of Sections 242 of the DGCL:

     1. The name of the Company is Johns Manville Corporation.

     2. This certificate of amendment was approved by the Board of Directors of the Company and thereafter duly adopted by the stockholders thereof, in accordance with the provisions of Section 242 of the DGCL.

     3. Article FOURTH of the Restated Certificate of Incorporation is amended by deleting said Article in its entirety and substituting the following in lieu thereof:

        "FOURTH: The total number of shares of all classes of capital stock which the Company shall have authority to issue is three hundred five million (305,000,000) shares, of which three hundred million (300,000,000) shares shall be common stock with a par value of $.01 per share ("Common Stock") and five million (5,000,000) shares shall be Class TM Preferred Stock with a par value of $.01 per share. A description of the different classes of stock of the Company and a statement of the designations and the powers, preferences and special rights, and the qualifications, limitations or restrictions thereof, of the various classes of stock are as follows:

          A. Provisions Relating to Class TM Preferred Stock. The rights, preferences, privileges, restrictions and other matters relating to the Class TM Preferred Stock are as follows:

             (1) Designation and Amount. The shares of such series shall be designated as Class TM Preferred Stock (the "TM Preferred Stock") and the number of shares constituting the TM Preferred Stock shall be five million (5,000,000).

             (2) Rank. The TM Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank prior to all classes of common stock of the Company, and to each other class of capital stock or series of preferred stock hereafter created by the Board, the terms of which do not expressly provide that it ranks prior to or pari passu with the TM Preferred Stock as to dividend distributions or distributions upon the liquidation, winding-up and dissolution of the Company. The TM Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank pari passu with any class of capital stock or series of preferred stock hereafter created by the Board, the terms of which expressly provide that it ranks pari passu with the TM Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company.

             (3) Dividends and Distributions. The holders of shares of TM Preferred Stock shall be entitled to receive dividends and distributions in an amount and at the time payable as any dividends and distributions that are declared on the Common Stock, as if each share of TM Preferred Stock is equal to one share of Common Stock.

             (4) Voting Rights. The holders of shares of the TM Preferred Stock shall have the following voting rights:

                Each share of TM Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Company. Except as otherwise provided herein or by law, the holders of shares of TM Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company; provided, however, that the affirmative vote of the holders of a majority of the outstanding shares of TM Preferred Stock on the relevant record date, voting separately as a class, shall be required for any amendment, alteration or exchange or similar transaction, of any of the provisions of this Certificate which would alter or change the powers, preferences or special rights of the shares of TM Preferred Stock so as to adversely affect them.

                Except as set forth herein or otherwise required by law, holders of TM Preferred Stock shall have no special voting rights and their consent as a class shall not be required for taking any corporate action.

             (5) Reacquired Shares. Any shares of TM Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever (including by reclassification) shall be retired and cancelled promptly after the acquisition thereof. All such shares shall, upon their retirement, become authorized but unissued shares of preferred stock without designation as to series and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors or as otherwise permitted under the DGCL.

             (6) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made
        (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the TM Preferred Stock unless, prior thereto, the holders of shares of TM Preferred Stock shall have received $15.625 per share, or (2) to the holders of stock ranking on a parity (either as to dividends or distributions upon liquidation, dissolution or winding up) with the TM Preferred Stock, except distributions made ratably on the TM Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled as to dividends or upon such liquidation, dissolution or winding up.

                For purposes of this Article Fourth, Section 6 only, neither the sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up of the affairs of the Company (unless such sale, conveyance, exchange or transfer is in connection with a dissolution or winding up of the business of the Company).

             (7) Redemption. The shares of TM Preferred Stock are not redeemable.

             (8) Conversion. The shares of TM Preferred Stock shall be automatically converted into an equal number of validly issued, fully paid and non-assessable shares of Common Stock in the event that the merger (the "Merger") contemplated by the Agreement and Plan of Merger among HB Merger LLC, HB Finance LLC and the Company, dated as of June 22, 2000 (the "Merger Agreement"), shall not have been consummated by the Business Day after the transactions contemplated by the Exchange Agreement, among the Company, Manville Personal Injury Settlement Trust and certain individuals party thereto, dated as of June 22, 2000 (the "Exchange Agreement"), are consummated. If the Merger is not so consummated, or if the Merger Agreement is terminated, each holder of a certificate representing TM Preferred Stock shall, after the earlier to occur of such events, be entitled to receive certificates representing

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        Common Stock upon presentation of certificates representing TM Preferred
        Stock as provided for in the Exchange Agreement.

             (9) Restriction on Transferability. Except as contemplated by the Merger Agreement and the Exchange Agreement, the shares of TM Preferred Stock may not be transferred or pledged in any manner whatsoever.

             (10) Reports. So long as any shares of TM Preferred Stock are outstanding, the Company will furnish holders thereof by first class mail, postage prepaid, at such holder's address as the same appears on the stock register of the Company, with the quarterly and annual financial reports that the Company is required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or, in the event that the Company is not required to file such reports, reports containing the same financial information as would be required in such reports.

             (11) General Provisions.

                (a) If any of the TM Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated TM Preferred Stock certificate, or in lieu of and substitution for the TM Preferred Stock certificate lost, stolen or destroyed, a new TM Preferred Stock certificate of like tenor and representing an equivalent amount of shares of TM Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such TM Preferred Stock certificate and indemnity, if requested, satisfactory to the Company.

                (b) The term "outstanding," when used in reference to shares of a specific series or class of capital stock of the Company, shall mean issued shares, excluding shares held by the Company or a subsidiary.

                (c) No holder of shares of TM Preferred Stock will, except as otherwise provided in subparagraph (8) above, by virtue of such holder's holding such shares, possess any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Company (whether now or hereafter authorized) or securities of the Company convertible into, or exercisable or exchangeable for, shares of capital stock of the Company.

                (d) Each holder of TM Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends on or liquidation preference of TM Preferred Stock, and exchange, redemption and repurchase of TM Preferred Stock, by the Company are subject to restrictions on the Company contained in certain credit and financing agreements binding on the Company or certain of its subsidiaries.

                (e) If any payment, redemption, exchange or other action shall be required by the terms hereof to be made or taken on a day that is not a Business Day, such payment, redemption, exchange or other action shall be made or taken on the immediately succeeding Business Day. "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the State of Delaware or the State of New York are authorized by law to close.

          B. Provisions Relating to Common Stock. The rights, preferences, privileges, restrictions and other matters relating to the Common Stock are as follows:

           No holder of Common Stock of the Company shall be entitled as of right to purchase or subscribe for any part of the unissued stock of the Company or of any stock of the Company to be issued by reason of any increase of the authorized capital stock of the Company or of the number of its shares, or of bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the Company or of any stock of the Company purchased by it or its nominee or nominees.

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           The holders of the Common Stock shall have the right to one vote per share on all questions to the exclusion of all other classes or classes of stock, except as by law expressly provided or as otherwise herein expressly provided with respect to the holders of any other class or classes of stock."

     IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to
be signed by      , its      , this           day of             , 2000.

                                            JOHNS MANVILLE CORPORATION

                                            By:
                                              ----------------------------------
                                                Name:
                                                Title:

                                                                      APPENDIX C

                                                                [JP MORGAN LOGO]

June 22, 2000

The Board of Directors
Johns Manville Corporation
717 17th Street
Denver, Colorado 80202

Lady and Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of Johns Manville Corporation (the "Company") entitled to receive the Common Stock Merger Consideration (as defined below) (the "Public Stockholders") of the consideration to be received by them in connection with the proposed merger (the "Merger") of the Company with HB Merger LLC (the "Merger Company"), a Delaware corporation jointly owned by Bear, Stearns Merchant Fund Corp. and Hicks, Muse, Tate & Furst, Inc. (the "Sponsors"). Pursuant to the Agreement and Plan of Merger, dated as of June 22, 2000 (the "Agreement"), among the Company, the Merger Company and HB Finance LLC, the Merger Company will be merged with and into the Company, and the Public Stockholders of the Company will receive for each share of Common Stock, par value $0.01 per share, of the Company held by them consideration (the "Common Stock Merger Consideration") equal to $13.625 per share in cash and 0.02 fully paid and nonassessable shares of Series A Redeemable PIK Preferred Stock (the "Preferred Stock") of the Company as survivor of the Merger (in such capacity, the "Surviving Corporation").

     In arriving at our opinion, we have reviewed (i) the Agreement, including the terms of the Preferred Stock appended thereto; (ii) certain publicly available information concerning the business of the Company and of certain other companies engaged in businesses comparable to those of the Company, and the reported market prices for certain other companies' securities deemed comparable; (iii) publicly available terms of certain transactions involving companies comparable to the Company and the terms of other transactions we deemed relevant; (iv) current and historical market prices of the common stock of the Company; (v) the audited financial statements of the Company for the fiscal year ended December 31, 1999, and the unaudited financial statements of the Company for the period ended March 31, 2000; (vi) certain agreements with respect to outstanding indebtedness or obligations of the Company; (vii) certain internal financial analyses and forecasts prepared by the Company and its management; (viii) the Trust Voting Agreement, dated as of June 22, 2000, between the Merger Company and the Manville Personal Injury Settlement Trust (the "Trust"); (ix) the commitment letters relating to the financing contemplated by the Merger Company; (x) the Tax Matters and Amended Trust Relationship Agreement, dated as of June 22, 2000, between the Trust and the Company; and (xi) certain other agreements we deemed relevant.

     In addition, we have held discussions with certain members of the management of the Company and the Sponsors with respect to certain aspects of the Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, the effects of the Merger on the financial condition and future prospects of the Company, and certain other matters we believed necessary or appropriate to our inquiry. We have visited certain representative facilities of the Company, and reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

     In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company or the Sponsors or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We have also assumed that the Merger will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

     We note that the proposed Merger follows a full public auction process in which we broadly solicited offers for the Company from January through April 1999 and that subsequent to such auction process the Company and we have had discussions with several other potential buyers which did not result in a business combination transaction and that we have taken such circumstances into account in rendering our opinion.

     Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. We are expressing no opinion herein as to whether or at what price the Preferred Stock will trade at any future time.

     We have acted as financial advisor to the Company and the Special Committee of the Board of Directors of the Company with respect to the proposed Merger and have received a fee from the Company for our services. We will also receive an additional fee if the proposed Merger is consummated. From time to time, J.P. Morgan and its affiliates have provided investment banking services to Hicks, Muse, Tate & Furst, Inc. for which they have received customary compensation. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of the Company or the Sponsors and/or affiliates thereof, as applicable, for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

     On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Common Stock Merger Consideration to be paid to the Public Stockholders in the proposed Merger is fair, from a financial point of view, to such Public Stockholders.

     This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval and must be treated as confidential.

                                            Very truly yours,

                                            J.P. MORGAN SECURITIES INC.

                                                                 APPENDIX D

                                                                [JP MORGAN LOGO]

June 22, 2000

The Board of Directors
Johns Manville Corporation
717 17th Street
Denver, Colorado 80202

Lady and Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, to the stockholders (other than Manville Personal Injury Settlement Trust (the "Trust") (the "Public Stockholders") of Johns Manville Corporation (the "Company") of the consideration to be paid by the Company to the Trust pursuant to the Tax Matters and Amended Trust Relationship Agreement, dated as of June 22, 2000 (the "Tax Agreement"), between the Company and the Trust. Pursuant to the Tax Agreement, the Company will pay the Trust $90,000,000 and will be indemnified by the Trust for any taxes due on income earned by the Designated Settlement Fund (as defined in the Tax Agreement) of the Trust, including taxes pursuant to Section 1807(a)(7)(C) of the Tax Reform Act of 1986. The entry into the Tax Agreement and the consummation of the transactions contemplated hereby is occurring as part of the arrangements to be entered into by the Company in connection with the proposed merger (the "Merger") of the Company with HB Merger LLC (the "Merger Company"), a Delaware corporation jointly owned by Bear, Stearns Merchant Fund Corp. and Hicks, Muse, Tate & Furst, Inc. (the "Sponsors") pursuant to the Agreement and Plan of Merger, dated as of June 22, 2000 (the "Merger Agreement"), among the Company, the Merger Company and HB Finance LLC.

     In arriving at our opinion, we have reviewed (i) the Tax Agreement; and the Merger Agreement; (ii) the audited financial statements of the Company and the Trust for the fiscal year ended December 31, 1999, and the unaudited financial statements of the Company for the period ended March 31, 2000; (iii) certain internal financial analyses and forecasts prepared by the Company and its management; (iv) certain information regarding Trust income projections and forecasted amounts of asbestos injury claims filed and settled, provided to the Company by the Trust; (v) certain other relevant agreements; and (vi) the Trust Voting Agreement, dated as of June 22, 2000, between the Merger Company and the Trust.

     In addition, we have held discussions with certain members of the management of the Company and the Trust with respect to certain aspects of Tax Agreement, and the past and current business operations of the Company and the Trust, the financial condition and future prospects and operations of the Company and the Trust, the effects of the Tax Agreement on the financial condition and future prospects of the Company and the Trust, and certain other matters we believed necessary or appropriate to our inquiry. We have also held discussions with certain members of the management of the Company and the Sponsors with respect to certain aspects of the Merger, and certain other matters we believed necessary or appropriate to our inquiry. We have reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

     In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company, the Trust or the Sponsors or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities (other than our valuation analysis of the Tax Liability), nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company or the Trust to which such analyses or forecasts relate. We have also assumed that the Merger will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and, as agreed by the Company and the Trust, that the Trust will not be subject to state income tax obligations and will be taxed for federal income tax purposes at an effective rate of 15%. We have further assumed that the other transactions contemplated by the Tax Agreement and the Merger Agreement will be consummated as described in such agreements. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

     Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion.

     We have acted as financial advisor to the Company and the Board of Directors of the Company with respect to the proposed Merger and have received a fee from the Company for our services. We will also receive an additional fee if the proposed Merger is consummated. From time to time, J.P. Morgan and its affiliates have provided investment banking services to Hicks, Muse, Tate & Furst, Inc. for which they have received customary compensation. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of the Company or the Sponsors and/or affiliates thereof, as applicable, for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

     On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration being paid to the Trust pursuant to the terms of the Tax Agreement is fair, from a financial point of view, to the Public Stockholders.

     This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger and the transactions contemplated by the Tax Agreement. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval and must be treated as confidential.

                                            Very truly yours,

                                            J.P. MORGAN SECURITIES INC.

                                                                      APPENDIX E

                                                           [GOLDMAN, SACHS LOGO]

PERSONAL AND CONFIDENTIAL

June 22, 2000

Board of Trustees and Trustees
Manville Personal Injury Settlement Trust
143 Bedford Road
Suite 200
Katonah, NY 10536

GENTLEMEN:

     You have requested our opinion as to the fairness from a financial point of view to the Manville Personal Injury Settlement Trust (the "Trust") of the Trust Merger Consideration (as defined below) to be received by the Trust in exchange for the shares of Company Common Stock (as defined below) owned by the Trust as of the date hereof (the "Shares") pursuant to the Exchange Agreement, dated as of June 22, 2000, among Johns Manville Corporation (the "Company"), the Trust and certain individuals listed or to be listed therein (the "Exchange Agreement") and the Agreement and Plan of Merger, dated as of June 22, 2000 (the "Agreement"), among the Company, and HB Merger LLC (the "Merger Company") and HB Finance LLC, companies formed by Hicks Muse Tate & Furst Incorporated ("Hicks Muse") and Bear Stearns Merchant Funding Corp. ("Bear Stearns", and together with Hicks Muse, the "Sponsor Group"), which Agreement provides, among other things, for the merger (the "Merger") of Merger Company with and into the Company, with the Company continuing as the surviving corporation (the "Surviving Corporation") in the Merger. The Exchange Agreement provides for the exchange of shares of Company Common Stock for shares of TM Preferred Stock, as described below.

     We understand that, pursuant to the Exchange Agreement, prior to the effective date of the Merger, the Trust will have exchanged 3,200,000 shares of Company Common Stock (as defined below) owned by the Trust into 3,200,000 shares of Class TM Preferred Stock, par value $0.01 per share, of the Company (the "TM Preferred Stock"). Pursuant to the Agreement, (a) each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") owned by the Trust will be converted into the right to receive
(x) $13.625 in cash and (y) 0.02 fully paid and non-assessable shares of Series A Redeemable Preferred Stock, par value $0.01 per share, of the Surviving Corporation ("Surviving Corporation Preferred Stock"), each full share having a liquidation preference of $100, (together, the "Common Stock Merger Consideration") and (b) each issued and outstanding share of TM Preferred Stock owned by the Trust will be converted into 0.6 of a share of common stock, par value $0.01 per share, of the Surviving Corporation (the "Surviving Corporation Common Stock") and 0.4 fully paid and non-assessable shares of Series B Junior Redeemable Convertible Preferred Stock, par value $0.01 per share, of the Surviving Corporation (the "Junior Preferred Stock"), each full share having a liquidation preference of $15.625 (together, the "TM Merger Consideration" and together with the Common Stock Merger Consideration, the "Trust Merger Consideration").

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Trust, having provided various investment banking services from time to time, including having been engaged by the Trust in 1992 to assist it on an ongoing basis in its analysis, consideration and negotiation of various financial alternatives available to it with respect to the Trust's ownership interest in the Company. In connection with such engagement, we have acted as financial advisor to the Trust in regard to the Profit
Sharing Exchange Agreement, dated as of October 25, 1995, between the Company and the Trust; and we have, on a periodic basis, participated in a review of strategic alternatives by the Trust with respect to its ownership position in the Company. We have also acted as the Trust's financial advisor in connection with, and have participated in certain of the negotiations leading to, the Exchange Agreement and the Agreement. In addition, we are familiar with the Company, having acted as financial advisor to the Special Advisor to the United States Bankruptcy Court in evaluating the assets and liabilities of the Company and the Trust in 1990; and having acted in 1994 as lead underwriter on the $400 million secondary offering by the Trust of 10.875% Notes due December 2004, for Schuller International Group, Inc., a wholly owned subsidiary of the Company. We also have from time to time provided numerous investment banking services to Hicks Muse and several of its portfolio companies, and we may provide investment banking services to Hicks Muse or Bear Stearns and their respective subsidiaries and affiliates in the future. We provide a full range of financial advisory and securities services and, in the course of our normal trading activities, we may from time to time effect transactions and hold positions in securities, including derivative securities, of the Company for our own account and the accounts of our customers.

     In connection with this opinion, we have reviewed, among other things: (i) the Agreement and the exhibits and annexes thereto, including the certificates of designation relating to the TM Preferred Stock, the Surviving Corporation Preferred Stock, and the Junior Preferred Stock, and the Stockholders' Agreement relating to the Surviving Corporation; (ii) the Tax Matters and Amended Trust Relationship Agreement between the Company and the Trust dated as of June 22, 2000 (the "Tax Agreement"); (iii) the Trust Voting Agreement between the Trust and Merger Company dated as of June 22, 2000; (iv) Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 1999; (v) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; and (vi) certain internal financial analyses and forecasts for the Company prepared by the Company's management. We also have held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company. In addition, we have reviewed the reported price and trading activity for the Company Common Stock, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the building products industry specifically, and in other industries generally, and performed such other studies and analyses as we considered appropriate.

     We have relied upon the accuracy and completeness of all the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In rendering our opinion, we took into account, with your consent, management's assessment of the risks and uncertainties associated with the Company achieving management's forecasts in the amounts and at the times indicated therein. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company, and we have not been furnished with any such evaluation or appraisal. We have relied upon the advice the Trust has received from its legal counsel and tax advisors as to all legal and tax matters in connection with our consideration of the proposed transaction.

     We note that the Company made a public announcement in January 1999 of its intention to undertake a review of strategic alternatives available to maximize shareholder value, including a possible sale or merger of the Company, and in April 1999 made a subsequent public announcement that discussions with potentially interested parties did not result in an acceptable offer for the sale or merger of the Company. In rendering this opinion, we have taken into account the process in which a significant number of third parties were contacted during the review in 1999 of strategic alternatives regarding their interest in pursuing a business combination with the Company and the results of that process. We also note that during the exclusivity period in which negotiations were being held with the Sponsor Group, a third party indicated an interest in acquiring the Company at a price of $15.50 in cash per share of Company Common Stock. We understand that, among other factors, given the exclusivity assurances required by the Sponsor Group, the Company determined to continue its exclusivity relationship with the Sponsor Group.

     Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Trustees of the Trust in connection with its consideration of the Exchange Agreement and the Agreement. Our opinion is not provided for the information or assistance of either the board of directors or other shareholders of the Company, nor does it constitute a recommendation as to how the Trust or any other shareholders of the Company should vote with respect to the Merger. Our opinion does not address the treatment of the Trust and the other shareholders of the Company as among themselves. We also are not expressing any opinion as to the impact of the Merger on the solvency or viability of the Surviving Corporation or the ability of the Surviving Corporation to pay its obligations when they become due.

     We note that pursuant to the terms of the Tax Agreement, the Trust will be paid $90 million in cash in consideration for the Trust's agreement to pay all applicable taxes attributable to the income and gains of the Designated Settlement Fund of the Trust for all periods beginning on or after the time the $90 million payment is made (the "Tax Settlement"). The $90 million payment and the other terms related thereto were determined based on extensive arm's length negotiations between the Company and the Trust, in which we participated. In rendering this opinion, we are not opining on the terms of the Tax Settlement.

     We are not expressing a view as to the prices at which actual transactions involving the Surviving Corporation Preferred Stock will occur, which will be dependent upon and fluctuate with dividend rates generally, market conditions, general economic conditions, the financial condition and prospects of the Surviving Corporation and other factors which generally influence the price of similar securities. We also note that the Trust has agreed not to transfer the shares of Surviving Corporation Preferred Stock to be received by the Trust for a period of up to 180 days following the closing of the Merger, and that thereafter, given the terms of the Surviving Corporation Preferred Stock and the percentage of that issue owned by the Trust, it is very likely that those shares will be highly illiquid.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Trust Merger Consideration to be received by the Trust in exchange for its Shares pursuant to the Exchange Agreement and the Agreement is fair from a financial point of view to the Trust.

                                            Very truly yours,

                                            GOLDMAN, SACHS & CO.

                                                                      APPENDIX F

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

     262 APPRAISAL RIGHTS -- (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                      APPENDIX G

               FORM OF TERMS, PREFERENCES, RIGHTS AND LIMITATIONS
                                       OF
                    SERIES A REDEEMABLE PIK PREFERRED STOCK
                                       OF
                           JOHNS MANVILLE CORPORATION

     The rights, preferences, privileges, restrictions and other matters relating to the Series A Redeemable PIK Preferred Stock are as follows:

     (1) Designation and Amount. The shares of such series of preferred stock, par value $.01 per share, of Johns Manville Corporation (the "Company") shall be designated as Series A Redeemable PIK Preferred Stock (the "PIK Preferred Stock"), and the number of shares constituting the PIK Preferred Stock shall be 8,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors of the Company (the "Board"); provided, however, that:
(i) in no event shall shares of PIK Preferred Stock be issued other than pursuant to the Agreement and Plan of Merger dated as of June 22, 2000 among HB Merger LLC, HB Finance LLC and the Company (the "Merger Agreement"), or as pay-in-kind dividends on outstanding shares of PIK Preferred Stock; (ii) no decrease shall reduce the number of shares of PIK Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable as pay-in-kind dividends on the PIK Preferred Stock through the Scheduled Redemption Date (as hereinafter defined); and (iii) the Board shall, from time to time, increase such number of reserved shares to the extent, if any, that the number of previously reserved shares shall be inadequate for the issuance of such pay-in-kind dividends.

     (2) Rank. The PIK Preferred Stock shall, with respect to dividends and distributions upon the liquidation, winding-up and dissolution of the Company, rank prior to all classes of common stock of the Company, to the Series B Convertible Preferred Stock, par value $.01 per share, of the Company (the "Junior Preferred Stock") and to each other class of capital stock or series of preferred stock hereafter created by the Board not in violation of the terms hereof, the terms of which do not expressly provide that it ranks prior to or pari passu with the PIK Preferred Stock as to dividends and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the common stock of the Company and the Junior Preferred Stock as "Junior Securities"). The PIK Preferred Stock shall, with respect to dividends and distributions upon the liquidation, winding-up and dissolution of the Company, rank pari passu with any class of capital stock or series of preferred stock hereafter created by the Board not in violation of the terms hereof, the terms of which expressly provide that it ranks pari passu with the PIK Preferred Stock as to dividends and distributions upon the liquidation, winding-up and dissolution of the Company ("Parity Securities"). The PIK Preferred Stock shall, with respect to dividends and distributions upon the liquidation, winding-up and dissolution of the Company, rank junior to each class of capital or series of preferred stock hereafter created by the Board which has been approved by the holders of the PIK Preferred Stock in accordance herewith, the terms of which expressly provide that it ranks prior to the PIK Preferred Stock as to dividends and distributions upon the liquidation, winding-up and dissolution of the Company ("Senior Securities"); provided, however, that no such approval by the holders of the PIK Preferred Stock shall be required with respect to such liquidation preference or stated amount of shares of any class of capital stock or series of preferred stock of the Company or any of its direct or indirect subsidiaries (including any pay-in-kind dividends paid thereon) as shall be issued in lieu of up to $600,000,000 of initial proceeds from the sale of debt securities as part of the Permanent Debt Financing (as hereinafter defined) and the first refinancing (if any) of the Permanent Debt Financing.

     (3) Dividends and Distributions. The holders of shares of PIK Preferred Stock, in preference to the holders of shares of any Junior Securities, shall be entitled to receive, when, as and if declared by the Board out of funds legally available therefor, cumulative dividends, at a rate of 13.0% per annum (as such rate may be increased in accordance with the terms hereof, the "Dividend Rate") of the Liquidation Preference (as hereinafter defined) (computed on the basis of a 360-day year and taking into account the different dividend rates, if any, during the course of such year) payable in cash on [insert date which is six-month anniversary of Effective Date] and [insert date which is twelve-month anniversary of Effective Date] of each year (each a "Dividend Payment Date"), or at the option of the Company, on each Dividend Payment Date on or prior to the seventh anniversary of the Effective Date (as hereinafter defined), by validly issuing fully paid and non-assessable shares of PIK Preferred Stock with an aggregate Liquidation Preference equal to the amount of the dividends to be paid. All undeclared dividends and declared but unpaid dividends shall compound on a semi-annual basis at the then applicable Dividend Rate, without any duplication when and if the dividends are actually paid. In the event (i) that the Company fails to redeem the PIK Preferred Stock on the Scheduled Redemption Date, pursuant to Section 8(a) hereof, or (ii) of a Change of Control (as hereinafter defined) and the failure of the Company to redeem the PIK Preferred Stock pursuant to Section 8(c) hereof, the Dividend Rate then applicable shall be increased to 15.0% per annum.

          (a) The Company shall take all action permitted under applicable law to permit the payment of dividends, including through revaluation of assets to make funds legally available for such payment.

          (b) All dividends and distributions paid with respect to shares of PIK Preferred Stock shall be paid pro rata to the holders of the PIK Preferred Stock. All shares of PIK Preferred Stock issued in respect of any Dividend Payment Date shall be deemed issued on the applicable Dividend Payment Date, and will thereupon be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens and charges. On and after a Dividend Payment Date, until certificates representing additional shares of PIK Preferred Stock shall have been issued, the certificates representing such shares held by a holder on the Dividend Record Date shall represent not only such existing shares, but also the additional shares of PIK Preferred Stock issued to such holder pursuant to such dividend. "Dividend Record Date" means with respect to the dividend payable on [insert date which is six-month anniversary of Effective Date] and [insert date which is twelve-month anniversary of Effective Date] of each year, the immediately preceding [insert date which is fifteen days after five-month anniversary of Effective Date] and [insert date which is fifteen days after eleven-month anniversary of Effective Date].

     (4) Voting Rights. The holders of PIK Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 4 or in
Section 5 hereof or as otherwise provided by law.

          (a) If and whenever: (i) three dividends on the PIK Preferred Stock have not been paid in full; (ii) any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law shall be commenced by or against the Company and, in the case of any such involuntary proceeding, such proceeding remains undismissed or unstayed for sixty (60) days following the commencement thereof, or the Company shall take any corporate action authorizing any such proceedings;
     (iii) if, for any reason (including the reason that funds are not legally available for a redemption), the Company shall have failed to discharge its scheduled redemption obligation on the Scheduled Redemption Date pursuant to Section 8(a) hereof or shall have failed to discharge its redemption obligation based on the occurrence of a Change of Control pursuant to
     Section 8(c) hereof; or (iv) the Company shall have failed to comply in any material respect with any of the covenants set forth in Section 5 or 6 hereof and such noncompliance shall continue for a period of thirty (30) days (any such event referred to in clauses (i), (ii), (iii) or (iv) above being hereinafter referred to as a "Triggering Event"), the number of directors then constituting the Board shall be increased by two, and the holders of PIK Preferred Stock then outstanding shall be entitled to elect two additional directors to serve on the entire Board at any annual meeting of the stockholders or special meeting held in place thereof; provided, however, that if (A) the Liquidation Preference of the outstanding PIK Preferred Stock as of the date of the Triggering Event is 50% or less of the aggregate Liquidation Preference of PIK Preferred Stock issued to that date, including as pay-in-kind dividends on the PIK Preferred Stock, or (B) the amount of outstanding Liquidation Preference of PIK Preferred Stock as of the date of the Triggering Event shall thereafter be reduced by 50% or more, from the time after which the holders of the PIK Preferred Stock first have the right hereunder to elect directors, the right to elect such additional directors shall be reduced to the right to elect one additional director. In any case, such election shall occur ninety (90) days after one of the Triggering Events has occurred if such Triggering Event has not then been cured; provided, however, that once such Triggering Event has been cured, the right to elect such additional directors or director, as the case may be, shall automatically cease (but subject always to the same provisions for the vesting of such voting rights in the case of the occurrence of any subsequent Triggering Event) and the term of office of one director elected pursuant to such election shall forthwith terminate and the size of the entire Board shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of PIK Preferred Stock, the secretary of the Company (the "Secretary") may, and upon the written request of any holder of PIK Preferred Stock (addressed to the Secretary at the principal office of the Company) shall, call a special meeting of the holders of the PIK Preferred Stock for the election of the directors or director, as the case may be, to be elected by them as herein provided, such call to be made by notice similar to that provided in the Amended and Restated Certificate of incorporation or by-laws of the Company for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of PIK Preferred Stock may call such meeting, by providing notice thereof, and for that purpose shall have access to the stock-record books of the Company. The directors or director, as the case may be, elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof, if such office shall not have been terminated as provided above. If any vacancy shall occur among the directors or director, as the case may be, elected by the holders of PIK Preferred Stock or the successor of such remaining directors or director, as the case may be, the remaining director elected by the holders of a majority of the outstanding shares of PIK Preferred Stock or, if there is no such director, the holders of a majority of the outstanding shares of PIK Preferred Stock shall be entitled to fill such vacancy, and any person entitled shall serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above. Except for cause, directors appointed by the holders of the PIK Preferred Stock may only be removed by the holders of a majority of the outstanding shares of PIK Preferred Stock as set forth in the following sentence. Holders of a majority of the outstanding shares of PIK Preferred Stock may remove Directors that have been elected on their behalf with or without cause.

          (b) So long as any shares of PIK Preferred Stock remain outstanding, without the written consent of the holders of a majority of the outstanding shares of PIK Preferred Stock or the approval of holders of a majority of the outstanding shares of PIK Preferred Stock at a meeting of such holders called for such purpose, the Company shall not amend, alter or repeal any provision of the Amended and Restated Certificate of Incorporation of the Company including, without limitation, this Annex A relating to the PIK Preferred Stock (by merger or otherwise) so as to adversely affect the specified preferences, rights, privileges, powers or voting rights of the PIK Preferred Stock; provided, however, that any such amendment that reduces the dividend payable on or the Liquidation Preference of the PIK Preferred Stock shall require the approval of each holder of PIK Preferred Stock adversely affected thereby. So long as any shares of PIK Preferred Stock remain outstanding, without the written consent of the holders of a majority of the outstanding shares of PIK Preferred Stock or the approval of holders of a majority of the outstanding shares of PIK Preferred Stock at a meeting of such holders called for such purpose, the Company shall not, except with respect to such liquidation preference or stated amount of shares of any class of capital stock or series of preferred stock of the Company or any of its direct or indirect subsidiaries (including any pay-in-kind dividends paid thereon) as shall be issued in lieu of up to $600,000,000 of initial proceeds from the sale of debt securities as part of the Permanent Debt Financing and the first refinancing (if any) of the Permanent Debt Financing: (i) create, authorize or issue any Senior Securities, or increase the authorized number of shares of any such class or series, or reclassify any authorized stock of the Company into any Senior Securities or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any Senior Securities;
     (ii) issue any Parity Securities, directly or indirectly, to any Affiliate of the Company or its officers or directors; (iii) issue any Parity Securities so long as Manville Personal Injury Settlement Trust holds a majority of the outstanding shares of PIK Preferred Stock; provided, however, that no such consent or approval of the holders of PIK Preferred Stock shall be required with respect to the issuance of any shares of Parity Securities (the "Basket Parity Securities") otherwise in compliance with this Section 4(b) (A) having an initial liquidation preference (excluding pay-in-kind dividends) not exceeding $150,000,000 in the aggregate at any time outstanding and (B) on which the Company shall not, either on a mandatory basis or at its option, pay any dividends in cash or other property (other than payment in equity securities of the Company that may be issued in compliance with this Section 4(b)) unless the Company is then paying semi-annual cash (rather than pay-in-kind) dividends on the PIK Preferred Stock; or (iv) issue any capital stock with a scheduled redemption date prior to the Scheduled Redemption Date (as hereinafter defined) or redeem, repurchase, pay dividends or make other distributions in cash or other property on capital stock following the Scheduled Redemption Date if the PIK Preferred Stock has not been redeemed in full. Except as set forth above in this Section 4(b) or in Section 5 hereof, (x) the creation, authorization or issuance of any Junior Securities or any Parity Securities, (y) a decrease in the amount of authorized capital stock of any class, including any preferred stock (other than as set forth in Section 1 hereof), or (z) an increase in the amount of authorized capital stock of any class of Junior Securities or Parity Securities shall not require the consent of the holders of PIK Preferred Stock and shall be deemed not to affect adversely the specified preferences, rights, privileges, powers or voting rights of holders of PIK Preferred Stock.

          (c) In exercising the voting rights set forth in this Section 4 or in
     Section 5 hereof, each share of PIK Preferred Stock shall have one vote per share. Except as otherwise required by applicable law or as set forth herein, the shares of PIK Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

     (5) Certain Restrictions. Except with respect to such liquidation preference or stated amount of shares of any class of capital stock or series of preferred stock of the Company or any of its direct or indirect subsidiaries (including any pay-in-kind dividends paid thereon) as shall be issued in lieu of up to $600,000,000 of initial proceeds from the sale of debt securities as part of the Permanent Debt Financing and the first refinancing (if any) of the Permanent Debt Financing, so long as any shares of PIK Preferred Stock remain outstanding, without the written consent of the holders of a majority of the outstanding shares of PIK Preferred Stock or the approval of holders of a majority of the outstanding shares of PIK Preferred Stock at a meeting of such holders called for such purpose:

          (a) the Company shall not:

             (i) declare or pay dividends on, or make any other distributions on, any shares of Junior Securities (other than dividends payable solely in Junior Securities of the same class and/or a different class);

             (ii) declare or pay dividends on or make any other distributions on any Parity Securities, except: (A) dividends paid on Basket Parity Securities in accordance with the proviso to Section 4(b)(iii) hereof; provided, however, that after the seventh anniversary of the Effective Date, no cash dividends shall be paid by the Company on Basket Parity Securities at any time when there shall be any unpaid cash dividends due on the PIK Preferred Stock; and (B) dividends paid ratably on shares of the PIK Preferred Stock and all other Parity Securities on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

             (iii) redeem, purchase, repurchase or otherwise acquire for value any Junior Securities; provided, however, that the Company may at any time redeem, purchase, repurchase or otherwise acquire shares of any such Junior Securities (A) in exchange for shares of any Junior Securities or (B) utilizing cash in an amount not greater than the proceeds of any offering by the Company of Junior Securities effected substantially contemporaneously with the applicable redemption, purchase, repurchase or other acquisition; or
                                       G-4
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             (iv) redeem, purchase, repurchase or otherwise acquire for value any Parity Securities except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares (including shares of the PIK Preferred Stock) upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Company shall not permit any direct or indirect subsidiary of the Company to purchase or otherwise acquire for value any shares of the capital stock of the Company unless the Company could, under paragraph (a) of this Section 5, purchase or otherwise acquire such shares at such time and in such manner.

          (c) The Company shall not permit any direct or indirect subsidiary of the Company to (i) redeem, purchase, repurchase or otherwise acquire for value any equity securities of any direct or indirect subsidiary of the Company; provided, however, that any such subsidiary may acquire any such equity securities (A) in exchange for any equity securities of the Company or any equity securities of any of its direct or indirect subsidiaries that may be issued in compliance with Section 4(b) hereof and this Section 5 or
     (B) utilizing cash in an amount not greater than the proceeds of any offering by the Company or any of its direct or indirect subsidiaries of equity securities effected substantially contemporaneously with the applicable redemption, purchase, repurchase or other acquisition; or (ii) issue any equity securities to any Person; provided, however, that any such subsidiary may issue, to any Person that is not an Affiliate of the Company or its officers or directors, equity securities which do not by their terms provide for (A) the payment of dividends or other distributions in cash or other property (other than payments in equity securities that may be issued in compliance with Section 4(b) hereof and this Section 5) or (B) the mandatory redemption, on a date when any shares of the PIK Preferred Stock remain outstanding, of such equity securities for cash or other property (other than redemption payments in equity securities that may be issued in compliance with Section 4(b) hereof and this Section 5); or (iii) pay any dividend or other distribution on any equity securities in cash or other property (other than payments in equity securities that may be issued in compliance with Section 4(b) hereof and this Section 5); provided, however, that none of the restrictions set forth in this Section 5(c) shall apply to any redemption, purchase, repurchase or other acquisition of equity securities from, or any issuance of equity securities to, or the payment of any dividend or other distribution to, the Company or any of its direct or indirect wholly owned subsidiaries.

          (d) The Company shall not allow any encumbrance or restrictions on the ability of any of its direct or indirect wholly-owned subsidiaries to: (1) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its capital stock to the Company or any other subsidiary; (2) make loans or advances to the Company or any other subsidiary; or (3) transfer any of its properties or assets to the Company or any other subsidiary, except for such encumbrances or restrictions imposed under or by reason of:

             (i) applicable law;

             (ii) this Annex A relating to the PIK Preferred Stock;

             (iii) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any subsidiary;

             (iv) any instrument governing Acquired Indebtedness (as hereinafter defined) or Acquired Preferred Stock (as hereinafter defined), which encumbrance or restriction is not applicable to any Person (as hereinafter defined), or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

             (v) any agreements of the Company or its subsidiaries existing on the date hereof as such agreements are from time to time in effect; provided, however, that any amendments or modifications of such agreements that affect the encumbrances or restrictions of the types subject to this covenant shall not result in such encumbrances or restrictions being less favorable to the Company in any material respect, as determined in good faith by the Board, than the provision as in effect before giving effect to the respective amendment or modification;

             (vi) any restriction with respect to such a subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the capital stock or assets of such subsidiary pending the closing of such sale or disposition;

             (vii) an agreement effecting a refinancing, replacement, substitution or restructuring of indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (iv) or (v) in this Section 5(d); provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement, substitution or restructuring agreement or any such other agreement are no less favorable to the Company in any material respect as determined in good faith by the Board than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (iv) or (v);

             (viii) restrictions on the transfer of assets subject to any lien imposed by the holder of such lien;

             (ix) any licensing agreement to the extent such restrictions or encumbrances limit the transfer of property subject to such licensing agreement;

             (x) restrictions relating to preferred stock issued by a subsidiary of the Company in compliance with Section 5(c)(ii) hereof that requires due and payable pay-in-kind dividends (or dividends of equity securities that otherwise are issued in compliance with Section 5(c)(ii) hereof and this Section 5(d)(x)) thereon to be paid in full prior to the payment of dividends on such subsidiary's common stock; or

             (xi) any agreement or instrument evidencing indebtedness of the Company or any of its subsidiaries including, without limitation, the Bridge Loan (as hereinafter defined) (if any) and the Permanent Debt Financing.

          (e) The Company shall not, and shall not permit any of its subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (as hereinafter defined) of the Company (each of the foregoing, an "Affiliate Transaction"), unless such Affiliate Transaction shall have been approved by a majority of the members of the Board; provided, however, that if such Affiliate Transaction or series of related Affiliate Transactions involve aggregate consideration in excess of $10,000,000, such Affiliate Transaction shall be approved by a majority of the Board and evidenced in a resolution of the Board certifying that the terms of such Affiliate Transaction are at least as favorable to the Company or the relevant subsidiary as might reasonably have been obtained in a comparable arm's length transaction with an unaffiliated third party; and provided further, the foregoing restrictions shall not apply to such Affiliate Transactions as are exempted from any covenant or restriction relating to transactions between the Company and its Affiliates set forth in the agreements representing the Bridge Loan, the Permanent Debt Financing and the first refinancing (if any) of the Permanent Debt Financing.

     (6) Reacquired Shares. Any shares of PIK Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever (including by redemption or reclassification) shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of preferred stock without designation as to series and may be reissued either as PIK Preferred Stock subject to the limitations hereof or as part of a new series of preferred stock to be created by resolution or resolutions of the Board or as otherwise permitted under the DGCL.

     (7) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made: (a) to the holders of Junior Securities unless, prior thereto, the holders of shares of PIK Preferred Stock shall have received a liquidation preference of $100 per full share of PIK Preferred Stock (the "Liquidation Preference"), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared and including for any partial semi-annual period, to the date of payment; or (b) to the holders of Parity Securities, except distributions made ratably on the PIK Preferred Stock and all other such Parity Securities in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

     For purposes of this Section 7 only, neither the sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up of the affairs of the Company (unless such sale, conveyance, exchange or transfer is in connection with a dissolution or winding up of the business of the Company).

     (8) Redemption.

          (a) Scheduled Redemption. Subject to the extent that the Company has funds legally available therefor, each outstanding share of PIK Preferred Stock shall be redeemed by the Company on the twelfth anniversary of the Effective Date (the "Scheduled Redemption Date") at the Liquidation Preference plus accrued and unpaid dividends, if any, to the Scheduled Redemption Date.

          (b) Redemption at the Option of the Company. All outstanding shares of PIK Preferred Stock shall be redeemable at the option of the Company, at any time as a whole or from time to time in part (any such partial redemption to be effected pro rata among the holders of outstanding shares of PIK Preferred Stock), on not less than 30 nor more than 60 days' notice to the holders of the PIK Preferred Stock at the following prices (expressed as percentages of the Liquidation Preference) (each such percentage hereinafter referred to as the "Redemption Price") plus accrued and unpaid dividends and distributions thereon, whether or not declared and including for any partial semi-annual period, to the date of redemption, if redeemed during the following periods as indicated below:

                                                            REDEMPTION
PERIOD                                                        PRICE
------                                                      ----------
Effective Date to (but not including) first anniversary
  thereof                                                     106.5%
thereafter to (but not including) second anniversary
  thereof                                                     105.2%
thereafter to (but not including) third anniversary
  thereof                                                     103.9%
thereafter to (but not including) fourth anniversary
  thereof                                                     102.6%
thereafter to (but not including) fifth anniversary
  thereof                                                     101.3%
and thereafter                                                100.0%

          (c) Redemption in the Event of a Change in Control. In the event of a Change in Control (as hereinafter defined), the Company shall send a notice of the occurrence of such Change in Control (the "Notice of Occurrence"), by first class mail, postage prepaid, not more than thirty (30) days following the occurrence of such Change in Control, to each record holder of outstanding shares of PIK Preferred Stock. Such Notice of Occurrence shall specify (i) that a Change in Control has occurred; (ii) that such holder has the right to require the Company to redeem its outstanding shares of PIK Preferred Stock, but only on the terms and subject to the conditions set forth in this Section 8(c); (iii) the date, not less than thirty (30) days after date of the Notice of Occurrence, by which such holder must notify the Company of such holder's intent to exercise such redemption right; (iv) that the redemption price shall be 101% of the Liquidation Preference of the PIK Preferred Stock, in cash, plus accrued and unpaid dividends and distributions thereon, whether or not declared and including for any partial semi-annual period, to the date of redemption; and (v) that dividends on the shares the holder elects to require the Company to redeem will cease to accrue on such date of redemption. Upon receipt of such Notice of Occurrence, any holder of PIK Preferred Stock may, within the time period specified by the Company, notify the Company, by first class mail, postage prepaid, as to whether such holder elects to exercise the redemption right. If the holders of a majority of the outstanding shares of PIK Preferred Stock elect to require such redemption, the Company shall, subject to the extent that it has funds legally available therefor, redeem all of the outstanding shares of PIK Preferred Stock at such redemption price within sixty (60) days of receiving such majority election in accordance with the procedures set forth in Section 8(e) hereof. If the holders of less than a majority of the outstanding shares of PIK Preferred Stock elect to require such redemption, no shares of PIK Preferred Stock shall be redeemed as a result of the occurrence of such Change in Control. For purposes of this Section 8(c), a "Change in Control" shall be defined as: (i) the acquisition of more than 50% of the outstanding shares of Common Stock by any one holder other than the holders of Common Stock immediately following the Merger (each, an "Initial Holder") or (ii) the acquisition by a Person that is not an Initial Holder or an Affiliate thereof of a number of shares of Common Stock that is more than the aggregate number of shares of Common Stock then held by the Initial Holders and their Affiliates.

          (d) Status of Redeemed Shares. At the time of redemption specified in the resolution of the Board authorizing such redemption, the rights of the holders of the PIK Preferred Stock redeemed shall cease, except for the right to receive the redemption price specified in Sections 8(a), 8(b) and 8(c) hereof, as the case may be, without interest, plus accrued and unpaid dividends and distributions thereon, whether or not declared and including for any partial semi-annual period, to the date of redemption.

          (e) Notice of Redemption, etc. Except as otherwise provided herein, the Company shall (i) mail written notice of each redemption of any PIK Preferred Stock, by first class mail, postage prepaid, to each record holder thereof not more than sixty (60) nor less than thirty (30) days prior to the date on which such redemption is to be made and (ii) pay the amount specified in Section 8(a), 8(b) or 8(c) hereof, as the case may be, to the applicable holder of PIK Preferred Stock, against delivery by such holder to the Company of those certificates representing PIK Preferred Stock held by such holder which have then been so redeemed. In case fewer than the total number of shares of PIK Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of PIK Preferred Stock shall be issued to the holder thereof without cost to such holder within five (5) Business Days (as hereinafter defined) after surrender of the certificate representing the redeemed shares of PIK Preferred Stock.

     (9) Reports. So long as any shares of the PIK Preferred Stock are outstanding, the Company shall furnish each holder thereof by first class mail, postage prepaid, at such holder's address as the same appears on the stock register of the Company, with (a) the annual financial reports that the Company is required to file with the Securities and Exchange Commission (the "SEC") pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (b) in the event that the Company is not required to file such reports, (i) annual reports containing the same financial information as would be required in reports so filed and (ii) quarterly financial reports containing the same financial information as would be required in quarterly reports filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

     (10) General Provisions.

          (a) If any of the PIK Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated PIK Preferred Stock certificate, or in lieu of and substitution for the PIK Preferred Stock certificate lost, stolen or destroyed, a new PIK Preferred Stock certificate of like tenor and representing an equivalent number of shares of PIK Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such PIK Preferred Stock certificate and indemnity, if requested, satisfactory to the Company.

          (b) The term "Acquired Indebtedness" shall mean indebtedness of a Person or any of its subsidiaries existing at the time such Person becomes a subsidiary of the Company or at the time it merges or consolidates with the Company or any of its subsidiaries or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a subsidiary of the Company or such merger, consolidation or acquisition.

          (c) The term "Acquired Preferred Stock" shall mean the preferred stock of any Person at such time as such Person becomes a subsidiary of the Company or at the time it merges or consolidates with the Company or any of its subsidiaries and not issued by such Person in connection with, or in anticipation or contemplation of, such Person becoming a subsidiary of the Company or such merger, consolidation or acquisition.

          (d) The term "Affiliate" shall mean, with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

          (e) The term "Bridge Loan" shall mean the bridge loan issued in connection with the Merger by Bear Stearns Corporate Lending Inc. as contemplated, by the certain bridge loan commitment letter dated June 22, 2000.

          (f) The term "Effective Date" shall mean the date on which the Merger is effective pursuant to Section 1.2 of the Merger Agreement.

          (g) The term "Merger" shall mean the merger of HB Merger LLC into the
     Company which occurred on      , 2000.

          (h) The term "outstanding," when used in reference to shares of a specific series or class of capital stock of the Company, shall mean issued shares, excluding shares held by the Company or a subsidiary of the Company.

          (i) The term "Permanent Debt Financing" shall mean any senior and subordinated unsecured notes, and any preferred equity securities issued in lieu thereof, issued by the Company or any subsidiary of the Company in connection with the Merger or issued by the Company or any subsidiary of the Company to repay all or part of the Bridge Loan.

          (j) The term "Person" shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency of political subdivision thereof.

          (k) No holder of shares of PIK Preferred Stock shall, by virtue of such holder's holding such shares, possess any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Company (whether now or hereafter authorized) or securities of the Company convertible into, or exercisable or exchangeable for, shares of capital stock of the Company.

          (l) The headings of the sections, subsections, clauses and subclauses hereof are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

          (m) Each holder of PIK Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends and premium on and Liquidation Preference of PIK Preferred Stock, and exchange, redemption and repurchase of PIK Preferred Stock, by the Company are subject to restrictions on the Company contained in certain credit and financing agreements binding on the Company or certain of its subsidiaries.

          (n) If any payment, redemption, exchange or other action shall be required by the terms hereof to be made or taken on a day that is not a Business Day, such payment, redemption, exchange or other action shall be made or taken on the immediately succeeding Business Day. "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the State of Delaware or the State of New York are authorized by law to close.

                                                                      APPENDIX H

           FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           JOHNS MANVILLE CORPORATION

     Johns Manville Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), does hereby certify that:

     1. The name of this corporation is Johns Manville Corporation. The original Certificate of Incorporation of the Company was filed, under the original name of the Company, Manville Corporation, with the Office of the Secretary of State of Delaware on August 21, 1981. A Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on November 28, 1988.

     2. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), and amends the provisions of the Certificate of Incorporation, as amended and restated to date, of the Company.

     3. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

        FIRST: The name of the Corporation is Johns Manville Corporation.

        SECOND: The address of the registered office of the Company in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent, State of Delaware. The name of the registered agent of the Company in the State of Delaware at such address is National Corporate Research, Ltd.

        THIRD: The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the DGCL, as it may from time to time be amended.

        FOURTH: The total number of shares of all classes of capital stock which the Company shall have the authority to issue is seventy million (70,000,000) shares, of which: (i) forty million (40,000,000) shares shall be shares of common stock, with a par value of $.01 per share ("Common Stock"); and (ii) thirty million (30,000,000) shares shall be shares of preferred stock, with a par value of $.01 per share ("Preferred Stock"), with eight million (8,000,000) shares designated as Series A Redeemable PIK Preferred Stock ("PIK Preferred Stock") with the terms as set forth in Annex A to this Amended and Restated Certificate of Incorporation and with sixteen million (16,000,000) shares designated as Series B Convertible Preferred Stock ("Junior Preferred Stock") with the terms set forth in Annex B to this Amended and Restated Certificate of Incorporation.

     A description of the different classes of stock of the Company and a statement of the designations and the powers, preferences and special rights, and the qualifications, limitations or restrictions thereof, of the various classes of stock are as follows:

          A. Provisions Relating to Preferred Stock

             The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, including the terms of any Preferred Stock set forth on Annex A or Annex B hereto, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. The authority of the Board of Directors with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

                (1) The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

                (2) Whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

                (3) The right or obligation, if any, of the Company to redeem shares of the particular series of Preferred Stock at the option of the Company, at the option of the holder, or both, and, if redeemable, the price, terms, conditions and manner of such redemption;

                (4) The special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Company or in the event of any merger or consolidation of or sale of assets by the Company;

                (5) The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or series of stock of the Company, and the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

                (6) The terms of any sinking fund or redemption or repurchase or purchase account, if any; the obligation, if any, of the Company to retire, redeem, repurchase or purchase shares of such series pursuant to such fund or account; and the terms and conditions of such obligation;

                (7) The voting powers, if any, and whether such voting powers are full or limited in such series;

                (8) Limitations, if any, on the issuance of additional shares of such series or any shares of any other class or series of stock of the Company or other entity; and

                (9) Such other preferences, powers, and special, participating, optional, relative or other rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine;

           all as may be determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a "Preferred Stock Designation").

          B. Provisions Relating to Common Stock. The holders of the Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting and shall be entitled to all other statutory rights as provided for by law under the DGCL, but shall not be entitled to vote the shares of Common Stock cumulatively.

        FIFTH: Election of directors need not be by written ballot.

        SIXTH: (a) Except as provided below, no director of the Company shall be liable to the Company or its stockholders for monetary damages arising from a breach of any duty. Nothing in this Article Sixth shall eliminate or limit the liability of any director for any act, omission or transaction or under any statutory provision if and to the extent that the DGCL does not permit such elimination or limitation. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of the Certificate of Incorporation inconsistent with this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

             (b) The Company shall indemnify any person who is or was a party to any threatened, pending or completed action, suit or proceeding (regardless of whether commenced before or after the date of the merger
        of HB Merger LLC into the Company which occurred on [     ], 2000),
        whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Company or any partnership, corporation, joint venture, trust or other enterprise with respect to which such person serves or has served as a director, officer, fiduciary, employee or agent) by reason of the fact that such person is or was at any time a director, officer, fiduciary, employee or agent of the Company, including any predecessor thereto or constituent thereof, or is or was serving at the request of the Company, including any predecessor thereto or constituent thereof, as a director, officer, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise and irrespective of when the acts or omissions involved in such action, suit or proceeding occurred or allegedly occurred, against all expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement, whenever paid or payable, to the fullest extent and in the manner (including by way of advancement of costs and expenses) that a corporation organized under Delaware law is from time to time permitted to indemnify its directors, officers, fiduciaries, employees and agents.

        SEVENTH: Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors, by the Secretary of the Company, by stockholders holding together at least a majority of all the shares of the Company entitled to vote at the meeting or, with respect to the matters set forth in Section 4 or Section 5 of Annex A to this Amended and Restated Certificate of Incorporation of the Company, relating to the PIK Preferred Stock, as provided in such Annex A, or with respect to the matters set forth in Section 4(b) of Annex B to this Amended and Restated Certificate of Incorporation of the Company, relating to the Junior Preferred Stock, as provided in such Annex B, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order.

     IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation and hereby acknowledges that the facts stated
herein are true, this           day of           , 2000.

                                            By:
                                              ----------------------------------
                                                Name:
                                                Title:

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article IV of Johns Manville's amended and restated by-laws provides that Johns Manville will indemnify any person who was or is a party or is threatened to be made a party to any criminal, administrative or investigative action (other than an action by or in the right of Johns Manville) by reason of the fact that he is or was a director, officer, employee or agent of Johns Manville, or is or was serving at the request of Johns Manville as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Johns Manville, and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Johns Manville, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     The Johns Manville by-laws further state that Johns Manville will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Johns Manville to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of Johns Manville.

     Any indemnification will be made by Johns Manville only as authorized by
(a) the Johns Manville Board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, or (b) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

     Such an indemnification will not be deemed exclusive of any other right which any person may have or may thereafter acquire, and will continue as to a person who has ceased to be a director or officer of Johns Manville, or a director, officer, employee or agent of any other enterprise and will inure to the benefit of the heirs, executives and administrators of such a person.

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors of officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person will have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought will determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Article IV of the Johns Manville by-laws states that Johns Manville will have a power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Johns Manville would have the power to indemnify him against such liability under the provisions of Article IV.

     The merger agreement contains provisions by which the surviving corporation agrees to indemnify directors, officers, employees and agents of Johns Manville to the fullest extent permitted by law at all times after the merger for any claim based on actions taken prior to the consummation of the merger and will maintain directors' and officers' liability insurance for a period of six years for such actions (limited by annual cost cap of 200% of the current premium), and for six years after the merger, indemnity provisions in the surviving corporation's charter and by-laws will be maintained.

     Whether or not the merger occurs, the surviving corporation will indemnify all current and prior employees, agents, directors or officers of HB Merger LLC and HB Finance LLC for any claim that is primarily based on an allegation that HB Merger LLC, HB Finance LLC or their affiliates has induced or acted in concert with Johns Manville or its directors to act contrary to or in violation of any contract, duty or applicable law to which Johns Manville and the directors are subject.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      EXHIBIT NO.                    DESCRIPTION                           REFERENCE
      -----------                    -----------                           ---------
           2.1           Second Amended and Restated Plan of  Refiled as an exhibit to Johns
                         Reorganization confirmed by the      Manville's 1992 Annual Report on
                         United States Bankruptcy Court for   Form 10-K filed March 30, 1993, and
                         the Southern District of New York    incorporated herein by reference.
                         on December 22, 1986.
           2.2           Agreement and Plan of Merger, dated  Filed as an exhibit to Johns
                         as of June 22, 2000, among Johns     Manville's Form 8-K filed June 27,
                         Manville Corporation, HB Merger LLC  2000, and incorporated herein by
                         and HB Finance LLC.                  reference.
           2.3           Voting Agreement, dated as of June   Filed as an exhibit to Johns
                         22, 2000, between HB Merger LLC and  Manville's Form 8-K filed June 27,
                         Manville Personal Injury Settlement  2000, and incorporated herein by
                         Trust.                               reference.
           3.1           Restated Certificate of              Filed as an exhibit to Johns
                         Incorporation.                       Manville's 1995 Annual Report on
                                                              Form 10-K filed April 11, 1996, and
                                                              incorporated herein by reference.
           3.2           Certificate of Amendment to          Filed as an exhibit to Johns
                         Restated Certificate of              Manville's 1995 Annual Report on
                         Incorporation.                       Form 10-K filed April 11, 1996, and
                                                              incorporated herein by reference.
           3.3           Certificate of Amendment to          Filed as an exhibit to Johns
                         Restated Certificate of              Manville's Form 10-Q for the
                         Incorporation.                       quarter ended March 31, 1997, and
                                                              incorporated herein by reference.
           3.4           Amended and Restated Bylaws.         Filed as an exhibit to Johns
                                                              Manville's 1996 Annual Report on
                                                              Form 10-K filed March 31, 1997, and
                                                              incorporated herein by reference.
           5.1           Form of Legal Opinion regarding the  To be filed by amendment.
                         legality of the securities being
                         registered.
           8.1           Form of Legal Opinion regarding      To be filed by amendment.
                         certain United States federal
                         income tax consequences of the
                         merger.

      EXHIBIT NO.                    DESCRIPTION                           REFERENCE
      -----------                    -----------                           ---------
          10.1           Johns Manville International         Filed as an exhibit to Johns
                         Employees Retirement Plan.           Manville's 1994 Annual Report on
                                                              Form 10-K filed March 31, 1995, and
                                                              incorporated herein by reference.
          10.2           Supplemental Pension Plan.           Refiled as an exhibit to Johns
                                                              Manville's 1992 Annual Report on
                                                              Form 10-K filed March 30, 1993, and
                                                              incorporated herein by reference.
          10.3           Executive Long-Term Disability       Refiled as an exhibit to Johns
                         Plan.                                Manville's 1992 Annual Report on
                                                              Form 10-K filed March 30, 1993, and
                                                              incorporated herein by reference.
          10.4           Long-Term Incentive Stock Plan.      Refiled as an exhibit to Johns
                                                              Manville's 1992 Annual Report on
                                                              Form 10-K filed March 30, 1993, and
                                                              incorporated herein by reference.
          10.5           Amendment to Long-Term Incentive     Refiled as an exhibit to Johns
                         Stock Plan.                          Manville's 1992 Annual Report on
                                                              Form 10-K filed March 30, 1993, and
                                                              incorporated herein by reference.
          10.6           Amendment No. 2 to Long-Term         Filed as an exhibit to Johns
                         Incentive Stock Plan.                Manville's Form 10-Q for the
                                                              quarter ended June 30, 1995, and
                                                              incorporated herein by reference.
          10.7           Johns Manville Corporation Deferred  Filed as an exhibit to Johns
                         Compensation Plan.                   Manville's Form S-8 filed June 19,
                                                              1996, and incorporated herein by
                                                              reference.
          10.8           Johns Manville Corporation Non-      Filed as an exhibit to Johns
                         Employee Directors' Deferred         Manville's 1996 Annual Report on
                         Compensation Plan.                   Form 10-K filed March 31, 1997, and
                                                              incorporated herein by reference.
          10.9           Johns Manville Corporation 1996      Filed as and exhibit to Johns
                         Stock Award Plan.                    Manville's Form S-8 filed June 19,
                                                              1996, and incorporated herein by
                                                              reference.
         10.10           Johns Manville Corporation 1996      Filed as an exhibit to Johns
                         Executive Incentive Compensation     Manville's Form S-8 filed June 20,
                         Plan.                                1996, and incorporated herein by
                                                              reference.
         10.11           Employment Agreement between         Filed as an exhibit to Johns
                         Charles L. Henry and Johns           Manville's Form 10-Q for the
                         Manville.                            quarter ended September 30, 1996,
                                                              and incorporated herein by
                                                              reference.
         10.12           Amendment to the Employment          Filed as an exhibit to Johns
                         Agreement between Charles L. Henry   Manville's Form 10-Q for the
                         and Johns Manville.                  quarter ended June 30, 1998, and
                                                              incorporated herein by reference.

      EXHIBIT NO.                    DESCRIPTION                           REFERENCE
      -----------                    -----------                           ---------
         10.13           Transition and Retirement Agreement  Filed as an exhibit to Johns
                         between Charles L. Henry and Johns   Manville's 1999 Annual Report on
                         Manville, dated February 3, 2000.    Form 10-K filed on March 30, 2000,
                                                              and incorporated herein by
                                                              reference.
         10.14           Amendment No. 1 to Transition and    Filed as an exhibit to Johns
                         Retirement Agreement between         Manville's Form 10-Q for the
                         Charles L. Henry and Johns           quarter ended March 31, 2000.
                         Manville, dated March 31, 2000.
         10.15           Amendment No. 2 to Transition and    To be filed by amendment.
                         Retirement Agreement between
                         Charles L. Henry and Johns
                         Manville, dated June 22, 2000.
         10.16           Employment Agreement between John    Filed as an exhibit to Johns
                         J. Klocko, III and Johns Manville.   Manville's Form 10-Q for the
                                                              quarter ended September 30, 1998,
                                                              and incorporated herein by
                                                              reference.
         10.17           Employment Agreement between Harvey  Filed as an exhibit to Johns
                         L. Perry, Jr. and Johns Manville.    Manville's 1996 Annual Report on
                                                              Form 10-K filed March 31, 1997, and
                                                              incorporated herein by reference.
         10.18           Amendment to Employment Agreement    Filed as an exhibit to Johns
                         between Harvey L. Perry, Jr. and     Manville's 1996 Annual Report on
                         Johns Manville.                      Form 10-K filed on March 31, 1997,
                                                              and incorporated herein by
                                                              reference.
         10.19           Amendment to Employment Agreement    Filed as an exhibit to Johns
                         between Harvey L. Perry, Jr. and     Manville's 1996 Annual Report on
                         Johns Manville.                      Form 10-K filed on March 31, 1997,
                                                              and incorporated herein by
                                                              reference.
         10.20           Amendment to Employment Agreement    Filed as an exhibit to Johns
                         between Harvey L. Perry, Jr. and     Manville's 1996 Annual Report on
                         Johns Manville.                      Form 10-K filed on March 31, 1997,
                                                              and incorporated herein by
                                                              reference.
         10.21           Amendment to and Extension of        Filed as an exhibit to Johns
                         Employment Agreement between Harvey  Manville's Form 10-Q for the
                         L. Perry, Jr. and Johns Manville.    quarter ended June 30, 1998, and
                                                              incorporated herein by reference.
         10.22           Amendment to Employment Agreement    To be filed by amendment.
                         between Harvey L. Perry, Jr. and
                         Johns Manville, dated June 22,
                         2000.
         10.23           Employment Agreement between Thomas  Filed as an exhibit to Johns
                         L. Caltrider and Johns Manville.     Manville's Form 10-Q for the
                                                              quarter ended June 30, 1997, and
                                                              incorporated herein by reference.
         10.24           Amendment to and Extension of        Filed as an exhibit to Johns
                         Employment Agreement between Thomas  Manville's Form 10-Q for the
                         L. Caltrider and Johns Manville.     quarter ended June 30, 1998, and
                                                              incorporated herein by reference.

      EXHIBIT NO.                    DESCRIPTION                           REFERENCE
      -----------                    -----------                           ---------
         10.25           Amendment to Employment Agreement    To be filed by amendment.
                         between Thomas L. Caltrider and
                         Johns Manville, dated June 22,
                         2000.
         10.26           Employment Agreement between         Filed as an exhibit to Johns
                         Kenneth L. Jensen and Johns          Manville's 1996 Annual Report on
                         Manville.                            Form 10-K filed on March 31, 1997,
                                                              and incorporated herein by
                                                              reference.
         10.27           Amendment to Employment Agreement    Filed as an exhibit to Johns
                         between Kenneth L. Jensen and Johns  Manville's 1996 Annual Report on
                         Manville.                            Form 10-K filed on March 31, 1997,
                                                              and incorporated herein by
                                                              reference.
         10.28           Amendment to and Extension of        Filed as an exhibit to Johns
                         Employment Agreement between         Manville's 1996 Annual Report on
                         Kenneth L. Jensen and Johns          Form 10-K filed on March 31, 1997,
                         Manville.                            and incorporated herein by
                                                              reference.
         10.29           Amendment to Employment Agreement    Filed as an exhibit to Johns
                         between Kenneth L. Jensen and Johns  Manville's 1996 Annual Report on
                         Manville.                            Form 10-K filed on March 31, 1997,
                                                              and incorporated herein by
                                                              reference.
         10.30           Amendment to and Extension of        Filed as an exhibit to Johns
                         Employment Agreement between         Manville's 1999 Annual Report on
                         Kenneth L. Jensen and Johns          Form 10-K filed on March 30, 2000,
                         Manville.                            and incorporated herein by
                                                              reference.
         10.31           Amendment to Employment Agreement    To be filed by amendment.
                         between Kenneth L. Jensen and Johns
                         Manville, dated June 22, 2000.
         10.32           Second Amended and Restated          Filed as and exhibit to Johns
                         Supplemental Agreement between       Manville's 1995 Annual Report on
                         Johns Manville and the Manville      Form 10-K filed April 11, 1996, and
                         Trust, dated as of April 5, 1996.    incorporated herein by reference.
         10.33           Amended and Restated Manville        Filed as an exhibit to Johns
                         Personal Injury Settlement Trust     Manville's Form 10-Q for the
                         Agreement dated as of April 29,      quarter ended June 30, 1997, and
                         1997                                 incorporated herein by reference.
         10.34           $725,000,000 Revolving               Filed as an exhibit to Johns
                         Multicurrency Credit Agreement,      Manville's Form 10-Q for the
                         dated as of May 15,1998, among       quarter ended June 30, 1998, and
                         Johns Manville Corporation and       incorporated herein by reference.
                         Johns Manville International, Inc.,
                         as Borrowers, Bank of America
                         National Trust and Savings
                         Association, as Agent, BancAmerica
                         Robertson Stephens and the Bank of
                         New York, as Syndication Agents,
                         and the other financial
                         institutions party thereto.

      EXHIBIT NO.                    DESCRIPTION                           REFERENCE
      -----------                    -----------                           ---------
         10.35           First Amendment to Revolving         Filed as an exhibit to Johns
                         Multicurrency Credit Agreement,      Manville's 1999 Annual Report on
                         dated March 29, 1999, among Johns    Form 10-K filed on March 30, 2000,
                         Manville Corporation and Johns       and incorporated herein by
                         Manville International, Inc., as     reference.
                         Borrowers, Bank of America National
                         Trust and Savings Association, as
                         Swingline Bank and administrative
                         agent, and other financial
                         institutions party thereto.
         10.36           Second Amendment to Multicurrency    Filed as an exhibit to Johns
                         Credit Agreement, dated as of        Manville's 1999 Annual Report on
                         November 30, 1999, among Johns       Form 10-K filed on March 30, 2000,
                         Manville Corporation and Johns       and incorporated herein by
                         Manville International, Inc., as     reference.
                         Borrowers, Bank of America, N.A.
                         (successor to Bank of America
                         National Trust and Savings
                         Association), as Agent BancAmerica
                         Robertson Stephens and the Bank of
                         New York, as Syndication Agents,
                         and the other financial
                         institutions party thereto.
         10.37           Tax Matters and Amended Trust        Filed as an exhibit to Johns
                         Relationship Agreement, dated as of  Manville's Form 8-K filed June 27,
                         June 22, 2000, between Johns         2000, and incorporated herein by
                         Manville Corporation and Manville    reference.
                         Personal Injury Settlement Trust.
          12.1           Computation of Ratio of Earnings to  Filed as an exhibit hereto.
                         Fixed Charges
          23.1           Consent of PricewaterhouseCoopers    Filed as an exhibit hereto.
                         LLP
          23.2           Consent of legal counsel to Johns    To be filed by amendment.
                         Manville (included in Exhibit 5.1)
          23.3           Consent of Skadden, Arps, Slate,     To be filed by amendment.
                         Meagher & Flom LLP (included in
                         Exhibit 8.1)
          24.1           Power of Attorney of directors of    Filed as an exhibit hereto.
                         Johns Manville Corporation
                         (included in the signature page of
                         this Registration Statement).
          99.1           Form of Proxy Card of Johns          Filed as an exhibit hereto.
                         Manville Corporation
          99.2           Consent of J.P. Morgan Securities    Filed as an exhibit hereto.
                         Inc.
          99.3           Consent of Goldman, Sachs & Co.      Filed as an exhibit hereto.

ITEM 22. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bone fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holder that is incorporated by reference in the prospectus and furnished pursuant and meeting the requirement of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145 (c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (d) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a) (3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (f) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b) (1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (g) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10 (b), 11, or 13 or this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (h) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the city of Denver, state of Colorado, as of the 31st day of July, 2000.

                                            JOHNS MANVILLE CORPORATION
                                            (Registrant)

                                            By:    /s/ CHARLES L. HENRY
                                              ----------------------------------
                                                       Charles L. Henry
                                               Chairman of the Board, President
                                                 and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Kenneth L. Jensen and Dion Persson, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign all amendments to this registration statement (including post-effective amendments), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his substitute or substitutes, lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on behalf of the Registrant in the capacities indicated as of July 31, 2000.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                /s/ CHARLES L. HENRY                     Chairman of the Board,       July 31, 2000
-----------------------------------------------------      President and Chief
                  Charles L. Henry                         Executive Officer
                                                           (Principal Executive
                                                           Officer)

                /s/ KENNETH L. JENSEN                    Senior Vice President        July 31, 2000
-----------------------------------------------------      and Chief Financial
                  Kenneth L. Jensen                        Officer (Principal
                                                           Financial and
                                                           Accounting Officer)

                   /s/ LEO BENATAR                       Director                     July 31, 2000
-----------------------------------------------------
                     Leo Benatar

                 /s/ ERNEST H. DREW                      Director                     July 31, 2000
-----------------------------------------------------
                   Ernest H. Drew

                /s/ ROBERT A. FALISE                     Director                     July 31, 2000
-----------------------------------------------------
                  Robert A. Falise

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                  /s/ TODD GOODWIN                       Director                     July 31, 2000
-----------------------------------------------------
                    Todd Goodwin

                /s/ MICHAEL N. HAMMES                    Director                     July 31, 2000
-----------------------------------------------------
                  Michael N. Hammes

               /s/ KATHRYN R. HARRIGAN                   Director                     July 31, 2000
-----------------------------------------------------
                 Kathryn R. Harrigan

                /s/ LOUIS KLEIN, JR.                     Director                     July 31, 2000
-----------------------------------------------------
                  Louis Klein, Jr.

            /s/ CHRISTIAN E. MARKEY, JR.                 Director                     July 31, 2000
-----------------------------------------------------
              Christian E. Markey, Jr.

                /s/ WILLIAM E. MAYER                     Director                     July 31, 2000
-----------------------------------------------------
                  William E. Mayer

                               INDEX TO EXHIBITS

      EXHIBIT NO.                    DESCRIPTION                           REFERENCE
      -----------                    -----------                           ---------
           2.1           Second Amended and Restated Plan of  Refiled as an exhibit to Johns
                         Reorganization confirmed by the      Manville's 1992 Annual Report on
                         United States Bankruptcy Court for   Form 10-K filed March 30, 1993, and
                         the Southern District of New York    incorporated herein by reference.
                         on December 22, 1986.
           2.2           Agreement and Plan of Merger, dated  Filed as an exhibit to Johns
                         as of June 22, 2000, among Johns     Manville's Form 8-K filed June 27,
                         Manville Corporation, HB Merger LLC  2000, and incorporated herein by
                         and HB Finance LLC.                  reference.
           2.3           Voting Agreement, dated as of June   Filed as an exhibit to Johns
                         22, 2000, between HB Merger LLC and  Manville's Form 8-K filed June 27,
                         Manville Personal Injury Settlement  2000, and incorporated herein by
                         Trust.                               reference.
           3.1           Restated Certificate of              Filed as an exhibit to Johns
                         Incorporation.                       Manville's 1995 Annual Report on
                                                              Form 10-K filed April 11, 1996, and
                                                              incorporated herein by reference.
           3.2           Certificate of Amendment to          Filed as an exhibit to Johns
                         Restated Certificate of              Manville's 1995 Annual Report on
                         Incorporation.                       Form 10-K filed April 11, 1996, and
                                                              incorporated herein by reference.
           3.3           Certificate of Amendment to          Filed as an exhibit to Johns
                         Restated Certificate of              Manville's Form 10-Q for the
                         Incorporation.                       quarter ended March 31, 1997, and
                                                              incorporated herein by reference.
           3.4           Amended and Restated Bylaws.         Filed as an exhibit to Johns
                                                              Manville's 1996 Annual Report on
                                                              Form 10-K filed March 31, 1997, and
                                                              incorporated herein by reference.
           5.1           Form of Legal Opinion regarding the  To be filed by amendment.
                         legality of the securities being
                         registered.
           8.1           Form of Legal Opinion regarding      To be filed by amendment.
                         certain United States federal
                         income tax consequences of the
                         merger.
          10.1           Johns Manville International         Filed as an exhibit to Johns
                         Employees Retirement Plan.           Manville's 1994 Annual Report on
                                                              Form 10-K filed March 31, 1995, and
                                                              incorporated herein by reference.
          10.2           Supplemental Pension Plan.           Refiled as an exhibit to Johns
                                                              Manville's 1992 Annual Report on
                                                              Form 10-K filed March 30, 1993, and
                                                              incorporated herein by reference.
          10.3           Executive Long-Term Disability       Refiled as an exhibit to Johns
                         Plan.                                Manville's 1992 Annual Report on
                                                              Form 10-K filed March 30, 1993, and
                                                              incorporated herein by reference.

      EXHIBIT NO.                    DESCRIPTION                           REFERENCE
      -----------                    -----------                           ---------
          10.4           Long-Term Incentive Stock Plan.      Refiled as an exhibit to Johns
                                                              Manville's 1992 Annual Report on
                                                              Form 10-K filed March 30, 1993, and
                                                              incorporated herein by reference.
          10.5           Amendment to Long-Term Incentive     Refiled as an exhibit to Johns
                         Stock Plan.                          Manville's 1992 Annual Report on
                                                              Form 10-K filed March 30, 1993, and
                                                              incorporated herein by reference.
          10.6           Amendment No. 2 to Long-Term         Filed as an exhibit to Johns
                         Incentive Stock Plan.                Manville's Form 10-Q for the
                                                              quarter ended June 30, 1995, and
                                                              incorporated herein by reference.
          10.7           Johns Manville Corporation Deferred  Filed as an exhibit to Johns
                         Compensation Plan.                   Manville's Form S-8 filed June 19,
                                                              1996, and incorporated herein by
                                                              reference.
          10.8           Johns Manville Corporation Non-      Filed as an exhibit to Johns
                         Employee Directors' Deferred         Manville's 1996 Annual Report on
                         Compensation Plan.                   Form 10-K filed March 31, 1997, and
                                                              incorporated herein by reference.
          10.9           Johns Manville Corporation 1996      Filed as and exhibit to Johns
                         Stock Award Plan.                    Manville's Form S-8 filed June 19,
                                                              1996, and incorporated herein by
                                                              reference.
         10.10           Johns Manville Corporation 1996      Filed as an exhibit to Johns
                         Executive Incentive Compensation     Manville's Form S-8 filed June 20,
                         Plan.                                1996, and incorporated herein by
                                                              reference.
         10.11           Employment Agreement between         Filed as an exhibit to Johns
                         Charles L. Henry and Johns           Manville's Form 10-Q for the
                         Manville.                            quarter ended September 30, 1996,
                                                              and incorporated herein by
                                                              reference.
         10.12           Amendment to the Employment          Filed as an exhibit to Johns
                         Agreement between Charles L. Henry   Manville's Form 10-Q for the
                         and Johns Manville.                  quarter ended June 30, 1998, and
                                                              incorporated herein by reference.
         10.13           Transition and Retirement Agreement  Filed as an exhibit to Johns
                         between Charles L. Henry and Johns   Manville's 1999 Annual Report on
                         Manville, dated February 3, 2000.    Form 10-K filed on March 30, 2000,
                                                              and incorporated herein by
                                                              reference.
         10.14           Amendment No. 1 to Transition and    Filed as an exhibit to Johns
                         Retirement Agreement between         Manville's Form 10-Q for the
                         Charles L. Henry and Johns           quarter ended March 31, 2000.
                         Manville, dated March 31, 2000.
         10.15           Amendment No. 2 to Transition and    To be filed by amendment.
                         Retirement Agreement between
                         Charles L. Henry and Johns
                         Manville, dated June 22, 2000.

      EXHIBIT NO.                    DESCRIPTION                           REFERENCE
      -----------                    -----------                           ---------
         10.16           Employment Agreement between John    Filed as an exhibit to Johns
                         J. Klocko, III and Johns Manville.   Manville's Form 10-Q for the
                                                              quarter ended September 30, 1998,
                                                              and incorporated herein by
                                                              reference.
         10.17           Employment Agreement between Harvey  Filed as an exhibit to Johns
                         L. Perry, Jr. and Johns Manville.    Manville's 1996 Annual Report on
                                                              Form 10-K filed March 31, 1997, and
                                                              incorporated herein by reference.
         10.18           Amendment to Employment Agreement    Filed as an exhibit to Johns
                         between Harvey L. Perry, Jr. and     Manville's 1996 Annual Report on
                         Johns Manville.                      Form 10-K filed on March 31, 1997,
                                                              and incorporated herein by
                                                              reference.
         10.19           Amendment to Employment Agreement    Filed as an exhibit to Johns
                         between Harvey L. Perry, Jr. and     Manville's 1996 Annual Report on
                         Johns Manville.                      Form 10-K filed on March 31, 1997,
                                                              and incorporated herein by
                                                              reference.
         10.20           Amendment to Employment Agreement    Filed as an exhibit to Johns
                         between Harvey L. Perry, Jr. and     Manville's 1996 Annual Report on
                         Johns Manville.                      Form 10-K filed on March 31, 1997,
                                                              and incorporated herein by
                                                              reference.
         10.21           Amendment to and Extension of        Filed as an exhibit to Johns
                         Employment Agreement between Harvey  Manville's Form 10-Q for the
                         L. Perry, Jr. and Johns Manville.    quarter ended June 30, 1998, and
                                                              incorporated herein by reference.
         10.22           Amendment to Employment Agreement    To be filed by amendment.
                         between Harvey L. Perry, Jr. and
                         Johns Manville, dated June 22,
                         2000.
         10.23           Employment Agreement between Thomas  Filed as an exhibit to Johns
                         L. Caltrider and Johns Manville.     Manville's Form 10-Q for the
                                                              quarter ended June 30, 1997, and
                                                              incorporated herein by reference.
         10.24           Amendment to and Extension of        Filed as an exhibit to Johns
                         Employment Agreement between Thomas  Manville's Form 10-Q for the
                         L. Caltrider and Johns Manville.     quarter ended June 30, 1998, and
                                                              incorporated herein by reference.
         10.25           Amendment to Employment Agreement    To be filed by amendment.
                         between Thomas L. Caltrider and
                         Johns Manville, dated June 22,
                         2000.
         10.26           Employment Agreement between         Filed as an exhibit to Johns
                         Kenneth L. Jensen and Johns          Manville's 1996 Annual Report on
                         Manville.                            Form 10-K filed on March 31, 1997,
                                                              and incorporated herein by
                                                              reference.
         10.27           Amendment to Employment Agreement    Filed as an exhibit to Johns
                         between Kenneth L. Jensen and Johns  Manville's 1996 Annual Report on
                         Manville.                            Form 10-K filed on March 31, 1997,
                                                              and incorporated herein by
                                                              reference.

      EXHIBIT NO.                    DESCRIPTION                           REFERENCE
      -----------                    -----------                           ---------
         10.28           Amendment to and Extension of        Filed as an exhibit to Johns
                         Employment Agreement between         Manville's 1996 Annual Report on
                         Kenneth L. Jensen and Johns          Form 10-K filed on March 31, 1997,
                         Manville.                            and incorporated herein by
                                                              reference.
         10.29           Amendment to Employment Agreement    Filed as an exhibit to Johns
                         between Kenneth L. Jensen and Johns  Manville's 1996 Annual Report on
                         Manville.                            Form 10-K filed on March 31, 1997,
                                                              and incorporated herein by
                                                              reference.
         10.30           Amendment to and Extension of        Filed as an exhibit to Johns
                         Employment Agreement between         Manville's 1999 Annual Report on
                         Kenneth L. Jensen and Johns          Form 10-K filed on March 30, 2000,
                         Manville.                            and incorporated herein by
                                                              reference.
         10.31           Amendment to Employment Agreement    To be filed by amendment.
                         between Kenneth L. Jensen and Johns
                         Manville, dated June 22, 2000.
         10.32           Second Amended and Restated          Filed as and exhibit to Johns
                         Supplemental Agreement between       Manville's 1995 Annual Report on
                         Johns Manville and the Manville      Form 10-K filed April 11, 1996, and
                         Trust, dated as of April 5, 1996.    incorporated herein by reference.
         10.33           Amended and Restated Manville        Filed as an exhibit to Johns
                         Personal Injury Settlement Trust     Manville's Form 10-Q for the
                         Agreement dated as of April 29,      quarter ended June 30, 1997, and
                         1997                                 incorporated herein by reference.
         10.34           $725,000,000 Revolving               Filed as an exhibit to Johns
                         Multicurrency Credit Agreement,      Manville's Form 10-Q for the
                         dated as of May 15,1998, among       quarter ended June 30, 1998, and
                         Johns Manville Corporation and       incorporated herein by reference.
                         Johns Manville International, Inc.,
                         as Borrowers, Bank of America
                         National Trust and Savings
                         Association, as Agent, BancAmerica
                         Robertson Stephens and the Bank of
                         New York, as Syndication Agents,
                         and the other financial
                         institutions party thereto.
         10.35           First Amendment to Revolving         Filed as an exhibit to Johns
                         Multicurrency Credit Agreement,      Manville's 1999 Annual Report on
                         dated March 29, 1999, among Johns    Form 10-K filed on March 30, 2000,
                         Manville Corporation and Johns       and incorporated herein by
                         Manville International, Inc., as     reference.
                         Borrowers, Bank of America National
                         Trust and Savings Association, as
                         Swingline Bank and administrative
                         agent, and other financial
                         institutions party thereto.

      EXHIBIT NO.                    DESCRIPTION                           REFERENCE
      -----------                    -----------                           ---------
         10.36           Second Amendment to Multicurrency    Filed as an exhibit to Johns
                         Credit Agreement, dated as of        Manville's 1999 Annual Report on
                         November 30, 1999, among Johns       Form 10-K filed on March 30, 2000,
                         Manville Corporation and Johns       and incorporated herein by
                         Manville International, Inc., as     reference.
                         Borrowers, Bank of America, N.A.
                         (successor to Bank of America
                         National Trust and Savings
                         Association), as Agent BancAmerica
                         Robertson Stephens and the Bank of
                         New York, as Syndication Agents,
                         and the other financial
                         institutions party thereto.
         10.37           Tax Matters and Amended Trust        Filed as an exhibit to Johns
                         Relationship Agreement, dated as of  Manville's Form 8-K filed June 27,
                         June 22, 2000, between Johns         2000, and incorporated herein by
                         Manville Corporation and Manville    reference.
                         Personal Injury Settlement Trust.
          12.1           Computation of Ratio of Earnings to  Filed as an exhibit hereto.
                         Fixed Charges
          23.1           Consent of PricewaterhouseCoopers    Filed as an exhibit hereto.
                         LLP
          23.2           Consent of legal counsel to Johns    To be filed by amendment.
                         Manville (included in Exhibit 5.1)
          23.3           Consent of Skadden, Arps, Slate,     To be filed by amendment.
                         Meagher & Flom LLP (included in
                         Exhibit 8.1)
          24.1           Power of Attorney of directors of    Filed as an exhibit hereto.
                         Johns Manville Corporation
                         (included in the signature page of
                         this Registration Statement).
          99.1           Form of Proxy Card of Johns          Filed as an exhibit hereto.
                         Manville Corporation
          99.2           Consent of J.P. Morgan Securities    Filed as an exhibit hereto.
                         Inc.
          99.3           Consent of Goldman, Sachs & Co.      Filed as an exhibit hereto.